Consolidated Financial Statements Franklin BSP Lending Corporation As of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS Page Report of Independent Registered Public Accounting Firm F- 2 Audited Consolidated Financial Statements: Consolidated Statements of Assets and Liabilities a of December 31, 2023 and 2022 F- 4 Consolidated Statements of Operations for the Years Ended December 31, 2023, 2022, and 2021 F- 5 Consolidated Statements of Changes in Net Assets for the Years Ended December 31, 2023, 2022, and 2021 F- 7 Consolidated Statements of Cash Flows for the Years Ended December 31, 2023, 2022, and 2021 F- 8 Consolidated Schedules of Investments as of December 31, 2023 and 2022 F- 10 Notes to Consolidated Financial Statements F- 31 F- 1

Report of Independent Registered Public Accounting Firm To the Shareholders and the Board of Directors of Franklin BSP Lending Corporation Opinion on the Financial Statements We have audited the accompanying consolidated statements of assets and liabilities of Franklin BSP Lending Corporation (the “Company”), including the consolidated schedules of investments, as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations, changes in its net assets, and its cash flows for each of the three years in the period ended December 31, 2023, in conformity with U.S. generally accepted accounting principles. Basis for Opinion These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 2023 and 2022, by correspondence with the custodian or the underlying investee. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. Critical Audit Matter The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the account or disclosures to which it relates. F- 2

Valuation of investments using significant unobservable inputs and assumptions Description of the Matter At December 31, 2023, the fair value of the Company’s investments categorized as Level 3 of the fair value hierarchy (Level 3 investments) totaled $2,755,455,000. The Company determines the fair value of these investments by using the valuation approaches and techniques and significant unobservable inputs and assumptions described in Notes 2 and 3 to the consolidated financial statements. The valuation approaches primarily used by the Company are the income approach, the market approach, or both approaches, as appropriate, and the primary valuation techniques used are a discounted cash flow, a waterfall analysis or a yield analysis. The significant unobservable inputs include discount rates, market yields, revenue multiples, EBITDA multiples, tangible book value (TBV) multiples, asset recovery and tangible net asset value multiples. Auditing the fair value of the Company’s Level 3 investments was complex and, at times, required the involvement of our valuation specialists due to the significant judgments utilized in determining fair value. The significant judgments relate to the determination of the significant unobservable inputs and the valuation approaches and techniques used by the Company, as described above. The selection of these unobservable inputs and valuation approaches and techniques has a significant effect on the valuation of these investments. Also, applying audit procedures to address the estimation uncertainty involves a high degree of auditor subjectivity. How We Addressed the Matter in Our Audit To test the valuation of the Company’s Level 3 investments, our audit procedures included, among others, evaluating the valuation approaches and techniques used by the Company by assessing whether they were consistent with valuation practice relative to the characteristics of the investments being measured and testing significant unobservable inputs and the mathematical accuracy of the Company’s valuation models. For example, as applicable, we compared the significant assumptions to current industry, market and economic trends, the historical results of the portfolio company’s business and other guideline companies within the same industry and to other relevant factors; we considered recent market transactions in the portfolio company or comparable companies; we involved valuation specialists to assist in independently developing fair value estimates for certain investments using portfolio company and market information and comparing them to the Company's estimates; and, as applicable, we compared the significant unobservable inputs and agreed the underlying data used in the Company’s valuations to agreements, information available from third-party sources and market data (for example, deal terms, portfolio company operating results and changes in market yields), where available. We also reviewed the information considered by the Adviser, acting as the Valuation Designee and subject to the oversight of the Board of Directors relating to the Company’s determination of fair value, searched for and evaluated information that corroborated or contradicted the Company’s significant unobservable inputs and assumptions, and reviewed subsequent events and transactions and considered whether they corroborated or contradicted the Company’s year-end valuations. /s/ Ernst & Young LLP We have served as the Company’s auditor since 2017. New York, NY March 15, 2024 F- 3

FRANKLIN BSP LENDING CORPORATION CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (dollars in thousands except share and per share data) December 31, December 31, 2023 2022 ASSETS Investments, at fair value: Control Investments, at fair value (amortized cost of $629,926 and $631,890, respectively) $ 655,229 $ 665,915 Affiliate Investments, at fair value (amortized cost of $103,475 and $108,357, respectively) 65,877 59,107 Non-Affiliate Investments, at fair value (amortized cost of $2,138,615 and $2,186,884, respectively) 2,093,016 2,150,122 Investments, at fair value (amortized cost of $2,872,016 and $2,927,131, respectively) 2,814,122 2,875,144 Cash and cash equivalents 64,240 54,852 Restricted cash 11,467 — Interest and dividends receivable 40,375 38,752 Receivable for unsettled trades 1,403 3,752 Prepaid expenses and other assets 6,299 7,378 Total assets $ 2,937,906 $ 2,979,878 LIABILITIES Debt (net of deferred financing costs of $14,050 and $9,665, respectively) $ 1,145,161 $ 1,224,187 Stockholder distributions payable 28,042 27,292 Management fees payable 11,189 11,122 Incentive fee on income payable 10,205 9,699 Accounts payable and accrued expenses 35,499 27,616 Interest and debt fees payable 15,726 14,477 Directors' fees payable 191 28 Total liabilities 1,246,013 1,314,421 Commitments and contingencies (Note 7) NET ASSETS Preferred stock, $.001 par value, 50,000,000 shares authorized, none issued and outstanding — — Common stock, $.001 par value, 450,000,000 shares authorized; 271,317,345 issued and 233,647,304 outstanding at December 31, 2023, and 262,627,186 issued and 228,658,723 outstanding at December 31, 2022 234 229 Additional paid in capital 2,158,937 2,124,264 Total distributable loss (467,278) (459,036) Total net assets 1,691,893 1,665,457 Total liabilities and net assets $ 2,937,906 $ 2,979,878 Net asset value per share $ 7.24 $ 7.28 The accompanying notes are an integral part of these consolidated financial statements. F- 4

Investment income: From control investments: Interest income $ 24,738 $ 19,904 $ 12,145 Dividend income 55,486 60,213 56,034 Fee and other income 337 289 107 Total investment income from control investments 80,561 80,406 68,286 From affiliate investments: Interest income 6,104 6,724 10,800 Dividend income 657 1,168 3,355 Fee and other income 58 — 2,036 Total investment income from affiliate investments 6,819 7,892 16,191 From non-affiliate investments: Interest income 257,377 180,258 143,098 Dividend income 144 — 270 Fee and other income 5,729 7,313 4,934 Total investment income from non-affiliate investments 263,250 187,571 148,302 Interest from cash and cash equivalents 2,785 542 7 Total investment income 353,415 276,411 232,786 Operating expenses: Management fees 44,778 42,851 39,563 Incentive fee on income 40,120 31,274 26,912 Interest and debt fees 84,994 59,942 44,241 Professional fees 9,134 3,899 3,572 Other general and administrative 7,355 5,400 5,807 Administrative services 822 788 748 Directors' fees 1,417 972 985 Total expenses 188,620 145,126 121,828 Income tax expense, including excise tax 4,314 6,189 3,311 Net investment income 160,481 125,096 107,647 Realized and unrealized gain (loss): Net realized gain (loss) Control investments (2,924) 6,842 (6,239) Affiliate investments (12,856) (4,719) 23,155 Non-Affiliate investments (8,258) 5,320 1,199 Net realized gain (loss) on foreign currency transactions 169 468 (791) Net realized gain (loss) on extinguishment of debt — (1,769) (1,286) Total net realized gain (loss) (23,869) 6,142 16,038 For the years ended December 31, 2023 2022 2021 FRANKLIN BSP LENDING CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (dollars in thousands except share and per share data) The accompanying notes are an integral part of these consolidated financial statements. F- 5

Net change in unrealized appreciation (depreciation) on investments Control investments (8,722) (9,172) 8,806 Affiliate investments 11,719 (3,529) 21,960 Non-Affiliate investments (8,904) (34,633) 55,066 Net change in deferred taxes (1,764) (1,656) (4,076) Total net change in unrealized appreciation (depreciation) on investments, net of change in deferred taxes (7,671) (48,990) 81,756 Net change in unrealized appreciation (depreciation) from forward currency exchange contracts — (266) 743 Net realized and unrealized gain (loss) (31,540) (43,114) 98,537 Net increase (decrease) in net assets resulting from operations $ 128,941 $ 81,982 $ 206,184 Per share information Net investment income (loss) $ 0.69 $ 0.59 $ 0.54 Net increase (decrease) in net assets resulting from operations $ 0.56 $ 0.39 $ 1.03 Weighted average shares outstanding 231,398,350 212,061,882 200,070,608 For the years ended December 31, 2023 2022 2021 FRANKLIN BSP LENDING CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (dollars in thousands except share and per share data) The accompanying notes are an integral part of these consolidated financial statements. F- 6

FRANKLIN BSP LENDING CORPORATION CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (dollars in thousands except share and per share data) For the years ended December 31, 2023 2022 2021 Operations: Net investment income $ 160,481 $ 125,096 $ 107,647 Net realized gain (loss) from investments (24,038) 7,443 18,115 Net realized gain (loss) on foreign currency transactions 169 468 (791) Net realized gain (loss) on extinguishment of debt — (1,769) (1,286) Net change in unrealized appreciation (depreciation) on investments (5,907) (47,334) 85,832 Net change in deferred taxes (1,764) (1,656) (4,076) Net change in unrealized appreciation (depreciation) from forward currency exchange contracts — (266) 743 Net increase (decrease) in net assets resulting from operations 128,941 81,982 206,184 Stockholder distributions: Distributions (138,775) (128,246) (99,737) Net decrease in net assets from stockholder distributions (138,775) (128,246) (99,737) Capital share transactions: Issuance of common stock, net of issuance costs 36,324 198,441 — Reinvestment of stockholder distributions 27,356 27,359 22,822 Repurchases of common stock (27,410) (23,571) (19,532) Net increase in net assets from capital share transactions 36,270 202,229 3,290 Total increase (decrease) in net assets 26,436 155,965 109,737 Net assets at beginning of year 1,665,457 1,509,492 1,399,755 Net assets at end of year $ 1,691,893 $ 1,665,457 $ 1,509,492 Net asset value per common share $ 7.24 $ 7.28 $ 7.49 Common shares outstanding at end of year 233,647,304 228,658,723 201,610,757 The accompanying notes are an integral part of these consolidated financial statements. F- 7

Operating activities: Net increase (decrease) in net assets resulting from operations $ 128,941 $ 81,982 $ 206,184 Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used in) operating activities: Payment-in-kind interest income (17,103) (13,524) (8,114) Net accretion of discount on investments (7,692) (8,568) (8,640) Amortization of deferred financing costs 3,290 3,252 3,228 Amortization of discount on unsecured notes 1,045 1,248 1,063 Sales and repayments of investments 343,619 396,020 1,233,840 Purchases of investments (287,747) (509,999) (1,612,937) Net realized (gain) loss from investments 24,038 (7,443) (18,115) Net realized (gain) loss on foreign currency transactions (169) (468) 791 Net realized (gain) loss on extinguishment of debt — 1,769 1,286 Net change in unrealized (appreciation) depreciation on investments 5,907 47,334 (85,832) Net change in unrealized (appreciation) depreciation from forward currency exchange contracts — 266 (743) (Increase) decrease in operating assets: Interest and dividends receivable (1,623) (9,663) (14,214) Receivable for unsettled trades 2,349 33,627 10,971 Prepaid expenses and other assets 1,079 (629) (4,074) Increase (decrease) in operating liabilities: Management fees payable 67 623 941 Incentive fee on income payable 506 2,530 946 Accounts payable and accrued expenses 7,883 (2,228) 21,370 Payable for unsettled trades — (34,394) (157,614) Interest and debt fees payable 1,249 6,433 2,113 Directors' fees payable 163 (93) 35 Net cash provided by (used in) operating activities 205,802 (11,925) (427,515) Financing activities: Proceeds from issuance of shares of common stock, net 36,324 198,441 — Repurchases of common stock (27,410) (23,571) (19,532) Proceeds from debt 243,325 550,276 1,208,294 Payments on debt (319,011) (599,500) (701,000) Payments of financing costs (7,675) (5,263) (708) Stockholder distributions (110,669) (96,848) (69,156) Net cash provided by (used in) financing activities (185,116) 23,535 417,898 Net increase (decrease) in cash, cash equivalents and restricted cash 20,686 11,610 (9,617) Effect of foreign currency exchange rates 169 468 (791) Cash, cash equivalents and restricted cash, beginning of year 54,852 42,774 53,182 Cash, cash equivalents and restricted cash, end of year $ 75,707 $ 54,852 $ 42,774 For the years ended December 31, 2023 2022 2021 FRANKLIN BSP LENDING CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in thousands) The accompanying notes are an integral part of these consolidated financial statements. F- 8

Supplemental information: Interest and non-usage fees paid during the year $ 77,348 $ 38,589 $ 36,091 Net taxes, including excise tax, paid during the year $ 2,631 $ 7,068 $ 2,186 Distributions reinvested during the year $ 27,356 $ 27,359 $ 22,822 Assets and liabilities exchanged for interest in FBLC Senior Loan Fund, LLC (Note 3) $ — $ — $ 262,544 For the years ended December 31, 2023 2022 2021 As of December 31, 2023 2022 2021 Cash and cash equivalents $ 64,240 $ 54,852 $ 42,774 Restricted cash 11,467 — — Total cash, cash equivalents and restricted cash shown on the Consolidated Statements of Cash Flows $ 75,707 $ 54,852 $ 42,774 FRANKLIN BSP LENDING CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in thousands) The accompanying notes are an integral part of these consolidated financial statements. F- 9

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)
December 31, 2023

Portfolio Company (f) (g) (q)	Industry	Acquisition Date	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
Senior Secured First Lien Debt - 117.9% (b)							
1236904 BC, Ltd. (c) (h)	Software/Services		S+ 7.50% (12.97%), 3/4/2027	$ 10,441	$ 10,332	$ 10,601	0.6 %
1236904 BC, Ltd. (c) (h) (i)	Software/Services		S+ 5.61% (10.96%), 3/4/2027	18,241	17,905	17,639	1.0 %
ADCS Clinics Intermediate Holdings, LLC (c) (h)	Healthcare		S+ 6.25% (11.79%), 5/7/2027	13,495	13,344	13,310	0.8 %
ADCS Clinics Intermediate Holdings, LLC (c)	Healthcare		S+ 6.25% (11.53%), 5/7/2027	2,766	2,766	2,728	0.2 %
ADCS Clinics Intermediate Holdings, LLC (c)	Healthcare		S+ 6.25% (11.75%), 5/7/2027	89	89	87	0.0 %
Alera Group Intermediate Holdings, Inc. (c)	Financials		S+ 6.50% (11.96%), 10/2/2028	10,192	10,192	10,192	0.6 %
Alera Group Intermediate Holdings, Inc. (c)	Financials		S+ 6.50% (11.95%), 10/2/2028	5,831	5,740	5,831	0.3 %
Arch Global Precision, LLC (c)	Industrials		S+ 4.75% (10.20%), 4/1/2026	2,332	2,332	2,332	0.1 %
Arch Global Precision, LLC (c) (h) (i)	Industrials		S+ 4.75% (10.24%), 4/1/2026	7,403	7,387	7,403	0.4 %
Arctic Holdco, LLC (c)	Paper & Packaging		S+ 6.00% (11.35%), 12/23/2026	915	915	901	0.1 %
Arctic Holdco, LLC (c) (h) (i)	Paper & Packaging		S+ 6.00% (11.45%), 12/23/2026	60,046	59,415	59,145	3.5 %
Armada Parent, Inc. (c)	Industrials		S+ 5.75% (11.24%), 10/29/2027	2,230	2,230	2,194	0.1 %
Armada Parent, Inc. (c)	Industrials		S+ 5.75% (11.24%), 10/29/2027	44,266	43,701	43,554	2.6 %
Avalara, Inc. (c)	Software/Services		S+ 7.25% (12.60%), 10/19/2028	40,296	39,490	39,546	2.3 %
Aventine Holdings, LLC (c)	Media/ Entertainment		S+ 6.00% (11.47%) 4.00% PIK, 6/18/2027	10,798	10,798	10,657	0.6 %
Aventine Holdings, LLC (c)	Media/ Entertainment		10.25% PIK, 6/18/2027	27,405	27,051	26,983	1.6 %
Aventine Holdings, LLC (c) (i)	Media/ Entertainment		S+ 6.00% (11.47%) 4.00% PIK, 6/18/2027	27,277	26,960	26,920	1.6 %
Axiom Global, Inc. (c) (h) (i)	Business Services		S+ 4.75% (10.21%), 10/1/2026	20,107	20,018	20,107	1.2 %
BCPE Oceandrive Buyer, Inc. (c)	Healthcare		S+ 6.25% (11.73%) 3.00% PIK, 12/29/2028	1,762	1,762	1,680	0.1 %
BCPE Oceandrive Buyer, Inc. (c) (i)	Healthcare		S+ 6.25% (11.73%) 3.00% PIK, 12/29/2028	3,468	3,468	3,307	0.2 %
BCPE Oceandrive Buyer, Inc. (c) (i)	Healthcare		S+ 6.25% (11.73%) 3.00% PIK, 12/29/2028	20,811	20,484	19,842	1.2 %
BCPE Oceandrive Buyer, Inc. (c)	Healthcare		S+ 6.00% (11.46%), 12/29/2028	3,425	3,425	3,265	0.2 %
Capstone Logistics (c)	Transportation		S+ 4.75% (10.21%), 11/12/2027	1,104	1,104	1,104	0.1 %
Capstone Logistics (c) (h)	Transportation		S+ 4.75% (10.21%), 11/12/2027	18,820	18,712	18,820	1.1 %
CHA Holdings, Inc. (c) (i)	Business Services		S+ 4.50% (9.97%), 4/10/2025	509	499	509	0.0 %
Cold Spring Brewing, Co. (c) (h) (i)	Food & Beverage		S+ 4.75% (10.11%), 12/19/2025	6,372	6,351	6,372	0.4 %
Communication Technology Intermediate, LLC (c) (h)	Business Services		S+ 5.50% (10.96%), 5/5/2027	17,709	17,512	17,710	1.0 %
Communication Technology Intermediate, LLC (c) (i)	Business Services		S+ 5.50% (10.96%), 5/5/2027	6,160	6,160	6,160	0.4 %
Communication Technology Intermediate, LLC (c)	Business Services		S+ 5.50% (10.96%), 5/5/2027	205	205	205	0.0 %

The accompanying notes are an integral part of these consolidated financial statements.
F- 10

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)
December 31, 2023

Portfolio Company (f) (g) (q)	Industry	Acquisition Date	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
Corfin Industries, LLC (c)	Industrials		S+ 6.00% (11.45%), 12/27/2027	$ 1,582	$ 1,582	$ 1,582	0.1 %
Corfin Industries, LLC (c) (h) (i)	Industrials		S+ 6.00% (11.36%), 2/5/2026	16,184	16,063	16,184	1.0 %
Corfin Industries, LLC (c)	Industrials		S+ 6.00% (11.45%), 12/27/2027	9,629	9,355	9,629	0.6 %
Cornerstone Chemical, Co. (s)	Chemicals	3/3/2023	10.25%, 2.00% PIK, 9/1/2027	1,262	1,241	1,053	0.1 %
CRS-SPV, Inc. (c) (o)	Industrials		S+ 4.50% (9.96%), 3/8/2024	45	45	45	0.0 %
Demakes Borrower, LLC (c) (h)	Food & Beverage		S+ 6.25% (11.62%), 12/12/2029	13,233	12,905	12,905	0.8 %
Dynagrid Holdings, LLC (c) (h) (i)	Utilities		S+ 5.50% (11.00%), 12/18/2025	9,382	9,212	9,382	0.6 %
Dynagrid Holdings, LLC (c) (h)	Utilities		S+ 5.50% (11.00%), 12/18/2025	3,843	3,800	3,843	0.2 %
Dynagrid Holdings, LLC (c) (i)	Utilities		S+ 5.50% (11.00%), 12/18/2025	13,994	13,867	13,995	0.8 %
Eliassen Group, LLC (c)	Business Services		S+ 5.50% (10.88%), 4/14/2028	917	917	909	0.1 %
Eliassen Group, LLC (c) (i)	Business Services		S+ 5.50% (10.85%), 4/14/2028	11,469	11,386	11,368	0.7 %
Faraday Buyer, LLC (c) (h)	Utilities		S+ 6.00% (11.35%), 10/11/2028	33,851	33,736	33,174	2.0 %
FGT Purchaser, LLC (c) (h)	Consumer		S+ 5.50% (10.95%), 9/13/2027	21,016	20,757	21,016	1.2 %
FGT Purchaser, LLC (c)	Consumer		S+ 5.50% (10.98%), 9/13/2027	750	750	750	0.0 %
Foresight Energy Operating, LLC (c) (p)	Energy		S+ 8.00% (13.45%), 6/30/2027	1,064	1,064	1,064	0.1 %
Galway Borrower, LLC (c) (h)	Financials		S+ 5.25% (10.70%), 9/29/2028	29,746	29,418	29,747	1.8 %
Geosyntec Consultants, Inc. (c)	Business Services		S+ 5.25% (10.61%), 5/18/2029	26,962	26,600	26,566	1.6 %
Geosyntec Consultants, Inc. (c)	Business Services		S+ 5.25% (10.61%), 5/18/2029	6,483	6,483	6,388	0.4 %
Green Energy Partners/Stonewall, LLC (c)	Utilities		S+ 6.00% (11.61%), 11/12/2026	10,141	10,024	10,141	0.6 %
Hospice Care Buyer, Inc. (c)	Healthcare		S+ 7.50% (12.99%) 5.00% PIK, 12/9/2026	4,600	4,600	4,490	0.3 %
Hospice Care Buyer, Inc. (c) (h)	Healthcare		S+ 7.50% (12.98%) 5.00% PIK, 12/9/2026	24,695	24,319	24,103	1.4 %
Hospice Care Buyer, Inc. (c) (h)	Healthcare		S+ 7.50% (12.98%) 5.00% PIK, 12/9/2026	18,289	18,063	17,850	1.1 %
Hospice Care Buyer, Inc. (c)	Healthcare		S+ 7.50% (12.98%) 5.00% PIK, 12/9/2026	636	636	620	0.0 %
Hospice Care Buyer, Inc. (c)	Healthcare		S+ 7.50% (12.95%) 5.00% PIK, 12/9/2026	2,138	2,097	2,087	0.1 %
ICR Operations, LLC (c)	Business Services		S+ 5.25% (10.75%), 11/22/2028	41,840	41,255	41,124	2.4 %
ICR Operations, LLC (c)	Business Services		S+ 5.25% (10.75%), 11/22/2028	2,277	2,213	2,238	0.1 %
ICR Operations, LLC (c)	Business Services		S+ 5.25% (10.75%), 11/22/2027	3,707	3,707	3,641	0.2 %
Ideal Tridon Holdings, Inc. (c) (h) (i)	Industrials		S+ 6.75% (12.16%), 4/5/2028	30,498	29,719	29,717	1.8 %
IG Investments Holdings, LLC (c) (h)	Business Services		S+ 6.00% (11.48%), 9/22/2028	17,450	17,215	17,293	1.0 %
IG Investments Holdings, LLC (c) (h)	Business Services		S+ 6.00% (11.48%), 9/22/2028	315	312	312	0.0 %
Indigo Buyer, Inc. (c)	Paper & Packaging		S+ 6.25% (11.73%), 5/23/2028	21,013	20,705	20,652	1.2 %

The accompanying notes are an integral part of these consolidated financial statements.

F- 11

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)
December 31, 2023

Portfolio Company (f) (g) (q)	Industry	Acquisition Date	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
Indigo Buyer, Inc. (c)	Paper & Packaging		S+ 6.25% (11.73%), 5/23/2028	$ 8,987	$ 8,987	$ 8,833	0.5 %
Indigo Buyer, Inc. (c)	Paper & Packaging		S+ 6.25% (11.73%), 5/23/2028	7,942	7,942	7,805	0.5 %
Indigo Buyer, Inc. (c)	Paper & Packaging		S+ 6.25% (11.72%), 5/23/2028	1,452	1,452	1,427	0.1 %
Integrated Efficiency Solutions, Inc. (c) (o)	Industrials		7.50%, 12/31/2025	1,407	1,407	1,407	0.1 %
Integrated Global Services, Inc. (c) (i)	Industrials		S+ 6.00% (11.52%), 2/4/2026	10,611	10,537	10,611	0.6 %
Internap Corp. (c) (h) (o)	Business Services		8.00%, 7.00% PIK, 7/31/2028	739	739	739	0.0 %
International Cruise & Excursions, Inc. (c) (i)	Business Services		S+ 5.35% (10.70%), 6/6/2025	4,799	4,789	4,579	0.3 %
IQN Holding Corp. (c) (i)	Software/Services		S+ 5.25% (10.64%), 5/2/2029	11,609	11,526	11,514	0.7 %
J&K Ingredients, LLC (c) (h)	Food & Beverage		S+ 6.50% (11.85%), 11/16/2028	9,200	8,976	8,976	0.5 %
K2 Intelligence Holdings, Inc. (c) (h) (i)	Business Services		P+ 4.75% (13.25%), 9/23/2024	6,172	6,154	5,586	0.3 %
KidKraft, Inc. (c)	Consumer		P+ 6.50% (15.00%), 6/30/2024	1,060	1,060	167	0.0 %
Kissner Milling Co., Ltd. (s)	Industrials	4/16/2021	4.88%, 5/1/2028	2,983	2,983	2,807	0.2 %
Knowledge Pro Buyer, Inc. (c)	Business Services		S+ 5.75% (11.19%), 12/10/2027	2,299	2,299	2,299	0.1 %
Knowledge Pro Buyer, Inc. (c) (i)	Business Services		S+ 5.75% (11.21%), 12/10/2027	24,304	23,985	24,304	1.4 %
Knowledge Pro Buyer, Inc. (c)	Business Services		S+ 5.75% (11.21%), 12/10/2027	607	607	607	0.0 %
Labrie Environmental Group, LLC (a) (c)	Industrials		S+ 5.50% (10.96%), 9/1/2026	22,123	21,926	21,238	1.3 %
Lakeland Tours, LLC (c) (h) (i)	Education		8.00%, 9/25/2027	6,092	4,991	4,934	0.3 %
Lakeview Health Holdings, Inc. (c) (o)	Healthcare		P+ 6.00% (14.50%) PIK, 10/15/2024	714	714	714	0.0 %
Lakeview Health Holdings, Inc. (c) (o)	Healthcare		P+ 6.00% (14.50%) PIK, 10/15/2024	227	227	227	0.0 %
Lakeview Health Holdings, Inc. (c) (o) (t)	Healthcare		P+ 4.50% (13.00%) PIK, 10/15/2024	1,957	664	618	0.0 %
Lakeview Health Holdings, Inc. (c) (o)	Healthcare		P+ 6.00% (14.50%) PIK, 10/15/2024	65	65	65	0.0 %
Lakeview Health Holdings, Inc. (c) (o)	Healthcare		P+ 6.00% (14.50%) PIK, 10/15/2024	65	65	65	0.0 %
LSF12 Donnelly Bidco, LLC (c) (h)	Industrials		S+ 6.50% (11.86%), 10/2/2029	14,139	13,800	13,799	0.8 %
Manna Pro Products, LLC (c)	Consumer		S+ 6.00% (11.46%), 12/10/2026	3,956	3,956	3,797	0.2 %
Manna Pro Products, LLC (c) (i)	Consumer		S+ 6.00% (11.46%), 12/10/2026	23,919	23,626	22,963	1.4 %
Manna Pro Products, LLC (c) (i)	Consumer		S+ 6.00% (11.46%), 12/10/2026	1,886	1,865	1,810	0.1 %
Manna Pro Products, LLC (c) (i)	Consumer		S+ 6.00% (11.46%), 12/10/2026	6,781	6,701	6,511	0.4 %
Manna Pro Products, LLC (c)	Consumer		S+ 6.00% (11.46%), 12/10/2026	1,962	1,962	1,883	0.1 %
McDonald Worley, P.C. (c)	Business Services		26.00% PIK, 12/31/2024	19,132	19,132	11,549	0.7 %
Mckissock Investment Holdings, LLC (h)	Education		S+ 5.00% (10.38%), 3/12/2029	2,569	2,506	2,562	0.2 %
MCS Acquisition Corp. (c) (p)	Business Services		S+ 6.00% (11.68%), 10/2/2025	764	764	764	0.0 %
Medical Depot Holdings, Inc. (c) (h) (i)	Healthcare		S+ 9.50% (14.95%) 4.00% PIK, 6/1/2025	21,186	21,016	19,572	1.2 %

The accompanying notes are an integral part of these consolidated financial statements.
F- 12

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)
December 31, 2023

Portfolio Company (f) (g) (q)	Industry	Acquisition Date	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
Medical Depot Holdings, Inc. (c)	Healthcare		S+ 10.00% (15.45%) 9.00% PIK, 6/1/2025	$ 3,875	$ 3,839	$ 3,875	0.2 %
Medical Management Resource Group, LLC (c)	Healthcare		S+ 6.00% (11.45%), 9/30/2027	6,532	6,532	6,443	0.4 %
Medical Management Resource Group, LLC (c) (h)	Healthcare		S+ 6.00% (11.45%), 9/30/2027	15,815	15,617	15,601	0.9 %
Medical Management Resource Group, LLC (c)	Healthcare		S+ 6.00% (11.45%), 9/30/2026	743	743	732	0.0 %
MGTF Radio Company, LLC (c) (o)	Media/ Entertainment		S+ 6.00% (11.35%), 4/1/2024	45,771	45,764	37,532	2.2 %
Midwest Can Company, LLC (c) (h) (i)	Paper & Packaging		S+ 8.00% (13.36%) 2.00% PIK, 3/2/2026	30,505	30,270	30,505	1.8 %
Miller Environmental Group, Inc. (c) (h) (i)	Business Services		S+ 6.50% (12.00%), 3/15/2024	11,113	11,104	11,113	0.7 %
Miller Environmental Group, Inc. (c) (h) (i)	Business Services		S+ 6.50% (12.00%), 3/15/2024	10,165	10,156	10,165	0.6 %
Miller Environmental Group, Inc. (c)	Business Services		S+ 6.50% (11.93%), 6/15/2025	397	397	397	0.0 %
Mirra-Primeaccess Holdings, LLC (c)	Healthcare		S+ 6.50% (11.97%), 7/29/2026	48,332	47,835	48,332	2.9 %
Mirra-Primeaccess Holdings, LLC (c)	Healthcare		S+ 6.50% (11.97%), 7/29/2026	1,957	1,957	1,957	0.1 %
Muth Mirror Systems, LLC (c) (h) (i) (p)	Technology		11.00%, 4.00% PIK, 4/23/2025	14,525	14,462	13,342	0.8 %
Muth Mirror Systems, LLC (c) (p)	Technology		11.00%, 4.00% PIK, 4/23/2025	1,301	1,301	1,195	0.1 %
New Star Metals, Inc. (c) (h) (i)	Industrials		S+ 5.00% (10.60%), 1/9/2026	32,090	31,854	30,643	1.8 %
Odessa Technologies, Inc. (c) (h)	Software/Services		S+ 5.75% (11.21%), 10/19/2027	14,198	14,018	14,198	0.8 %
ORG GC Holdings, LLC (c) (o)	Business Services		S+ 6.50% (12.11%) PIK, 11/29/2026	10,211	10,211	10,211	0.6 %
PetVet Care Centers, LLC (c) (h) (i)	Healthcare		S+ 6.00% (11.36%), 11/15/2030	22,807	22,359	22,360	1.3 %
Pie Buyer, Inc. (c) (i)	Food & Beverage		S+ 5.50% (10.93%), 4/5/2027	27,749	27,297	27,749	1.6 %
Pie Buyer, Inc. (c)	Food & Beverage		S+ 5.50% (10.93%), 4/5/2027	6,006	6,006	6,006	0.4 %
Pie Buyer, Inc. (c)	Food & Beverage		S+ 5.50% (11.03%), 4/5/2027	1,575	1,575	1,575	0.1 %
Pie Buyer, Inc. (c)	Food & Beverage		S+ 5.50% (10.93%), 4/6/2026	859	859	859	0.1 %
Pie Buyer, Inc. (c) (i)	Food & Beverage		S+ 5.50% (11.20%), 4/5/2027	2,056	2,029	2,056	0.1 %
PlayPower, Inc. (c) (h) (i)	Industrials		S+ 5.50% (11.06%), 5/8/2026	23,430	23,312	21,743	1.3 %
Pluralsight, LLC (c) (h)	Software/Services		S+ 8.00% (13.56%), 4/6/2027	18,826	18,621	17,721	1.0 %
Pluralsight, LLC (c) (h)	Software/Services		S+ 8.00% (13.56%), 4/6/2027	6,728	6,652	6,333	0.4 %
Pluralsight, LLC (c)	Software/Services		S+ 8.00% (13.56%), 4/6/2027	1,245	1,245	1,172	0.1 %
Point Broadband Acquisition, LLC (c)	Telecom		S+ 6.00% (11.47%), 10/2/2028	7,988	7,988	7,988	0.5 %
Point Broadband Acquisition, LLC (c) (h)	Telecom		S+ 6.00% (11.51%), 10/2/2028	18,953	18,632	18,953	1.1 %
Premiere Global Services, Inc. (c) (t)	Telecom		P+ 5.50% (14.00%), 6/8/2023	5,024	4,908	—	— %
Premiere Global Services, Inc. (c) (t)	Telecom		P+ 5.50% (14.00%), 4/7/2023	969	969	145	0.0 %

The accompanying notes are an integral part of these consolidated financial statements.
F- 13

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)
December 31, 2023

Portfolio Company (f) (g) (q)	Industry	Acquisition Date	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
PSKW, LLC (c) (h) (i)	Healthcare		S+ 6.25% (11.71%), 3/9/2026	$ 28,875	$ 28,612	$ 28,875	1.7 %
Questex, Inc. (c) (h) (i)	Media/ Entertainment		S+ 4.25% (9.77%), 9/9/2024	14,531	14,498	14,232	0.8 %
Reddy Ice Corp. (c)	Food & Beverage		S+ 5.00% (10.46%), 7/1/2025	5,664	5,664	5,574	0.3 %
Reddy Ice Corp. (c) (h) (i)	Food & Beverage		S+ 5.00% (10.46%), 7/1/2025	3,668	3,597	3,609	0.2 %
Reddy Ice Corp. (c)	Food & Beverage		S+ 5.00% (10.57%), 7/1/2025	1,760	1,755	1,732	0.1 %
Reddy Ice Corp. (c)	Food & Beverage		S+ 5.00% (10.57%), 7/1/2025	1,446	1,446	1,423	0.1 %
Reddy Ice Corp. (c)	Food & Beverage		S+ 5.00% (10.57%), 7/1/2025	4,765	4,765	4,690	0.3 %
Reddy Ice Corp. (c) (h) (i)	Food & Beverage		S+ 5.00% (10.57%), 7/1/2025	18,754	18,614	18,456	1.1 %
Relativity Oda, LLC (c) (i)	Software/Services		S+ 6.50% (11.96%), 5/12/2027	5,426	5,362	5,426	0.3 %
REP TEC Intermediate Holdings, Inc. (c) (h) (i)	Software/Services		S+ 6.50% (12.00%), 6/19/2025	22,694	22,531	22,694	1.3 %
Roadsafe Holdings, Inc. (c) (i)	Industrials		S+ 5.75% (11.22%), 10/19/2027	7,674	7,585	7,674	0.5 %
Roadsafe Holdings, Inc. (c)	Industrials		S+ 5.75% (11.14%), 10/19/2027	10,042	10,042	10,042	0.6 %
RSC Acquisition, Inc. (c)	Financials		S+ 6.00% (11.35%), 11/1/2029	506	506	506	0.0 %
RSC Acquisition, Inc. (c)	Financials		S+ 6.00% (11.43%), 11/1/2029	1,136	1,136	1,136	0.1 %
RSC Acquisition, Inc. (c)	Financials		S+ 5.50% (11.04%), 11/1/2029	5,028	5,028	5,028	0.3 %
RSC Acquisition, Inc. (c) (i)	Financials		S+ 5.50% (11.00%), 11/1/2029	15,036	15,026	15,036	0.9 %
Saturn SHC Buyer Holdings, Inc. (c) (h)	Healthcare		S+ 5.50% (10.97%), 11/18/2027	32,658	32,235	32,658	1.9 %
SCIH Salt Holdings, Inc. (c)	Industrials		S+ 4.00% (9.47%), 3/17/2025	1,310	1,310	1,304	0.1 %
Sherlock Buyer Corp. (c) (i)	Business Services		S+ 5.75% (11.20%), 12/8/2028	10,929	10,775	10,929	0.6 %
Simplifi Holdings, Inc. (c) (h)	Media/ Entertainment		S+ 5.50% (10.96%), 10/1/2027	34,751	34,317	34,230	2.0 %
Simplifi Holdings, Inc. (c)	Media/ Entertainment		S+ 5.50% (10.96%), 10/1/2026	709	709	698	0.0 %
Skillsoft Corp. (h)	Technology		S+ 5.25% (10.72%), 7/14/2028	1,359	1,346	1,268	0.1 %
St. Croix Hospice Acquisition Corp. (c) (i)	Healthcare		S+ 6.00% (11.48%), 10/30/2026	25,161	24,924	25,161	1.5 %
St. Croix Hospice Acquisition Corp. (c)	Healthcare		S+ 6.00% (11.48%), 10/30/2026	2,780	2,780	2,780	0.2 %
Striper Buyer, LLC (c) (h)	Paper & Packaging		S+ 5.50% (10.95%), 12/30/2026	12,142	12,080	12,142	0.7 %
Subsea Global Solutions, LLC (c)	Business Services		S+ 6.75% (12.29%), 4/19/2024	2,720	2,716	2,720	0.2 %
Subsea Global Solutions, LLC (c) (i)	Business Services		S+ 6.75% (12.25%), 4/19/2024	4,602	4,597	4,602	0.3 %
Subsea Global Solutions, LLC (c) (i)	Business Services		S+ 6.75% (12.25%), 4/19/2024	6,976	6,971	6,976	0.4 %
Subsea Global Solutions, LLC (c)	Business Services		S+ 6.75% (12.20%), 4/19/2024	963	963	963	0.1 %
SunMed Group Holdings, LLC (c) (h)	Healthcare		S+ 5.50% (10.96%), 6/16/2028	8,873	8,774	8,741	0.5 %

The accompanying notes are an integral part of these consolidated financial statements.
F- 14

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)
December 31, 2023

Portfolio Company (f) (g) (q)	Industry	Acquisition Date	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
Tax Defense Network, LLC (c) (p) (t)	Consumer		P+ 5.00% (13.50%) PIK, 3/31/2023	$ 8,215	$ 3,833	$ 163	0.0 %
Tax Defense Network, LLC (c) (p) (t)	Consumer		10.00% PIK, 3/31/2023	4,734	2,986	4,734	0.3 %
Tax Defense Network, LLC (c) (p) (t)	Consumer		P+ 5.00% (13.50%) PIK, 3/31/2023	46,504	21,646	925	0.1 %
The NPD Group, LP (c)	Business Services		S+ 6.25% (11.61%) 2.75% PIK, 12/1/2028	34,856	34,336	34,333	2.0 %
The NPD Group, LP (c)	Business Services		S+ 5.75% (11.11%), 12/1/2027	346	346	341	0.0 %
Therapy Brands Holdings, LLC (c) (h)	Healthcare		S+ 4.00% (9.47%), 5/18/2028	4,283	4,273	4,283	0.3 %
Trinity Air Consultants Holdings Corp. (c)	Business Services		S+ 5.75% (11.03%), 6/29/2027	5,499	5,499	5,499	0.3 %
Trinity Air Consultants Holdings Corp. (c)	Business Services		S+ 5.75% (11.03%), 6/29/2027	4,110	4,110	4,110	0.2 %
Trinity Air Consultants Holdings Corp. (c) (h)	Business Services		S+ 5.75% (11.03%), 6/29/2027	20,424	20,186	20,424	1.2 %
Triple Lift, Inc. (c) (i)	Software/Services		S+ 5.75% (11.27%), 5/5/2028	27,976	27,619	26,857	1.6 %
Triple Lift, Inc. (c)	Software/Services		S+ 5.75% (11.31%), 5/5/2028	1,265	1,266	1,214	0.1 %
University of St. Augustine Acquisition Corp. (c) (h) (i)	Education		S+ 4.25% (9.71%), 2/2/2026	23,036	22,864	23,036	1.4 %
Urban One, Inc. (s)	Media/ Entertainment	1/8/2021	7.38%, 2/1/2028	1,561	1,561	1,321	0.1 %
US Oral Surgery Management Holdco, LLC (c)	Healthcare		S+ 6.00% (11.28%), 11/18/2027	573	573	567	0.0 %
US Oral Surgery Management Holdco, LLC (c)	Healthcare		S+ 6.00% (11.45%), 11/18/2027	4,821	4,821	4,773	0.3 %
US Oral Surgery Management Holdco, LLC (c)	Healthcare		S+ 6.50% (11.95%), 11/18/2027	4,202	4,202	4,160	0.2 %
US Oral Surgery Management Holdco, LLC (c) (h)	Healthcare		S+ 6.00% (11.47%), 11/18/2027	12,173	12,016	12,051	0.7 %
US Salt Investors, LLC (c)	Chemicals		S+ 5.50% (11.00%), 7/19/2028	19,730	19,474	19,361	1.1 %
Vensure Employer Services, Inc. (c)	Business Services		S+ 5.25% (10.64%), 3/29/2027	1,142	1,142	1,142	0.1 %
Vensure Employer Services, Inc. (c) (i)	Business Services		S+ 4.75% (10.12%), 4/1/2027	11,762	11,714	11,762	0.7 %
Victors CCC Buyer, LLC (c)	Business Services		S+ 5.75% (11.21%), 6/1/2029	16,777	16,517	16,493	1.0 %
West Coast Dental Services, Inc. (c)	Healthcare		S+ 5.75% (11.18%), 7/1/2028	1,167	1,167	1,142	0.1 %
West Coast Dental Services, Inc. (c)	Healthcare		S+ 5.75% (11.27%), 7/1/2028	2,206	2,206	2,157	0.1 %
West Coast Dental Services, Inc. (c)	Healthcare		S+ 5.75% (11.28%), 7/1/2028	19,566	19,308	19,146	1.1 %
Westwood Professional Services, Inc. (c)	Business Services		S+ 6.00% (11.46%), 5/26/2026	2,698	2,698	2,698	0.2 %
Westwood Professional Services, Inc. (c) (i)	Business Services		S+ 6.00% (11.46%), 5/26/2026	8,474	8,393	8,474	0.5 %
WHCG Purchaser III, Inc. (c) (h)	Healthcare		S+ 5.75% (11.36%), 6/22/2028	28,829	28,460	18,932	1.1 %
WHCG Purchaser III, Inc. (c)	Healthcare		S+ 5.75% (11.36%), 6/22/2028	7,006	7,006	4,600	0.3 %
WHCG Purchaser III, Inc. (c)	Healthcare		S+ 5.75% (11.36%), 6/22/2026	4,213	4,213	3,214	0.2 %
WIN Holdings III Corp. (c) (h)	Consumer		S+ 5.25% (10.71%), 7/16/2028	29,171	28,792	29,171	1.7 %

The accompanying notes are an integral part of these consolidated financial statements.
F- 15

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)
December 31, 2023

Portfolio Company (f) (g) (q)	Industry	Acquisition Date	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
WMK, LLC (c)	Business Services		S+ 5.75% (11.27%), 9/5/2025	$ 10,680	$ 10,680	$ 10,680	0.6 %
WMK, LLC (c) (i)	Business Services		S+ 5.75% (11.25%), 9/5/2025	2,424	2,421	2,424	0.1 %
WMK, LLC (c)	Business Services		S+ 5.75% (11.25%), 9/5/2025	334	333	334	0.0 %
WMK, LLC (c) (h) (i)	Business Services		S+ 5.75% (11.30%), 9/5/2025	17,208	17,126	17,208	1.0 %
WMK, LLC (c) (i)	Business Services		S+ 5.75% (11.27%), 9/5/2025	3,542	3,488	3,542	0.2 %
WMK, LLC (c)	Business Services		S+ 5.75% (11.29%), 9/5/2024	2,618	2,618	2,618	0.2 %
WMK, LLC (c)	Business Services		S+ 5.75% (11.28%), 9/5/2025	7,665	7,478	7,665	0.5 %
Zendesk, Inc. (c)	Software/Services		S+ 6.25% (11.61%) 3.25% PIK, 11/22/2028	43,916	43,218	43,161	2.6 %
Subtotal Senior Secured First Lien Debt					**$2,061,581**	**$1,994,625**	**117.9 %**
Senior Secured Second Lien Debt - 8.8% (b)							
Accentcare, Inc. (c) (h)	Healthcare		S+ 8.75% (14.40%), 6/21/2027	$ 30,152	$ 29,794	$ 23,542	1.4 %
Anchor Glass Container Corp. (c) (t)	Paper & Packaging		S+ 7.75% (13.63%), 6/7/2026	6,823	5,340	2,437	0.2 %
Aruba Investments Holdings, LLC (c) (i)	Chemicals		S+ 7.75% (13.21%), 11/24/2028	3,759	3,724	3,604	0.2 %
CommerceHub, Inc. (c)	Technology		S+ 7.00% (12.54%), 12/29/2028	9,658	9,628	8,210	0.5 %
Corelogic, Inc.	Business Services		S+ 6.50% (11.96%), 6/4/2029	10,808	10,734	9,627	0.6 %
HAH Group Holding Company, LLC (c) (h)	Healthcare		S+ 8.50% (13.96%), 10/30/2028	12,445	12,257	12,445	0.7 %
Integrated Efficiency Solutions, Inc. (c) (o)	Industrials		10.00% PIK, 12/31/2026	1,753	1,360	801	0.0 %
Mercury Merger Sub, Inc. (c)	Business Services		S+ 6.50% (12.18%), 8/2/2029	13,965	13,884	13,518	0.8 %
ORG GC Holdings, LLC (c) (o)	Business Services		18.00% PIK, 11/29/2027	4,910	4,910	4,621	0.3 %
Project Boost Purchaser, LLC (c)	Business Services		S+ 8.00% (13.47%), 5/31/2027	1,848	1,848	1,848	0.1 %
Proofpoint, Inc. (h)	Software/Services		S+ 6.25% (11.72%), 8/31/2029	7,842	7,814	7,902	0.5 %
QuickBase, Inc. (c)	Technology		S+ 8.00% (13.46%), 4/2/2027	7,484	7,423	7,484	0.4 %
RealPage, Inc. (i)	Software/Services		S+ 6.50% (11.97%), 4/23/2029	13,647	13,511	13,614	0.8 %
Therapy Brands Holdings, LLC (c) (h)	Healthcare		S+ 6.75% (12.22%), 5/18/2029	4,654	4,632	4,654	0.3 %
USIC Holdings, Inc. (c) (h)	Business Services		S+ 6.50% (12.11%), 5/14/2029	5,798	5,759	5,588	0.3 %
Victory Buyer, LLC (c)	Industrials		S+ 7.00% (12.64%), 11/19/2029	31,686	31,448	29,405	1.7 %
Subtotal Senior Secured Second Lien Debt					**$ 164,066**	**$ 149,300**	**8.8 %**
Subordinated Debt - 7.4% (b)							
Post Road Equipment Finance, LLC (c) (o)	Financials		S+ 7.75% (13.14%), 12/31/2028	$ 4,000	$ 4,000	$ 4,000	0.2 %
Post Road Equipment Finance, LLC (c) (o)	Financials		S+ 7.75% (13.14%), 12/31/2028	24,000	24,000	24,000	1.4 %
Post Road Equipment Finance, LLC (c) (o)	Financials		S+ 7.75% (13.14%), 12/31/2028	38,100	38,002	38,100	2.3 %

The accompanying notes are an integral part of these consolidated financial statements.
F- 16

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)
December 31, 2023

Portfolio Company (f) (g) (q)	Industry	Acquisition Date	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
Siena Capital Finance, LLC (c) (o)	Financials		12.50%, 11/26/2026	$ 59,500	$ 59,500	$ 59,500	3.5 %
Smile Brands, Inc. (c)	Healthcare		14.50% PIK , 10/12/2028	47	46	46	0.0 %
Subtotal Subordinated Debt					**$ 125,548**	**$ 125,646**	**7.4 %**
Collateralized Securities - 1.3% (b)							
Collateralized Securities - Debt Investments							
NewStar Arlington Senior Loan Program, LLC 14-1A FR (a) (c) (p) (s)	Diversified Investment Vehicles	4/20/2018	S+ 11.00% (16.64%), 4/25/2031	$ 4,750	$ 4,620	$ 4,164	0.3 %
Newstar Fairfield Fund CLO, Ltd. 2015-1RA F (a) (c) (p) (s)	Diversified Investment Vehicles	9/30/2016	S+ 7.50% (13.18%), 1/20/2027	10,728	10,582	9,235	0.5 %
Whitehorse, Ltd. 2014-1A E (a) (c) (s)	Diversified Investment Vehicles	3/6/2018	S+ 4.55% (10.19%), 5/1/2026	3,140	3,135	2,676	0.2 %
Collateralized Securities - Equity Investments (n)							
NewStar Arlington Senior Loan Program, LLC 14-1A SUB (a) (c) (k) (p) (s)	Diversified Investment Vehicles	9/30/2016	18.05%, 4/25/2031	$ 31,603	$ 9,610	$ 5,475	0.3 %
Newstar Fairfield Fund CLO, Ltd. 2015-1RA SUB (a) (c) (k) (p) (s)	Diversified Investment Vehicles	9/30/2016	0.00%, 1/20/2027	31,575	6,285	—	— %
Subtotal Collateralized Securities					**$ 34,232**	**$ 21,550**	**1.3 %**
Equity/Other - 30.9% (b) (d)							
Black Mountain Sand, LLC (c) (s) (u)	Energy	8/31/2020		55,463	$ —	$ 2,170	0.1 %
Cirque Du Soleil Holding USA Newco, Inc. (a) (e) (p) (s)	Media/ Entertainment	11/24/2020		874,000	437	2,515	0.2 %
Cirque Du Soleil Holding USA Newco, Inc. (a) (e) (p) (s)	Media/ Entertainment	11/24/2020		539,708	1,224	5,694	0.3 %
Clover Technologies Group, LLC (c) (e) (s)	Industrials	5/29/2020		2,753	275	341	0.0 %
Clover Technologies Group, LLC (c) (e) (s)	Industrials	2/3/2020		180,274	1,153	—	— %
Cornerstone Chemical, Co. (c) (e) (s)	Chemicals	12/6/2023		327,378	11,607	11,607	0.7 %
CRS-SPV, Inc. (c) (e) (o) (s)	Industrials	7/24/2018		246	2,218	1,559	0.1 %
Danish CRJ, Ltd. (a) (c) (e) (o) (r) (s)	Transportation	9/30/2016		5,002	—	—	— %
Del Real, LLC (c) (e) (s) (u)	Food & Beverage	7/24/2018		670,510	382	523	0.0 %
Dyno Acquiror, Inc. (c) (e) (s)	Consumer	7/24/2018		134,102	58	21	0.0 %
FBLC Senior Loan Fund, LLC (a) (c) (j) (o) (s)	Diversified Investment Vehicles	1/21/2021		304,934	304,934	304,934	18.0 %
First Eagle Greenway Fund II, LLC (a) (e) (p) (s)	Diversified Investment Vehicles	9/30/2016		5,329	3,977	374	0.0 %
Foresight Energy Operating, LLC (c) (e) (p) (s) (u)	Energy	6/30/2020		158,093	2,087	3,058	0.2 %
Integrated Efficiency Solutions, Inc. (c) (e) (o) (s) (u)	Industrials	12/31/2021		55,991	—	—	— %
Integrated Efficiency Solutions, Inc. (c) (e) (o) (s) (u)	Industrials	12/31/2021		57,427	—	—	— %
Internap Corp. (c) (e) (h) (o) (s)	Business Services	8/1/2023		1,596,606	1,597	1,597	0.1 %
Jakks Pacific, Inc. (a) (c) (s)	Consumer	8/14/2020		5,303	262	790	0.1 %
Kahala Ireland OpCo Designated Activity Company (a) (c) (m) (o) (s)	Transportation	9/30/2016		1	—	—	— %

The accompanying notes are an integral part of these consolidated financial statements.

F- 17

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)
December 31, 2023

Portfolio Company (f) (g) (q)	Industry	Acquisition Date	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
Kahala Ireland OpCo Designated Activity Company (a) (c) (e) (m) (o) (s)	Transportation	9/30/2016		3,250,000	$ —	$ 552	0.0 %
Kahala US OpCo, LLC (a) (c) (e) (o) (s) (w)	Transportation	9/30/2016		4,413,472	—	—	— %
KidKraft, Inc. (c) (e) (s) (u)	Consumer	4/3/2020		2,682,257	—	—	— %
Lakeview Health Holdings, Inc. (c) (e) (o) (s)	Healthcare	10/15/2021		5,272	—	—	— %
McDonald Worley, P.C. (c) (e) (s)	Business Services	5/24/2022		20,167	20	2,961	0.2 %
MCS Acquisition Corp. (c) (e) (p) (s)	Business Services	10/2/2020		31,521	4,103	747	0.1 %
MCS Acquisition Corp. (c) (e) (p) (s)	Business Services	7/29/2022		693,977	694	694	0.0 %
MGTF Holdco, LLC (c) (e) (o) (s) (u)	Media/ Entertainment	4/1/2019		402,000	—	—	— %
Motor Vehicle Software Corp. (c) (e) (s) (v)	Business Services	7/24/2018		223,503	318	337	0.0 %
Muth Mirror Systems, LLC (c) (e) (p) (s) (u)	Technology	12/15/2023		22,819	—	—	— %
Muth Mirror Systems, LLC (c) (e) (p) (s) (u)	Technology	12/15/2023		153,038	—	—	— %
ORG GC Holdings, LLC (c) (e) (o) (s) (u)	Business Services	11/29/2021		1,771	—	—	— %
ORG GC Holdings, LLC (c) (e) (o) (s) (u)	Business Services	11/29/2021		93,380	212	—	— %
PennantPark Credit Opportunities Fund II, LP (a) (e) (p) (s)	Diversified Investment Vehicles	9/30/2016		8,739	751	959	0.1 %
Point Broadband Acquisition, LLC (c) (e) (s) (u)	Telecom	10/1/2021		2,550,487	2,550	3,775	0.2 %
Post Road Equipment Finance, LLC (c) (o) (s) (u)	Financials	12/30/2021		79,479	86,793	86,632	5.1 %
Resolute Investment Managers, Inc. (c) (e) (p) (s)	Financials	12/29/2023		61,958	2,624	2,022	0.1 %
RMP Group, Inc. (c) (e) (s) (u)	Financials	7/24/2018		223	164	332	0.0 %
Siena Capital Finance, LLC (c) (o) (s)	Financials	2/15/2019		41,789,400	42,499	77,310	4.6 %
Skillsoft Corp. (e)	Technology			12,435	132	218	0.0 %
Smile Brands, Inc. (c) (e) (s)	Healthcare	7/24/2018		860	—	—	— %
Squan Holding Corp. (c) (e) (s)	Telecom	12/29/2016		180,835	—	—	— %
Tax Defense Network, LLC (c) (e) (p) (s)	Consumer	9/30/2016		147,099	425	—	— %
Tax Defense Network, LLC (c) (e) (p) (s)	Consumer	8/17/2018		633,382	—	—	— %
Tennenbaum Waterman Fund, LP (a) (p) (s)	Diversified Investment Vehicles	9/30/2016		10,000	10,000	8,753	0.5 %
Travelpro Products, Inc. (a) (c) (e) (s)	Consumer	7/24/2018		447,007	506	911	0.1 %
United Biologics, LLC (c) (e) (s) (u)	Healthcare	7/24/2018		4,206	31	—	— %
United Biologics, LLC (c) (e) (s) (u)	Healthcare	7/24/2018		3,155	—	—	— %
United Biologics, LLC (c) (e) (s) (u)	Healthcare	7/24/2018		99,236	—	—	— %
United Biologics, LLC (c) (e) (s) (u)	Healthcare	7/24/2018		39,769	132	—	— %
United Biologics, LLC (c) (e) (s) (u)	Healthcare	7/24/2018		223	35	—	— %
USASF Holdco, LLC (c) (e) (s) (u)	Financials	9/30/2016		10,000	10	—	— %
USASF Holdco, LLC (c) (e) (s) (u)	Financials	9/30/2016		490	490	—	— %

The accompanying notes are an integral part of these consolidated financial statements.

F- 18

(s) Securities exempt from registration under the Securities Act of 1933, (as defined below), and may be deemed to be “restricted securities”. As of December 31, 2023, the aggregate fair value of these securities is $549.5 million or 32.5% of the Company’s net assets. The initial acquisition dates have been included for such securities. (t) The investment is on non-accrual status as of December 31, 2023. (u) Investments are held in the taxable wholly-owned, consolidated subsidiary, 54th Street Equity Holdings, Inc. (v) The investment is held through BSP TCAP Acquisition Holdings LP, which is an affiliated acquisition entity. Due to certain restrictions, such as limits on the number of partners allowable within the equity structures of the newly acquired investments, these investments are still held within the acquisition entity as of December 31, 2023. (w) The Company's investment is held through the consolidated subsidiaries, Kahala Aviation Holdings, LLC and Kahala Aviation US, Inc., which own 100% of the equity of the operating company, Kahala US OpCo LLC. FRANKLIN BSP LENDING CORPORATION CONSOLIDATED SCHEDULES OF INVESTMENTS (dollars in thousands) December 31, 2023 The accompanying notes are an integral part of these consolidated financial statements. F- 20

The following table shows the portfolio composition by industry grouping based on fair value at December 31, 2023: At December 31, 2023 Investments at Fair Value Percentage of Total Portfolio Business Services $ 454,318 16.2 % Healthcare 427,857 15.2 % Financials 360,987 12.8 % Diversified Investment Vehicles (1) 336,570 12.0 % Industrials 266,014 9.5 % Software/Services 239,592 8.5 % Media/Entertainment 160,782 5.7 % Paper & Packaging 143,847 5.1 % Food & Beverage 102,505 3.6 % Consumer 95,612 3.4 % Utilities 70,535 2.5 % Chemicals 35,625 1.3 % Technology 31,717 1.1 % Telecom 30,861 1.1 % Education 30,532 1.1 % Transportation 20,476 0.7 % Energy 6,292 0.2 % Total $ 2,814,122 100.0% _____________ (1) Includes FBLC's investment in FBLC Senior Loan Fund, LLC, which represents 10.8% of the fair value of investments as of December 31, 2023. FRANKLIN BSP LENDING CORPORATION CONSOLIDATED SCHEDULES OF INVESTMENTS (dollars in thousands) December 31, 2023 The accompanying notes are an integral part of these consolidated financial statements. F- 21

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)

December 31, 2022

Portfolio Company (f) (q) (v)	Industry	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
Senior Secured First Lien Debt - 119.8% (b)						
1236904 BC, Ltd. (c) (h)	Software/Services	L+ 7.50% (11.85%), 3/4/2027	$ 10,441	$ 10,298	$ 10,600	0.6 %
1236904 BC, Ltd. (c) (h) (i)	Software/Services	L+ 5.50% (9.88%), 3/4/2027	18,450	18,003	17,841	1.1 %
Absolute Software Corp. (a) (c) (i)	Software/Services	L+ 6.00% (10.73%), 7/1/2027	45,093	44,417	44,416	2.7 %
ADCS Clinics Intermediate Holdings, LLC (c) (h)	Healthcare	L+ 6.50% (11.43%), 5/7/2027	13,633	13,436	13,379	0.8 %
ADCS Clinics Intermediate Holdings, LLC (c)	Healthcare	L+ 6.50% (11.70%), 5/7/2027	2,794	2,794	2,742	0.2 %
Alera Group Intermediate Holdings, Inc. (c)	Financials	S+ 6.50% (10.92%), 10/2/2028	5,890	5,779	5,779	0.3 %
Alera Group Intermediate Holdings, Inc. (c)	Financials	S+ 6.50% (10.92%), 10/2/2028	6,598	6,598	6,473	0.4 %
Arch Global Precision, LLC (c)	Industrials	L+ 4.75% (8.42%), 4/1/2026	2,356	2,356	2,356	0.1 %
Arch Global Precision, LLC (c) (h) (i)	Industrials	L+ 4.75% (9.17%), 4/1/2026	7,479	7,457	7,479	0.4 %
Arctic Holdco, LLC (c)	Paper & Packaging	S+ 6.00% (10.68%), 12/23/2026	2,439	2,439	2,403	0.1 %
Arctic Holdco, LLC (c) (h) (i)	Paper & Packaging	S+ 6.00% (10.68%), 12/23/2026	60,674	59,823	59,764	3.6 %
Armada Parent, Inc. (c)	Industrials	L+ 5.75% (10.13%), 10/29/2027	44,717	43,998	43,997	2.6 %
Armada Parent, Inc. (c)	Industrials	L+ 5.75% (10.13%), 10/29/2027	2,253	2,253	2,217	0.1 %
Avalara, Inc. (c)	Software/Services	S+ 7.25% (11.83%), 10/19/2028	40,296	39,323	39,321	2.4 %
Aveanna Healthcare, LLC (h)	Healthcare	L+ 3.75% (7.77%), 7/17/2028	910	905	696	0.0 %
Aventine Holdings, LLC (c)	Media/Entertainment	L+ 6.00% (10.38%) 4.00% PIK, 6/18/2027	9,584	9,584	9,459	0.6 %
Aventine Holdings, LLC (c)	Media/Entertainment	10.25% PIK, 6/18/2027	24,798	24,342	24,265	1.5 %
Aventine Holdings, LLC (c) (i)	Media/Entertainment	L+ 6.00% (10.38%) 4.00% PIK, 6/18/2027	26,220	25,811	25,876	1.6 %
Axiom Global, Inc. (c) (h) (i)	Business Services	L+ 4.75% (9.04%), 10/1/2026	20,316	20,195	20,316	1.2 %
BCPE Oceandrive Buyer, Inc. (c) (i)	Healthcare	L+ 6.25% (10.67%), 12/29/2028	3,399	3,399	3,284	0.2 %
BCPE Oceandrive Buyer, Inc. (c) (i)	Healthcare	L+ 6.25% (10.67%), 12/29/2028	20,396	20,003	19,701	1.2 %
BCPE Oceandrive Buyer, Inc. (c)	Healthcare	L+ 6.25% (10.99%), 12/30/2026	3,425	3,425	3,308	0.2 %
BCPE Oceandrive Buyer, Inc. (c)	Healthcare	L+ 6.25% (10.67%), 12/29/2028	1,727	1,727	1,668	0.1 %
Black Mountain Sand, LLC (c)	Energy	L+ 9.00% (13.70%), 6/30/2024	8,332	8,310	8,332	0.5 %
Capstone Logistics (c)	Transportation	L+ 4.75% (9.13%), 11/12/2027	1,115	1,115	1,115	0.1 %
Capstone Logistics (c) (h)	Transportation	L+ 4.75% (9.13%), 11/12/2027	19,014	18,882	19,015	1.1 %
CHA Holdings, Inc. (c) (i)	Business Services	L+ 4.50% (9.23%), 4/10/2025	514	496	514	0.0 %
Cold Spring Brewing, Co. (c) (h) (i)	Food & Beverage	S+ 4.75% (9.07%), 12/19/2025	7,008	6,973	7,008	0.4 %
Communication Technology Intermediate, LLC (c) (h)	Business Services	L+ 5.50% (9.88%), 5/5/2027	17,891	17,632	17,891	1.1 %
Communication Technology Intermediate, LLC (c) (i)	Business Services	L+ 5.50% (9.88%), 5/5/2027	6,223	6,223	6,223	0.4 %
Communication Technology Intermediate, LLC (c)	Business Services	L+ 5.50% (9.88%), 5/5/2027	205	205	205	0.0 %
Corfin Industries, LLC (c)	Industrials	L+ 5.75% (9.82%), 12/27/2027	1,602	1,602	1,602	0.1 %
Corfin Industries, LLC (c) (h) (i)	Industrials	L+ 5.75% (9.42%), 2/5/2026	16,394	16,212	16,394	1.0 %
Cornerstone Chemical, Co.	Chemicals	6.75%, 8/15/2024	14,850	14,541	11,919	0.7 %
CRS-SPV, Inc. (c) (o)	Industrials	L+ 4.50% (8.88%), 3/8/2023	62	62	62	0.0 %
Drilling Info Holdings, Inc. (c) (i)	Business Services	L+ 4.25% (8.63%), 7/30/2025	6,952	6,816	6,952	0.4 %
Dynagrid Holdings, LLC (c) (h)	Utilities	L+ 6.00% (10.02%), 12/18/2025	3,897	3,832	3,897	0.2 %
Dynagrid Holdings, LLC (c) (i)	Utilities	L+ 6.00% (9.67%), 12/18/2025	14,191	14,012	14,191	0.9 %
Eliassen Group, LLC (c) (i)	Business Services	S+ 5.50% (10.08%), 4/14/2028	11,586	11,482	11,484	0.7 %
Eliassen Group, LLC (c)	Business Services	S+ 5.50% (8.88%), 4/14/2028	439	439	435	0.0 %
Faraday Buyer, LLC (c)	Utilities	S+ 7.00% (11.32%), 10/11/2028	26,132	25,377	25,377	1.5 %
FGT Purchaser, LLC (c) (h)	Consumer	S+ 5.50% (10.18%), 9/13/2027	21,231	20,898	21,231	1.3 %
FGT Purchaser, LLC (c)	Consumer	L+ 5.50% (10.18%), 9/13/2027	815	815	815	0.0 %
First Eagle Holdings, Inc. (c)	Financials	S+ 6.50% (10.73%), 3/1/2027	15,000	14,590	14,592	0.9 %

The accompanying notes are an integral part of these consolidated financial statements.
F- 22

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)

December 31, 2022

Portfolio Company (f) (q) (v)	Industry	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
Foresight Energy Operating, LLC (c) (p)	Energy	L+ 8.00% (12.73%), 6/30/2027	$ 1,077	$ 1,077	$ 1,077	0.1 %
Galway Borrower, LLC (c) (h)	Financials	L+ 5.25% (9.98%), 9/29/2028	29,773	29,372	29,252	1.8 %
Geosyntec Consultants, Inc. (c)	Business Services	S+ 5.25% (9.57%), 5/18/2029	27,236	26,802	26,803	1.6 %
Green Energy Partners/Stonewall, LLC (c)	Utilities	L+ 6.00% (10.73%), 11/12/2026	10,244	10,086	10,244	0.6 %
Higginbotham Insurance Agency, Inc. (c) (h)	Financials	L+ 5.25% (9.63%), 11/25/2026	14,626	14,514	14,626	0.9 %
Higginbotham Insurance Agency, Inc. (c)	Financials	L+ 5.25% (9.63%), 11/25/2026	2,910	2,910	2,910	0.2 %
Hospice Care Buyer, Inc. (c)	Healthcare	L+ 6.50% (11.24%), 12/9/2026	4,530	4,530	4,479	0.3 %
Hospice Care Buyer, Inc. (c) (h)	Healthcare	L+ 6.50% (10.92%), 12/9/2026	24,313	23,809	24,038	1.4 %
Hospice Care Buyer, Inc. (c) (h)	Healthcare	L+ 6.50% (10.92%), 12/9/2026	18,008	17,702	17,804	1.1 %
Hospice Care Buyer, Inc. (c)	Healthcare	P+ 5.50% (13.00%), 12/9/2026	1,903	1,903	1,882	0.1 %
Hospice Care Buyer, Inc. (c)	Healthcare	L+ 6.50% (11.23%), 12/9/2026	2,106	2,050	2,083	0.1 %
ICR Operations, LLC (c)	Business Services	L+ 5.25% (9.98%), 11/22/2028	42,345	41,633	41,570	2.5 %
ICR Operations, LLC (c)	Business Services	L+ 5.25% (9.98%), 11/22/2027	1,545	1,545	1,516	0.1 %
Ideal Tridon Holdings, Inc. (c)	Industrials	L+ 5.25% (8.92%), 7/31/2024	45	45	45	0.0 %
Ideal Tridon Holdings, Inc. (c) (h) (i)	Industrials	L+ 5.25% (8.92%), 7/31/2024	30,683	30,519	30,684	1.8 %
Ideal Tridon Holdings, Inc. (c)	Industrials	L+ 5.25% (9.60%), 7/31/2023	1,566	1,566	1,566	0.1 %
IG Investments Holdings, LLC (c) (h)	Business Services	L+ 6.00% (10.38%), 9/22/2028	17,629	17,341	17,469	1.0 %
IG Investments Holdings, LLC (c) (h)	Business Services	L+ 6.00% (10.38%), 9/22/2028	318	315	315	0.0 %
IG Investments Holdings, LLC (c)	Business Services	L+ 6.00% (10.39%), 9/22/2027	556	556	551	0.0 %
Indigo Buyer, Inc. (c)	Paper & Packaging	S+ 5.75% (10.17%), 5/23/2028	605	605	594	0.0 %
Indigo Buyer, Inc. (c)	Paper & Packaging	S+ 5.75% (10.17%), 5/23/2028	21,226	20,845	20,844	1.3 %
Integrated Efficiency Solutions, Inc. (c) (o)	Industrials	7.50%, 12/31/2025	1,421	1,421	1,421	0.1 %
Integrated Global Services, Inc. (c) (i)	Industrials	L+ 6.00% (10.51%), 2/4/2026	11,269	11,153	11,269	0.7 %
Internap Corp. (c) (h) (o)	Business Services	L+ 6.50% (11.09%) 5.50% PIK, 5/8/2025	5,192	5,191	4,802	0.3 %
International Cruise & Excursions, Inc. (c) (i)	Business Services	S+ 5.35% (9.44%), 6/6/2025	4,850	4,831	4,413	0.3 %
IQN Holding Corp. (c) (i)	Software/Services	P+ 4.50% (12.00%), 5/2/2029	11,023	10,924	10,925	0.7 %
IQN Holding Corp. (c)	Software/Services	S+ 5.50% (9.68%), 5/2/2029	191	191	190	0.0 %
K2 Intelligence Holdings, Inc. (c) (h) (i)	Business Services	L+ 5.75% (10.48%), 9/23/2024	7,047	6,999	6,378	0.4 %
KidKraft, Inc. (c)	Consumer	L+ 6.00% (10.72%), 6/30/2023	1,060	1,060	994	0.1 %
Kissner Milling Co., Ltd.	Industrials	4.88%, 5/1/2028	2,983	2,983	2,562	0.2 %
Knowledge Pro Buyer, Inc. (c) (i)	Business Services	L+ 5.75% (10.04%), 12/10/2027	24,552	24,148	24,122	1.4 %
Knowledge Pro Buyer, Inc. (c)	Business Services	L+ 5.75% (10.04%), 12/10/2027	2,322	2,322	2,282	0.1 %
Labrie Environmental Group, LLC (a) (c)	Industrials	L+ 5.50% (9.57%), 9/1/2026	22,352	22,078	21,457	1.3 %
Lakeland Tours, LLC (c) (h) (i)	Education	L+ 6.00% (10.42%), 9/25/2025	4,523	4,258	4,071	0.2 %
Lakeland Tours, LLC (c) (h) (i)	Education	13.25% PIK, 9/25/2027	5,353	3,958	4,015	0.2 %
Lakeview Health Holdings, Inc. (c) (o)	Healthcare	P+ 6.00% (13.00%) PIK, 10/15/2024	579	579	579	0.0 %
Lakeview Health Holdings, Inc. (c) (o) (t)	Healthcare	P+ 4.50% (12.00%) PIK, 10/15/2024	1,728	664	546	0.0 %
Lakeview Health Holdings, Inc. (c) (o)	Healthcare	P+ 6.00% (13.00%) PIK, 10/15/2024	227	227	227	0.0 %
LightSquared, LP	Telecom	15.50% PIK, 11/1/2023	2,096	2,082	677	0.0 %
Manna Pro Products, LLC (c)	Consumer	L+ 6.00% (10.07%), 12/10/2026	4,002	4,002	3,842	0.2 %
Manna Pro Products, LLC (c) (i)	Consumer	L+ 6.00% (10.07%), 12/10/2026	32,915	32,381	31,598	1.9 %
Manna Pro Products, LLC (c)	Consumer	L+ 6.00% (10.07%), 12/10/2026	1,962	1,962	1,883	0.1 %
McDonald Worley, P.C. (c)	Business Services	26.00% PIK, 12/31/2024	15,077	15,077	11,488	0.7 %
MCS Acquisition Corp. (c) (p)	Business Services	L+ 6.00% (9.74%), 10/2/2025	772	772	772	0.0 %

The accompanying notes are an integral part of these consolidated financial statements.

F- 23

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)

December 31, 2022

Portfolio Company (f) (q) (v)	Industry	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
Medical Depot Holdings, Inc. (c) (h) (i)	Healthcare	S+ 9.50% (13.14%) 4.00% PIK, 6/1/2025	$ 20,545	$ 20,252	$ 18,899	1.1 %
Medical Depot Holdings, Inc. (c)	Healthcare	S+ 10.00% (14.58%) 9.00% PIK, 6/1/2025	3,574	3,512	3,510	0.2 %
Medical Management Resource Group, LLC (c)	Healthcare	L+ 5.75% (9.83%), 9/30/2027	6,598	6,598	6,509	0.4 %
Medical Management Resource Group, LLC (c) (h)	Healthcare	L+ 5.75% (10.17%), 9/30/2027	15,977	15,724	15,761	1.0 %
MGTF Radio Company, LLC (c) (o)	Media/Entertainment	L+ 6.00% (10.73%), 4/1/2024	47,271	47,237	40,015	2.4 %
Midwest Can Company, LLC (c) (h) (i)	Paper & Packaging	L+ 6.00% (10.73%), 3/2/2026	32,056	31,688	32,056	1.9 %
Miller Environmental Group, Inc. (c) (h) (i)	Business Services	L+ 6.50% (10.19%), 3/15/2024	11,229	11,176	11,229	0.7 %
Miller Environmental Group, Inc. (c) (h) (i)	Business Services	L+ 6.50% (11.25%), 3/15/2024	10,271	10,213	10,271	0.6 %
Mirra-Primeaccess Holdings, LLC (c)	Healthcare	L+ 6.50% (10.88%), 7/29/2026	48,827	48,129	48,827	2.9 %
Mirra-Primeaccess Holdings, LLC (c)	Healthcare	L+ 6.50% (10.57%), 7/29/2026	2,935	2,935	2,935	0.2 %
Monumental RSN, LLC (c)	Media/Entertainment	S+ 6.00% (10.32%), 9/20/2027	7,313	7,243	7,386	0.5 %
Muth Mirror Systems, LLC (c) (h) (i)	Technology	L+ 6.75% (10.07%), 4/23/2025	14,821	14,707	13,613	0.8 %
Muth Mirror Systems, LLC (c)	Technology	L+ 6.75% (11.48%), 4/23/2025	650	650	597	0.0 %
New Star Metals, Inc. (c) (h) (i)	Industrials	L+ 5.00% (9.73%), 1/9/2026	32,454	32,113	32,454	1.9 %
NTM Acquisition Corp. (c) (h) (i)	Media/Entertainment	L+ 7.25% (11.98%) 1.00% PIK, 6/7/2024	20,547	20,547	19,992	1.2 %
Odessa Technologies, Inc. (c) (h)	Software/Services	L+ 5.75% (10.09%), 10/19/2027	14,343	14,113	14,089	0.8 %
ORG GC Holdings, LLC (c) (o)	Business Services	L+ 6.50% (11.23%) PIK, 11/29/2026	9,082	9,082	9,082	0.5 %
Pie Buyer, Inc. (c) (i)	Food & Beverage	S+ 5.50% (8.69%), 4/5/2027	2,077	2,042	2,077	0.1 %
Pie Buyer, Inc. (c) (i)	Food & Beverage	L+ 5.50% (8.38%), 4/5/2027	28,034	27,437	28,034	1.7 %
Pie Buyer, Inc. (c)	Food & Beverage	L+ 5.50% (9.67%), 4/5/2027	6,068	6,068	6,068	0.4 %
Pie Buyer, Inc. (c)	Food & Beverage	L+ 5.50% (10.67%), 4/6/2026	460	460	460	0.0 %
PlayPower, Inc. (c) (h) (i)	Industrials	L+ 5.50% (9.17%), 5/8/2026	23,695	23,525	20,520	1.2 %
Pluralsight, LLC (c) (h)	Software/Services	L+ 8.00% (11.83%), 4/6/2027	18,826	18,559	18,513	1.1 %
Pluralsight, LLC (c) (h)	Software/Services	L+ 8.00% (12.75%), 4/6/2027	6,728	6,628	6,616	0.4 %
Pluralsight, LLC (c)	Software/Services	L+ 8.00% (12.75%), 4/6/2027	801	801	788	0.0 %
Point Broadband Acquisition, LLC (c) (h)	Telecom	L+ 6.00% (9.75%), 10/2/2028	19,147	18,753	18,754	1.1 %
Point Broadband Acquisition, LLC (c)	Telecom	L+ 6.00% (10.56%), 10/2/2028	3,810	3,810	3,731	0.2 %
Premier Global Services, Inc. (c) (t)	Telecom	P+ 5.50% (13.00%), 6/8/2023	5,024	4,908	—	— %
Premier Global Services, Inc. (c) (t)	Telecom	P+ 5.50% (13.00%), 1/31/2023	969	969	145	0.0 %
PSKW, LLC (c) (h) (i)	Healthcare	L+ 6.25% (10.64%), 3/9/2026	29,175	28,788	29,175	1.8 %
Questex, Inc. (c) (h) (i)	Media/Entertainment	L+ 4.25% (8.98%), 9/9/2024	15,503	15,416	15,044	0.9 %
Reddy Ice Corp. (c)	Food & Beverage	L+ 6.50% (10.24%), 7/1/2025	1,785	1,776	1,751	0.1 %
Reddy Ice Corp. (c)	Food & Beverage	L+ 6.50% (10.24%), 7/1/2025	1,461	1,461	1,433	0.1 %
Reddy Ice Corp. (c)	Food & Beverage	L+ 6.50% (10.24%), 7/1/2025	4,814	4,814	4,720	0.3 %
Reddy Ice Corp. (c) (h) (i)	Food & Beverage	L+ 6.50% (10.24%), 7/1/2025	18,951	18,714	18,581	1.1 %
Relativity Oda, LLC (c) (i)	Software/Services	L+ 7.50% (11.89%) PIK, 5/12/2027	5,309	5,225	5,137	0.3 %
REP TEC Intermediate Holdings, Inc. (c) (h) (i)	Software/Services	L+ 6.50% (11.23%), 6/19/2025	28,492	28,147	28,147	1.7 %
REP TEC Intermediate Holdings, Inc. (c)	Software/Services	L+ 6.50% (11.23%), 6/19/2025	519	519	513	0.0 %
Roadsafe Holdings, Inc. (c)	Industrials	P+ 4.75% (12.25%), 10/19/2027	6,797	6,797	6,686	0.4 %
Roadsafe Holdings, Inc. (c) (i)	Industrials	L+ 5.75% (10.87%), 10/19/2027	7,753	7,639	7,627	0.5 %
RSC Acquisition, Inc. (c) (i)	Financials	S+ 5.50% (10.23%), 10/30/2026	15,193	15,178	15,194	0.9 %
RSC Acquisition, Inc. (c)	Financials	S+ 5.50% (10.23%), 10/30/2026	1,484	1,484	1,484	0.1 %

The accompanying notes are an integral part of these consolidated financial statements.
F- 24

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)

December 31, 2022

Portfolio Company (f) (q) (v)	Industry	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
Saturn SHC Buyer Holdings, Inc. (c) (h)	Healthcare	L+ 6.00% (10.77%), 11/18/2027	$ 32,991	$ 32,454	$ 32,991	2.0 %
SCIH Salt Holdings, Inc. (c)	Industrials	L+ 4.00% (7.74%), 3/17/2025	1,123	1,123	1,025	0.1 %
Sherlock Buyer Corp. (c) (i)	Business Services	L+ 5.75% (10.48%), 12/8/2028	11,041	10,852	10,848	0.7 %
Simplifi Holdings, Inc. (c) (h)	Media/Entertainment	L+ 5.50% (9.25%), 10/1/2027	35,105	34,550	34,519	2.1 %
Skillsoft Corp. (h)	Technology	S+ 5.25% (9.58%), 7/14/2028	1,374	1,357	1,140	0.1 %
St. Croix Hospice Acquisition Corp. (c)	Healthcare	L+ 6.00% (10.70%), 10/30/2026	2,809	2,809	2,809	0.2 %
St. Croix Hospice Acquisition Corp. (c) (i)	Healthcare	L+ 6.00% (10.42%), 10/30/2026	25,420	25,096	25,420	1.5 %
STRIPER BUYER, LLC (c) (h)	Paper & Packaging	L+ 5.50% (9.57%), 12/30/2026	12,268	12,184	12,268	0.7 %
Subsea Global Solutions, LLC (c) (i)	Business Services	L+ 6.75% (11.50%), 12/31/2023	4,649	4,643	4,649	0.3 %
Subsea Global Solutions, LLC (c) (i)	Business Services	L+ 6.75% (11.50%), 3/29/2023	7,061	7,054	7,061	0.4 %
Subsea Global Solutions, LLC (c)	Business Services	L+ 6.75% (10.50%), 12/31/2023	905	905	905	0.1 %
SunMed Group Holdings, LLC (c) (h)	Healthcare	L+ 5.75% (10.48%), 6/16/2028	8,964	8,841	8,830	0.5 %
SunMed Group Holdings, LLC (c)	Healthcare	L+ 5.75% (10.49%), 6/16/2027	288	288	285	0.0 %
Tax Defense Network, LLC (c) (p) (t)	Consumer	L+ 6.00% (10.00%) PIK, 3/31/2023	7,296	3,833	186	0.0 %
Tax Defense Network, LLC (c) (p) (t)	Consumer	10.00% PIK, 3/31/2023	4,264	2,986	4,264	0.3 %
Tax Defense Network, LLC (c) (p) (t)	Consumer	L+ 6.00% (10.00%) PIK, 3/31/2023	41,102	21,646	1,048	0.1 %
The NPD Group, LP (c)	Business Services	S+ 5.75% (10.07%) 2.75% PIK, 12/1/2028	34,210	33,577	33,571	2.0 %
The NPD Group, LP (c)	Business Services	S+ 5.75% (10.07%) 2.75% PIK, 12/1/2027	231	231	226	0.0 %
Therapy Brands Holdings, LLC (c) (h)	Healthcare	L+ 4.00% (8.35%), 5/18/2028	4,327	4,314	4,327	0.3 %
Trinity Air Consultants Holdings Corp. (c)	Business Services	L+ 5.25% (10.40%), 6/29/2027	3,836	3,836	3,778	0.2 %
Trinity Air Consultants Holdings Corp. (c) (h)	Business Services	L+ 5.25% (10.18%), 6/29/2027	20,424	20,118	20,118	1.2 %
Triple Lift, Inc. (c)	Software/Services	S+ 5.25% (9.58%), 5/5/2028	1,265	1,265	1,243	0.1 %
Triple Lift, Inc. (c) (i)	Software/Services	S+ 5.50% (10.45%), 5/5/2028	28,262	27,819	27,782	1.7 %
University of St. Augustine Acquisition Corp. (c) (h) (i)	Education	L+ 4.25% (8.33%), 2/2/2026	23,278	23,021	23,278	1.4 %
Urban One, Inc.	Media/Entertainment	7.38%, 2/1/2028	1,561	1,561	1,319	0.1 %
US Oral Surgery Management Holdco, LLC (c)	Healthcare	L+ 5.50% (10.72%), 11/18/2027	3,525	3,525	3,490	0.2 %
US Oral Surgery Management Holdco, LLC (c) (h)	Healthcare	L+ 6.00% (10.68%), 11/18/2027	12,173	11,975	12,051	0.7 %
US Salt Investors, LLC (c)	Chemicals	L+ 5.50% (9.17%), 7/19/2028	19,932	19,616	19,559	1.2 %
Vantage Mobility International, LLC (c) (p) (t)	Transportation	L+ 6.00% (10.13%) PIK, 3/21/2024	1,991	251	—	— %
Vantage Mobility International, LLC (c) (p) (t)	Transportation	L+ 6.00% (10.13%) PIK, 3/21/2024	256	244	—	— %
Vensure Employer Services, Inc. (c) (i)	Business Services	S+ 4.75% (8.71%), 4/1/2027	11,882	11,819	11,882	0.7 %
Victors CCC Buyer, LLC (c)	Business Services	S+ 5.75% (10.69%), 6/1/2029	16,947	16,636	16,637	1.0 %
West Coast Dental Services, Inc. (c)	Healthcare	S+ 5.75% (9.99%), 7/1/2028	255	255	251	0.0 %
West Coast Dental Services, Inc. (c)	Healthcare	S+ 5.75% (9.99%), 7/1/2028	19,765	19,446	19,448	1.2 %
Westwood Professional Services, Inc. (c)	Business Services	L+ 6.00% (9.75%), 5/26/2026	1,007	1,007	1,007	0.1 %
Westwood Professional Services, Inc. (c) (i)	Business Services	L+ 6.00% (9.75%), 5/26/2026	8,561	8,444	8,561	0.5 %
WHCG Purchaser III, Inc. (c) (h)	Healthcare	L+ 5.75% (9.42%), 6/22/2028	29,124	28,669	25,940	1.6 %
WHCG Purchaser III, Inc. (c)	Healthcare	L+ 5.75% (9.42%), 6/22/2028	7,078	7,078	6,304	0.4 %
WHCG Purchaser III, Inc. (c)	Healthcare	L+ 5.75% (10.48%), 6/22/2026	1,426	1,426	1,305	0.1 %
WIN Holdings III Corp. (c) (h)	Consumer	L+ 5.25% (10.40%), 7/16/2028	31,310	30,814	30,815	1.9 %
WMK, LLC (c) (i)	Business Services	S+ 5.75% (9.45%), 9/5/2025	2,532	2,526	2,532	0.2 %

The accompanying notes are an integral part of these consolidated financial statements.
F- 25

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)

December 31, 2022

Portfolio Company (f) (q) (v)	Industry	Investment Coupon Rate / Maturity (l)		Principal / Number of Shares		Amortized Cost		Fair Value	% of Net Assets (b)
WMK, LLC (c)	Business Services	S+ 5.75% (10.48%), 9/5/2025	$	349	$	347	$	349	0.0 %
WMK, LLC (c) (h) (i)	Business Services	S+ 5.75% (9.73%), 9/5/2025		17,975		17,838		17,975	1.1 %
WMK, LLC (c)	Business Services	L+ 5.75% (9.99%), 9/5/2024		2,618		2,618		2,618	0.2 %
WMK, LLC (c)	Business Services	S+ 5.75% (10.15%), 9/5/2025		11,118		11,118		11,118	0.7 %
WMK, LLC (c) (i)	Business Services	S+ 5.75% (10.17%), 9/5/2025		3,697		3,627		3,697	0.2 %
WMK, LLC (c)	Business Services	S+ 5.75% (10.30%), 9/5/2025		8,000		7,690		8,000	0.5 %
Zendesk, Inc. (c)	Software/Services	S+ 6.50% (11.04%) 3.50% PIK, 11/22/2028		42,801		41,961		41,962	2.5 %
Subtotal Senior Secured First Lien Debt						**$ 2,048,997**		**$1,995,273**	**119.8 %**
Senior Secured Second Lien Debt - 12.2% (b)									
Accentcare, Inc. (c) (h)	Healthcare	L+ 8.75% (13.49%), 6/21/2027	$	30,152	$	29,691	$	25,026	1.5 %
Anchor Glass Container Corp. (c) (t)	Paper & Packaging	L+ 7.75% (11.53%), 12/7/2024		6,667		6,150		2,003	0.1 %
Aruba Investments Holdings, LLC (i)	Chemicals	L+ 7.75% (12.14%), 11/24/2028		3,759		3,717		3,401	0.2 %
Astro AB Merger Sub, Inc. (a) (c) (h)	Financials	L+ 8.00% (12.42%), 4/30/2025		8,162		8,145		7,560	0.5 %
Carlisle FoodService Products, Inc. (c)	Consumer	L+ 7.75% (11.32%), 3/20/2026		10,719		10,633		10,166	0.6 %
CommerceHub, Inc. (c)	Technology	S+ 7.00% (11.53%), 12/29/2028		12,360		12,314		10,506	0.6 %
Corelogic, Inc. (c)	Business Services	L+ 6.50% (10.94%), 6/4/2029		10,808		10,721		9,252	0.6 %
HAH Group Holding Company, LLC (c) (h)	Healthcare	L+ 8.50% (12.89%), 10/30/2028		12,445		12,218		12,445	0.7 %
Integrated Efficiency Solutions, Inc. (c) (o)	Industrials	10.00% PIK, 12/31/2026		1,586		1,062		760	0.0 %
Mercury Merger Sub, Inc. (c)	Business Services	L+ 6.50% (10.25%), 8/2/2029		13,965		13,869		13,518	0.8 %
ORG GC Holdings, LLC (c) (o)	Business Services	18.00% PIK, 11/29/2027		4,109		4,109		3,868	0.2 %
PetVet Care Centers, LLC (c) (h)	Healthcare	L+ 6.25% (10.63%), 2/13/2026		3,539		3,532		3,464	0.2 %
Project Boost Purchaser, LLC (c)	Business Services	L+ 8.00% (12.38%), 5/31/2027		1,848		1,848		1,848	0.1 %
Proofpoint, Inc. (h)	Software/Services	L+ 6.25% (10.99%), 8/31/2029		7,842		7,809		7,502	0.5 %
QuickBase, Inc. (c)	Technology	L+ 8.00% (12.38%), 4/2/2027		7,484		7,404		7,484	0.4 %
RealPage, Inc. (i)	Software/Services	L+ 6.50% (10.88%), 4/23/2029		13,647		13,485		13,067	0.8 %
Recess Holdings, Inc. (c) (h)	Industrials	L+ 7.75% (12.17%), 9/29/2025		16,134		16,038		16,134	1.0 %
SSH Group Holdings, Inc. (c)	Education	L+ 8.25% (12.98%), 7/30/2026		10,122		10,077		10,122	0.6 %
Therapy Brands Holdings, LLC (c) (h)	Healthcare	L+ 6.75% (11.10%), 5/18/2029		4,654		4,628		4,654	0.3 %
Travelpro Products, Inc. (a) (c)	Consumer	13.00%, 2.00% PIK, 11/20/2024		2,983		2,983		2,983	0.2 %
Travelpro Products, Inc. (a) (c) (m)	Consumer	13.00%, 2.00% PIK, 11/20/2024	CAD	3,445		2,671		2,542	0.2 %
USIC Holdings, Inc. (c) (h)	Business Services	L+ 6.50% (10.57%), 5/14/2029		5,798		5,751		5,589	0.3 %
Vantage Mobility International, LLC (c) (p) (t)	Transportation	L+ 6.00% (10.13%) PIK, 3/21/2024		1,212		17		—	— %
Vantage Mobility International, LLC (c) (p) (t)	Transportation	L+ 6.00% (10.13%) PIK, 3/21/2024		3,936		2,914		—	— %
Victory Buyer, LLC (c)	Industrials	L+ 7.00% (11.35%), 11/19/2029		31,686		31,407		29,405	1.8 %
Subtotal Senior Secured Second Lien Debt					**$**	**223,193**	**$**	**203,299**	**12.2 %**
Subordinated Debt - 8.1% (b)									
Del Real, LLC (c)	Food & Beverage	16.00%, 12.00% PIK, 4/7/2023	$	4,848	$	4,679	$	4,772	0.3 %
Post Road Equipment Finance, LLC (c) (o)	Financials	L+ 7.75% (11.94%), 12/31/2028		15,086		15,086		15,086	0.9 %
Post Road Equipment Finance, LLC (c) (o)	Financials	L+ 7.75% (11.94%), 12/31/2028		38,100		37,982		38,100	2.3 %
Siena Capital Finance, LLC (c) (j) (o)	Financials	12.50%, 11/26/2026		77,000		76,995		77,000	4.6 %
Subtotal Subordinated Debt					**$**	**134,742**	**$**	**134,958**	**8.1 %**
Collateralized Securities - 1.8% (b)									
Collateralized Securities - Debt Investments									
NewStar Arlington Senior Loan Program, LLC 14-1A FR (a) (c) (p)	Diversified Investment Vehicles	L+ 11.00% (15.36%), 4/25/2031	$	4,750	$	4,603	$	4,165	0.3 %

The accompanying notes are an integral part of these consolidated financial statements.

F- 26

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)

December 31, 2022

Portfolio Company (f) (q) (v)	Industry	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
Newstar Fairfield Fund CLO, Ltd. 2015-1RA F (a) (c) (p)	Diversified Investment Vehicles	L+ 7.50% (11.74%), 1/20/2027	$ 10,728	$ 10,264	$ 8,849	0.5 %
Whitehorse, Ltd. 2014-1A E (a) (c) (p)	Diversified Investment Vehicles	L+ 4.55% (8.99%) PIK, 5/1/2026	8,132	8,076	6,996	0.4 %
Collateralized Securities - Equity Investments (n)						
NewStar Arlington Senior Loan Program, LLC 14-1A SUB (a) (c) (k) (p)	Diversified Investment Vehicles	19.92%, 4/25/2031	$ 31,603	$ 11,714	$ 10,278	0.6 %
Newstar Fairfield Fund CLO, Ltd. 2015-1RA SUB (a) (c) (k) (p)	Diversified Investment Vehicles	0.00%, 1/20/2027	31,575	6,285	—	— %
OFSI Fund, Ltd. 2014-6A Side Letter (a) (c)	Diversified Investment Vehicles	0.00%, 3/20/2025	1,970	47	—	— %
Whitehorse, Ltd. 2014-1A Side Letter (a) (c) (p)	Diversified Investment Vehicles	0.00%, 5/1/2026	1,886	134	—	— %
Whitehorse, Ltd. 2014-1A SUB (a) (c) (k) (p)	Diversified Investment Vehicles	0.00%, 5/1/2026	36,000	6,965	—	— %
Subtotal Collateralized Securities				**$ 48,088**	**$ 30,288**	**1.8 %**
Equity/Other - 30.7% (b) (d)						
Aden & Anais Holdings, Inc. (c) (e) (w)	Retail		4,470	$ —	$ —	— %
Baker Hill Acquisition, LLC (c) (e)	Financials		22,653	—	—	— %
Black Mountain Sand, LLC (c) (e) (u)	Energy		55,463	—	1,659	0.1 %
CDS U.S. Intermediate Holdings, Inc. (a) (e) (p)	Media/Entertainment		539,708	1,224	4,721	0.3 %
CDS U.S. Intermediate Holdings, Inc. (a) (e) (p)	Media/Entertainment		874,000	437	1,311	0.1 %
Clover Technologies Group, LLC (c) (e)	Industrials		180,274	1,153	52	0.0 %
Clover Technologies Group, LLC (c) (e)	Industrials		2,753	275	1,122	0.1 %
CRS-SPV, Inc. (c) (e) (o)	Industrials		246	2,218	1,559	0.1 %
Danish CRJ, Ltd. (a) (c) (e) (o) (r)	Transportation		5,002	—	—	— %
Del Real, LLC (c) (e) (u)	Food & Beverage		670,510	382	143	0.0 %
Dyno Acquiror, Inc. (c) (e)	Consumer		134,102	58	21	0.0 %
FBLC Senior Loan Fund, LLC (a) (c) (j) (o)	Diversified Investment Vehicles		304,934	304,934	304,934	18.3 %
First Eagle Greenway Fund II, LLC (a) (e) (p)	Diversified Investment Vehicles		5,329	3,977	360	0.0 %
Foresight Energy Operating, LLC (c) (e) (p) (u)	Energy		158,093	2,087	3,519	0.2 %
HemaSource, Inc. (c) (e) (w)	Healthcare		223,503	168	369	0.0 %
Integrated Efficiency Solutions, Inc. (c) (e) (o) (u)	Industrials		55,991	—	—	— %
Integrated Efficiency Solutions, Inc. (c) (e) (o) (u)	Industrials		57,427	—	—	— %
Internap Corp (c) (e) (o)	Business Services		1,293,189	543	595	0.0 %
Jakks Pacific, Inc. (c)	Consumer		5,303	223	788	0.0 %
Kahala Ireland OpCo Designated Activity Company (a) (c) (o) (y)	Transportation		1	—	5,027	0.3 %
Kahala Ireland OpCo Designated Activity Company (a) (c) (e) (o) (y)	Transportation		3,250,000	—	3,250	0.2 %
Kahala US OpCo, LLC (a) (c) (e) (o) (x)	Transportation		4,413,472	—	—	— %
KidKraft, Inc. (c) (e) (u)	Consumer		2,682,257	—	1,770	0.1 %
Lakeview Health Holdings, Inc. (c) (e) (o)	Healthcare		5,272	—	—	— %
McDonald Worley, P.C. (c) (e)	Business Services		20,167	20	2,799	0.2 %
MCS Acquisition Corp. (c) (e) (p)	Business Services		31,521	4,103	747	0.0 %

The accompanying notes are an integral part of these consolidated financial statements.
F- 27

FRANKLIN BSP LENDING CORPORATION

CONSOLIDATED SCHEDULES OF INVESTMENTS
(dollars in thousands)

December 31, 2022

Portfolio Company (f) (q) (v)	Industry	Investment Coupon Rate / Maturity (l)	Principal / Number of Shares	Amortized Cost	Fair Value	% of Net Assets (b)
MCS Acquisition Corp. (c) (e) (p)	Business Services		356,537	$ 357	$ 357	0.0 %
MGTF Holdco, LLC (c) (e) (o) (u)	Media/Entertainment		402,000	—	—	— %
Motor Vehicle Software Corp. (c) (e) (w)	Business Services		223,503	318	262	0.0 %
ORG GC Holdings, LLC (c) (e) (o)	Business Services		93,380	212	—	— %
ORG GC Holdings, LLC (c) (e) (o)	Business Services		1,771	—	—	— %
PennantPark Credit Opportunities Fund II, LP (a) (e) (p)	Diversified Investment Vehicles		8,739	826	1,162	0.1 %
Point Broadband Acquisition, LLC (c) (e) (u)	Telecom		2,550,487	2,550	3,009	0.2 %
Post Road Equipment Finance, LLC (c) (o) (u)	Financials		79,479	81,787	81,692	4.9 %
RMP Group, Inc. (c) (e) (u)	Financials		223	164	369	0.0 %
Siena Capital Finance, LLC (c) (j) (o)	Financials		41,789,400	42,499	77,310	4.7 %
Skillsoft Corp. (e) (s)	Technology		248,712	2,636	323	0.0 %
Smile Brands, Inc. (c) (e)	Healthcare		712	—	874	0.1 %
Squan Holding Corp. (c) (e)	Telecom		180,835	—	—	— %
Tap Rock Resources, LLC (c) (g) (p) (u)	Energy		18,356,442	—	596	0.0 %
Tax Defense Network, LLC (c) (e) (p)	Consumer		147,099	425	—	— %
Tax Defense Network, LLC (c) (e) (p)	Consumer		633,382	—	—	— %
Tennenbaum Waterman Fund, LP (a) (p)	Diversified Investment Vehicles		10,000	10,000	8,699	0.6 %
Travelpro Products, Inc. (a) (c) (e)	Consumer		447,007	506	313	0.0 %
United Biologics, LLC (c) (e) (u)	Healthcare		39,769	132	—	— %
United Biologics, LLC (c) (e) (u)	Healthcare		3,155	—	—	— %
United Biologics, LLC (c) (e) (u)	Healthcare		4,206	31	—	— %
United Biologics, LLC (c) (e) (u)	Healthcare		99,236	—	—	— %
United Biologics, LLC (c) (e) (u)	Healthcare		223	35	—	— %
USASF Holdco, LLC (c) (e) (u)	Financials		10,000	10	—	— %
USASF Holdco, LLC (c) (e) (u)	Financials		490	490	—	— %
USASF Holdco, LLC (c) (e) (u)	Financials		139	139	—	— %
Vantage Mobility International, LLC (c) (e) (p)	Transportation		512,923	—	—	— %
Vantage Mobility International, LLC (c) (e) (p)	Transportation		4,639,261	3,140	—	— %
Vantage Mobility International, LLC (c) (e) (p)	Transportation		1,940,977	—	—	— %
World Business Lenders, LLC (c) (e)	Financials		922,669	3,750	1,614	0.1 %
WPNT, LLC (c) (e) (o) (u)	Media/Entertainment		402,000	—	—	— %
Wythe Will Tzetzo, LLC (c) (e) (u)	Food & Beverage		22,312	302	—	— %
YummyEarth, Inc. (c) (e)	Food & Beverage		223	—	—	— %
Subtotal Equity/Other				$ 472,111	$ 511,326	30.7 %
TOTAL INVESTMENTS - 172.6% (b)				$ 2,927,131	$2,875,144	172.6 %

(a) All of the Company's investments, except the investments noted by this footnote, are qualifying assets under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company's total assets. Qualifying assets represent 85.2% of the Company's total assets. The significant majority of all investments held are deemed to be illiquid.

(b) Percentages are based on net assets as of December 31, 2022.

(c) The fair value of investments with respect to securities for which market quotations are not readily available is determined in good faith by the Company's Board of Directors as required by the 1940 Act. Such investments are valued using significant unobservable inputs (See Note 3 to the consolidated financial statements).

The accompanying notes are an integral part of these consolidated financial statements.
F- 28

(d) All amounts are in thousands except share amounts. (e) Non-income producing at December 31, 2022. (f) The Company has various unfunded commitments to portfolio companies. Please refer to Note 7 - Commitments and Contingencies for details of these unfunded commitments. (g) The commitment related to this investment is discretionary. (h) The Company's investment or a portion thereof is pledged as collateral under the JPM Credit Facility. Individual investments can be divided into parts which are pledged to separate credit facilities. (i) The Company's investment or a portion thereof is pledged as collateral under the Wells Fargo Credit Facility. Individual investments can be divided into parts which are pledged to separate credit facilities. (j) The Company's investment falls under the definition of a significant subsidiary, as it exceeded the threshold of at least one of the tests under Rule 3-09. See Note 18 and the relevant portfolio companies' audited financial statements for additional disclosure. (k) The Collateralized Securities - subordinated notes are treated as equity investments and are entitled to recurring distributions which are generally equal to the remaining cash flow of the payments made by the underlying fund’s securities less contractual payments to debt holders and fund expenses. The estimated yield indicated is based upon a current projection of the amount and timing of these recurring distributions and the estimated amount of repayment of principal upon termination. Such projections are periodically reviewed and adjusted, and the estimated yield may not ultimately be realized. (l) The majority of the investments bear interest at a rate that may be determined by reference to London Interbank Offered Rate ("LIBOR" or "L"), Secured Overnight Financing Rate ("SOFR" or "S"), or Prime ("P") and which reset daily, monthly, quarterly, or semiannually. For each, the Company has provided the spread over the relevant reference rate and the current interest rate in effect at December 31, 2022. Certain investments are subject to reference rate floors. For fixed rate loans, a spread above a reference rate is not applicable. For floating rate securities the all-in rate is disclosed within parentheses. (m) The principal amount (par amount) is denominated in Canadian Dollars ("CAD"). (n) For equity investments in Collateralized Securities, the effective yield is presented in place of the investment coupon rate for each investment. Refer to footnote (k) for a further description of an equity investment in a Collateralized Security. (o) The provisions of the 1940 Act classify investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally presumed to be "non-controlled" when the Company owns 25% or less of the portfolio company's outstanding voting securities and/or does not have the power to exercise control over the management or policies of such portfolio company. A company is generally presumed to be "controlled" when the Company owns more than 25% of the portfolio company's outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company. The Company classifies this investment as "controlled". (p) The provisions of the 1940 Act classify investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as "non-affiliated" when the Company owns less than 5% of a portfolio company's outstanding voting securities and "affiliated" when the Company owns 5% or more of a portfolio company's outstanding voting securities. The Company classifies this investment as "affiliated". (q) Unless otherwise indicated, all investments in the Consolidated Schedules of Investments are non-affiliated, non-controlled investments. (r) The Company's investment is held through the consolidated subsidiary, Kahala Aviation Holdings, LLC, which owns 49% of the operating company, Danish CRJ LTD. (s) The investment is not a restricted security. All other securities are restricted securities. (t) The investment is on non-accrual status as of December 31, 2022. (u) Investments are held in the taxable wholly-owned, consolidated subsidiary, 54th Street Equity Holdings, Inc. (v) Unless otherwise indicated, all of the Company's investments or a portion thereof are pledged as collateral under the JPM Revolver Facility. (w) The investment is held through BSP TCAP Acquisition Holdings LP, which is an affiliated acquisition entity. Due to certain restrictions, such as limits on the number of partners allowable within the equity structures of the newly acquired investments, these investments are still held within the acquisition entity as of December 31, 2022. (x) The Company's investment is held through the consolidated subsidiaries, Kahala Aviation Holdings, LLC and Kahala Aviation US, Inc., which own 100% of the equity of the operating company, Kahala US OpCo LLC. (y) The Company's investment is held through the consolidated subsidiary, Kahala Aviation Holdings, LLC, which owns 100% of the equity of the operating company, Kahala Ireland OpCo Designated Activity Company. FRANKLIN BSP LENDING CORPORATION CONSOLIDATED SCHEDULES OF INVESTMENTS (dollars in thousands) The accompanying notes are an integral part of these consolidated financial statements. F- 29

December 31, 2022 The following table shows the portfolio composition by industry grouping based on fair value at December 31, 2022: At December 31, 2022 Investments at Fair Value Percentage of Total Portfolio Business Services $ 441,450 15.5 % Healthcare 412,315 14.3 % Financials 389,041 13.5 % Diversified Investment Vehicles (1) 345,443 12.0 % Software/Services 288,652 10.0 % Industrials 260,455 9.1 % Media/Entertainment 183,907 6.4 % Paper & Packaging 129,932 4.5 % Consumer 115,259 4.0 % Food & Beverage 75,047 2.6 % Utilities 53,709 1.9 % Education 41,486 1.4 % Chemicals 34,879 1.2 % Technology 33,663 1.2 % Transportation 28,407 1.0 % Telecom 26,316 0.9 % Energy 15,183 0.5 % Total $ 2,875,144 100.0% _____________ (1) Includes FBLC's investment in FBLC Senior Loan Fund, LLC, which represents 10.6% of the fair value of investments as of December 31, 2022. FRANKLIN BSP LENDING CORPORATION CONSOLIDATED SCHEDULES OF INVESTMENTS (dollars in thousands) The accompanying notes are an integral part of these consolidated financial statements. F- 30

Note 1 — Organization and Basis of Presentation Franklin BSP Lending Corporation (the “Company” or "FBLC") is an externally managed, non-diversified closed-end management investment company incorporated in Maryland in May 2010 that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (“the 1940 Act”). In addition, the Company has elected to be treated for tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company’s investment activities are managed by Franklin BSP Lending Adviser, L.L.C. (the “Adviser”), a subsidiary of Benefit Street Partners L.L.C. (“BSP”) and supervised by the Company’s Board of Directors ("Board" or "Board of Directors"), a majority of whom are independent of the Adviser and its affiliates. As a BDC, the Company is required to comply with certain regulatory requirements. The Company’s investment objective is to generate both current income and to a lesser extent long-term capital appreciation through debt and equity investments. The Company invests primarily in first and second lien senior secured loans and mezzanine debt issued by middle market companies. The Company defines middle market companies as those with EBITDA of between $25 million and $100 million annually. The Company also purchases interests in loans through secondary market transactions. First and second lien secured loans generally are senior debt instruments that rank ahead of subordinated debt and equity in bankruptcy priority and are generally secured by liens on the operating assets of a borrower, which may include inventory, receivables, plant, property, and equipment. Mezzanine debt is subordinated to senior loans and is generally unsecured. The Company may invest in the equity and junior debt tranches of collateralized loan obligation investment vehicles (“Collateralized Securities” or "CLOs"). CLOs are entities that are formed to manage a portfolio of senior secured loans made to companies whose debt is typically rated below investment grade or, in limited circumstances, unrated. The senior secured loans within these Collateralized Securities meet specified credit and diversity criteria and are subject to concentration limitations in order to create a diverse investment portfolio. In most cases, companies to whom the Company provides customized financing solutions will be privately held at the time the Company invests in them. On February 1, 2019, Franklin Resources, Inc. (“FRI”) and Templeton International, Inc. (collectively with FRI, “Franklin Templeton”) acquired BSP, including BSP’s 100% ownership interest in the Adviser (the “FT Transaction”). While the structure of the Company’s investments is likely to vary, the Company may invest in senior secured debt, senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, preferred equity, common equity, warrants, CLOs, and other instruments, many of which generate current yields. If the Adviser deems appropriate, the Company may invest in more liquid senior secured and second lien debt securities, some of which may be traded. The Company will make such investments to the extent allowed by the 1940 Act and consistent with its continued qualification as a RIC for federal income tax purposes. On January 25, 2011, the Company commenced its initial public offering (the “IPO”) on a “reasonable best efforts basis” of up to 150.0 million shares of common stock, $0.001 par value per share, and subsequently amended the offering to issue up to an additional 101.1 million shares of its common stock (the “Offering”). The Company closed the Offering to new investments on April 30, 2015. As of December 31, 2023, the Company had issued 271.3 million shares of common stock for gross proceeds of $2.7 billion including the shares purchased by affiliates and shares issued under the Company's distribution reinvestment plan (“DRIP”). As of December 31, 2023, the Company had repurchased a cumulative 37.7 million shares of common stock through its share repurchase program for payments of $310.2 million. The Company intends to co-invest, subject to the conditions included in the exemptive order the Company received from the Securities and Exchange Commission ("SEC"), with certain of its affiliates. The Company believes that such co- investments may afford it additional investment opportunities and an ability to achieve greater diversification. As a BDC, the Company is generally required to invest at least 70% of its total assets primarily in securities of private and certain U.S. public companies (other than certain financial institutions), cash, cash equivalents and U.S. Government securities, and other high-quality debt investments that mature in one year or less. The Company is permitted to borrow money from time to time within the levels permitted by the 1940 Act (which generally currently allows it to incur leverage for up to one half of its total assets). The Company has used, and expects to continue to use, its credit facilities and other borrowings, along with proceeds from the rotation of its portfolio and proceeds from private securities offerings to finance its investment objectives. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 31

Although the Small Business Credit Availability Act of 2018 (the “SBCAA”) amended the 1940 Act to permit BDCs to incur increased leverage if certain conditions are met, the Company does not presently intend to avail itself of the increased leverage limits permitted by the SBCAA. If the Company were to avail itself of the increased leverage permitted by the SBCAA, this would effectively allow the Company to double its leverage, which would increase leverage risk and expenses. On October 2, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Franklin BSP Capital Corporation, a Delaware corporation (“FBCC”), Franklin BSP Merger Sub, Inc., a Maryland corporation and a direct wholly-owned subsidiary of FBCC (“Merger Sub”), and, solely for the limited purposes set forth therein, Franklin BSP Capital Adviser L.L.C. (“FBCA”), a Delaware limited liability company and the external investment adviser to FBCC. The Merger Agreement provides that, subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving company and as a wholly-owned subsidiary of FBCC. Immediately after the Effective Time, the Company will merge with and into FBCC (together with the Merger, the “Mergers”), with FBCC continuing as the surviving company. See Note 19 for additional information about the Mergers. Note 2 — Summary of Significant Accounting Policies Basis of Presentation The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements reflect all adjustments, both normal and recurring which, in the opinion of management, are necessary for the fair presentation of the Company’s results of operations and financial condition for the periods presented. The Company is an investment company and follows accounting and reporting guidance in Accounting Standards Codification ("ASC") Topic 946 - Financial Services - Investment Companies ("ASC 946"). We have also formed and expect to continue to form consolidated subsidiaries (the “Consolidated Holding Companies”). The Company consolidates the following subsidiaries for accounting purposes: FBLC Funding I, LLC (“Funding I”), FBLC 57th Street Funding, LLC ("57th Street") and 54th Street Equity Holdings, Inc. The Company owns 100% of the equity of Kahala Aviation Holdings, LLC and Kahala Aviation US, Inc., which are consolidated for accounting purposes. All significant intercompany balances and transactions have been eliminated in consolidation. Prior to February 18, 2022, the Company also consolidated BDCA Asset Financing, LLC ("BDCA Asset Financing"); and prior to January 20, 2021, the Company consolidated BDCA-CB Funding, LLC (“CB Funding”). Refer to Note 3 and Note 5 for more information. Use of Estimates The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Consolidation As provided under ASC 946, the Company will generally not consolidate its investment in a company other than a substantially or wholly-owned investment company or controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the accounts of the Company's substantially wholly-owned subsidiaries in its consolidated financial statements. Although the Company owns more than 25% of the voting securities of FBLC Senior Loan Fund, LLC, ("SLF"), the Company does not have sole control over significant actions of SLF for purposes of the 1940 Act or otherwise, and thus does not consolidate its interest. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 32

Valuation of Portfolio Investments Portfolio investments are reported on the consolidated statements of assets and liabilities at fair value. The Board of Directors has delegated to the Adviser as valuation designee (the "Valuation Designee") the responsibility of determining the fair value of the Company's investment portfolio, subject to oversight of the Board of Directors, pursuant to Rule 2a-5 under the 1940 Act. As such, the Valuation Designee is charged with determining the fair value of the Company's investment portfolio, subject to oversight of the Board of Directors. On a quarterly basis, the Valuation Designee performs an analysis of each investment to determine fair value as follows: Securities for which market quotations are readily available on an exchange are valued at the reported closing price on the valuation date. The Valuation Designee may also obtain quotes with respect to certain of the Company's investments from pricing services or brokers or dealers in order to value assets. When doing so, the Valuation Designee determines whether the quote obtained is readily available according to U.S. GAAP to determine the fair value of the security. If determined to be readily available, the Valuation Designee uses the quote obtained. Investments without a readily determined market value are primarily valued using a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that the Valuation Designee may take into account in fair value pricing the Company's investments include, as relevant: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company's ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, and enterprise values, among other factors. When available, broker quotations and/or quotations provided by pricing services are considered as an input in the valuation process. With respect to investments for which market quotations are not readily available, the Valuation Designee undertakes a multi-step valuation process each quarter, as described below: • Each portfolio company or investment will be valued by the Valuation Designee, with assistance from one or more independent valuation firms engaged by the Company's Board of Directors or as noted below, with respect to investments in an investment fund; • The independent valuation firm(s) conduct independent appraisals and make an independent assessment of the value of each investment; and • The Valuation Designee, under the supervision of the Board of Directors, determines the fair value of each investment, in good faith, based on the input of independent valuation firms (to the extent applicable) and the Valuation Designee's own analysis. The Valuation Designee also has established a Valuation Committee to assist the Valuation Designee in carrying out its designated responsibilities, subject to oversight of the Board. For an investment in an investment fund that does not have a readily determinable fair value, the Valuation Designee measures the fair value of the investment predominately based on the net asset value per share of the investment fund if the net asset value of the investment fund is calculated in a manner consistent with the measurement principles of ASC 946, as of the Company's measurement date. However, there can be no assurance that the Company will be able to sell such investment at a price equal to its net asset value per share and the Company may ultimately sell such investment at a discount to its net asset value per share. The Company’s investments in funds that offer periodic liquidity have redemption frequencies which range from monthly to quarterly and redemption notice periods which range from 30 to 90 days. Investments in private equity typically do not offer liquidity and instead, capital is returned through periodic distributions. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 33

Because there is not a readily available market value for most of the investments in its portfolio, the Valuation Designee values substantially all of its portfolio investments at fair value as determined in good faith by its Board of Directors, as described herein. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company's investments may fluctuate from period to period. Additionally, the fair value of the Company's investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Company may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Company was required to liquidate a portfolio investment in a forced or liquidation sale, the Company could realize significantly less than the value at which the Company has recorded it. Investment Classification The Company classifies its investments in accordance with the requirements of the 1940 Act. Under the 1940 Act, “Control” is defined as the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. In addition, any person “who owns beneficially, either directly or through one or more controlled companies, more than 25% of the outstanding voting securities of a company and/or has the power to exercise control over the management or policies of such portfolio company shall be presumed to control such company. Typically, any person who does not so own more than 25% of the outstanding voting securities of any company and/ or does not have the power to exercise control over the management or policies of such portfolio company shall be presumed not to control such company.” Consistent with the 1940 Act, “Affiliated Investments” are defined as those investments in companies in which the Company owns 5% or more of the voting securities. Consistent with the 1940 Act, “Non-affiliated Investments” are defined as investments that are neither Control Investments nor Affiliated Investments. Cash, Cash Equivalents and Restricted Cash Cash and cash equivalents include cash held in banks and short-term, liquid investments in a money market deposit account. Restricted cash is collected and held by a trustee who has been appointed as custodian of the assets securing certain of the Company's financing transactions. Restricted cash is held by the trustees for payment of interest expense and principal on the outstanding borrowings or reinvestment into new assets. Cash, cash equivalents, and restricted cash are carried at cost which approximates fair value. Offering Costs The Company incurs certain costs in connection with the registration of shares of its common stock. Offering costs principally relate to professional fees, printing costs, direct marketing expenses, due diligence costs, fees paid to regulators, and other expenses, including the salaries and/or expenses of the Adviser and its affiliates engaged in registering and marketing the Company’s common stock. Such allocated expenses of the Adviser and its affiliates may include the development of marketing materials and presentations, training and educational meetings, and generally coordinating the marketing process for the Company. Pursuant to the Investment Advisory Agreement, the Company and the Adviser have agreed that the Company will not be liable for organization and offering costs, including transfer agent fees, in excess of 1.5% of the aggregate gross proceeds from the Company’s on-going offering. Should the Company resume continually offering its shares, any offering costs incurred will be capitalized and amortized as an expense on a straight-line basis over a 12-month period. For the years ended December 31, 2023, 2022 and 2021 the Company did not incur any offering costs subject to the Adviser limitation. Deferred Financing Costs Financing costs incurred in connection with the Company’s unsecured notes and revolving credit facilities are capitalized and amortized into expense using the straight-line method, which approximates the effective yield method over the life of the respective facility. See Note 5 - Borrowings for details on the credit facilities and unsecured notes. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 34

Distributions The Company’s Board of Directors authorizes and declares cash distributions payable on a quarterly basis to stockholders of record on each record date. The amount of each such distribution is subject to the discretion of the Board of Directors and applicable legal restrictions related to the payment of distributions. The Company calculates each stockholder’s specific distribution amount for the quarter using record and declaration dates. The distributions are payable by the fifth day following each record date. From time to time, the Company may also pay interim distributions, including capital gains distributions, at the discretion of the Company’s Board of Directors. The Company’s distributions may exceed earnings, especially during the period before it has substantially invested the proceeds from the offering. As a result, a portion of the distributions made by the Company may represent a return of capital for U.S. federal income tax purposes. A return of capital is a return of each stockholder’s investment rather than earnings or gains derived from the Company’s investment activities. The Company may fund cash distributions to stockholders from any sources of funds available to the Company, including advances from the Adviser that are subject to reimbursement, as well as offering proceeds, borrowings, net investment income from operations, capital gain proceeds from the sale of assets, and non-capital gain proceeds from the sale of assets. The Company has not established limits on the amount of funds it may use from available sources to make distributions. See Note 14 - Income Tax Information and Distributions to Stockholders for additional information. Revenue Recognition Interest Income Investment transactions are accounted for on the trade date. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Discount and premium on investments purchased are accreted/amortized over the expected life of the respective investment using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion of discount and amortization of premium on investments. The Company has a number of investments in Collateralized Securities. Interest income from investments in the “equity” class of these Collateralized Securities (in the Company's case, preferred shares or subordinated notes) is recorded based upon an estimation of an effective yield to expected maturity utilizing assumed cash flows, in accordance with ASC 325-40, Beneficial Interests in Securitized Financial Assets ("ASC 325-40"). The Company monitors the expected cash inflows from its equity investments in Collateralized Securities, including the expected principal repayments. The effective yield is determined and updated quarterly. When the Company determines that a CLO's cash flows will not be recovered, the amortized cost basis of the CLO is written down as of the date of the determination based on events and information evaluated and that write-down is recognized as a realized loss. Dividend Income Dividend income on preferred equity investments is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity investments is recorded on the record date for private portfolio companies and on the ex-dividend date for publicly traded portfolio companies. Dividend income from SLF is recorded on accrual basis once dividends are declared by SLF's board of directors. Distributions from SLF are evaluated at the time of distribution to determine if the distribution should be recorded as dividend income or a return of capital. Generally, the Company will not record distributions as dividend income unless there are sufficient accumulated tax-basis earnings and profit in SLF prior to distribution. Distributions that are classified as a return of capital are recorded as a reduction in the cost basis of the investment. Fee Income Fee income, such as structuring fees, origination, closing, amendment fees, commitment, termination, and other upfront fees are generally non-recurring and are recognized as income when earned, either upon receipt or amortized into income. Upon the re-payment of a loan or debt security, any prepayment penalties and unamortized loan origination, structuring, closing, commitment, and other upfront fees are recorded as income. Payment-in-Kind Interest/Dividends The Company may hold debt and equity investments in its portfolio that contain payment-in-kind (“PIK”) interest and dividend provisions. PIK interest and PIK dividends, which represent contractually deferred interest or dividends that add to the investment balance that is generally due at maturity, are recorded on accrual basis to the extent such amounts are expected to be collected. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 35

Non-accrual Income Investments may be placed on non-accrual status when principal or interest payments are past due and/or when there is reasonable doubt that principal or interest will be collected. Accrued interest which may include un-capitalized PIK interest is generally reversed when an investment is placed on non-accrual status. Previously capitalized PIK interest is not reversed when an investment is placed on non-accrual status. Interest payments received on non-accrual investments may be recognized as income or applied to principal depending upon management's judgment of the ultimate outcome. Non-accrual investments are restored to accrual status when past due principal and interest is paid and, in management's judgment, are likely to remain current. Net Realized Gain or Loss and Net Change in Unrealized Appreciation or Depreciation Gain or loss on the sale of investments is calculated using the specific identification method. The Company measures realized gain or loss by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized. Net change in unrealized appreciation or depreciation will reflect the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when a gain or loss is realized. Income Taxes The Company has elected to be treated for federal income tax purposes as a RIC under Subchapter M of the Code. Generally, a RIC is not subject to federal income taxes in respect of each taxable year if it distributes dividends for federal income tax purposes to stockholders of an amount generally equal to at least 90% of ‘‘investment company taxable income,’’ as defined in the Code, and determined without regard to any deduction for dividends paid. Distributions declared prior to the filing of the previous year's tax return and paid up to twelve months after the previous tax year can be carried back to the prior tax year in determining the distributions paid in such tax year. The Company intends to make sufficient distributions to maintain its ability to be subject to be taxed as a RIC each year. The Company may be subject to federal excise tax imposed at a rate of 4% on certain undistributed amounts. See Note 14 - Income Tax Information and Distributions to Stockholders for additional information. Note 3 — Fair Value of Financial Instruments The Company’s fair value measurements are classified into a fair value hierarchy in accordance with ASC Topic 820, Fair Value Measurement, based on the markets in which the assets and liabilities are traded, and the reliability of the assumptions used to determine fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value. The Company determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. This alternative approach also reflects the contractual terms of the derivatives, if any, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The guidance defines three levels of inputs that may be used to measure fair value: • Level 1—Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date. • Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability. • Level 3—Unobservable inputs that reflect the entity’s own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques. The determination of where an asset or liability falls in the above hierarchy requires significant judgment and factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 36

For investments for which Level 1 inputs, such as quoted prices, were not available at December 31, 2023 and December 31, 2022, the investments were valued at fair value as determined in good faith using the valuation policy approved by the Board of Directors using Level 2 and Level 3 inputs. The Company evaluates the source of inputs, including any markets in which the Company's investments are trading, in determining fair value. Due to the inherent uncertainty in the valuation process, the estimate of fair value of the Company’s investment portfolio at December 31, 2023 and December 31, 2022 may differ materially from values that would have been used had a ready market for the securities existed. In addition to using the above inputs in investment valuations, the Company continues to employ the valuation policy approved by the Board of Directors. Portfolio investments are reported on the consolidated statements of assets and liabilities at fair value. On a quarterly basis the Company performs an analysis of each investment to determine fair value as described below. Securities for which market quotations are readily available on an exchange are valued at the reported closing price on the valuation date. The Company may also obtain quotes with respect to certain of the Company's investments from pricing services or brokers or dealers in order to value assets. When doing so, the Company determines whether the quote obtained is readily available according to U.S. GAAP to determine the fair value of the security. If determined readily available, the Company uses the quote obtained. Investments without a readily determined market value are primarily valued using a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that the Valuation Designee may take into account in fair value pricing the Company's investments include, as relevant: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company's ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, and enterprise values, among other factors. When available, broker quotations and/or quotations provided by pricing services are considered as an input in the valuation process. For an investment in an investment fund that does not have a readily determinable fair value, the Valuation Designee measures the fair value of the investment predominately based on the net asset value per share of the investment fund if the net asset value of the investment fund is calculated in a manner consistent with the measurement principles of ASC Topic 946, as of the Company's measurement date. For investments in Collateralized Securities, the Valuation Designee models both the assets and liabilities of each Collateralized Securities' capital structure. The model uses a waterfall engine to store the collateral data, generate cash flows from the assets, and distribute the cash flows to the liability structure based on the contractual priority of payments. The cash flows are discounted using rates that incorporate risk factors such as default risk, interest rate risk, downgrade risk, and credit spread risk, among others. In addition, the Valuation Designee considers broker quotations and/or comparable trade activity, which are considered as inputs to determining fair value when available. As part of the Company's quarterly valuation process, the Valuation Designee may be assisted by one or more independent valuation firms. The Valuation Designee, under the supervision of the Board of Directors, determines the fair value of each investment, in good faith, based on the input of independent valuation firm(s) (to the extent applicable) and the Valuation Designee's own analysis. Determination of fair values involves subjective judgments and estimates. Accordingly, the notes to the consolidated financial statements refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations on the consolidated financial statements. For discussion of the fair value measurement of the Company's borrowings, refer to Note 5 - Borrowings. For discussion of the fair value measurement of the Company's foreign currency contracts, refer to Note 6 - Derivatives. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 37

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

The following table presents fair value measurements of investments, by major class, as of December 31, 2023, according to the fair value hierarchy:

	Fair Value Measurements				
	Level 1	Level 2	Level 3	Measured at Net Asset Value [(1)]	Total
Senior Secured First Lien Debt	$ —	$ 9,011	$1,985,614	$ —	$ 1,994,625
Senior Secured Second Lien Debt	—	31,143	118,157	—	149,300
Subordinated Debt	—	—	125,646	—	125,646
Collateralized Securities	—	—	21,550	—	21,550
Equity/Other	218	8,209	199,554	10,086	218,067
FBLC Senior Loan Fund, LLC	—	—	304,934	—	304,934
Total	$ 218	$ 48,363	$2,755,455	$ 10,086	$ 2,814,122

(1) In accordance with ASC Subtopic 820-10, certain investments that are measured at fair value using the net asset value per share (or its equivalent) practical expedient election have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the consolidated statements of assets and liabilities.

The following table presents fair value measurements of investments, by major class, as of December 31, 2022, according to the fair value hierarchy:

	Fair Value Measurements				
	Level 1	Level 2	Level 3	Measured at Net Asset Value [(1)]	Total
Senior Secured First Lien Debt	$ —	$ 18,313	$1,976,960	$ —	$ 1,995,273
Senior Secured Second Lien Debt	—	23,970	179,329	—	203,299
Subordinated Debt	—	—	134,958	—	134,958
Collateralized Securities	—	—	30,288	—	30,288
Equity/Other	323	6,032	189,816	10,221	206,392
FBLC Senior Loan Fund, LLC	—	—	304,934	—	304,934
Total	$ 323	$ 48,315	$2,816,285	$ 10,221	$ 2,875,144

(1) In accordance with ASC Subtopic 820-10, certain investments that are measured at fair value using the net asset value per share (or its equivalent) practical expedient election have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the consolidated statements of assets and liabilities.

F- 38

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

The following table provides a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the year ended December 31, 2023:

	Senior Secured First Lien Debt	Senior Secured Second Lien Debt	Subordinated Debt	Collateralized Securities	Equity/Other [(1)]	Total
Balance as of December 31, 2022	$ 1,976,960	$ 179,329	$ 134,958	$ 30,288	$ 494,750	$ 2,816,285
Purchases and other adjustments to cost	278,709	1,477	23,768	419	5,384	309,757
Sales and repayments	(231,402)	(48,836)	(32,463)	(7,146)	13,685	(306,162)
Net realized gain (loss)	(383)	(8,283)	(499)	(7,128)	(2,010)	(18,303)
Transfers in	—	3,402	—	—	—	3,402
Transfers out	(19,992)	(12,716)	—	—	—	(32,708)
Net change in unrealized appreciation (depreciation) on investments	(18,278)	3,784	(118)	5,117	(7,321)	(16,816)
Balance as of December 31, 2023	$ 1,985,614	$ 118,157	$ 125,646	$ 21,550	$ 504,488	$ 2,755,455
Net change in unrealized appreciation (depreciation) for the period relating to those Level 3 assets that were still held by the Company at the end of the period:	$ (18,818)	$ (188)	$ (24)	$ (2,030)	$ (7,268)	$ (28,328)

(1) Includes FBLC's investment in FBLC Senior Loan Fund, LLC.

For the year ended December 31, 2023, transfers from Level 2 to Level 3 were due to current assessments of investment liquidity and a decrease in the number of observable market inputs. For the year ended December 31, 2023, transfers from Level 3 to Level 2 were due to an increase in the number of observable market inputs.

The following table provides a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the year ended December 31, 2022:

	Senior Secured First Lien Debt	Senior Secured Second Lien Debt	Subordinated Debt	Collateralized Securities	Equity/Other [(1)]	Total
Balance as of December 31, 2021	$ 1,779,316	$ 219,023	$ 118,077	$ 37,097	$ 523,378	$ 2,676,891
Purchases and other adjustments to cost	492,616	2,919	32,653	513	866	529,567
Sales and repayments	(291,141)	(19,832)	(15,537)	(3,509)	(24,574)	(354,593)
Net realized gain (loss)	1,587	(113)	—	—	3,032	4,506
Transfers in	10,243	10,882	—	—	—	21,125
Transfers out	—	(22,297)	—	—	(2,884)	(25,181)
Net change in unrealized depreciation on investments	(15,661)	(11,253)	(235)	(3,813)	(5,068)	(36,030)
Balance as of December 31, 2022	$ 1,976,960	$ 179,329	$ 134,958	$ 30,288	$ 494,750	$ 2,816,285
Net change in unrealized depreciation for the period relating to those Level 3 assets that were still held by the Company at the end of the period:	$ (16,421)	$ (11,176)	$ (234)	$ (3,813)	$ (8,173)	$ (39,817)

(1) Includes FBLC's investment in FBLC Senior Loan Fund, LLC.

F- 39

For the year ended December 31, 2022, transfers from Level 2 to Level 3 were due to current assessments of investment liquidity and a decrease in the number of observable market inputs. For the year ended December 31, 2022, transfers from Level 3 to Level 2 were due to an increase in the number of observable market inputs. The composition of the Company’s investments as of December 31, 2023, at amortized cost and fair value, were as follows: Investments at Amortized Cost Investments at Fair Value Fair Value Percentage of Total Portfolio Senior Secured First Lien Debt $ 2,061,581 $ 1,994,625 70.9 % Senior Secured Second Lien Debt 164,066 149,300 5.3 Subordinated Debt 125,548 125,646 4.5 Collateralized Securities 34,232 21,550 0.8 Equity/Other 181,655 218,067 7.7 FBLC Senior Loan Fund, LLC 304,934 304,934 10.8 Total $ 2,872,016 $ 2,814,122 100.0 % The composition of the Company’s investments as of December 31, 2022, at amortized cost and fair value, were as follows: Investments at Amortized Cost Investments at Fair Value Fair Value Percentage of Total Portfolio Senior Secured First Lien Debt $ 2,048,997 $ 1,995,273 69.4 % Senior Secured Second Lien Debt 223,193 203,299 7.1 Subordinated Debt 134,742 134,958 4.7 Collateralized Securities 48,088 30,288 1.1 Equity/Other 167,177 206,392 7.1 FBLC Senior Loan Fund, LLC 304,934 304,934 10.6 Total $ 2,927,131 $ 2,875,144 100.0 % FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 40

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

Significant Unobservable Inputs

The following table summarizes the significant unobservable inputs used to value the majority of the Level 3 investments as of December 31, 2023. The table is not intended to be all-inclusive, but instead identifies the significant unobservable inputs relevant to the determination of fair values.

				Range		
Asset Category	**Fair Value**	**Primary Valuation Technique**	**Unobservable Inputs**	**Minimum**	**Maximum**	**Weighted Average [(a)]**
Senior Secured First Lien Debt	$ 1,917,607	Yield Analysis	Market Yield	3.08%	63.29%	12.17%
Senior Secured First Lien Debt [(c)]	44,240	N/A	N/A	N/A	N/A	N/A
Senior Secured First Lien Debt	14,536	Waterfall Analysis	EBITDA Multiple	6.50x	6.50x	6.50x
Senior Secured First Lien Debt	9,231	Waterfall Analysis	Revenue Multiple	0.16x	0.78x	0.38x
Senior Secured Second Lien Debt	110,299	Yield Analysis	Market Yield	13.04%	24.95%	16.81%
Senior Secured Second Lien Debt	7,057	Waterfall Analysis	EBITDA Multiple	4.75x	7.36x	5.76x
Senior Secured Second Lien Debt [(b)]	801	Waterfall Analysis	Revenue Multiple	0.40x	0.40x	0.40x
Subordinated Debt	125,599	Waterfall Analysis	Tangible Net Asset Value Multiple	1.39x	1.75x	1.58x
Subordinated Debt [(b)]	47	Waterfall Analysis	EBITDA Multiple	10.00x	10.00x	10.00x
Collateralized Securities [(d)]	11,910	Waterfall Analysis	Asset Recovery	$8.77	$11.37	$10.79
Collateralized Securities	9,640	Yield Analysis	Discount Rate	15.54%	18.00%	16.94%
Equity/Other	163,939	Waterfall Analysis	Tangible Net Asset Value Multiple	1.39x	1.75x	1.58x
Equity/Other	18,066	Waterfall Analysis	EBITDA Multiple	1.96x	39.15x	12.14x
Equity/Other [(b)(c)]	11,607	N/A	N/A	N/A	N/A	N/A
Equity/Other	3,753	Yield Analysis	Market Yield	13.50%	37.85%	32.72%
Equity/Other [(b)]	1,615	Waterfall Analysis	TBV Multiple	1.15x	1.15x	1.15x
Equity/Other	553	Waterfall Analysis	Discount Rate	17.00%	17.00%	17.00%
Equity/Other	21	Waterfall Analysis	Revenue Multiple	0.26x	0.78x	0.30x
FBLC Senior Loan Fund, LLC [(b)]	304,934	Discounted Cash Flow	Discount Rate	14.82%	14.82%	14.82%
Total	$ 2,755,455					

(a) Weighted averages are calculated based on fair value of investments.

(b) This asset category contains one investment.

(c) Investment(s) were valued based on recent or pending transactions expected to close after the valuation date.

(d) Range and weighted average shown in millions.

There were no significant changes in valuation approach or technique as of December 31, 2023.

F- 41

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

The following table summarizes the significant unobservable inputs used to value the majority of the Level 3 investments as of December 31, 2022. The table is not intended to be all-inclusive, but instead identifies the significant unobservable inputs relevant to the determination of fair values.

Asset Category	Fair Value	Primary Valuation Technique	Unobservable Inputs	Range Minimum	Range Maximum	Weighted Average [(a)]
Senior Secured First Lien Debt	$ 1,949,582	Yield Analysis	Market Yield	6.86%	56.39%	11.34%
Senior Secured First Lien Debt	18,961	Waterfall Analysis	EBITDA Multiple	4.77x	9.00x	8.99x
Senior Secured First Lien Debt	8,417	Waterfall Analysis	Revenue Multiple	0.10x	0.77x	0.32x
Senior Secured Second Lien Debt	172,697	Yield Analysis	Market Yield	10.98%	19.94%	15.46%
Senior Secured Second Lien Debt	5,872	Waterfall Analysis	EBITDA Multiple	4.80x	7.75x	6.74x
Senior Secured Second Lien Debt [(b)]	760	Waterfall Analysis	Revenue Multiple	0.51x	0.51x	0.51x
Subordinated Debt	130,185	Waterfall Analysis	Tangible Net Asset Value Multiple	1.66x	1.87x	1.75x
Subordinated Debt [(b)]	4,773	Yield Analysis	Market Yield	19.28%	19.28%	19.28%
Collateralized Securities	30,288	Discounted Cash Flow	Discount Rate	14.32%	23.50%	19.59%
Equity/Other	159,003	Waterfall Analysis	Tangible Net Asset Value Multiple	1.66x	1.87x	1.77x
Equity/Other	15,018	Waterfall Analysis	EBITDA Multiple	4.13x	20.75x	9.03x
Equity/Other	8,277	Waterfall Analysis	Discount Rate	14.00%	14.00%	14.00%
Equity/Other	3,587	Yield Analysis	Market Yield	13.00%	27.50%	24.32%
Equity/Other [(b)]	1,615	Waterfall Analysis	TBV Multiple	0.95x	0.95x	0.95x
Equity/Other	1,125	Waterfall Analysis	Revenue Multiple	0.30x	0.70x	0.69x
Equity/Other [(b) (c)]	596	N/A	N/A	N/A	N/A	N/A
Equity/Other [(b) (d)]	595	Waterfall Analysis	Asset Recovery	$110.00	$110.00	$110.00
FBLC Senior Loan Fund, LLC [(b)]	304,934	Discounted Cash Flow	Discount Rate	13.69%	13.69%	13.69%
Total	$ 2,816,285					

(a) Weighted averages are calculated based on fair value of investments.

(b) This asset category contains one investment.

(c) Investment(s) were valued based on recent or pending transactions expected to close after the valuation date.

(d) Range and weighted average shown in millions

There were no significant changes in valuation approach or technique as of December 31, 2022.

Level 3 Inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include investments in privately held entities where the fair value is based on unobservable inputs.

Increases or decreases in any of the above unobservable inputs in isolation would result in a lower or higher fair value measurement for such assets.

The income and market approaches were used in the determination of fair value of certain Level 3 assets as of December 31, 2023 and December 31, 2022. The significant unobservable inputs used in the income approach are the discount rate or market yield used to discount the estimated future cash flows expected to be received from the underlying investment, which include both future principal and interest payments. An increase in the discount rate or market yield would result in a decrease in the fair value. Included in the consideration and selection of discount rates is risk of default, rating of the investment, call provisions and comparable company investments. The significant unobservable inputs used in the market approach are based on market comparable transactions and market multiples of publicly traded comparable companies. Increases or decreases in market comparable transactions or market multiples would result in an increase or decrease, respectively, in the fair value.

F- 42

Valuations of loans, corporate debt, and other debt obligations are generally based on discounted cash flow techniques, for which the significant inputs are the amount and timing of expected future cash flows, market yields and recovery assumptions. The significant inputs are generally determined based on relative value analysis, which incorporate comparisons to other debt instruments for which observable prices or broker quotes are available. Other valuation methodologies are used as appropriate including market comparables, transactions in similar instruments and recovery/liquidation analysis. The Company also considers the use of EBITDA multiples, revenue multiples, tangible net asset value multiples, TBV multiples, and other relevant multiples on its debt and equity investments to determine any credit gains or losses in certain instances. Increases or decreases in either of these inputs in isolation may result in a significantly lower or higher fair value measurement of the respective subject instrument. As of December 31, 2023, the Company had four portfolio companies on non-accrual with a total amortized cost of $40.3 million and fair value of $9.0 million, which represented 1.4% and 0.3% of the investment portfolio's total amortized cost and fair value, respectively. As of December 31, 2022, the Company had five portfolio companies on non-accrual with a total amortized cost of $44.6 million and fair value of $8.2 million, which represented 1.5%, and 0.3% of the investment portfolio's total amortized cost and fair value, respectively. Refer to Note 2 - Summary of Significant Accounting Policies - for additional details regarding the Company’s non-accrual policy. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 43

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

FBLC Senior Loan Fund, LLC

On January 20, 2021, FBLC and Cliffwater Corporate Lending Fund ("CCLF") formed a joint venture, FBLC Senior Loan Fund, LLC ("SLF"), that invests primarily in senior secured loans, and to a lesser extent may invest in mezzanine loans, unsecured loans and equity of predominantly private U.S. middle market companies. SLF was formed as a Delaware limited liability company and is not consolidated by FBLC for financial reporting purposes. FBLC provides capital to SLF in the form of LLC equity interests. At formation, FBLC and CCLF owned 87.5% and 12.5%, respectively, of the LLC equity interests of SLF. As of December 31, 2023 and December 31, 2022, FBLC and CCLF owned 79.8% and 20.2%, respectively, of the LLC equity interests of SLF. Profit and loss are allocated based on each members' ownership percentage of the joint venture's net asset value. SLF has an Administrative and Loan Services Agreement with BSP, an affiliate of the Company, pursuant to which BSP provides certain operational and valuation services for SLF's investments; as well as certain agreements with third-party service providers. FBLC and CCLF each appoint two members to SLF's four-person board of members. All material decisions with respect to SLF, including those involving its investment portfolio, require unanimous approval of a quorum of the board of members. Quorum is defined as (i) the presence of two members of the board of members; provided that at least one individual is present that was elected, designated or appointed by each member; (ii) the presence of three members of the board of members; provided that the individual that was elected, designated or appointed by the member with only one individual present shall be entitled to cast two votes on each matter; and (iii) the presence of four members of the board of members; provided that two individuals are present that were elected, designated or appointed by each member.

As part of the initial contribution to SLF, FBLC contributed $751.8 million of assets, including $664.2 million of investments and $42.4 million of cash, as well as $446.9 million worth of liabilities, including the Citi Credit Facility (as defined in Note 5) debt of $344.4 million in exchange for $304.9 million of equity in SLF. As of December 31, 2023 and December 31, 2022, FBLC's investment in SLF consisted of equity contributions of $304.9 million. FBLC's investment in SLF is classified as "Equity/Other" on the Consolidated Schedules of Investments, and other disclosures unless otherwise indicated. Subsequent to the initial contribution, FBLC may sell investments to SLF. For the year ended December 31, 2023 and the year ended December 31, 2022, FBLC had not sold any investments to SLF.

Below is a summary of SLF's portfolio as of December 31, 2023 and December 31, 2022. A listing of the individual investments in SLF's portfolio as of such dates can be found below:

	December 31, 2023	December 31, 2022
Total assets	$ 946,605	$ 965,671
Total investments [(1)]	$ 877,688	$ 855,705
Weighted Average Current Yield for Total Portfolio [(2)]	11.0 %	10.2 %
Number of Portfolio companies in SLF	172	163
Largest portfolio company investment [(1)]	$ 19,838	$ 19,381
Total of five largest portfolio company investments [(1)]	$ 82,467	$ 86,158

(1) At fair value.

(2) Includes the effect of the amortization or accretion of loan premiums or discounts.

SLF may invest in portfolio companies in the same industries in which FBLC directly invests.

Below is a listing of SLF's individual investments as of December 31, 2023:

December 31, 2023

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal/ Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
Senior Secured First Lien Debt							
Accentcare, Inc. (b)	Healthcare	S+ 4.00% (9.65%)	6/22/2026	$ 9,828	$ 9,828	$ 7,633	2.0 %
Acrisure, LLC (b)	Financials	S+ 3.50% (9.15%)	2/15/2027	19,905	19,600	19,838	5.2 %
Adtalem Global Education, Inc. (f)	Education	S+ 4.00% (9.47%)	8/11/2028	692	692	692	0.2 %
Adtalem Global Education, Inc. (f)	Education	5.00%	3/1/2028	1,042	1,042	1,008	0.3 %
Advisor Group, Inc. (f)	Financials	S+ 4.50% (9.86%)	8/17/2028	5,532	5,479	5,544	1.5 %
Air Canada	Transportation	3.88%	8/15/2026	2,000	1,822	1,903	0.5 %
Alchemy US Holdco 1, LLC (b)	Industrials	S+ 7.32% (12.82%)	10/10/2025	15,555	15,522	15,419	4.1 %

F- 44

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

December 31, 2023

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal/ Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
Allied Universal Holdco, LLC (b)	Business Services	S+ 4.75% (10.11%)	5/15/2028	$ 4,988	$ 4,851	$ 4,980	1.3 %
Altice Financing, SA (f)	Telecom	5.00%	1/15/2028	2,000	1,949	1,816	0.5 %
Altice France, SA (b) (e)	Telecom	S+ 5.50% (10.89%)	8/15/2028	12,479	11,752	11,174	2.9 %
Alvogen Pharma US, Inc. (b)	Healthcare	S+ 7.50% (13.00%)	6/30/2025	11,264	11,225	10,729	2.8 %
Amentum Government Services Holdings, LLC (f)	Industrials	S+ 4.00% (9.47%)	1/29/2027	1,949	1,942	1,948	0.5 %
Amentum Government Services Holdings, LLC (b)	Industrials	S+ 4.00% (9.36%)	2/15/2029	4,925	4,868	4,918	1.3 %
American Airlines Inc/AAdvantage Loyalty IP, Ltd. (b)	Transportation	S+ 4.75% (10.43%)	4/20/2028	7,484	7,429	7,679	2.0 %
AP Gaming I, LLC (f)	Gaming/Lodging	S+ 4.00% (9.46%)	2/15/2029	7,336	7,232	7,348	1.9 %
Apollo Commercial Real Estate Finance, Inc. (f)	Financials	4.63%	6/15/2029	3,000	3,000	2,507	0.7 %
AppLovin Corp. (b)	Media/Entertainment	S+ 3.10% (8.56%)	10/23/2028	8,843	8,829	8,843	2.3 %
Ardagh Metal Packaging Finance USA, LLC	Paper & Packaging	3.25%	9/1/2028	2,000	1,654	1,748	0.5 %
Artera Services, LLC (f)	Utilities	S+ 3.50% (8.95%)	3/6/2025	2,438	2,432	2,287	0.6 %
Ascend Learning, LLC (f)	Education	S+ 3.50% (8.95%)	12/11/2028	4,975	4,696	4,882	1.3 %
Ascensus Holidngs, Inc. (b)	Business Services	S+ 3.50% (8.97%)	8/2/2028	7,624	7,616	7,598	2.0 %
Astoria Energy, LLC (f)	Utilities	S+ 3.50% (8.97%)	12/6/2027	1,856	1,856	1,860	0.5 %
Asurion, LLC (b)	Business Services	S+ 3.25% (8.72%)	12/23/2026	4,874	4,822	4,858	1.3 %
Athenahealth Group, Inc. (b)	Healthcare	S+ 3.25% (8.61%)	2/15/2029	12,820	12,759	12,750	3.4 %
Athletico Management, LLC (f)	Healthcare	S+ 4.25% (9.75%)	2/15/2029	4,925	4,905	4,117	1.1 %
Avaya Holdings Corp.	Technology	S+ 8.50% (13.86%) 7.00% PIK	8/1/2028	2,566	2,519	2,257	0.6 %
Bally's Corp. (b) (f)	Gaming/Lodging	S+ 3.25% (8.93%)	10/2/2028	4,975	4,931	4,703	1.2 %
Bella Holding Co., LLC (f)	Healthcare	S+ 3.75% (9.21%)	5/10/2028	4,987	4,962	4,944	1.3 %
Blackstone CQP Holdco, LP (b) (f)	Industrials	S+ 3.00% (8.35%)	12/31/2030	9,416	9,412	9,428	2.5 %
Cablevision Lightpath, LLC (f)	Telecom	3.88%	9/15/2027	2,000	1,949	1,759	0.5 %
Carnival Corp.	Consumer	4.00%	8/1/2028	1,500	1,302	1,389	0.4 %
Cirque Du Soleil Holding USA Newco, Inc. (f)	Media/Entertainment	S+ 4.25% (9.60%)	3/8/2030	3,473	3,442	3,456	0.9 %
Citadel Securities, LP (b)	Financials	S+ 2.50% (7.97%)	7/29/2030	4,489	4,483	4,494	1.2 %
CLP Health Services, Inc. (b)	Healthcare	S+ 4.25% (9.90%)	12/31/2026	12,653	12,622	12,390	3.3 %
CNT Holdings I Corp. (f)	Consumer	S+ 3.50% (8.93%)	11/8/2027	3,403	3,404	3,407	0.9 %
CommerceHub, Inc. (f)	Technology	S+ 4.00% (9.54%)	12/29/2027	8,825	8,826	8,333	2.2 %
Community Care Health Network, LLC (b)	Healthcare	S+ 4.75% (10.22%)	2/17/2025	9,559	9,549	9,369	2.5 %
Compass Power Generation, LLC (b)	Utilities	S+ 4.25% (9.72%)	4/16/2029	3,958	3,840	3,971	1.0 %
Connect Finco SARL (f)	Telecom	S+ 3.50% (8.86%)	12/11/2026	7,385	7,398	7,380	1.9 %
Connectwise, LLC (f)	Software/Services	S+ 3.50% (8.97%)	9/29/2028	6,860	6,841	6,836	1.8 %
Conservice Midco, LLC (b)	Business Services	S+ 4.25% (9.71%)	5/13/2027	7,544	7,546	7,547	2.0 %
Conterra Ultra Broadband, LLC (b)	Telecom	S+ 4.75% (10.21%)	4/30/2026	6,573	6,574	6,557	1.7 %
Corelogic, Inc. (b)	Business Services	S+ 3.50% (8.97%)	6/2/2028	4,828	4,826	4,686	1.2 %
Cushman & Wakefield US Borrower, LLC (f)	Financials	S+ 4.00% (9.36%)	1/31/2030	4,740	4,625	4,728	1.2 %
Directv Financing, LLC (b)	Media/Entertainment	S+ 5.00% (10.65%)	8/2/2027	3,988	3,951	3,983	1.0 %
Dish Dbs Corp. (f)	Cable	5.25%	12/1/2026	700	700	601	0.2 %
Division Holding Corp. (b)	Business Services	S+ 4.75% (10.22%)	5/26/2028	8,564	8,564	8,478	2.2 %
Dynasty Acquisition Co., Inc. (e)	Industrials	S+ 4.00% (9.36%)	8/24/2028	5,544	5,535	5,555	1.5 %
Dynasty Acquisition Co., Inc. (e)	Industrials	S+ 4.00% (9.36%)	8/24/2028	2,376	2,372	2,381	0.6 %
Edgewater Generation, LLC (b)	Utilities	S+ 3.75% (9.22%)	12/15/2025	4,896	4,763	4,797	1.3 %
Entain Holdings Gibraltar, Ltd. (f)	Gaming/Lodging	S+ 3.50% (8.95%)	10/31/2029	504	499	504	0.1 %

F- 45

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

December 31, 2023

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal/ Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
First Brands Group, LLC (f)	Consumer	S+ 5.00% (10.88%)	3/30/2027	$ 2,494	$ 2,475	$ 2,469	0.7 %
Flex Acquisition Company, Inc. (f)	Paper & Packaging	S+ 4.18% (9.63%)	4/13/2029	2,463	2,407	2,471	0.7 %
Florida Food Products, LLC (f)	Food & Beverage	S+ 5.00% (10.47%)	10/18/2028	7,860	7,771	7,310	1.9 %
Foley Products Co., LLC (b)	Industrials	S+ 4.75% (10.25%)	12/29/2028	2,554	2,533	2,557	0.7 %
Frontier Communications Corp. (f)	Telecom	5.00%	5/1/2028	1,240	1,285	1,148	0.3 %
Frontier Communications Corp. (b)	Telecom	S+ 3.75% (9.22%)	10/8/2027	12,934	12,918	12,853	3.4 %
Galaxy US OpCo, Inc. (b) (f)	Software/Services	S+ 4.75% (10.13%)	4/30/2029	7,839	7,005	6,428	1.7 %
Geon Performance Solutions, LLC (b)	Chemicals	S+ 4.75% (10.36%)	8/18/2028	4,611	4,584	4,599	1.2 %
GIP Pilot Acquisition Partners, LP (b)	Energy	S+ 3.00% (8.39%)	10/4/2030	1,250	1,244	1,249	0.3 %
Gordian Medical, Inc. (b)	Healthcare	S+ 6.25% (12.15%)	1/31/2027	10,839	10,790	6,882	1.8 %
Green Energy Partners/Stonewall, LLC (f)	Utilities	S+ 6.00% (11.61%)	11/12/2026	4,000	3,780	4,000	1.1 %
Greeneden U.S. Holdings I, LLC (b)	Software/Services	S+ 4.00% (9.47%)	12/1/2027	4,840	4,766	4,856	1.3 %
GTCR W Merger Sub, LLC (b)	Financials	S+ 3.00% (8.33%)	9/20/2030	2,500	2,488	2,509	0.7 %
GVC Holdings Gibraltar, Ltd. (f)	Gaming/Lodging	S+ 2.50% (7.95%)	3/29/2027	4,875	4,874	4,882	1.3 %
HAH Group Holding Company, LLC (b)	Healthcare	S+ 5.00% (10.46%)	10/29/2027	722	722	722	0.2 %
HAH Group Holding Company, LLC (b)	Healthcare	S+ 5.00% (10.46%)	10/29/2027	5,710	5,640	5,710	1.5 %
Hamilton Projects Acquiror, LLC (f)	Utilities	S+ 4.50% (9.97%)	6/17/2027	4,475	4,458	4,489	1.2 %
Hertz Corp. (b) (f)	Transportation	S+ 3.25% (8.72%)	6/30/2028	4,101	4,090	4,085	1.1 %
Hertz Corp. (b) (f)	Transportation	S+ 3.25% (8.72%)	6/30/2028	793	791	790	0.2 %
Hexion Holdings Corp. (f)	Chemicals	S+ 4.50% (10.02%)	3/15/2029	2,494	2,381	2,391	0.6 %
HireRight, Inc. (b)	Business Services	S+ 4.00% (9.36%)	9/27/2030	5,133	5,058	5,111	1.3 %
Hudson River Trading, LLC (b)	Financials	S+ 3.00% (8.47%)	3/20/2028	5,337	5,287	5,313	1.4 %
ICP Industrial, Inc. (f)	Chemicals	S+ 3.75% (9.36%)	12/29/2027	6,110	6,102	4,897	1.3 %
IDERA, Inc. (f)	Technology	S+ 3.75% (9.28%)	3/2/2028	6,842	6,845	6,798	1.8 %
Jack Ohio Finance, LLC (f)	Gaming/Lodging	S+ 4.75% (10.22%)	10/4/2028	3,916	3,902	3,848	1.0 %
Jane Street Group, LLC (f)	Financials	4.50%	11/15/2029	7,000	6,652	6,533	1.7 %
Jump Financial, LLC (b)	Financials	S+ 4.50% (10.11%)	8/7/2028	7,343	7,251	7,270	1.9 %
Kingpin Intermediate Holdings, LLC (f)	Consumer	S+ 3.50% (8.86%)	2/8/2028	2,105	2,071	2,102	0.6 %
Kissner Milling Co., Ltd. (f)	Industrials	4.88%	5/1/2028	2,000	1,940	1,883	0.5 %
Kuehg Corp. (f)	Education	S+ 5.00% (10.35%)	6/12/2030	4,988	4,738	5,003	1.3 %
LABL, Inc. (b)	Paper & Packaging	S+ 5.00% (10.46%)	10/30/2028	3,920	3,875	3,751	1.0 %
LifePoint Health, Inc. (f)	Healthcare	4.38%	2/15/2027	2,000	2,000	1,851	0.5 %
LifePoint Health, Inc. (b)	Healthcare	S+ 5.50% (11.17%)	11/16/2028	4,872	4,758	4,851	1.3 %
Lightstone Holdco, LLC (f)	Utilities	S+ 5.75% (11.13%)	1/29/2027	666	610	632	0.2 %
Lightstone Holdco, LLC (f)	Utilities	S+ 5.75% (11.13%)	1/29/2027	11,770	10,783	11,169	2.9 %
Liquid Tech Solutions Holdings, LLC (b) (f)	Industrials	S+ 4.75% (10.22%)	3/20/2028	10,010	9,974	10,010	2.6 %
Luxembourg Investment Co., 428 SARL (b)	Chemicals	S+ 5.00% (10.43%)	1/3/2029	3,686	3,659	2,415	0.6 %
Madison IAQ, LLC (f)	Industrials	4.13%	6/30/2028	2,000	1,987	1,825	0.5 %
Max US Bidco, Inc. (b)	Food & Beverage	S+ 5.00% (10.35%)	10/3/2030	5,000	4,760	4,658	1.2 %
Medallion Midland Acquisition, LP (f)	Energy	S+ 3.50% (8.86%)	10/18/2028	5,530	5,505	5,545	1.5 %
MH Sub I, LLC (b)	Business Services	S+ 4.25% (9.61%)	5/3/2028	4,975	4,861	4,883	1.3 %
Michael Baker International, LLC (b)	Industrials	S+ 5.00% (10.47%)	12/1/2028	3,267	3,243	3,259	0.9 %
MPH Acquisition Holdings, LLC (f)	Healthcare	5.50%	9/1/2028	2,000	1,993	1,783	0.5 %

F- 46

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

December 31, 2023

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal/ Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
MPH Acquisition Holdings, LLC (b)	Healthcare	S+ 4.25% (9.90%)	9/1/2028	$ 4,888	$ 4,816	$ 4,699	1.2 %
MYOB US Borrower, LLC (f)	Business Services	S+ 4.00% (9.36%)	5/6/2026	5,355	5,347	5,315	1.4 %
National Mentor Holdings, Inc. (f)	Healthcare	S+ 3.75% (9.20%)	3/2/2028	150	149	136	0.0 %
National Mentor Holdings, Inc. (b) (f)	Healthcare	S+ 3.75% (9.21%)	3/2/2028	4,357	4,339	3,943	1.0 %
Nexus Buyer, LLC (f)	Financials	S+ 4.50% (9.86%)	12/13/2028	2,000	1,940	1,981	0.5 %
Nexus Buyer, LLC (f)	Financials	S+ 3.75% (9.21%)	11/9/2026	8,441	8,259	8,338	2.2 %
Northriver Midstream Finance, LP	Energy	5.63%	2/15/2026	1,000	947	969	0.3 %
Nouryon Finance B.V. (e) (f)	Chemicals	S+ 4.00% (9.47%)	4/3/2028	4,586	4,551	4,599	1.2 %
Omnia Partners, LLC (f)	Business Services	S+ 4.25% (9.63%)	7/25/2030	3,748	3,711	3,769	1.0 %
Omnia Partners, LLC (f)	Business Services	S+ 4.25%	7/25/2030	—	(2)	2	0.0 %
Oscar AcquisitionCo, LLC (f)	Industrials	S+ 4.50% (9.95%)	4/30/2029	2,494	2,447	2,466	0.6 %
Paysafe Finance, PLC (f)	Software/Services	4.00%	6/15/2029	400	400	355	0.1 %
Peraton Corp. (b)	Industrials	S+ 3.75% (9.21%)	2/1/2028	4,960	4,928	4,966	1.3 %
PG&E Corp. (f)	Utilities	S+ 2.50% (7.86%)	6/23/2027	2,140	2,129	2,140	0.6 %
PODS, LLC (f)	Paper & Packaging	S+ 3.00% (8.47%)	3/31/2028	4,274	4,064	4,176	1.1 %
Polaris Newco, LLC (f)	Business Services	S+ 4.00% (9.47%)	6/2/2028	2,980	2,841	2,936	0.8 %
Power Stop, LLC (f)	Transportation	S+ 4.75% (10.21%)	1/26/2029	3,517	3,485	3,071	0.8 %
PRA Health Sciences, Inc.	Healthcare	2.88%	7/15/2026	500	454	469	0.1 %
Project Accelerate Parent, LLC (e)	Technology	S+ 4.25% (9.90%)	1/2/2025	15,775	15,777	15,735	4.1 %
Proofpoint, Inc. (b)	Software/Services	S+ 3.25% (8.72%)	8/31/2028	6,372	6,328	6,366	1.7 %
Protective Industrial Products, Inc. (b)	Industrials	S+ 4.00% (9.47%)	12/29/2027	8,943	8,908	8,474	2.2 %
Pug, LLC (f)	Media/Entertainment	S+ 3.50% (8.97%)	2/12/2027	4,861	4,784	4,774	1.3 %
Quikrete Holdings, Inc. (f)	Industrials	S+ 2.75% (8.22%)	3/19/2029	7,860	7,860	7,880	2.1 %
RealPage, Inc. (f)	Software/Services	S+ 3.00% (8.47%)	4/24/2028	4,987	4,881	4,942	1.3 %
Renaissance Holding Corp. (f)	Software/Services	S+ 4.75% (10.11%)	4/8/2030	1,995	1,993	2,000	0.5 %
Resolute Investment Managers, Inc.	Financials	S+ 6.50% (11.85%)	4/30/2027	2,458	2,458	2,458	0.6 %
Restoration Hardware, Inc. (f)	Retail	S+ 2.50% (7.97%)	10/20/2028	2,494	2,400	2,421	0.6 %
Roper Industrial Products Investment Co., LLC (f)	Industrials	S+ 4.00% (9.35%)	11/22/2029	7,553	7,373	7,564	2.0 %
RXB Holdings, Inc. (f)	Healthcare	S+ 4.50% (9.97%)	12/20/2027	10,000	10,015	9,933	2.6 %
S&S Holdings, LLC (f)	Consumer	S+ 5.00% (10.50%)	3/13/2028	6,808	6,662	6,639	1.7 %
Safe Fleet Holdings, LLC (b)	Industrials	S+ 3.75% (9.21%)	2/23/2029	7,369	7,332	7,380	1.9 %
Safety Products/JHC Acquisition Corp. (b)	Industrials	S+ 4.50% (9.95%)	6/28/2026	919	884	901	0.2 %
Safety Products/JHC Acquisition Corp. (b) (f)	Industrials	S+ 4.50% (9.95%)	6/28/2026	17,004	16,522	16,558	4.4 %
Schenectady International Group, Inc. (b)	Chemicals	S+ 4.75% (10.24%)	10/15/2025	11,584	11,568	7,842	2.1 %
Sierra Enterprises, LLC (b)	Food & Beverage	S+ 6.75% (12.13%) 4.25% PIK	5/10/2027	5,060	4,976	4,605	1.2 %
SK Neptune Husky Finance SARL (b)	Chemicals	S+ 10.00% (15.65%)	4/30/2024	647	625	624	0.2 %
Sotera Health Holdings, LLC (f)	Healthcare	S+ 3.75% (9.11%)	12/14/2026	4,219	4,113	4,216	1.1 %
Staples, Inc. (b)	Business Services	S+ 5.00% (10.46%)	4/16/2026	4,848	4,815	4,579	1.2 %
Surgery Center Holdings, Inc. (f)	Healthcare	S+ 3.50% (8.86%)	12/19/2030	400	396	401	0.1 %
Team Health Holdings, Inc. (e) (f)	Healthcare	S+ 5.25% (10.63%)	3/2/2027	5,372	4,560	4,066	1.1 %
Tecta America Corp. (f)	Industrials	S+ 4.00% (9.47%)	4/10/2028	8,863	8,844	8,874	2.3 %
TransDigm, Inc. (f)	Industrials	S+ 3.25% (8.60%)	2/14/2031	6,000	5,986	6,023	1.6 %
Traverse Midstream Partners, LLC (b)	Energy	S+ 3.75% (9.24%)	2/16/2028	13,054	13,040	13,048	3.4 %
Triton Water Holdings, Inc. (f)	Food & Beverage	S+ 3.25% (8.86%)	3/31/2028	7,313	7,300	7,236	1.9 %

F- 47

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

December 31, 2023

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal/ Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
Truck Hero, Inc. (f)	Transportation	S+ 5.00% (10.47%)	1/31/2028	$ 1,500	$ 1,463	$ 1,493	0.4 %
Truck Hero, Inc. (f)	Transportation	S+ 3.50% (8.97%)	1/31/2028	3,454	3,364	3,400	0.9 %
UKG, Inc. (f)	Technology	S+ 4.50% (9.99%)	5/4/2026	3,576	3,497	3,585	0.9 %
Ultimate Software Group, Inc. (f)	Technology	S+ 3.75% (9.23%)	5/4/2026	1,191	1,171	1,193	0.3 %
United Airlines, Inc. (f)	Transportation	S+ 3.75% (9.22%)	4/21/2028	2,959	2,950	2,966	0.8 %
United Airlines, Inc. (f)	Transportation	4.63%	4/15/2029	500	448	469	0.1 %
University Support Services, LLC (f)	Education	S+ 3.25% (8.71%)	2/12/2029	4,900	4,884	4,895	1.3 %
Urban One, Inc. (f)	Media/Entertainment	7.38%	2/1/2028	5,000	5,116	4,235	1.1 %
US Anesthesia Partners, Inc. (f)	Healthcare	S+ 4.25% (9.71%)	10/2/2028	3,556	3,160	3,241	0.9 %
Venga Finance SARL (b)	Telecom	S+ 4.75% (10.40%)	6/28/2029	3,950	3,844	3,913	1.0 %
Venture Global Calcasieu Pass, LLC	Energy	3.88%	8/15/2029	2,000	1,673	1,816	0.5 %
Vyaire Medical, Inc. (f)	Healthcare	S+ 4.75% (10.41%)	4/16/2025	7,277	6,766	5,264	1.4 %
WaterBridge Midstream Operating, LLC (b)	Energy	S+ 5.75% (11.39%)	6/19/2026	13,011	12,404	13,012	3.4 %
Watlow Electric Manufacturing, Co. (b)	Industrials	S+ 3.75% (9.40%)	3/2/2028	4,903	4,888	4,896	1.3 %
WCG Purchaser Corp. (f)	Healthcare	S+ 4.00% (9.47%)	1/8/2027	4,974	4,929	4,979	1.3 %
Western Dental Services, Inc. (f)	Healthcare	S+ 4.50% (10.15%)	8/18/2028	8,893	8,888	5,431	1.4 %
Western Dental Services, Inc. (f)	Healthcare	S+ 4.50% (10.15%)	8/18/2028	908	908	554	0.1 %
Wilsonart, LLC (b)	Consumer	S+ 3.25% (8.70%)	12/31/2026	7,300	7,297	7,309	1.9 %
Windsor Holdings III, LLC (f)	Chemicals	S+ 4.50% (9.84%)	8/1/2030	3,310	3,246	3,328	0.9 %
WMG Acquisition Corp.	Media/Entertainment	3.00%	2/15/2031	2,000	1,580	1,720	0.5 %
Zayo Group Holdings, Inc. (f)	Telecom	S+ 3.00% (8.47%)	3/9/2027	6,500	5,545	5,564	1.5 %
Subtotal Senior Secured First Lien Debt					**$ 801,319**	**$ 778,934**	**205.1 %**
Senior Secured Second Lien Debt							
American Rock Salt Company, LLC (b)	Chemicals	S+ 7.25% (12.72%)	6/11/2029	$ 1,943	$ 1,924	$ 1,749	0.5 %
Asurion, LLC (b) (f)	Business Services	S+ 5.25% (10.72%)	1/31/2028	9,632	9,404	9,158	2.4 %
Edelman Financial Center, LLC (b) (e)	Financials	S+ 6.75% (12.22%)	7/20/2026	7,972	7,932	7,962	2.1 %
IDERA, Inc. (b) (e)	Technology	S+ 6.75% (12.28%)	3/2/2029	1,545	1,494	1,475	0.4 %
Subtotal Senior Secured Second Lien Debt					**$ 20,754**	**$ 20,344**	**5.4 %**
Collateralized Securities							
Collateralized Securities - Debt Investments							
AIG CLO, Ltd. 21-1A F	Diversified Investment Vehicles	S+ 6.90% (12.57%)	4/22/2034	$ 1,410	$ 1,298	$ 1,170	0.3 %
Battalion CLO, Ltd. 21-17A F	Diversified Investment Vehicles	S+ 7.50% (13.18%)	3/9/2034	1,224	1,142	935	0.2 %
Carlyle GMS CLO, 16-3A FRR	Diversified Investment Vehicles	S+ 8.60% (14.28%)	7/20/2034	2,100	1,995	1,680	0.4 %
Covenant Credit Partners CLO, Ltd. 17 1A E	Diversified Investment Vehicles	S+ 6.45% (12.11%)	10/15/2029	2,500	2,321	2,231	0.6 %
Eaton Vance CDO, Ltd. 15-1A FR	Diversified Investment Vehicles	S+ 7.97% (13.65%)	1/20/2030	2,000	1,782	1,543	0.4 %
Elevation CLO, Ltd. 13-1A D2	Diversified Investment Vehicles	S+ 7.65% (13.29%)	8/15/2032	2,000	1,966	1,941	0.5 %

F- 48

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

December 31, 2023

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal/ Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
Fortress Credit BSL, Ltd. 22-1A E	Diversified Investment Vehicles	S+ 8.15% (13.56%)	10/23/2034	$ 1,000	$ 982	$ 948	0.2 %
Great Lakes CLO, Ltd. 21-6A E	Diversified Investment Vehicles	S+ 8.03% (13.69%)	1/15/2034	5,150	4,966	4,711	1.2 %
Greywolf CLO, Ltd. 20-3RA ER	Diversified Investment Vehicles	S+ 9.00% (14.41%)	4/15/2033	1,000	887	821	0.2 %
Hayfin Kingsland XI, Ltd. 19-2A ER	Diversified Investment Vehicles	S+ 7.72% (13.40%)	10/20/2034	2,500	2,433	2,390	0.6 %
Highbridge Loan Management, Ltd. 11A-17 E	Diversified Investment Vehicles	S+ 6.10% (11.75%)	5/6/2030	3,000	2,746	2,504	0.7 %
Jamestown CLO, Ltd. 22-18A E	Diversified Investment Vehicles	S+ 7.87% (13.25%)	7/25/2035	3,000	2,745	2,876	0.8 %
KKR Financial CLO, Ltd. 15 FR	Diversified Investment Vehicles	S+ 8.50% (14.16%)	1/18/2032	2,000	1,906	1,569	0.4 %
LCM, Ltd. Partnership 16A ER2	Diversified Investment Vehicles	S+ 6.38% (12.04%)	10/15/2031	2,500	2,312	2,089	0.6 %
Marble Point CLO, Ltd. 20-1A E	Diversified Investment Vehicles	S+ 6.82% (12.50%)	4/20/2033	4,500	4,412	4,213	1.1 %
Medalist Partners Corporate Finance CLO, Ltd. 21-1A D	Diversified Investment Vehicles	S+ 7.48% (13.16%)	10/20/2034	3,000	2,867	2,748	0.7 %
Northwoods Capital, Ltd. 17-15A ER	Diversified Investment Vehicles	S+ 7.64% (13.27%)	6/20/2034	3,000	2,929	2,769	0.7 %
Ocean Trails CLO 22-12A E	Diversified Investment Vehicles	S+ 8.11% (13.53%)	7/20/2035	3,460	3,198	3,322	0.9 %
OCP CLO, Ltd. 14-5A DR	Diversified Investment Vehicles	S+ 5.70% (11.34%)	4/26/2031	2,200	2,098	1,936	0.5 %
OZLM, Ltd. 16-15A DR	Diversified Investment Vehicles	S+ 6.75% (12.43%)	4/20/2033	2,000	1,915	1,738	0.5 %
Palmer Square CLO, Ltd. 21-4A F	Diversified Investment Vehicles	S+ 7.66% (13.32%)	10/15/2034	1,500	1,433	1,298	0.3 %
Saranac CLO, Ltd. 20-8A E	Diversified Investment Vehicles	S+ 8.12% (13.75%)	2/20/2033	1,455	1,443	1,315	0.3 %
Sculptor CLO, Ltd. 27A E	Diversified Investment Vehicles	S+ 7.05% (12.73%)	7/20/2034	1,500	1,461	1,372	0.4 %
Sound Point CLO, Ltd. 17-1A E	Diversified Investment Vehicles	S+ 5.96% (11.63%)	1/23/2029	4,000	3,684	3,310	0.9 %
Sound Point CLO, Ltd. 17-2A E	Diversified Investment Vehicles	S+ 6.10% (11.74%)	7/25/2030	2,400	2,122	1,701	0.4 %
Sound Point CLO, Ltd. 18-3A D	Diversified Investment Vehicles	S+ 5.79% (11.43%)	10/26/2031	1,000	914	726	0.2 %
Symphony CLO, Ltd. 2012-9A ER2	Diversified Investment Vehicles	S+ 6.95% (12.61%)	7/16/2032	3,000	2,799	2,600	0.7 %
Trimaran CAVU 2021-2A, Ltd. 21-2A E	Diversified Investment Vehicles	S+ 7.20% (12.84%)	10/25/2034	3,000	2,948	2,746	0.7 %
Trysail CLO, Ltd. 21-1A E	Diversified Investment Vehicles	S+ 7.38% (13.06%)	7/20/2032	1,500	1,452	1,412	0.4 %
Venture CDO, Ltd. 16-23A ER2	Diversified Investment Vehicles	S+ 7.55% (13.21%)	7/19/2034	3,000	2,921	2,568	0.7 %
Venture CDO, Ltd. 16-25A E	Diversified Investment Vehicles	S+ 7.20% (12.88%)	4/20/2029	2,000	1,955	1,668	0.5 %
Venture CDO, Ltd. 20-39A E	Diversified Investment Vehicles	S+ 7.63% (13.29%)	4/15/2033	4,995	4,964	4,628	1.2 %
Venture CLO 43, Ltd. 21-43A E	Diversified Investment Vehicles	S+ 7.15% (12.81%)	4/15/2034	3,000	2,922	2,548	0.7 %
Wind River CLO, Ltd. 14-2A FR	Diversified Investment Vehicles	S+ 7.87% (13.53%)	1/15/2031	3,000	2,568	1,897	0.6 %
Zais CLO 13, Ltd. 19-13A D1	Diversified Investment Vehicles	S+ 4.52% (10.18%)	7/15/2032	3,000	2,761	2,759	0.7 %
Subtotal Collateralized Securities					**$ 83,247**	**$ 76,682**	**20.2 %**

F- 49

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

December 31, 2023

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal/ Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
Equity/Other							
Avaya Holdings Corp.	Technology			88	$ 1,244	$ 616	0.2 %
Avaya Holdings Corp.	Technology			17	244	121	0.0 %
Resolute Investment Managers, Inc.	Financials			30	1,286	991	0.2 %
Subtotal Equity/Other					**$ 2,774**	**$ 1,728**	**0.4 %**
TOTAL INVESTMENTS					**$ 908,094**	**$ 877,688**	**231.1 %**

(a) The majority of the investments bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate ("SOFR" or "S") which resets daily. For each, SLF has provided the spread over the relevant reference rate and the current interest rate in effect at December 31, 2023. Certain investments are subject to reference rate floors. For fixed rate loans, a spread above a reference rate is not applicable. For floating rate securities the all-in rate is disclosed within parentheses.

(b) SLF's investment or a portion thereof is pledged as collateral under the BAML Credit Facility. Individual investments can be divided into parts which are pledged to separate credit facilities.

(c) Percentages are based on SLF members' capital as of December 31, 2023.

(d) SLF has various unfunded commitments to portfolio companies.

(e) SLF's investment or a portion thereof is held through a total return swap agreement with J.P. Morgan.

(f) SLF's investment or a portion thereof is pledged as collateral under the CIBC Credit Facility. Individual investments can be divided into parts which are pledged to separate credit facilities.

SLF had $0.4 million of unfunded commitments on delayed draw term loans as of December 31, 2023.

Below is a listing of SLF's individual investments as of December 31, 2022:

December 31, 2022

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal/ Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
Senior Secured First Lien Debt							
Accentcare, Inc. (b)	Healthcare	L+ 4.00% (8.74%)	6/22/2026	$ 9,929	$ 9,929	$ 6,652	2.0 %
Access Cig, LLC (b)	Business Services	L+ 3.75% (7.82%)	2/27/2025	4,188	4,180	4,094	1.2 %
Acrisure, LLC (b)	Financials	L+ 3.50% (7.88%)	2/15/2027	20,112	19,758	18,830	5.6 %
Adtalem Global Education, Inc.	Education	5.50%	3/1/2028	1,042	1,042	953	0.3 %
Adtalem Global Education, Inc. (f)	Education	L+ 4.00% (8.39%)	8/12/2028	692	693	685	0.2 %
Advisor Group, Inc. (f)	Financials	L+ 4.50% (8.57%)	7/31/2026	7,823	7,823	7,638	2.3 %
Alchemy US Holdco 1, LLC (b)	Industrials	L+ 5.50% (9.88%)	10/10/2025	15,555	15,441	14,467	4.3 %
Allegiant Travel, Co.	Transportation	7.25%	8/15/2027	1,200	1,194	1,143	0.3 %
Altice Financing, SA	Telecom	5.00%	1/15/2028	2,000	1,937	1,616	0.5 %
Alvogen Pharma US, Inc. (b)	Healthcare	S+ 7.50% (12.23%)	6/30/2025	11,873	11,809	10,638	3.3 %
Amentum Government Services Holdings, LLC (f)	Industrials	L+ 4.00% (7.67%)	1/29/2027	1,970	1,960	1,922	0.6 %
Amentum Government Services Holdings, LLC (b)	Industrials	S+ 4.00% (7.56%)	2/15/2029	4,975	4,909	4,837	1.4 %
American Airlines Inc/AAdvantage Loyalty IP, Ltd. (b)	Transportation	L+ 4.75% (8.99%)	4/20/2028	8,316	8,249	8,271	2.5 %
American Rock Salt Company, LLC (f)	Chemicals	L+ 4.00% (8.38%)	6/9/2028	4,729	4,729	4,433	1.3 %
AmWINS Group, Inc. (f)	Financials	L+ 2.25% (6.32%)	2/19/2028	4,925	4,869	4,831	1.4 %

F- 50

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

December 31, 2022

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal/ Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
AP Gaming I, LLC (f)	Gaming/Lodging	S+ 4.00% (8.73%)	2/15/2029	$ 7,411	$ 7,291	$ 7,003	2.1 %
Apollo Commercial Real Estate Finance, Inc.	Financials	4.63%	6/15/2029	3,000	3,000	2,418	0.7 %
AppLovin Corp. (b)	Media/Entertainment	P+ 2.00% (9.50%)	10/25/2028	8,933	8,913	8,464	2.5 %
Artera Services, LLC (f)	Utilities	L+ 3.50% (8.23%)	3/6/2025	2,463	2,453	2,012	0.6 %
Ascensus Holidngs, Inc. (b)	Business Services	L+ 3.50% (8.25%)	8/2/2028	7,920	7,913	7,547	2.2 %
Astoria Energy, LLC (f)	Utilities	L+ 3.50% (7.57%)	12/10/2027	1,937	1,937	1,908	0.6 %
Astro AB Merger Sub, Inc. (f)	Financials	L+ 4.25% (8.98%)	4/30/2024	3,795	3,792	3,675	1.1 %
Asurion, LLC (b)	Business Services	L+ 3.25% (7.63%)	12/23/2026	4,925	4,857	4,380	1.3 %
Athenahealth, Inc. (b)	Healthcare	S+ 3.50% (7.82%)	2/15/2029	12,951	12,891	11,660	3.5 %
Athletico Management, LLC (f)	Healthcare	S+ 4.25% (8.98%)	2/15/2029	4,975	4,952	4,024	1.2 %
Avaya Holdings Corp.	Technology	L+ 4.00% (8.32%)	12/15/2027	8,543	8,543	2,879	0.9 %
Aveanna Healthcare, LLC (f)	Healthcare	L+ 3.75% (7.77%)	7/17/2028	93	92	71	0.0 %
Bally's Corp. (b)	Gaming/Lodging	L+ 3.25% (7.54%)	10/2/2028	2,703	2,680	2,494	0.7 %
BCP Renaissance, LLC (f)	Energy	L+ 3.50% (7.88%)	10/31/2024	1,049	1,043	1,037	0.3 %
Bella Holding Company, LLC (f)	Healthcare	L+ 3.75% (7.82%)	5/10/2028	2,951	2,927	2,779	0.8 %
Blackstone CQP Holdco, LP (b)	Industrials	L+ 3.75% (8.48%)	6/5/2028	7,887	7,857	7,840	2.3 %
BMC Software Finance, Inc. (b)	Technology	L+ 3.75% (8.13%)	10/2/2025	12,601	12,621	12,044	3.6 %
Bomgar Corp. (f)	Technology	L+ 4.00% (8.38%)	4/18/2025	3,848	3,857	3,721	1.1 %
Cablevision Lightpath, LLC	Telecom	3.88%	9/15/2027	2,000	1,936	1,661	0.5 %
CDK Global, Inc. (f)	Software/Services	S+ 4.50% (9.08%)	7/6/2029	2,625	2,551	2,598	0.9 %
CLP Health Services, Inc. (b)	Healthcare	L+ 4.25% (7.13%)	12/31/2026	12,784	12,744	11,997	3.6 %
Cnt Holdings I Corp. (f)	Consumer	S+ 3.50% (7.24%)	11/8/2027	3,439	3,439	3,301	1.0 %
CommerceHub, Inc. (f)	Technology	L+ 4.00% (7.67%)	12/29/2027	9,541	9,551	8,726	2.6 %
Community Care Health Network, LLC (b)	Healthcare	L+ 4.75% (9.13%)	2/17/2025	9,661	9,641	8,211	2.4 %
Compass Power Generation, LLC (b)	Utilities	S+ 4.25% (8.69%)	4/14/2029	4,511	4,384	4,466	1.3 %
Connect Finco SARL (f)	Telecom	L+ 3.50% (7.58%)	12/11/2026	7,461	7,479	7,365	2.2 %
Connectwise, LLC (f)	Software/Services	L+ 3.50% (7.88%)	9/29/2028	6,930	6,923	6,568	2.0 %
Conservice Midco, LLC (b)	Business Services	L+ 4.25% (8.63%)	5/13/2027	7,622	7,630	7,514	2.2 %
Conterra Ultra Broadband, LLC (b)	Telecom	S+ 4.75% (9.18%)	4/30/2026	6,642	6,642	6,642	2.0 %
Corelogic, Inc. (b)	Business Services	L+ 3.50% (7.94%)	6/2/2028	7,900	7,887	6,567	2.0 %
Directv Financing, LLC (b)	Media/Entertainment	L+ 5.00% (9.38%)	8/2/2027	4,437	4,400	4,311	1.3 %
Dish Dbs Corp.	Cable	5.25%	12/1/2026	700	700	589	0.2 %
Dish Dbs Corp.	Cable	5.75%	12/1/2028	1,000	1,000	797	0.2 %
Division Holding Corp. (b)	Business Services	L+ 4.75% (9.13%)	5/27/2028	8,651	8,657	8,424	2.5 %
Dynasty Acquisition Co., Inc. (e)	Industrials	L+ 3.50% (7.92%)	4/6/2026	5,199	4,990	4,946	1.5 %
Dynasty Acquisition Co., Inc. (e)	Industrials	L+ 3.50% (7.92%)	4/6/2026	2,795	2,683	2,659	0.8 %
Echo Global Logistics, Inc. (b)	Transportation	L+ 3.50% (7.57%)	11/23/2028	3,305	3,298	3,096	0.9 %
Edelman Financial Services, LLC (b)	Financials	L+ 3.50% (7.88%)	4/7/2028	1,980	1,944	1,843	0.5 %
Edgewater Generation, LLC (b)	Utilities	L+ 3.75% (8.13%)	12/13/2025	2,374	2,363	2,245	0.7 %
Flex Acquisition Company, Inc. (f)	Paper & Packaging	S+ 3.93% (8.60%)	4/13/2029	2,488	2,430	2,364	0.7 %
Florida Food Products, LLC (f)	Food & Beverage	L+ 5.00% (9.38%)	10/18/2028	7,940	7,835	7,503	2.2 %
Foley Products Co, LLC (b)	Industrials	S+ 4.75% (9.48%)	12/29/2028	3,175	3,146	3,062	0.9 %
Frontier Communications Corp.	Telecom	5.00%	5/1/2028	1,240	1,294	1,079	0.3 %
Frontier Communications Corp. (b)	Telecom	L+ 3.75% (8.50%)	5/1/2028	19,229	19,215	18,302	5.5 %
Geon Performance Solutions, LLC (b)	Chemicals	L+ 4.50% (9.23%)	8/18/2028	4,658	4,627	4,658	1.4 %
Gordian Medical, Inc. (b)	Healthcare	L+ 6.25%(10.98%)	1/31/2027	10,949	10,890	10,084	3.0 %

F- 51

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

December 31, 2022

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal/ Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
Greeneden U.S. Holdings I, LLC (b)	Software/Services	L+ 4.00% (8.38%)	12/1/2027	$ 4,890	$ 4,801	$ 4,685	1.4 %
GVC Holdings Gibraltar, Ltd. (f)	Gaming/Lodging	L+ 2.50% (7.23%)	3/29/2027	4,925	4,920	4,887	1.5 %
HAH Group Holding Company, LLC (b)	Healthcare	S+ 5.00% (9.43%)	10/29/2027	5,768	5,700	5,667	1.7 %
HAH Group Holding Company, LLC (b)	Healthcare	S+ 5.00% (9.43%)	10/29/2027	730	730	717	0.2 %
Hamilton Projects Acquiror, LLC (f)	Utilities	L+ 4.50% (9.23%)	6/17/2027	5,092	5,074	5,005	1.5 %
Heartland Dental, LLC (e)	Healthcare	L+ 3.75% (8.13%)	4/30/2025	4,111	3,792	3,790	1.1 %
Hertz Corp. (b) (f)	Transportation	L+ 3.25% (7.63%)	6/30/2028	4,143	4,130	4,053	1.2 %
Hertz Corp. (b) (f)	Transportation	L+ 3.25% (7.63%)	6/30/2028	793	791	776	0.2 %
HireRight, Inc. (f)	Business Services	L+ 3.75% (7.82%)	7/11/2025	5,177	5,158	4,972	1.5 %
Hudson River Trading, LLC (b)	Financials	S+ 3.00% (7.44%)	3/20/2028	5,392	5,331	5,090	1.5 %
ICP Industrial, Inc. (f)	Chemicals	L+ 3.75% (8.48%)	12/29/2027	6,905	6,897	4,964	1.5 %
IDERA, Inc. (f)	Technology	L+ 3.75% (7.50%)	3/2/2028	6,912	6,921	6,498	1.9 %
Ineos Us Finance, LLC (f)	Chemicals	S+ 2.50% (6.92%)	11/8/2028	3,970	3,966	3,819	1.1 %
Intelsat Jackson Holdings, SA (b)	Telecom	S+ 4.25% (7.45%)	2/1/2029	8,543	8,462	8,232	2.5 %
Jack Ohio Finance, LLC (f)	Gaming/Lodging	L+ 4.75% (8.82%)	10/4/2028	3,959	3,942	3,838	1.1 %
Jane Street Group, LLC	Financials	4.50%	11/15/2029	5,000	4,864	4,340	1.3 %
Jump Financial, LLC (b)	Financials	S+ 4.50% (9.34%)	8/7/2028	7,419	7,298	7,029	2.1 %
Kissner Milling Co., Ltd.	Industrials	4.88%	5/1/2028	2,000	1,928	1,718	0.5 %
LABL, Inc. (b)	Paper & Packaging	L+ 5.00% (9.07%)	10/29/2028	3,960	3,908	3,748	1.1 %
Lightstone Holdco, LLC (f)	Utilities	S+ 5.75% (10.07%)	2/1/2027	7,113	6,351	6,494	1.9 %
Lightstone Holdco, LLC (f)	Utilities	S+ 5.75% (10.07%)	2/1/2027	402	359	367	0.2 %
Liquid Tech Solutions Holdings, LLC (b) (f)	Industrials	L+ 4.75% (8.92%)	3/20/2028	10,113	10,071	9,557	2.8 %
Luxembourg Investment Co., 428 SARL (b)	Chemicals	S+ 5.00% (9.73%)	1/3/2029	3,686	3,654	3,296	1.0 %
Madison IAQ, LLC	Industrials	4.13%	6/30/2028	2,000	1,985	1,661	0.5 %
Medallion Midland Acquisition, LP (f)	Energy	S+ 3.75% (8.59%)	10/18/2028	5,572	5,544	5,511	1.6 %
MH Sub I, LLC (f)	Business Services	L+ 3.75% (8.13%)	9/13/2024	8,553	8,549	8,300	2.5 %
Michael Baker International, LLC (b)	Industrials	L+ 5.00% (9.38%)	12/1/2028	3,301	3,272	3,208	1.0 %
Monitronics International, Inc. (b)	Business Services	L+ 7.50% (11.92%)	3/29/2024	5,452	5,336	3,593	1.1 %
MPH Acquisition Holdings, LLC	Healthcare	5.50%	9/1/2028	2,000	1,991	1,560	0.5 %
MPH Acquisition Holdings, LLC (b)	Healthcare	L+ 4.25% (8.99%)	9/1/2028	4,938	4,857	4,197	1.3 %
MYOB US Borrower, LLC (f)	Business Services	L+ 4.00% (8.07%)	5/6/2026	5,411	5,400	5,036	1.5 %
Naked Juice, LLC (f)	Food & Beverage	S+ 3.25% (7.93%)	1/24/2029	1,423	1,420	1,269	0.4 %
National Mentor Holdings, Inc. (f)	Healthcare	L+ 3.75% (8.48%)	3/2/2028	179	178	125	0.0 %
National Mentor Holdings, Inc. (b) (f)	Healthcare	L+ 3.75% (8.48%)	3/2/2028	5,445	5,422	3,790	1.1 %
Nexus Buyer, LLC (f)	Business Services	L+ 3.75% (8.13%)	11/9/2026	4,443	4,442	4,248	1.3 %
Nouryon Finance B.V. (e)	Chemicals	L+ 2.75% (7.17%)	10/1/2025	2,319	2,257	2,283	0.7 %
Novae, LLC (f)	Industrials	S+ 5.00% (9.70%)	12/22/2028	4,963	4,928	4,069	1.2 %
Pathway Vet Alliance, LLC (b)	Healthcare	L+ 3.75% (8.13%)	3/31/2027	2,970	2,976	2,456	0.7 %
Paysafe Finance, PLC	Software/Services	4.00%	6/15/2029	400	400	308	0.1 %
Peraton Corp. (b)	Industrials	L+ 3.75% (8.13%)	2/1/2028	2,916	2,886	2,842	0.8 %
PG&E Corp. (f)	Utilities	L+ 3.00% (7.44%)	6/23/2025	10,589	10,616	10,493	3.1 %
Polaris Newco, LLC (f)	Business Services	L+ 4.00% (7.67%)	6/2/2028	1,980	1,931	1,802	0.5 %
Power Stop, LLC (f)	Transportation	L+ 4.75% (9.49%)	1/26/2029	3,553	3,520	2,653	0.8 %
Project Accelerate Parent, LLC (e)	Technology	L+ 4.25% (8.63%)	1/2/2025	15,942	14,823	14,906	4.4 %

F- 52

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

December 31, 2022

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal/ Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
Proofpoint, Inc. (b)	Software/Services	L+ 3.25% (7.99%)	8/31/2028	$ 6,437	$ 6,395	$ 6,176	1.8 %
Protective Industrial Products, Inc. (b)	Industrials	L+ 4.00% (8.38%)	12/29/2027	9,035	8,999	8,880	2.6 %
Pug, LLC (f)	Technology	L+ 3.50% (7.88%)	2/12/2027	4,911	4,814	4,044	1.2 %
Quikrete Holdings, Inc. (f)	Industrials	L+ 3.00% (7.38%)	6/11/2028	7,940	7,901	7,868	2.3 %
Regionalcare Hospital Partners Holdings, Inc.	Healthcare	4.38%	2/15/2027	2,000	2,000	1,696	0.5 %
Regionalcare Hospital Partners Holdings, Inc. (b)	Healthcare	L+ 3.75% (8.17%)	11/16/2025	5,195	5,210	4,886	1.5 %
Renaissance Learning, Inc. (f)	Software/Services	S+ 4.50% (8.72%)	3/30/2029	1,990	1,935	1,908	0.7 %
RXB Holdings, Inc. (f)	Healthcare	L+ 4.50% (8.72%)	12/20/2027	10,103	10,134	9,446	2.8 %
S&S Holdings, LLC (f)	Consumer	L+ 5.00% (9.29%)	3/11/2028	6,878	6,715	6,578	2.0 %
Safe Fleet Holdings, LLC (b)	Industrials	S+ 3.75% (8.17%)	2/23/2029	7,444	7,407	7,179	2.1 %
Safety Products/JHC Acquisition Corp. (b)	Industrials	L+ 4.50% (8.88%)	6/28/2026	17,182	16,536	16,323	4.9 %
Safety Products/JHC Acquisition Corp. (b)	Industrials	L+ 4.50% (8.88%)	6/28/2026	929	888	882	0.3 %
Schenectady International Group, Inc. (b)	Chemicals	S+ 4.75% (9.02%)	10/15/2025	19,721	19,631	15,836	4.7 %
SCIH Salt Holdings, Inc. (f)	Industrials	L+ 4.00% (8.42%)	3/16/2027	3,690	3,667	3,578	1.1 %
SFR Group, SA (b) (e)	Telecom	L+ 4.00% (8.65%)	8/14/2026	12,574	12,380	11,668	3.5 %
Sierra Acquisition, Inc. (b)	Food & Beverage	L+ 4.00% (8.42%)	11/11/2024	4,851	4,724	3,711	1.1 %
Sophia, LP (f)	Software/Services	L+ 3.50% (8.23%)	10/7/2027	2,973	2,976	2,864	0.9 %
SSH Group Holdings, Inc. (e)	Education	L+ 4.25% (8.73%)	7/30/2025	10,409	10,130	10,140	3.0 %
Staples, Inc. (b)	Business Services	L+ 5.00% (7.78%)	4/16/2026	4,898	4,856	4,520	1.3 %
Team Health Holdings, Inc. (e) (f)	Healthcare	S+ 5.25% (9.57%)	3/2/2027	5,433	4,603	4,061	1.2 %
Tecta America Corp. (f)	Industrials	S+ 4.25% (8.69%)	4/10/2028	8,954	8,931	8,573	2.6 %
Tenet Healthcare Corp.	Healthcare	4.25%	6/1/2029	2,000	1,707	1,731	0.5 %
The Dun & Bradstreet Corp. (f)	Business Services	L+ 3.25% (7.64%)	2/6/2026	4,683	4,699	4,632	1.4 %
Traverse Midstream Partners, LLC (b)	Energy	S+ 4.25% (8.80%)	9/27/2024	13,421	13,405	13,375	4.0 %
Triton Water Holdings, Inc. (f)	Food & Beverage	L+ 3.50% (8.23%)	3/31/2028	7,387	7,373	6,845	2.0 %
Truck Hero, Inc. (f)	Transportation	L+ 3.75% (8.13%)	1/31/2028	1,474	1,471	1,258	0.4 %
United Airlines, Inc.	Transportation	4.63%	4/15/2029	500	440	435	0.1 %
United Airlines, Inc. (f)	Transportation	L+ 3.75% (8.11%)	4/21/2028	3,756	3,745	3,702	1.1 %
University Support Services, LLC (f)	Education	L+ 3.25% (7.63%)	2/10/2029	4,950	4,933	4,805	1.4 %
Urban One, Inc.	Media/Entertainment	7.38%	2/1/2028	5,000	5,140	4,227	1.3 %
Venga Finance Sarl (b)	Telecom	L+ 4.75% (9.49%)	6/28/2029	3,990	3,878	3,798	1.1 %
Veritext Corp. (f)	Business Services	L+ 3.50% (7.88%)	8/1/2025	3,458	3,426	3,334	1.0 %
Vyaire Medical, Inc. (f)	Healthcare	L+ 4.75% (8.51%)	4/16/2025	7,354	6,478	5,593	1.7 %
WaterBridge Midstream Operating, LLC (b)	Energy	L+ 5.75% (9.13%)	6/22/2026	8,653	7,878	8,299	2.5 %
Watlow Electric Manufacturing Co. (b)	Industrials	S+ 3.75% (8.15%)	3/2/2028	9,378	9,340	8,997	2.7 %
Western Dental Services, Inc. (f)	Healthcare	L+ 4.50% (9.24%)	8/18/2028	8,984	8,978	8,190	2.4 %
Western Dental Services, Inc. (f)	Healthcare	L+ 4.50% (9.24%)	8/18/2028	917	917	836	0.2 %
Wilsonart, LLC (b)	Consumer	L+ 3.25% (7.98%)	12/31/2026	7,375	7,370	7,002	2.1 %
WMG Acquisition Corp.	Media/Entertainment	3.00%	2/15/2031	500	394	398	0.1 %
WMG Holdings, Inc. (b)	Business Services	S+ 3.25% (7.67%)	11/2/2029	834	809	824	0.3 %
YI, LLC (e)	Healthcare	L+ 4.00% (8.38%)	11/7/2024	8,880	8,524	8,525	2.5 %
Subtotal Senior Secured First Lien Debt					**$ 809,938**	**$ 754,019**	**224.8 %**

F- 53

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

December 31, 2022

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal/ Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
Senior Secured Second Lien Debt							
American Rock Salt Company, LLC (b)	Chemicals	L+ 7.25% (11.63%)	6/11/2029	$ 1,943	$ 1,924	$ 1,858	0.5 %
Asurion, LLC (b)	Business Services	L+ 5.25% (9.63%)	1/31/2028	7,632	7,605	5,921	1.8 %
CDS U.S. Intermediate Holdings, Inc.	Media/Entertainment	L+ 8.00% (12.73%) 7.00% PIK	11/24/2027	5,459	5,444	5,317	1.6 %
Edelman Financial Services, LLC (b) (e)	Financials	L+ 6.75% (11.13%)	7/20/2026	7,972	7,256	7,145	2.1 %
IDERA, Inc. (b) (e)	Technology	L+ 6.75% (10.50%)	3/2/2029	1,545	1,375	1,435	0.4 %
Tecta America Corp. (b)	Industrials	S+ 8.50% (12.94%)	4/9/2029	4,998	4,973	4,894	1.5 %
Subtotal Senior Secured Second Lien Debt					**$ 28,577**	**$ 26,570**	**7.9 %**
Collateralized Securities							
Collateralized Securities - Debt Investments							
AIG CLO, Ltd. 21-1A F	Diversified Investment Vehicles	L+ 6.90% (11.23%)	4/22/2034	$ 1,410	$ 1,291	$ 1,053	0.3 %
Battalion CLO, Ltd. 21-17A F	Diversified Investment Vehicles	L+ 7.50% (11.74%)	3/9/2034	1,224	1,137	933	0.3 %
Carlyle GMS CLO, 16-3A FRR	Diversified Investment Vehicles	L+ 8.60% (12.84%)	7/20/2034	2,100	1,990	1,642	0.5 %
Covenant Credit Partners CLO, Ltd. 17 1A E	Diversified Investment Vehicles	L+ 6.45% (10.53%)	10/15/2029	2,500	2,298	2,059	0.6 %
Eaton Vance CDO, Ltd. 15-1A FR	Diversified Investment Vehicles	L+ 7.97% (12.21%)	1/20/2030	2,000	1,758	1,554	0.5 %
Elevation CLO, Ltd. 13-1A D2	Diversified Investment Vehicles	L+ 7.65% (12.26%)	8/15/2032	2,000	1,963	1,804	0.5 %
Fortress Credit BSL, Ltd. 22-1A E	Diversified Investment Vehicles	S+ 8.15% (12.19%)	10/23/2034	1,000	981	927	0.3 %
Great Lakes CLO, Ltd. 21-6A E (f)	Diversified Investment Vehicles	L+ 8.03% (12.11%)	1/15/2034	5,150	4,956	4,380	1.3 %
Greywolf CLO, Ltd. 20-3RA ER	Diversified Investment Vehicles	S+ 9.00% (13.04%)	4/15/2033	1,000	879	815	0.2 %
Hayfin Kingsland XI, Ltd. 19-2A ER	Diversified Investment Vehicles	L+ 7.72% (11.96%)	10/20/2034	2,500	2,430	2,125	0.6 %
Highbridge Loan Management, Ltd. 11A-17 E (f)	Diversified Investment Vehicles	L+ 6.10% (10.63%)	5/6/2030	3,000	2,716	2,429	0.7 %
Jamestown CLO, Ltd. 22-18A E	Diversified Investment Vehicles	S+ 7.87% (11.93%)	7/25/2035	3,000	2,735	2,680	0.8 %
KKR Financial CLO, Ltd. 15 FR	Diversified Investment Vehicles	L+ 8.50% (12.69%)	1/18/2032	2,000	1,899	1,579	0.5 %
LCM, Ltd. Partnership 16A ER2 (f)	Diversified Investment Vehicles	L+ 6.38% (10.46%)	10/15/2031	2,500	2,295	2,114	0.6 %
Marble Point CLO, Ltd. 20-1A E (f)	Diversified Investment Vehicles	L+ 6.82% (11.06%)	4/20/2033	4,500	4,406	3,905	1.2 %
Medalist Partners Corporate Finance CLO, Ltd. 21-1A D (f)	Diversified Investment Vehicles	L+ 7.48% (11.72%)	10/20/2034	3,000	2,860	2,498	0.7 %
Northwoods Capital, Ltd. 17-15A ER	Diversified Investment Vehicles	L+ 7.64% (12.39%)	6/20/2034	3,000	2,924	2,568	0.8 %
Ocean Trails CLO 22-12A E	Diversified Investment Vehicles	S+ 8.11% (12.07%)	7/20/2035	3,460	3,188	3,050	0.9 %
OCP CLO, Ltd. 14-5A DR (f)	Diversified Investment Vehicles	L+ 5.70% (10.03%)	4/26/2031	2,200	2,087	1,802	0.5 %
OZLM, Ltd. 16-15A DR (f)	Diversified Investment Vehicles	L+ 6.75% (10.99%)	4/20/2033	2,000	1,909	1,604	0.5 %
Palmer Square CLO, Ltd. 21-4A F	Diversified Investment Vehicles	L+ 7.66% (11.74%)	10/15/2034	1,500	1,430	1,156	0.3 %

F- 54

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

December 31, 2022

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal/ Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
Regatta II Funding, LP 13-2A DR2 (f)	Diversified Investment Vehicles	L+ 6.95% (11.03%)	1/15/2029	$ 2,000	$ 1,931	$ 1,759	0.5 %
Saranac CLO, Ltd. 20-8A E	Diversified Investment Vehicles	L+ 8.12% (12.80%)	2/20/2033	1,455	1,442	1,281	0.4 %
Sculptor CLO, Ltd. 27A E	Diversified Investment Vehicles	L+ 7.05% (11.29%)	7/20/2034	1,500	1,459	1,286	0.4 %
Sound Point CLO, Ltd. 17-1A E (f)	Diversified Investment Vehicles	L+ 5.96% (10.29%)	1/23/2029	4,000	3,634	3,223	1.0 %
Sound Point CLO, Ltd. 17-2A E (f)	Diversified Investment Vehicles	L+ 6.10% (10.46%)	7/25/2030	2,400	2,092	1,821	0.5 %
Sound Point CLO, Ltd. 18-3A D (f)	Diversified Investment Vehicles	L+ 5.79% (10.12%)	10/26/2031	1,000	906	752	0.2 %
Symphony CLO, Ltd. 2012-9A ER2 (f)	Diversified Investment Vehicles	L+ 6.95% (11.03%)	7/16/2032	3,000	2,784	2,587	0.8 %
Trimaran CAVU 2021-2A, Ltd. 21-2A E (f)	Diversified Investment Vehicles	L+ 7.20% (11.56%)	10/25/2034	3,000	2,945	2,660	0.8 %
Trysail CLO, Ltd. 21-1A E	Diversified Investment Vehicles	L+ 7.38% (11.62%)	7/20/2032	1,500	1,448	1,287	0.4 %
Venture CDO, Ltd. 16-23A ER2 (f)	Diversified Investment Vehicles	L+ 7.55% (11.78%)	7/19/2034	3,000	2,916	2,550	0.9 %
Venture CDO, Ltd. 16-25A E (f)	Diversified Investment Vehicles	L+ 7.20% (11.44%)	4/20/2029	2,000	1,949	1,692	0.4 %
Venture CDO, Ltd. 20-39A E	Diversified Investment Vehicles	L+ 7.63% (11.71%)	4/15/2033	4,995	4,962	4,384	1.3 %
Venture CLO 43, Ltd. 21-43A E (f)	Diversified Investment Vehicles	L+ 7.15% (11.23%)	4/15/2034	3,000	2,918	2,560	0.7 %
Wind River CLO, Ltd. 14-2A FR	Diversified Investment Vehicles	L+ 7.87% (11.95%)	1/15/2031	3,000	2,530	2,061	0.6 %
Zais CLO 13, Ltd. 19-13A D1 (f)	Diversified Investment Vehicles	L+ 4.52% (8.60%)	7/15/2032	3,000	2,741	2,536	0.9 %
Subtotal Collateralized Securities					**$ 84,789**	**$ 75,116**	**22.4 %**
TOTAL INVESTMENTS					**$ 923,304**	**$ 855,705**	**255.1 %**

(a) The majority of the investments bear interest at a rate that may be determined by reference to London Interbank Offered Rate ("LIBOR" or "L"), Secured Overnight Financing Rate ("SOFR" or "S"), or Prime ("P") and which reset daily, monthly, quarterly, or semiannually. For each, SLF has provided the spread over the relevant reference rate and the current interest rate in effect at December 31, 2022. Certain investments are subject to reference rate floors. For fixed rate loans, a spread above a reference rate is not applicable. For floating rate securities the all-in rate is disclosed within parentheses.

(b) SLF's investment or a portion thereof is pledged as collateral under the Citi Credit Facility. Individual investments can be divided into parts which are pledged to separate credit facilities.

(c) Percentages are based on SLF members' capital as of December 31, 2022.

(d) SLF has various unfunded commitments to portfolio companies.

(e) SLF's investment or a portion thereof is held through a total return swap with J.P. Morgan.

(f) SLF's investment or a portion thereof is pledged as collateral under a credit facility with CIBC. Individual investments can be divided into parts which are pledged to separate credit facilities.

SLF had $1.6 million of unfunded commitments on delayed draw term loans as of December 31, 2022.

F- 55

Below is certain summarized financial information for SLF as of December 31, 2023 and December 31, 2022 and for the periods ended December 31, 2023, December 31, 2022 and December 31, 2021: Selected Statements of Assets and Liabilities Information December 31, December 31, 2023 2022 ASSETS Investments, at fair value (amortized cost of $908,094 and $923,304, respectively) $ 877,688 $ 855,705 Cash and other assets 68,917 109,966 Total assets $ 946,605 $ 965,671 LIABILITIES Revolving credit facilities (net of deferred financing costs of $1,695 and $1,483, respectively) $ 481,805 $ 549,067 Secured borrowings 39,959 60,899 Other liabilities 45,124 20,264 Total liabilities $ 566,888 $ 630,230 MEMBERS' CAPITAL Total members' capital $ 379,717 $ 335,441 Total liabilities and members' capital $ 946,605 $ 965,671 Selected Statements of Operations Information For the years ended December 31, For the period January 20, 2021 (inception) through December 31, 2023 2022 2021 Investment income: Total investment income $ 96,017 $ 69,988 $ 44,964 Operating expenses: Interest and credit facility financing expenses 41,603 24,003 10,051 Other expenses 2,404 2,498 2,161 Total expenses 44,007 26,501 12,212 Net investment income 52,010 43,487 32,752 Realized and unrealized gain (loss) on investments and extinguishment of debt: Net realized and unrealized gain (loss) on investments and extinguishment of debt 26,781 (75,053) 10,093 Net increase (decrease) in members' capital resulting from operations $ 78,791 $ (31,566) $ 42,845 FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 56

Note 4 — Related Party Transactions and Arrangements Investment Advisory Agreement Pursuant to the Investment Advisory Agreement and for the investment advisory and management services provided thereunder, the Company pays the Adviser a base management fee and an incentive fee. The Investment Advisory Agreement was approved by the Board, including a majority of independent directors, on October 22, 2018, and by stockholders at a special meeting held on January 11, 2019 and took effect February 1, 2019. The Board renewed the Investment Advisory Agreement on January 30, 2023. Base Management Fee The base management fee is calculated at an annual rate of 1.5% of the Company's average gross assets (including assets purchased with borrowed funds). The Company's gross assets increase or decrease with any appreciation or depreciation associated with a derivative contract. Average gross assets is calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters. The base management fee is payable quarterly in arrears and is appropriately pro-rated for any partial month or quarter. All or any part of the base management fee not taken as to any quarter may be deferred without interest and may be taken in such other quarter as the Adviser will determine within three years. For the years ended December 31, 2023, 2022, and 2021 the Company incurred $44.8 million, $42.9 million, and $39.6 million, respectively, in base management fees under the Investment Advisory Agreement. Incentive Fees The incentive fee consists of two parts. The first part is referred to as the incentive fee on income and it is calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. “Pre-Incentive Fee Net Investment Income” means interest income, dividend income, and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence, and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains or losses, or unrealized capital appreciation or depreciation. The payment of the incentive fee on income is subject to payment of a preferred return to investors each quarter, expressed as a quarterly rate of return on the value of the Company's net assets at the end of the most recently completed calendar quarter, of 1.75% (7.00% annualized), subject to a “catch up” feature (as described below). The calculation of the incentive fee on income for each quarter is as follows: • No incentive fee on income will be payable to the Adviser in any calendar quarter in which the Company’s Pre- Incentive Fee Net Investment Income does not exceed the preferred return rate of 1.75% or 7.00% annualized (the “Preferred Return”) on net assets; • 100% of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the preferred return but is less than or equal to 2.1875% in any calendar quarter (8.75% annualized) will be payable to the Adviser. This portion of the Company’s incentive fee on income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre- Incentive Fee Net Investment Income reaches 2.1875% (8.75% annualized) in any calendar quarter; and • For any quarter in which the Company's Pre-Incentive Fee Net Investment Income exceeds 2.1875% (8.75% annualized), the incentive fee on income will be equal to 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, as the Preferred Return and catch-up will have been achieved. As of December 31, 2023 and December 31, 2022, $10.2 million and $9.7 million was payable to the Adviser for the incentive fee on income, respectively. For the years ended December 31, 2023, 2022, and 2021 the Company incurred $40.1 million, $31.3 million, and $26.9 million, respectively, in incentive fees on income under the Investment Advisory Agreement. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 57

The second part of the incentive fee, referred to as the “incentive fee on capital gains during operations,” is an incentive fee on capital gains earned on liquidated investments from the portfolio during operations prior to the Company’s liquidation and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, if earlier). This fee equals 20% of the Company’s incentive fee capital gains, which equals the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. For the years ended December 31, 2023, 2022, and 2021 the Company did not incur incentive fees on capital gains during operations under the Investment Advisory Agreement. Administration Agreement In connection with the Administration Agreement, BSP provides the Company with office facilities and administrative services. As of December 31, 2023 and December 31, 2022, $1.9 million and $1.4 million was payable to BSP under the Administration Agreement, respectively. The Company reimburses BSP quarterly for all administrative costs and expenses incurred by the Adviser in performing its obligations and providing personnel and facilities under the Administration Agreement and annually for overhead expenses incurred in the course of performing its obligations under the Administration Agreement, including rent, travel, and the allocable portion of the cost of the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs, including operations and tax professionals, and administrative staff providing support services in respect of the Company. As of December 31, 2023 and December 31, 2022, $11.2 million and $11.1 million was payable to the Adviser for base management fees, respectively. For the years ended December 31, 2023, 2022, and 2021 the Company incurred $1.9 million, $1.4 million, and $1.6 million, respectively, in administrative service fees under the Administration Agreement. Administrative service fees are included within other general and administrative expenses on the Consolidated Statements of Operations. Co-Investment Relief The 1940 Act generally prohibits BDCs from entering into negotiated co-investments with affiliates absent an order from the SEC. The SEC staff has granted the Company exemptive relief that allows it to enter into certain negotiated co- investment transactions alongside with other funds managed by the Adviser or its affiliates (“Affiliated Funds”) in a manner consistent with its investment objective, positions, policies, strategies, and restrictions as well as regulatory requirements and other pertinent factors, subject to compliance with certain conditions (the “Order”). Pursuant to the Order, the Company is permitted to co-invest with its affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of its eligible directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to the Company and the Company's stockholders and do not involve overreaching in respect of the Company or the Company's stockholders on the part of any person concerned, and (2) the transaction is consistent with the interests of the Company’s stockholders and is consistent with the Company’s investment objective and strategies. Note 5 — Borrowings In accordance with the 1940 Act, the Company is allowed to borrow amounts such that its asset coverage, calculated pursuant to the Investment Company Act, is at least 200% after such borrowing, with certain limited exceptions. As of December 31, 2023, the aggregate principal amount outstanding of the senior securities issued by the Company was $1.2 billion and the Company’s asset coverage was 246.0%. Wells Fargo Credit Facility On August 28, 2020, the Company entered into a $300.0 million revolving credit facility with the Company, as collateral manager, Funding I, a wholly owned, consolidated special purpose financing subsidiary, as borrower, the lenders party thereto, Wells Fargo, as administrative agent, and U.S. Bank, as collateral agent and collateral custodian (the “Wells Fargo Credit Facility”). FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 58

Pursuant to an amendment entered into on August 25, 2023 (the "Third Amendment"), the Wells Fargo Credit Facility provides for borrowings through August 25, 2026, and any amounts borrowed under the Wells Fargo Credit Facility will mature on August 25, 2028. Effective with the Third Amendment, the Wells Fargo Credit Facility has an interest rate of daily simple SOFR (with a daily simple SOFR floor of zero), plus a spread of 2.75% per annum. Interest is payable quarterly in arrears. Funding I will be subject to a non-usage fee to the extent the commitments available under the Wells Fargo Credit Facility have not been borrowed. The non-usage fee per annum is 0.50% for the first 25% of the unused balance and increases to 2.00% for any remaining unused balance. Previously, pursuant to an amendment entered into on May 27, 2022 (the "Second Amendment"), the benchmark rate was transitioned from LIBOR to SOFR. Effective with the Second Amendment, the Wells Fargo Credit Facility had an interest rate of daily simple SOFR(with a daily simple SOFR floor of zero), plus a spread calculated based upon the composition of loans in the collateral pool, not to exceed 2.60% per annum. Prior to the Second Amendment, the Wells Fargo Credit Facility had an interest rate of three-month LIBOR (with a LIBOR floor of zero) plus a spread calculated based upon the composition of loans in the collateral pool, not to exceed 2.75% per annum. Funding I paid a structuring fee and incurred other customary costs and expenses in connection with the Wells Fargo Credit Facility and the amendments thereto. Pursuant to an amendment entered into on April 6, 2021 (the "First Amendment"), the non-usage fee for any unused portion of the Wells Fargo Credit Facility was temporarily reduced until September 30, 2021. Additionally, the maximum spread was reduced from 2.75% to 2.50% as a result of this amendment. The other terms of the Wells Fargo Credit Facility were unchanged. Funding I’s obligations under the Wells Fargo Credit Facility are secured by a first priority security interest in substantially all of the assets of Funding I, including its portfolio of investments and the Company’s equity interest in Funding I. The obligations of Funding I under the Wells Fargo Credit Facility are non-recourse to the Company. In connection with the Wells Fargo Credit Facility, the Company and Funding I have made certain representations and warranties and are required to comply with various covenants and other customary requirements. The Wells Fargo Credit Facility contains customary default provisions pursuant to which the administrative agent and the lenders under the Wells Fargo Credit Facility may terminate the Company in its capacity as collateral manager/portfolio manager under the Wells Fargo Credit Facility. Upon the occurrence of an event of default under the Wells Fargo Credit Facility, the administrative agent or the lenders may declare the outstanding advances and all other obligations under the Wells Fargo Credit Facility immediately due and payable. JPM Credit Facility On August 28, 2020, the Company, through a wholly-owned, consolidated special purpose financing subsidiary, 57th Street, entered into a $300.0 million revolving credit facility (subsequently amended to $400.0 million, as noted below) with JPMorgan Chase Bank, National Association, as administrative agent (“JPM”), and U.S. Bank, as collateral agent, collateral administrator and securities intermediary (the “JPM Credit Facility”). Pursuant to an amendment entered into on September 15, 2023 (the "JPM 2023 Amendment"), the JPM Credit Facility provides for borrowings through September 15, 2026, and any amounts borrowed under the JPM Credit Facility will mature on September 15, 2027. In addition to extending the reinvestment period and maturity date of the JPM Credit Facility, the JPM 2023 Amendment, among other things, (1) changed the interest rate to SOFR plus 2.80% (subject to further increases consistent with the terms of the JPM Credit Facility), which is inclusive of an administrative agent fee, (2) increased the financing amount for which the Company and 57th Street are permitted to submit a commitment increase request to up to $800.0 million, and (3) amended the non-usage fee to be 0.75%, inclusive of an administrative agent fee. The non-usage fee of 0.75% (inclusive of an administrative agent fee) applies to the first 20% of the unused balance and increases to 3.00% for any remaining unused balance. 57th Street paid an upfront fee and incurred other customary costs and expenses in connection with the JPM 2023 Amendment. Interest is payable quarterly in arrears. Previously, on December 9, 2022, the Company and 57th Street entered into an amendment (the "JPM 2022 Amendment") to the JPM Credit Facility. The JPM 2022 Amendment, among other things, (1) extended the maturity date of the JPM Credit Facility to August 28, 2024, (2) extended the maturity date, upon the exercise of the Extension Options (as defined in the JPM Credit Facility), of the JPM Credit Facility to August 28, 2025, and (3) changed the benchmark rate and applicable interest rate under the JPM Credit Facility to three-month Term SOFR plus 3.00% per annum (subject to further increases consistent with the terms of the JPM Credit Facility). Pursuant to the JPM 2022 Amendment, the non-usage fee per annum was 0.75% for the first 20% of the unused balance and increased to 3.00% for any remaining unused balance. 57th Street paid an upfront fee and incurred other customary costs and expenses in connection with the JPM 2022 Amendment. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 59

Prior to the JPM 2022 Amendment, the JPM Credit Facility had an interest rate of three-month LIBOR (with a LIBOR floor of zero), plus a spread of 2.75% per annum. For the period from August 28, 2021 to December 8, 2022, the non-usage fee per annum was 0.75% for the first 20% of the unused balance and increased to 2.75% for any remaining unused balance. For the period from January 21, 2021 to August 27, 2021, the non-usage fee per annum was 0.50% for the first 20% of the unused balance and increased to 2.75% for any remaining unused balance. 57th Street paid a structuring fee and incurred other customary costs and expenses in connection with the JPM Credit Facility. Previously, on January 21, 2021, the Company entered into an amendment (the “JPM Amendment”) to the JPM Credit Facility. The JPM Amendment, among other things, increased the amount that 57th Street is permitted to borrow under the JPM Credit Agreement from $300.0 million to $400.0 million. On April 12, 2021, the Company, through 57th Street, amended and restated the JPM Credit Facility. The amendment and restatement temporarily reduced the previous minimum funding amount until October 13, 2021. The other material terms of the JPM Credit Facility were unchanged. 57th Street’s obligations under the JPM Credit Facility are secured by a first priority security interest in substantially all of the assets of 57th Street, including its portfolio of investments and the Company’s equity interest in 57th Street. The obligations of 57th Street under the JPM Credit Facility are non-recourse to the Company. In connection with the JPM Credit Facility, the Company and 57th Street have made certain representations and warranties and are required to comply with various covenants and other customary requirements. The JPM Credit Facility contains customary default provisions pursuant to which the administrative agent and the lenders under the JPM Credit Facility may terminate the Company in its capacity as collateral manager/portfolio manager under the JPM Credit Facility. Upon the occurrence of an event of default under the JPM Credit Facility, the administrative agent or the lenders may declare the outstanding advances and all other obligations under the JPM Credit Facility immediately due and payable. JPM Revolver Facility On June 10, 2022, the Company entered into a $495.0 million revolving credit facility with JPMorgan Chase Bank, as administrative agent and as collateral agent, MUFG Union Bank, N.A., Sumitomo Mitsui Banking Corporation, and Wells Fargo Bank, National Association as syndication agents, as well as other Lender parties (the “JPM Revolver Facility”). On December 8, 2023, FBLC amended and restated the FBLC JPM Revolver Facility (the “JPM Revolver Amendment”). The JPM Revolver Amendment, among other things, increases the aggregate amount of the lenders’ commitments to $505.0 million, extends the period for borrowings through December 8, 2027 and extends the maturity date for any amounts borrowed to December 8, 2028. The other material terms of the JPM Revolver Facility were unchanged. FBLC agreed to pay administrative agent fees and incurred other customary costs and expenses in connection with the JPM Revolver Amendment. Prior to the JPM Revolver Amendment, the JPM Revolver Facility provided for borrowings through June 10, 2026, and any amounts borrowed under the JPM Revolver Facility would mature on December 8, 2028. The JPM Revolver Facility was priced at three-month Term SOFR, plus a spread calculated based upon the composition of loans in the collateral pool, which will not exceed 1.98% per annum. Interest is payable quarterly in arrears. The Company will be subject to a non-usage fee of 0.38% to the extent the commitments available under the JPM Revolver Facility have not been borrowed. The Company paid a structuring fee and incurred other customary costs and expenses in connection with the JPM Revolver Facility. In connection with the JPM Revolver Facility, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The JPM Revolver Facility contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, JPMorgan Chase Bank, N.A. may declare the outstanding advances and all other obligations under the JPM Revolver Facility immediately due and payable. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 60

Citi Credit Facility On June 27, 2014, the Company, through a wholly-owned, special purpose financing subsidiary, CB Funding, entered into a credit facility (as amended from time to time, the “Citi Credit Facility”) with Citibank, N.A. ("Citi") as administrative agent and U.S. Bank as collateral agent, account bank, and collateral custodian. From January 1, 2020 to January 20, 2021 the Citi Credit Facility provided for borrowings in an aggregate principal amount of up to $400.0 million on a committed basis, with a reinvestment period ending on May 31, 2021 and maturity date of May 31, 2022. On January 20, 2021, SLF, the Company's joint venture with CCLF entered into an amendment to the Citi Credit Facility (the “Citi Credit Agreement”). The amendment, among other things, (i) replaces the Company with SLF as the collateral manager under the Citi Credit Agreement, (ii) extends the end of the reinvestment period from May 31, 2021 to May 31, 2023 and (iii) extends the final maturity date from May 31, 2022 to May 31, 2024. As a result of this amendment to the Citi Credit Facility, the Company incurred a realized loss on extinguishment of debt of $1.3 million. In connection with the Citi Credit Facility, CB Funding has made certain representations and warranties, is required to comply with various covenants, reporting requirements, and other customary requirements for similar facilities and is subject to certain customary events of default. Upon the occurrence and during the continuation of an event of default, Citi may declare the outstanding advances and all other obligations under the Citi Credit Facility immediately due and payable. During the continuation of an event of default, CB Funding must pay interest at a default rate. The Citi Credit Facility contains customary default provisions for facilities of this type pursuant to which Citi may terminate the rights, obligations, power, and authority of the Company, in its capacity as servicer of the portfolio assets under the Citi Credit Facility, including, but not limited to, non-performance of Citi Credit Facility obligations, insolvency, defaults of certain financial covenants, and other events with respect to the Company that may be adverse to Citi and the secured parties under the Citi Credit Facility. The Citi Credit Facility is priced at three-month LIBOR plus a spread of 1.60% per annum through and including the last day of the investment period and 2.00% per annum thereafter. Interest is payable quarterly in arrears. CB Funding is subject to a non-usage fee to the extent the aggregate principal amount available under the Citi Credit Facility has not been borrowed. The non-usage fee per annum is 0.50%. Any amounts borrowed under the Citi Credit Facility along with any accrued and unpaid interest thereunder will mature, and will be due and payable, in three years. MassMutual Credit Facility On July 7, 2020, the Company and a wholly-owned, special purpose financing subsidiary, BDCA Asset Financing, entered into a loan and servicing agreement (the “MassMutual Credit Facility”) with Massachusetts Mutual Life Insurance Company (“MassMutual”) as facility servicer and a lender and U.S. Bank National Association as collateral custodian, collateral administrator and administrative agent. The MassMutual Credit Facility provided for borrowings of up to $100.0 million on a committed basis, and, subject to satisfaction of certain conditions, contained an accordion feature whereby the Mass Mutual Credit Facility could be expanded to $150.0 million. BDCA Asset Financing’s obligations under the MassMutual Credit Facility were secured by a first priority security interest in substantially all of the assets of BDCA Asset Financing, including its portfolio of investments and the Company’s equity interest in BDCA Asset Financing. The obligations of BDCA Asset Financing under the MassMutual Credit Facility were non-recourse to the Company. The MassMutual Credit Facility provided for borrowings through December 31, 2021 and was to mature on December 31, 2025. The MassMutual Credit Facility was priced at three-month LIBOR, with a LIBOR floor of 0.75%, plus a spread of 5.0% per annum. Interest was payable quarterly in arrears. BDCA Asset Financing was subject to a non-usage fee of 0.50% to the extent the aggregate principal amount available under the MassMutual Credit Facility had not been borrowed. BDCA Asset Financing paid a structuring fee and incurred other customary costs and expenses in connection with the MassMutual Credit Facility. In connection with the MassMutual Credit Facility, the Company and BDCA Asset Financing made certain representations and warranties and were required to comply with various covenants and other customary requirements. The MassMutual Credit Facility contained customary default provisions pursuant to which MassMutual could terminate the Company in its capacity as portfolio asset servicer of the portfolio assets under the MassMutual Credit Facility. Upon the occurrence of an event of default, MassMutual could declare the outstanding advances and all other obligations under the MassMutual Credit Facility immediately due and payable. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 61

Effective February 18, 2022, the Company terminated the Mass Mutual Credit Facility. As a result of this termination, the Company incurred a realized loss on extinguishment of debt of $1.8 million. 2022 Notes On December 14, 2017, the Company entered into a Purchase Agreement (the “2022 Notes Purchase Agreement”) with Sandler O'Neill & Partners, L.P. (the "Initial Purchaser") relating to the Company's sale of $150.0 million aggregate principal amount of its 4.75% fixed rate notes due 2022 (the “2022 Notes”) to the Initial Purchaser in a private placement in reliance on Section 4(a)(2) of the Securities Act and for initial resale by the Initial Purchaser to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act and to institutional accredited investors under Rule 501(a)(1), (2), (3), or (7) under the Securities Act. The Company relied upon these exemptions from registration based in part on representations made by the Initial Purchaser. The 2022 Notes Purchase Agreement also included customary representations, warranties, and covenants by the Company. Under the terms of the 2022 Notes Purchase Agreement, the Company has agreed to indemnify the Initial Purchaser against certain liabilities under the Securities Act. The 2022 Notes were not registered under the Securities Act. The net proceeds from the sale of the 2022 Notes was approximately $147.0 million, after deducting an offering price discount of approximately $0.8 million, as well as Initial Purchaser’s discounts and commissions of approximately $1.7 million and offering expenses of approximately $0.6 million, each payable by the Company. The Company used the net proceeds to repay outstanding indebtedness, to make investments in portfolio companies in accordance with its investment objectives, and for general corporate purposes. The 2022 Notes were issued pursuant to the Indenture dated as of December 19, 2017 (the “2017 Indenture”), between the Company and the Trustee, and a Supplemental Indenture, dated as of December 19, 2017 (the “Supplemental Indenture”), between the Company and the Trustee. The 2022 Notes matured on December 30, 2022. The 2022 Notes bore interest at a rate of 4.75% per year payable semi-annually on June 30 and December 30 of each year, commencing on June 30, 2018. The 2022 Notes were general unsecured obligations of the Company that ranked senior in right of payment to all of the Company's indebtedness that was expressly subordinated in right of payment to the 2022 Notes. The 2022 Notes ranked equally in right of payment with all of the Company's senior liabilities that were not so subordinated, effectively junior to any of the Company's secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness incurred by the Company's subsidiaries, financing vehicles, or similar facilities, including credit facilities entered into by the Company's wholly owned, special purpose financing subsidiaries. The 2017 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with the asset coverage requirements of the 1940 Act, whether or not it was subject to those requirements, and (ii) provide financial information to the holders of the 2022 Notes and the Trustee if the Company was no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants were subject to important limitations and exceptions that are described in the 2017 Indenture. On December 30, 2022, the Company paid off the 2022 Notes. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 62

2023 Notes On May 11, 2018, the Company entered into a Purchase Agreement (the “2023 Notes Purchase Agreement”) with the Initial Purchaser relating to the Company’s sale of $60.0 million aggregate principal amount of its 5.38% fixed rate notes due 2023 (the “2023 Notes”) to the Initial Purchaser in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, and for initial resale by the Initial Purchaser to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act and to institutional accredited investors under Rule 501 (a)(1), (2), (3), or (7) under the Securities Act. The Company relied upon these exemptions from registration based in part on representations made by the Initial Purchaser. The 2023 Notes Purchase Agreement also included customary representations, warranties, and covenants by the Company. Under the terms of the 2023 Notes Purchase Agreement, the Company agreed to indemnify the Initial Purchaser against certain liabilities under the Securities Act. The 2023 Notes were not registered under the Securities Act and were not offered or sold in the United States absent registration or an applicable exemption from registration. The net proceeds from the sale of the 2023 Notes were approximately $58.7 million, after deducting an offering price discount of approximately $0.3 million, as well as Initial Purchaser’s discounts and commissions of approximately $0.6 million and estimated offering expenses of approximately $0.4 million, each payable by the Company. The Company used the net proceeds to repay outstanding indebtedness, to make investments in portfolio companies in accordance with its investment objectives, and for general corporate purposes. The 2023 Notes were issued pursuant to the 2017 Indenture between the Company and The Trustee, and a Second Supplemental Indenture, dated as of May 16, 2018, between the Company and the Trustee. The 2023 Notes matured on May 30, 2023. The 2023 Notes bore interest at a rate of 5.375% per year payable semi-annually on May 30 and November 30 of each year, commencing on November 30, 2018. The 2023 Notes were general unsecured obligations of the Company that ranked senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the 2023 Notes. The 2023 Notes ranked equally in right of payment with all of the Company’s senior liabilities that were not so subordinated, effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secured) to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness incurred by the Company’s subsidiaries, financing vehicles, or similar facilities, including credit facilities entered into by the Company’s wholly owned, special purpose financing subsidiaries. The 2017 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with the asset coverage requirements of the 1940 Act, whether or not it was subject to those requirements, and (ii) provide financial information to the holders of the 2023 Notes and the Trustee if the Company was no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants were subject to important limitations and exceptions that are described in the 2017 Indenture. On May 30, 2023, the Company paid off the 2023 Notes. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 63

2024 Notes On December 3, 2019, the Company entered into a Purchase Agreement (the “2024 Notes Purchase Agreement”) with the Initial Purchaser relating to the Company’s sale of $100.0 million aggregate principal amount of its 4.85% fixed rate notes due 2024 (the “2024 Notes”) to the Initial Purchaser in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, and for initial resale by the Initial Purchaser to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act and to institutional accredited investors under Rule 501 (a)(1), (2), (3), or (7) under the Securities Act. The Company relied upon these exemptions from registration based in part on representations made by the Initial Purchaser. The 2024 Notes Purchase Agreement also includes customary representations, warranties, and covenants by the Company. Under the terms of the 2024 Notes Purchase Agreement, the Company has agreed to indemnify the Initial Purchaser against certain liabilities under the Securities Act. The 2024 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The net proceeds from the sale of the 2024 Notes were approximately $98.4 million, after deducting the Initial Purchaser’s discounts and commissions of approximately $1.2 million and estimated offering expenses of approximately $0.4 million, each payable by the Company. The Company used the net proceeds to repay outstanding indebtedness, to make investments in portfolio companies in accordance with its investment objectives, and for general corporate purposes. The 2024 Notes were issued pursuant to the 2017 Indenture between the Company and The Trustee, and a Third Supplemental Indenture, dated as of December 5, 2019, between the Company and the Trustee. The 2024 Notes will mature on December 15, 2024, unless repurchased or redeemed in accordance with their terms prior to such date. The 2024 Notes bear interest at a rate of 4.85% per year payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2020. The 2024 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the 2024 Notes. The 2024 Notes will rank equally in right of payment with all of the Company’s existing and future senior liabilities that are not so subordinated, effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness incurred by the Company’s subsidiaries, financing vehicles, or similar facilities, including credit facilities entered into by the Company’s wholly owned, special purpose financing subsidiaries. The 2017 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with the asset coverage requirements of the 1940 Act, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the 2024 Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the 2017 Indenture. In addition, if a change of control repurchase event, as defined in the 2017 Indenture, occurs prior to maturity, holders of the 2024 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the 2024 Notes at a repurchase price equal to 100% of the principal amount of the 2024 Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 64

2026 Notes On March 24, 2021, the Company entered into a Purchase Agreement (the “2026 Notes Purchase Agreement”) with the initial purchaser listed therein relating to the Company’s sale of $300.0 million aggregate principal amount of its 3.25% fixed rate notes due 2026 (the “Restricted 2026 Notes”) to the Initial Purchaser in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, and for initial resale by the Initial Purchaser to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Company relied upon these exemptions from registration based in part on representations made by the Initial Purchaser. The 2026 Notes Purchase Agreement also includes customary representations, warranties, and covenants by the Company. Under the terms of the 2026 Notes Purchase Agreement, the Company has agreed to indemnify the Initial Purchaser against certain liabilities under the Securities Act. The Restricted 2026 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The net proceeds from the sale of the 2026 Notes were approximately $296.0 million, after deducting the Initial Purchaser’s discounts and commissions and estimated offering expenses. The Company used the net proceeds to repay outstanding indebtedness, to make investments in portfolio companies in accordance with its investment objectives, and for general corporate purposes. The Restricted 2026 Notes were issued pursuant to the Indenture dated as of March 29, 2021 (the “2021 Indenture”), between the Company and the Trustee, and a Supplemental Indenture, dated as of March 29, 2021 (the “First Supplemental Indenture”), between the Company and the Trustee. The 2026 Notes (as defined below) will mature on March 30, 2026, unless repurchased or redeemed in accordance with their terms prior to such date. The 2026 Notes bear interest at a rate of 3.25% per year payable semi-annually on March 30 and September 30 of each year, commencing on September 30, 2021. The 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the 2026 Notes. The 2026 Notes will rank equally in right of payment with all of the Company’s existing and future senior liabilities that are not so subordinated, effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness incurred by the Company’s subsidiaries, financing vehicles, or similar facilities, including credit facilities entered into by the Company’s wholly owned, special purpose financing subsidiaries. The 2021 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with the asset coverage requirements of the 1940 Act, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the 2026 Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the 2021 Indenture. In addition, if a change of control repurchase event, as defined in the 2021 Indenture, occurs prior to maturity, holders of the 2026 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the 2026 Notes at a repurchase price equal to 100% of the principal amount of the 2026 Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. Pursuant to a Registration Statement on Form N-14 (File No. 333-257321), on September 22, 2021, the Company closed an exchange offer in which holders of the Restricted 2026 Notes were offered the opportunity to exchange their Restricted 2026 Notes for new registered notes with substantially identical terms (the “Unrestricted 2026 Notes” and, together with the Restricted 2026 Notes, the 2026 Notes), through which holders representing 99.88% of the outstanding principal of the then Restricted 2026 Notes obtained Unrestricted 2026 Notes. The weighted average annualized interest cost for all borrowings for the years ended December 31, 2023, 2022, and 2021 was 6.39%, 4.40%, and 3.48%, respectively. The average daily debt outstanding for the years ended December 31, 2023, 2022, and 2021 was $1.2 billion, $1.2 billion, and $1.1 billion, respectively. The maximum debt outstanding for the years ended December 31, 2023, 2022, and 2021 was $1.3 billion, $1.4 billion, and $1.3 billion, respectively. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 65

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

The following table represents borrowings as of December 31, 2023:

	Maturity Date	Total Aggregate Borrowing Capacity	Total Principal Outstanding	Less Deferred Financing Costs	Amount per Consolidated Statements of Assets and Liabilities
Wells Fargo Credit Facility	8/25/2028	$ 300,000	$ 225,000	$ (5,653)	$ 219,347
JPM Credit Facility	9/15/2027	400,000	320,000	(2,977)	317,023
JPM Revolver Facility	12/8/2028	505,000	216,190	(5,140)	211,050
2026 Notes	3/30/2026	300,000	298,249	(244)	298,005
2024 Notes	12/15/2024	100,000	99,772	(36)	99,736
Totals		$ 1,605,000	$ 1,159,211	$ (14,050)	$ 1,145,161

The following table represents borrowings as of December 31, 2022:

	Maturity Date	Total Aggregate Borrowing Capacity	Total Principal Outstanding	Less Deferred Financing Costs	Amount per Consolidated Statements of Assets and Liabilities
Wells Fargo Credit Facility	8/28/2025	$ 300,000	$ 225,000	$ (4,051)	$ 220,949
JPM Credit Facility	8/28/2024	400,000	320,000	(1,289)	318,711
JPM Revolver Facility	6/10/2027	495,000	231,876	(3,823)	228,053
2026 Notes	3/30/2026	300,000	297,469	(353)	297,116
2024 Notes	12/15/2024	100,000	99,534	(72)	99,462
2023 Notes	5/30/2023	60,000	59,973	(77)	59,896
Totals		$ 1,655,000	$ 1,233,852	$ (9,665)	$ 1,224,187

The following table represents interest and debt fees for the year ended December 31, 2023:

	Year ended December 31, 2023				
	Interest Rate	Non-Usage Rate	Interest Expense	Deferred Financing Costs [6]	Other Fees [7]
Wells Fargo Credit Facility	[1]	[2]	$ 17,424	$ 1,415	$ 493
JPM Credit Facility	[3]	[4]	25,808	785	973
JPM Revolver Facility	[5]	0.38%	19,061	867	948
2026 Notes	3.25%	n/a	10,530	109	9
2024 Notes	4.85%	n/a	5,088	37	9
2023 Notes	5.38%	n/a	1,361	77	—
Totals			$ 79,272	$ 3,290	$ 2,432

(1) From January 1, 2023 through August 24, 2023, the Wells Fargo Credit Facility had an interest rate of daily simple SOFR, with a daily simple SOFR floor of zero, plus a spread calculated based upon the composition of the loans in the collateral pool, not to exceed 2.60% per annum. From August 25, 2023 through December 31, 2023, the interest rate was daily simple SOFR, with a daily simple SOFR floor of zero, plus a spread of 2.75% per annum.

(2) The non-usage fee per annum is 0.50% for the first 25% of the unused balance and increases to 2.00% for any remaining unused balance.

(3) From January 1, 2023 through September 14, 2023, the JPM Credit Facility had an interest rate of three-month Term SOFR, plus a spread of 3.00% per annum. From September 15, 2023 through December 31, 2023, the interest rate was three-month Term SOFR, plus a spread of 2.80% per annum, inclusive of an administrative agent fee of 0.20%.

F- 66

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

(4) From January 1, 2023 through September 14, 2023, the non-usage fee per annum was 0.75% for the first 20% of the unused balance and increases to 3.00% for any remaining unused balance. From September 15, 2023 through December 31, 2023, the non-usage fee of 0.75% per annum was amended to be inclusive of an administrative agent fee of 0.20%.

(5) Interest rate is three-month Term SOFR, plus a spread calculated based upon the composition of the loans in the collateral pool,which will not exceed 1.98% per annum.

(6) Amortization of deferred financing costs.

(7) Includes non-usage fees and custody fees.

The following table represents interest and debt fees for the year ended December 31, 2022:

	Year ended December 31, 2022				
	Interest Rate	Non-Usage Rate	Interest Expense	Deferred Financing Costs [7]	Other Fees [8]
Wells Fargo Credit Facility	[1]	[2]	$ 11,159	$ 1,524	$ 310
JPM Credit Facility	[3]	[4]	16,114	445	508
JPM Revolver Facility	[5]	0.38%	1,384	441	975
MassMutual Credit Facility [9]	[6]	0.50%	—	38	26
2026 Notes	3.25%	n/a	10,530	124	19
2024 Notes	4.85%	n/a	5,088	37	9
2023 Notes	5.38%	n/a	3,290	189	—
2022 Notes	4.75%	n/a	7,269	454	9
Totals			$ 54,834	$ 3,252	$ 1,856

(1) From April 6, 2021 through May 26, 2022, the Wells Fargo Credit Facility had an interest rate of three-month LIBOR, with a LIBOR floor of zero, plus a spread calculated based upon the composition of the loans in the collateral pool, not to exceed 2.50% per annum. From May 27, 2022 through December 31, 2022, the Wells Fargo Credit Facility had an interest rate priced at daily simple SOFR, with a daily simple SOFR floor of zero, plus a spread calculated based upon the composition of the loans in the collateral pool, not to exceed 2.60% per annum.

(2) The non-usage fee per annum is 0.50% for the first 25% of the unused balance and increases to 2.0% for any remaining unused balance.

(3) From January 1, 2022 through December 8, 2022, interest rate was priced at three-month LIBOR, with a LIBOR floor of zero, plus a spread of 2.75% per annum. From December 9, 2022 through December 31, 2022, interest rate was priced at three-month Term SOFR, plus a spread of 3.00% per annum.

(4) The non-usage fee per annum is 0.75% for the first 20% of the unused balance and increases to 2.75% for any remaining unused balance.

(5) Interest rate is three-month Term SOFR, plus a spread calculated based upon the composition of the loans in the collateral pool, which will not exceed 1.98% per annum.

(6) Interest rate is three-month LIBOR, with a LIBOR floor of 0.75%, plus a spread of 5.0% per annum.

(7) Amortization of deferred financing costs.

(8) Includes non-usage fees and custody fees.

(9) Amounts presented represent activity prior to termination on February 18, 2022.

F- 67

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

The following table represents interest and debt fees for the year ended December 31, 2021:

	Year ended December 31, 2021								
	Interest Rate	Non-Usage Rate		Interest Expense		Deferred Financing Costs (6)		Other Fees (7)
Wells Fargo Credit Facility	(1)	(2)	$	5,973	$	1,524	$	559
JPM Credit Facility	(3)	(4)		9,103		423		801
Citi Credit Facility (8)	L+1.60%	0.50%		277		49		48
MassMutual Credit Facility	(5)	0.50%		—		450		579
2026 Notes	3.25%	n/a		7,961		100		35
2024 Notes	4.85%	n/a		5,088		37		—
2023 Notes	5.38%	n/a		3,290		189		9
2022 Notes	4.75%	n/a		7,290		456		—
Totals			$	38,982	$	3,228	$	2,031

(1) From August 28, 2020 until April 6, 2021, the Wells Fargo Credit Facility had an interest rate priced at three-month LIBOR, with a LIBOR floor of zero, plus a spread calculated based upon the composition of the loans in the collateral pool, which will not exceed 2.75% per annum. From April 6, 2021 through September 30, 2021, the Wells Fargo Credit Facility had an interest rate priced at three-month LIBOR, with a LIBOR floor of zero, plus a spread calculated based upon the composition of the loans in the collateral pool, which will not exceed 2.50% per annum.

(2) The non-usage fee per annum is 0.50% for the first 25% of the unused balance and up to 2.0% for the remaining unused balance.

(3) Interest rate is priced at three-month LIBOR, with a LIBOR floor of zero, plus a spread of 2.75% per annum.

(4) The non-usage fee per annum is 0.50% for the first 20% of the unused balance and up to 2.75% for the remaining unused balance until August 28, 2021, when the non-usage fee per annum is 0.75% for the first 20% of the unused balance and up to 2.75% for the remaining unused balance.

(5) Interest rate is priced at three-month LIBOR, with a LIBOR floor of 0.75%, plus a spread of 5.0% per annum.

(6) Amortization of deferred financing costs.

(7) Includes non-usage fees and custody fees.

(8) Amounts presented represent activity prior to the Citi Credit Agreement on January 20, 2021.

The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate fair value. The fair value of short-term financial instruments such as cash and cash equivalents, due to affiliates, and accounts payable approximate their carrying value on the accompanying consolidated statements of assets and liabilities due to their short-term nature. The fair value of the Company's 2023 Notes, 2024 Notes, and 2026 Notes are derived from market indications provided by Bloomberg Finance L.P. at December 31, 2023 and December 31, 2022, as applicable.

At December 31, 2023 and December 31, 2022, the carrying amount of the Company's secured borrowings approximated their fair value. The fair values of the Company's debt obligations are determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value of the Company's borrowings is estimated based upon market interest rates for the Company's own borrowings or entities with similar credit risk, adjusted for nonperformance risk, if any. As of December 31, 2023 and December 31, 2022, the Company's borrowings would be deemed to be Level 3, as defined in Note 3 - Fair Value of Financial Instruments.

F- 68

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

The fair values of the Company's remaining financial instruments that are not reported at fair value on the accompanying consolidated statements of assets and liabilities are reported below:

	Level	Carrying Amount at December 31, 2023	Fair Value at December 31, 2023
Wells Fargo Credit Facility	3	$ 225,000	$ 225,000
JPM Credit Facility	3	320,000	320,000
JPM Revolver Facility	3	216,190	216,190
2026 Notes	3	298,249	277,293
2024 Notes	3	99,772	97,387
		$ 1,159,211	$ 1,135,870

	Level	Carrying Amount at December 31, 2022	Fair Value at December 31, 2022
Wells Fargo Credit Facility	3	$ 225,000	$ 225,000
JPM Credit Facility	3	320,000	320,000
JPM Revolver Facility	3	231,876	231,876
2026 Notes	3	297,469	264,438
2024 Notes	3	99,534	93,706
2023 Notes	3	59,973	59,399
		$ 1,233,852	$ 1,194,419

Note 6 — Derivatives

Foreign Currency

The Company may enter into forward foreign currency contracts from time to time to facilitate settlement of purchases and sales of investments denominated in foreign currencies or to help mitigate the impact that an adverse change in foreign exchange rates would have on the value of the Company's investments denominated in foreign currencies. A forward foreign currency contract is a commitment to purchase or sell a foreign currency at a future date (usually the security transaction settlement date) at a negotiated forward rate. These contracts are marked-to-market by recognizing the difference between the contract exchange rate and the current market rate as unrealized appreciation or depreciation. Realized gains or losses are recognized when contracts are settled. The Company's forward foreign currency contracts generally have terms of approximately three months. The volume of open contracts at the end of each reporting period is reflective of the typical volume of transactions during each calendar quarter. Risks may arise as a result of the potential inability of the counterparties to meet the terms of their contracts. The Company attempts to limit this risk by dealing with creditworthy counterparties.

The Company is operated by a person who has claimed an exclusion from the definition of the "commodity pool operator" under the Commodity Exchange Act, and, therefore, who is not subject to registration or regulation as a pool operator under such Act.

Note 7 — Commitments and Contingencies

Commitments

In the ordinary course of business, the Company may enter into future funding commitments. As of December 31, 2023, the Company had unfunded commitments on delayed draw term loans of $115.9 million, unfunded commitments on revolver term loans of $119.1 million, and unfunded commitments on term loans of $0.1 million. As of December 31, 2022, the Company had unfunded commitments on delayed draw term loans of $128.8 million, unfunded commitments on revolver term loans of $121.4 million, unfunded equity capital discretionary commitments of $11.1 million, and unfunded commitments on term loans of $0.4 million. The Company maintains sufficient cash on hand and available borrowing capacity to fund such unfunded commitments.

F- 69

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

As of December 31, 2023, the Company's unfunded commitments consisted of the following:

December 31, 2023

Portfolio Company Name	Investment Type	Commitment Type	Total Commitment	Remaining Commitment
ADCS Clinics Intermediate Holdings, LLC	Senior Secured First Lien Debt	Revolver term loan	$ 1,264	$ 1,264
Alera Group Intermediate Holdings, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	11,698	1,506
Alera Group Intermediate Holdings, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	3,332	3,332
Arch Global Precision, LLC	Senior Secured First Lien Debt	Revolver term loan	1,008	1,008
Arctic Holdco, LLC	Senior Secured First Lien Debt	Revolver term loan	4,574	3,659
Armada Parent, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	4,489	2,259
Armada Parent, Inc.	Senior Secured First Lien Debt	Revolver term loan	5,420	5,420
Avalara, Inc.	Senior Secured First Lien Debt	Revolver term loan	4,030	4,030
Capstone Logistics	Senior Secured First Lien Debt	Revolver term loan	1,804	1,804
Communication Technology Intermediate, LLC	Senior Secured First Lien Debt	Revolver term loan	2,363	2,158
CRS-SPV, Inc.	Senior Secured First Lien Debt	Revolver term loan	224	179
Demakes Borrower, LLC	Senior Secured First Lien Debt	Delayed draw term loan	3,720	3,720
Dynagrid Holdings, LLC	Senior Secured First Lien Debt	Revolver term loan	2,262	2,262
Eliassen Group, LLC	Senior Secured First Lien Debt	Delayed draw term loan	2,926	2,009
Faraday Buyer, LLC	Senior Secured First Lien Debt	Delayed draw term loan	3,748	3,748
FGT Purchaser, LLC	Senior Secured First Lien Debt	Revolver term loan	2,144	1,394
Galway Borrower, LLC	Senior Secured First Lien Debt	Revolver term loan	1,894	1,894
Geosyntec Consultants, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	12,951	6,468
Geosyntec Consultants, Inc.	Senior Secured First Lien Debt	Revolver term loan	4,769	4,769
Gogo Intermediate Holdings, LLC	Senior Secured First Lien Debt	Revolver term loan	1,053	1,053
Hospice Care Buyer, Inc.	Senior Secured First Lien Debt	Revolver term loan	2,806	2,170
ICR Operations, LLC	Senior Secured First Lien Debt	Revolver term loan	6,178	2,471
ICR Operations, LLC	Senior Secured First Lien Debt	Revolver term loan	1,810	1,810
Ideal Tridon Holdings, Inc.	Senior Secured First Lien Debt	Revolver term loan	2,868	2,868
IG Investments Holdings, LLC	Senior Secured First Lien Debt	Revolver term loan	1,390	1,390
Indigo Buyer, Inc.	Senior Secured First Lien Debt	Revolver term loan	3,630	2,178
Integrated Efficiency Solutions, Inc.	Senior Secured First Lien Debt	Revolver term loan	600	600
Integrated Global Services, Inc.	Senior Secured First Lien Debt	Revolver term loan	2,028	2,028
IQN Holding Corp.	Senior Secured First Lien Debt	Delayed draw term loan	1,333	1,333
IQN Holding Corp.	Senior Secured First Lien Debt	Revolver term loan	1,017	1,017
Knowledge Pro Buyer, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	13,863	13,863
Knowledge Pro Buyer, Inc.	Senior Secured First Lien Debt	Revolver term loan	2,531	1,924
Manna Pro Products, LLC	Senior Secured First Lien Debt	Revolver term loan	2,706	744
McDonald Worley, P.C.	Senior Secured First Lien Debt	Term loan	19,235	103
Medical Management Resource Group, LLC	Senior Secured First Lien Debt	Revolver term loan	1,326	583
Midwest Can Company, LLC	Senior Secured First Lien Debt	Revolver term loan	2,019	2,019
Miller Environmental Group, Inc.	Senior Secured First Lien Debt	Revolver term loan	1,324	927
Mirra-Primeaccess Holdings, LLC	Senior Secured First Lien Debt	Revolver term loan	7,827	5,870

F- 70

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

Portfolio Company Name	Investment Type	Commitment Type	Total Commitment	Remaining Commitment
Norvax, LLC	Senior Secured First Lien Debt	Revolver term loan	$ 1,152	$ 1,152
Odessa Technologies, Inc.	Senior Secured First Lien Debt	Revolver term loan	3,747	3,747
ORG GC Holdings, LLC	Senior Secured First Lien Debt	Delayed draw term loan	584	584
PetVet Care Centers, LLC	Senior Secured First Lien Debt	Delayed draw term loan	2,975	2,975
PetVet Care Centers, LLC	Senior Secured First Lien Debt	Revolver term loan	2,975	2,975
Pie Buyer, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	7,205	5,630
Pie Buyer, Inc.	Senior Secured First Lien Debt	Revolver term loan	1,840	981
Pluralsight, LLC	Senior Secured First Lien Debt	Revolver term loan	1,602	357
Post Road Equipment Finance, LLC	Subordinated Debt	Delayed draw term loan	20,000	16,000
Premiere Global Services, Inc.	Senior Secured First Lien Debt	Revolver term loan	1,042	73
Questex, Inc.	Senior Secured First Lien Debt	Revolver term loan	2,584	2,584
Reddy Ice Corp.	Senior Secured First Lien Debt	Delayed draw term loan	8,938	3,274
Reddy Ice Corp.	Senior Secured First Lien Debt	Revolver term loan	1,762	1,762
Relativity Oda, LLC	Senior Secured First Lien Debt	Revolver term loan	464	464
REP TEC Intermediate Holdings, Inc.	Senior Secured First Lien Debt	Revolver term loan	2,696	2,696
RSC Acquisition, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	7,949	7,443
Saturn SHC Buyer Holdings, Inc.	Senior Secured First Lien Debt	Revolver term loan	8,886	8,886
SCIH Salt Holdings, Inc.	Senior Secured First Lien Debt	Revolver term loan	3,746	2,436
Sherlock Buyer Corp.	Senior Secured First Lien Debt	Delayed draw term loan	3,209	3,209
Sherlock Buyer Corp.	Senior Secured First Lien Debt	Revolver term loan	1,284	1,284
Simplifi Holdings, Inc.	Senior Secured First Lien Debt	Revolver term loan	3,782	3,073
St. Croix Hospice Acquisition Corp.	Senior Secured First Lien Debt	Revolver term loan	2,256	2,256
SunMed Group Holdings, LLC	Senior Secured First Lien Debt	Revolver term loan	601	601
The NPD Group, LP	Senior Secured First Lien Debt	Revolver term loan	1,922	1,576
Trinity Air Consultants Holdings Corp.	Senior Secured First Lien Debt	Delayed draw term loan	12,166	6,667
Trinity Air Consultants Holdings Corp.	Senior Secured First Lien Debt	Revolver term loan	1,993	1,993
Triple Lift, Inc.	Senior Secured First Lien Debt	Revolver term loan	3,300	2,035
University of St. Augustine Acquisition Corp.	Senior Secured First Lien Debt	Revolver term loan	2,615	2,615
US Oral Surgery Management Holdco, LLC	Senior Secured First Lien Debt	Delayed draw term loan	9,138	8,565
US Oral Surgery Management Holdco, LLC	Senior Secured First Lien Debt	Revolver term loan	1,167	1,167
US Salt Investors, LLC	Senior Secured First Lien Debt	Revolver term loan	2,169	2,169
Vensure Employer Services, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	9,364	8,222
Victors CCC Buyer, LLC	Senior Secured First Lien Debt	Delayed draw term loan	4,391	4,391
Victors CCC Buyer, LLC	Senior Secured First Lien Debt	Revolver term loan	3,179	3,179
West Coast Dental Services, Inc.	Senior Secured First Lien Debt	Revolver term loan	2,547	341
Westwood Professional Services, Inc.	Senior Secured First Lien Debt	Revolver term loan	378	378
WHCG Purchaser III, Inc.	Senior Secured First Lien Debt	Revolver term loan	4,224	11
WIN Holdings III Corp.	Senior Secured First Lien Debt	Revolver term loan	4,448	4,448
Zendesk, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	10,700	10,700
Zendesk, Inc.	Senior Secured First Lien Debt	Revolver term loan	4,406	4,406
Total			$ 319,550	$ 235,139

F- 71

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

As of December 31, 2022, the Company's unfunded commitments consisted of the following:

December 31, 2022

Portfolio Company Name	Investment Type	Commitment Type	Total Commitment	Remaining Commitment
ADCS Clinics Intermediate Holdings, LLC	Senior Secured First Lien Debt	Delayed draw term loan	$ 3,583	$ 789
ADCS Clinics Intermediate Holdings, LLC	Senior Secured First Lien Debt	Delayed draw term loan	2,951	2,951
ADCS Clinics Intermediate Holdings, LLC	Senior Secured First Lien Debt	Revolver term loan	1,264	1,264
Alera Group Intermediate Holdings, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	11,795	5,197
Arch Global Precision, LLC	Senior Secured First Lien Debt	Revolver term loan	1,008	1,008
Arctic Holdco, LLC	Senior Secured First Lien Debt	Revolver term loan	4,574	2,135
Armada Parent, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	4,512	2,259
Armada Parent, Inc.	Senior Secured First Lien Debt	Revolver term loan	5,420	5,420
Avalara, Inc.	Senior Secured First Lien Debt	Revolver term loan	4,030	4,030
Aventine Holdings, LLC	Senior Secured First Lien Debt	Delayed draw term loan	10,389	805
BCPE Oceandrive Buyer, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	11,409	9,682
Capstone Logistics	Senior Secured First Lien Debt	Revolver term loan	1,804	1,804
Communication Technology Intermediate, LLC	Senior Secured First Lien Debt	Revolver term loan	2,363	2,158
CRS-SPV, Inc.	Senior Secured First Lien Debt	Revolver term loan	224	162
Dynagrid Holdings, LLC	Senior Secured First Lien Debt	Revolver term loan	2,262	2,262
Eliassen Group, LLC	Senior Secured First Lien Debt	Delayed draw term loan	2,932	2,493
Faraday Buyer, LLC	Senior Secured First Lien Debt	Delayed draw term loan	2,551	2,551
FGT Purchaser, LLC	Senior Secured First Lien Debt	Revolver term loan	2,144	1,329
Galway Borrower, LLC	Senior Secured First Lien Debt	Delayed draw term loan	275	275
Galway Borrower, LLC	Senior Secured First Lien Debt	Revolver term loan	1,894	1,894
Geosyntec Consultants, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	13,005	13,005
Geosyntec Consultants, Inc.	Senior Secured First Lien Debt	Revolver term loan	4,769	4,769
Gogo Intermediate Holdings, LLC	Senior Secured First Lien Debt	Revolver term loan	1,053	1,053
Higginbotham Insurance Agency, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	6,847	3,937
Hospice Care Buyer, Inc.	Senior Secured First Lien Debt	Revolver term loan	2,775	872
ICR Operations, LLC	Senior Secured First Lien Debt	Revolver term loan	6,178	4,633
Ideal Tridon Holdings, Inc.	Senior Secured First Lien Debt	Revolver term loan	2,810	1,244
IG Investments Holdings, LLC	Senior Secured First Lien Debt	Revolver term loan	1,390	834
Indigo Buyer, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	9,078	9,078
Indigo Buyer, Inc.	Senior Secured First Lien Debt	Revolver term loan	3,630	3,025
Integrated Efficiency Solutions, Inc.	Senior Secured First Lien Debt	Revolver term loan	600	600
Integrated Global Services, Inc.	Senior Secured First Lien Debt	Revolver term loan	2,028	2,028
IQN Holding Corp.	Senior Secured First Lien Debt	Delayed draw term loan	2,540	2,349
IQN Holding Corp.	Senior Secured First Lien Debt	Revolver term loan	1,017	1,017
Knowledge Pro Buyer, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	5,055	2,733
Knowledge Pro Buyer, Inc.	Senior Secured First Lien Debt	Revolver term loan	2,531	2,531
Manna Pro Products, LLC	Senior Secured First Lien Debt	Revolver term loan	2,706	744
McDonald Worley, P.C.	Senior Secured First Lien Debt	Term loan	15,491	414
Medical Management Resource Group, LLC	Senior Secured First Lien Debt	Revolver term loan	1,326	1,326
Midwest Can Company, LLC	Senior Secured First Lien Debt	Revolver term loan	2,019	2,019
Miller Environmental Group, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	1,131	1,131
Miller Environmental Group, Inc.	Senior Secured First Lien Debt	Revolver term loan	1,324	1,324
Mirra-Primeaccess Holdings, LLC	Senior Secured First Lien Debt	Revolver term loan	7,827	4,892
Monumental RSN, LLC	Senior Secured First Lien Debt	Revolver term loan	3,238	3,238
Muth Mirror Systems, LLC	Senior Secured First Lien Debt	Revolver term loan	1,300	650
Norvax, LLC	Senior Secured First Lien Debt	Revolver term loan	1,152	1,152
Odessa Technologies, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	2,676	2,676

F- 72

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

Portfolio Company Name	Investment Type	Commitment Type	Total Commitment	Remaining Commitment
Odessa Technologies, Inc.	Senior Secured First Lien Debt	Revolver term loan	$ 3,747	$ 3,747
ORG GC Holdings, LLC	Senior Secured First Lien Debt	Delayed draw term loan	584	584
Pie Buyer, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	7,213	7,213
Pie Buyer, Inc.	Senior Secured First Lien Debt	Revolver term loan	1,840	1,380
Pluralsight, LLC	Senior Secured First Lien Debt	Revolver term loan	1,602	801
Point Broadband Acquisition, LLC	Senior Secured First Lien Debt	Delayed draw term loan	8,054	4,244
Post Road Equipment Finance, LLC	Subordinated Debt	Delayed draw term loan	24,000	8,914
Premier Global Services, Inc.	Senior Secured First Lien Debt	Revolver term loan	1,042	73
Questex, Inc.	Senior Secured First Lien Debt	Revolver term loan	2,584	2,584
Reddy Ice Corp.	Senior Secured First Lien Debt	Revolver term loan	1,762	1,762
Relativity Oda, LLC	Senior Secured First Lien Debt	Revolver term loan	464	464
REP TEC Intermediate Holdings, Inc.	Senior Secured First Lien Debt	Revolver term loan	1,354	835
Roadsafe Holdings, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	10,140	3,343
RSC Acquisition, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	5,069	3,585
Saturn SHC Buyer Holdings, Inc.	Senior Secured First Lien Debt	Revolver term loan	8,886	8,886
SCIH Salt Holdings, Inc.	Senior Secured First Lien Debt	Revolver term loan	3,746	2,623
Sherlock Buyer Corp.	Senior Secured First Lien Debt	Delayed draw term loan	3,209	3,209
Sherlock Buyer Corp.	Senior Secured First Lien Debt	Revolver term loan	1,284	1,284
Simplifi Holdings, Inc.	Senior Secured First Lien Debt	Revolver term loan	3,782	3,782
St. Croix Hospice Acquisition Corp.	Senior Secured First Lien Debt	Revolver term loan	2,256	2,256
Subsea Global Solutions, LLC	Senior Secured First Lien Debt	Revolver term loan	963	58
SunMed Group Holdings, LLC	Senior Secured First Lien Debt	Revolver term loan	601	313
Tap Rock Resources, LLC [(1)]	Equity/Other	Equity	29,470	11,114
The NPD Group, LP	Senior Secured First Lien Debt	Revolver term loan	1,922	1,691
Trinity Air Consultants Holdings Corp.	Senior Secured First Lien Debt	Delayed draw term loan	6,974	3,138
Trinity Air Consultants Holdings Corp.	Senior Secured First Lien Debt	Revolver term loan	1,993	1,993
Triple Lift, Inc.	Senior Secured First Lien Debt	Revolver term loan	3,300	2,035
University of St. Augustine Acquisition Corp.	Senior Secured First Lien Debt	Revolver term loan	2,615	2,615
US Oral Surgery Management Holdco, LLC	Senior Secured First Lien Debt	Delayed draw term loan	4,202	4,202
US Oral Surgery Management Holdco, LLC	Senior Secured First Lien Debt	Delayed draw term loan	4,821	1,296
US Oral Surgery Management Holdco, LLC	Senior Secured First Lien Debt	Revolver term loan	1,167	1,167
US Salt Investors, LLC	Senior Secured First Lien Debt	Revolver term loan	2,169	2,169
Victors CCC Buyer, LLC	Senior Secured First Lien Debt	Delayed draw term loan	4,391	4,391
Victors CCC Buyer, LLC	Senior Secured First Lien Debt	Revolver term loan	3,179	3,179
West Coast Dental Services, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	3,396	3,396
West Coast Dental Services, Inc.	Senior Secured First Lien Debt	Revolver term loan	2,547	2,292
Westwood Professional Services, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	3,023	2,016
Westwood Professional Services, Inc.	Senior Secured First Lien Debt	Revolver term loan	378	378
WHCG Purchaser III, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	13,657	6,579
WHCG Purchaser III, Inc.	Senior Secured First Lien Debt	Revolver term loan	4,224	2,798
WIN Holdings III Corp.	Senior Secured First Lien Debt	Revolver term loan	4,448	4,448
Zendesk, Inc.	Senior Secured First Lien Debt	Delayed draw term loan	10,700	10,700
Zendesk, Inc.	Senior Secured First Lien Debt	Revolver term loan	4,406	4,406
Total			$ 390,044	$ 261,685

F- 73

(1) The commitment related to this investment is discretionary. Litigation and Regulatory Matters In the ordinary course of business, the Company may become subject to litigation, claims, and regulatory matters. The Company has no knowledge of material legal or regulatory proceedings pending or known to be contemplated against the Company at this time. Indemnifications In the ordinary course of its business, the Company may enter into contracts or agreements that contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the Company. Based on its history and experience, management feels that the likelihood of such an event is remote. Note 8 — Economic Dependency Under various agreements, the Company has engaged or will engage the Adviser and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issuance, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon the Adviser and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services. Note 9 — Common Stock On August 25, 2011, the Company had raised sufficient funds to break escrow on its IPO. On July 1, 2014, the Company's registration statement on Form N-2 (File No. 333-193241) for its follow-on was declared effective by the SEC. Simultaneously with the effectiveness of the registration statement of the follow-on, the Company's IPO terminated. Through December 31, 2023, the Company issued 271.3 million shares of common stock for gross proceeds of $2.7 billion, including the shares purchased by an affiliate of BSP and shares issued under the Company's DRIP. Following the time the Company's updated registration statement was declared effective on June 30, 2015, the Company issued shares for subscription agreements that had been accepted through that date. The Company suspended the DRIP from March 29, 2020 through June 26, 2020. While the DRIP was suspended, participants and all other holders of the Company's common stock received distributions paid by the Company in cash. From inception of the Company's DRIP plan to December 31, 2023, the Company had repurchased 37.7 million shares of common stock through its share repurchase program for payments of $310.2 million. As of December 31, 2022, the Company had repurchased 34.0 million shares of common stock for payments of $282.8 million. Amounts include additional shares tendered for death and disability as permitted. On April 1, 2022, April 12, 2022 and May 13, 2022, the Company entered into stock purchase agreements with certain investors (collectively, the “Purchase Agreements”) and associated subscription agreements (collectively, the “Subscription Agreements”), totaling $234.8 million, for the sale of the Company’s common stock at the net asset value of each drawdown date. Investors are required to make capital contributions to purchase the Company’s common stock each time the Company delivers a drawdown notice in an aggregate amount not to exceed their respective capital commitments. All purchases will generally be made subject to the terms and conditions set forth in the Purchase Agreements and Subscription Agreements, at a per-share price as determined by the Company’s Board, which price will be determined prior to the issuance of the Company’s common stock and in accordance with the limitations under Section 23 of the 1940 Act. As of December 31, 2023, the Company has called $234.8 million of capital commitments. In connection with the Purchase Agreements, the Adviser has sold and will sell additional shares of the Company to such investors at a discounted price or contribute other consideration in connection with each drawdown. The Company is not obligated to reimburse the Adviser for the shares that were sold at a discounted price or the other consideration that was provided by the Adviser. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 74

The following table reflects the common stock activity for the year ended December 31, 2023: Shares Value Shares Sold 4,928,566 $ 36,324 Shares Issued through DRIP 3,761,591 27,356 Share Repurchases (3,701,576) (27,410) 4,988,581 $ 36,270 The following table reflects the common stock activity for the year ended December 31, 2022: Shares Value Shares Sold 26,534,730 $ 198,441 Shares Issued through DRIP 3,672,541 27,359 Share Repurchases (3,159,305) (23,571) 27,047,966 $ 202,229 The following table reflects the common stock activity for the year ended December 31, 2021: Shares Value Shares Sold — $ — Shares Issued through DRIP 3,130,965 22,822 Share Repurchases (2,910,936) (19,532) 220,029 $ 3,290 FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 75

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

The following table reflects the stockholders' equity activity for the years ended December 31, 2023, 2022, and 2021:

	Common stock - shares	Common stock - par	Additional paid in capital	Total distributable earnings (loss)	Total Stockholders' Equity
Balance as of December 31, 2020	201,390,728	$ 201	$ 1,908,116	$ (508,562)	$ 1,399,755
Net investment income	—	—	—	107,647	107,647
Net realized gain from investment transactions	—	—	—	16,038	16,038
Net change in unrealized appreciation on investments and foreign exchange currency contracts, net of change in deferred taxes	—	—	—	82,499	82,499
Repurchases	(2,910,936)	(3)	(19,529)	—	(19,532)
Distributions to stockholders	—	—	—	(99,737)	(99,737)
Reinvested dividends	3,130,965	4	22,818	—	22,822
Tax adjustment	—	—	1,960	(1,960)	—
Balance as of December 31, 2021	201,610,757	$ 202	$ 1,913,365	$ (404,075)	$ 1,509,492
Net investment income	—	—	—	125,096	125,096
Net realized gain from investment transactions	—	—	—	6,142	6,142
Net change in unrealized depreciation on investments and foreign exchange currency contracts, net of change in deferred taxes	—	—	—	(49,256)	(49,256)
Issuance of common stock, net of issuance costs	26,534,730	27	198,414	—	198,441
Repurchases	(3,159,305)	(4)	(23,567)	—	(23,571)
Distributions to stockholders	—	—	—	(128,246)	(128,246)
Reinvested dividends	3,672,541	4	27,355	—	27,359
Tax adjustment	—	—	8,697	(8,697)	—
Balance as of December 31, 2022	228,658,723	$ 229	$ 2,124,264	$ (459,036)	$ 1,665,457
Net investment income (loss)	—	—	—	160,481	160,481
Net realized gain (loss) from investment transactions	—	—	—	(23,869)	(23,869)
Net change in unrealized appreciation (depreciation) on investments and foreign exchange currency contracts, net of change in deferred taxes	—	—	—	(7,671)	(7,671)
Issuance of common stock, net of issuance costs	4,928,566	5	36,319	—	36,324
Repurchases	(3,701,576)	(4)	(27,406)	—	(27,410)
Distributions to stockholders	—	—	—	(138,775)	(138,775)
Reinvested dividends	3,761,591	4	27,352	—	27,356
Tax adjustment	—	—	(1,592)	1,592	—
Balance as of December 31, 2023	233,647,304	$ 234	$ 2,158,937	$ (467,278)	$ 1,691,893

F- 76

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

Note 10 — Capital

Investor Commitments

As of December 31, 2023 the Company had $234.8 million in total capital commitments, which were fully funded, in connection with the Purchase Agreements and Subscription Agreements (as defined in Note 9). As of December 31, 2022, the Company had $234.8 million in total capital commitments, of which $36.3 million was unfunded, in connection with the Purchase Agreements and Subscription Agreements (as defined in Note 9).

Capital Drawdowns

The following table summarizes the total shares issued and proceeds received, net of issuance costs, related to capital drawdowns of common stock in connection with the Purchase Agreements and Subscription Agreements for the year ended December 31, 2023:

Share Issue Date	Shares Issued	Net Proceeds Received
For the year ended December 31, 2023		
February 7, 2023	4,928,566	$ 36,324
Total Capital Drawdowns	4,928,566	$ 36,324

The following table summarizes the total shares issued and proceeds received, net of issuance costs, related to capital drawdowns of common stock in connection with the Purchase Agreements and Subscription Agreements for the year ended December 31, 2022:

Share Issue Date	Shares Issued	Net Proceeds Received
For the year ended December 31, 2022		
April 14, 2022	5,548,128	$ 41,500
June 3, 2022	4,992,260	37,941
July 26, 2022	8,032,128	60,000
October 28, 2022	7,962,214	59,000
Total Capital Drawdowns	26,534,730	$ 198,441

The issuances of common stock described above were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from investors in the relevant Subscription Agreements that each investor is an "accredited investor," as defined in Regulation D under the Securities Act.

Note 11 — Share Repurchase Program

The Company intends to conduct annual tender offers pursuant to its share repurchase program ("SRP"). The Company's Board of Directors considers the following factors in making its determination regarding whether to cause the Company to offer to repurchase shares and under what terms:

- the effect of such repurchases on the Company's qualification as a RIC (including the consequences of any necessary asset sales);
- the liquidity of the Company's assets (including fees and costs associated with disposing of assets);
- the Company's investment plans and working capital requirements;
- the relative economies of scale with respect to the Company's size;
- the Company's history in repurchasing shares or portions thereof;
- the condition of the securities markets.

F- 77

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

On June 26, 2020, the Company's Board of Directors amended the Company's SRP. The Company intends to conduct tender offers on an annual basis, instead of on a semi-annual basis as was done previously. The Company intends to continue to limit the number of shares to be repurchased in any calendar year to the lesser of (i) 10% of the weighted average number of shares outstanding in the prior calendar year or (ii) the number of shares of common stock the Company is able to repurchase with the proceeds received from the sale of shares of common stock under the DRIP during the relevant redemption period. In addition, in the event of a stockholder's death or disability, the Company may, in its sole discretion, accept up to the full amount tendered by such stockholder of the current net asset value per share. Any repurchases of shares made in connection with a stockholder's death or disability may be included within the overall limitation imposed on tender offers during the relevant redemption period, which provides that the Company may limit the number of shares to be repurchased during any redemption period to the number of shares of common stock the Company is able to repurchase with the proceeds received from the sale of shares of common stock under the DRIP during such redemption period. The Company's eleven most recent tender offers were oversubscribed.

Offer Date	Repurchase Date	Shares Tendered	Shares Repurchased	Repurchase Price Per Share	Aggregate Consideration for Repurchased Shares (in thousands)
December 14, 2021	February 24, 2022	45,067,174	2,927,837	$ 7.46	$ 21,841.64
December 14, 2022	February 24, 2023	45,205,567	3,472,698	$ 7.38	$ 25,628.49

Share amounts in the table above represent amounts filed in the tender offer.

Note 12 — Earnings Per Share

Basic earnings per share is computed by dividing earnings available to common stockholders by the weighted average number of shares outstanding during the period. Other potentially dilutive shares, and the related impact to earnings, are considered when calculating earnings per share on a diluted basis. The Company had no potentially dilutive securities for the years ended December 31, 2023, 2022 and 2021.

The following information sets forth the computation of the weighted average basic and diluted net increase in net assets per share resulting from operations for the years ended December 31, 2023, 2022, and 2021.

	For the years ended December 31,		
	2023	2022	2021
Basic and diluted			
Net increase (decrease) in net assets resulting from operations	$ 128,941	$ 81,982	$ 206,184
Weighted average shares outstanding	231,398,350	212,061,882	200,070,608
Net increase (decrease) in net assets resulting from operations per share	$ 0.56	$ 0.39	$ 1.03

F- 78

Note 13 — Distributions The following table reflects the distributions declared on shares of the Company’s common stock for the year ended December 31, 2023: Date Declared Record Date Payment Date Amount Per Share For the Year Ended December 31, 2023 March 8, 2023 March 31, 2023 April 3, 2023 $ 0.13 March 8, 2023 (special) March 31, 2023 April 3, 2023 $ 0.02 May 10, 2023 June 30, 2023 July 3, 2023 $ 0.13 May 10, 2023 (special) June 30, 2023 July 3, 2023 $ 0.02 August 7, 2023 September 29, 2023 October 2, 2023 $ 0.13 August 7, 2023 (special) September 29, 2023 October 2, 2023 $ 0.02 November 8, 2023 December 29, 2023 January 3, 2024 $ 0.13 November 8, 2023 (special) December 29, 2023 January 3, 2024 $ 0.02 The following table reflects the distributions declared on shares of the Company’s common stock for the year ended December 31, 2022: Date Declared Record Date Payment Date Amount Per Share For the Year Ended December 31, 2022 March 10, 2022 March 31, 2022 April 5, 2022 $ 0.13 March 10, 2022 (special) March 31, 2022 April 5, 2022 $ 0.02 May 11, 2022 June 30, 2022 July 1, 2022 $ 0.13 May 11, 2022 (special) June 30, 2022 July 1, 2022 $ 0.02 August 10, 2022 September 30, 2022 October 3, 2022 $ 0.13 August 10, 2022 (special) September 30, 2022 October 3, 2022 $ 0.02 November 10, 2022 December 30, 2022 January 3, 2023 $ 0.13 November 10, 2022 (special) December 30, 2022 January 3, 2023 $ 0.02 The amount of each such distribution is subject to the discretion of the Board of Directors and applicable legal restrictions related to the payment of distributions. The Company calculates each stockholder’s specific distribution amount for the quarter using record and declaration dates. The distributions are payable by the fifth day following each record date. As of December 31, 2023 and December 31, 2022, the Company had accrued $28.0 million and $27.3 million, respectively, in stockholder distributions that were unpaid. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 79

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

Note 14 — Income Tax Information and Distributions to Stockholders

The Company has elected to be treated for federal income tax purposes as a RIC under the Code. Generally, a RIC is exempt from federal income taxes if it meets, certain quarterly asset diversification requirements, annual income tests, and distributes to stockholders its ''investment company taxable income,'' as defined in the Code, each taxable year. Distributions declared prior to the filing of the previous year's tax return and paid up to one year after the previous tax year can be carried back to the prior tax year for determining the distributions paid in such tax year. The Company intends to make sufficient distributions to maintain its RIC status each year. The Company may also be subject to federal excise taxes of 4%.

A RIC is limited in its ability to deduct expenses in excess of its "investment company taxable income" (which is, generally, ordinary income plus net realized short-term capital gains in excess of net realized long-term capital losses). If the Company's expenses in a given taxable year exceed gross taxable income (e.g., as the result of large amounts of equity-based compensation), it would incur a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to the RIC's stockholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC's investment company taxable income, but may carry forward such net capital losses, and use them to offset capital gains indefinitely. Due to these limits on the deductibility of expenses and net capital losses, the Company may for tax purposes have aggregate taxable income for several taxable years that it is required to distribute and that is taxable to stockholders even if such taxable income is greater than the aggregate net income the Company actually earned during those taxable years. Such required distributions may be made from the Company cash assets or by liquidation of investments, if necessary. The Company may realize gains or losses from such liquidations. In the event the Company realizes net capital gains from such transactions, the Company may make a larger capital gain distribution than it would have made in the absence of such transactions.

The tax character of distributions for the fiscal years ended December 31, 2023, 2022 and 2021 were as follows (dollars in thousands):

	For the years ended December 31,					
	2023		2022		2021	
Ordinary income distributions	$ 138,775	100.0 %	$ 128,246	100.0 %	$ 99,737	100.0 %
Capital gains distributions	—	—	—	—	—	—
Return of capital	—	—	—	—	—	—
Total distributions	$ 138,775	100.0 %	$ 128,246	100.0 %	$ 99,737	100.0 %

For the years ended December 31, 2023, 2022 and 2021, the reconciliation of net increase in net assets resulting from operations to taxable income is as follows (dollars in thousands):

	For the years ended December 31,		
	2023	2022	2021
Book income (loss) from operating activities	$ 128,941	$ 81,982	$ 206,184
Net unrealized (gain) loss on investments	130	645	(873)
Nondeductible expenses	4,310	6,189	3,311
Temporary differences	50,804	23,523	(103,076)
Taxable income before deductions for distributions paid	$ 184,185	$ 112,339	$ 105,546

F- 80

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

For the years ended December 31, 2023, 2022 and 2021, the components of accumulated gain and losses on a tax basis were as follows:

	For the years ended December 31,		
	2023	2022	2021
Undistributed ordinary income	$ 100,387	$ 50,458	$ 57,736
Undistributed capital loss carryforward	(387,393)	(334,726)	(328,995)
Total undistributed net loss carryforward	(287,006)	(284,268)	(271,259)
Net unrealized loss on investments	(84,855)	(84,204)	(59,643)
Total undistributed taxable income	$ (371,861)	$ (368,472)	$ (330,902)

As of December 31, 2023, the Company had short-term capital loss carryforwards of $18.3 million and long-term capital loss carryforwards of $369.1 million, with no expiration, available to offset future capital gains. As of December 31, 2022, the Company had short-term capital loss carryforwards of $16.3 million and long-term capital loss carryforwards of $318.5 million, with no expiration, available to offset future capital gains.

For the years ended December 31, 2023, 2022, and 2021, gross unrealized appreciation and gross unrealized depreciation based on cost for federal income tax purposes were as follows:

	December 31, 2023	December 31, 2022	December 31, 2021
Tax cost	$ 2,898,977	$ 2,959,348	$ 2,838,871
Gross unrealized appreciation	145,305	157,022	158,637
Gross unrealized depreciation	(230,160)	(241,226)	(218,280)

For the years ended December 31, 2023, 2022, and 2021, as a result of permanent book-to-tax differences, the Company made reclassifications among components of net assets as follows:

	Total distributable loss	Paid in capital
2023	$ 1,592	$ (1,592)
2022	(8,697)	8,697
2021	(1,960)	1,960

The differences for the years ended December 31, 2023, 2022 and 2021, were attributable to non-deductible expenses, investments in partnerships, controlled foreign corporations, certain debt investments and subsidiaries. Aggregate stockholders' equity was not affected by these reclassifications.

Tax information for the fiscal year ended December 31, 2023 is an estimate and will not be finally determined until the Company files its 2023 tax return.

The Company did not have any uncertain tax positions that met the recognition or measurement criteria of ASC 740-10-25, *Income Taxes* ("ASC Topic 740"), nor did the Company have any unrecognized tax benefits as of the periods presented herein. The Company's current tax year, 2022, 2021, and 2020 federal tax returns remain subject to examination by the Internal Revenue Service.

As of December 31, 2023, the Company's domestic subsidiary is expected to have a net operating loss and unrealized gain. As a result, the Company has a deferred tax asset of $10.8 million and a deferred tax liability of $(22.9) million. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The future realization of the tax benefits of existing deductible temporary differences or carryforwards ultimately depend on the existence of sufficient taxable income in the carryback (if permitted under the tax law) and carryforward periods. The Company has concluded that future reversal of existing taxable temporary differences is sufficient to support a conclusion that a valuation allowance is not necessary as of December 31, 2023. As a result, no valuation allowance for the deferred tax asset was necessary as of December 31, 2023. For the year ended December 31, 2023, there was a change in the valuation allowance of $0.0 million.

F- 81

As of December 31, 2022, the Company's domestic subsidiary is expected to have a net operating loss and unrealized gain. As a result, the Company has a deferred tax asset of $4.6 million and a deferred tax liability of $(16.0) million. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The future realization of the tax benefits of existing deductible temporary differences or carryforwards ultimately depend on the existence of sufficient taxable income in the carryback (if permitted under the tax law) and carryforward periods. The Company has concluded that future reversal of existing taxable temporary differences is sufficient to support a conclusion that a valuation allowance is not necessary as of December 31, 2022. As a result, no valuation allowance for the deferred tax asset was necessary as of December 31, 2022. For the year ended December 31, 2022, there was a change in the valuation allowance of $2.0 million. As of December 31, 2021, the Company had a deferred tax asset of $2.0 million and a deferred tax liability of $(4.9) million. Given the losses generated by certain entities, deferred tax assets have been offset by valuation allowances of $2.0 million. The deferred tax asset valuation allowance, if applicable, has been determined pursuant to the provisions of ASC Topic 740, including the Company's estimation of future taxable income, if necessary, and is adequate to reduce the total deferred tax asset to an amount that will more likely than not be realized. As of December 31, 2023, the Company had differences between book basis and tax basis cost of investments of $111.7 million from investments classified as partnerships, certain debt investments and controlled foreign corporations for U.S tax purposes, and $(84.8) million from investments in a domestic subsidiary and amortization of market discount. As of December 31, 2022, the Company had differences between book basis and tax basis cost of investments of $120.3 million from investments classified as partnerships, certain debt investments and $(88.1) million from investment in a domestic subsidiary, amortization of market discount, and controlled foreign corporations for U.S. tax purposes. As of December 31, 2021, the Company had differences between book basis and tax basis cost of investments of $120.1 million from investments classified as partnerships, certain debt investments, and controlled foreign corporations for U.S. tax purposes and $(64.9) million from investment in a domestic subsidiary and amortization of market discount. Note 15 — Financial Highlights The following is a schedule of financial highlights for the years ended December 31, 2023, 2022, 2021, 2020, and 2019: FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 82

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

	For the years ended December 31,				
	2023	2022	2021	2020	2019
Per share data:					
Net asset value, beginning of year	$ 7.28	$ 7.49	$ 6.95	$ 7.69	$ 7.82
Results of operations [1]					
Net investment income (loss)	0.69	0.59	0.54	0.46	0.57
Net realized and unrealized gain (loss), net of deferred taxes	(0.13)	(0.20)	0.49	(0.64)	(0.07)
Net change in unrealized (depreciation) attributable to non-controlling interests	—	—	—	—	(0.01)
Net increase (decrease) in net assets resulting from operations	0.56	0.39	1.03	(0.18)	0.49
Stockholder distributions [2]					
Distributions from net investment income	(0.60)	(0.60)	(0.50)	(0.46)	(0.65)
Net increase/decrease in net assets resulting from stockholder distributions	(0.60)	(0.60)	(0.50)	(0.46)	(0.65)
Capital share transactions					
Issuance of common stock [3]	—	—	—	(0.06)	—
Acquisition of non-controlling interest	—	—	—	—	0.03
Net increase (decrease) in net assets resulting from capital share transactions	—	—	—	(0.06)	0.03
Other [7]	—	—	0.01	(0.04)	—
Net asset value, end of year	$ 7.24	$ 7.28	$ 7.49	$ 6.95	$ 7.69
Shares outstanding at end of year	233,647,304	228,658,723	201,610,757	201,390,728	190,207,517
Total return [4]	7.88 %	5.36 %	15.30 %	(3.44)%	6.60 %
Ratio/Supplemental data:					
Total net assets, end of year	$ 1,691,893	$ 1,665,457	$ 1,509,492	$ 1,399,755	$ 1,462,683
Ratio of net investment income to average net assets	9.54 %	7.96 %	7.35 %	6.71 %	7.26 %
Ratio of total expenses to average net assets [6]	11.47 %	9.63 %	8.54 %	7.76 %	9.14 %
Ratio of incentive fees to average net assets	2.38 %	1.99 %	1.84 %	0.46 %	1.82 %
Ratio of debt related expenses to average net assets	5.05 %	3.81 %	3.02 %	3.45 %	3.71 %
Portfolio turnover rate [5]	10.05 %	14.24 %	74.47 %	37.22 %	32.24 %

(1) The per share data was derived by using the weighted average shares outstanding during the year.

(2) The per share data for distributions reflects the actual amount of distributions declared per share during the year.

(3) The issuance of common stock on a per share basis reflects the incremental net asset value changes as a result of the issuance of shares of common stock.

(4) Total return is calculated assuming a purchase of shares of common stock at the current net asset value on the first day and a sale at the current net asset value on the last day of the periods reported. Distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the DRIP.

(5) Portfolio turnover rate is calculated using the lesser of year-to-date purchases or sales over the average of the invested assets at fair value.

(6) Ratio of total expenses to average net assets is calculated using total operating expenses, including income tax expense over average net assets.

(7) Represents the impact of calculating certain per share amounts based on weighted average shares outstanding during the period and certain per share amounts based on shares outstanding as of year end.

F- 83

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

Note 16 – Selected Quarterly Data (Unaudited)

The following are the quarterly results of operations for the years ended December 31, 2023 and 2022. The operating results for any quarter are not necessarily indicative of results for any future period:

Quarter Ended	Total Investment Income	Net Investment Income	Net Realized and Unrealized Gain (Loss)	Net Increase (Decrease) In Net Assets Resulting from Operations	Net Investment Income per Share	Net Increase (Decrease) in Net Assets Resulting from Operations per Share	Net Asset Value per Common Share at End of Quarter
December 31, 2023	$ 89,976	$ 39,264	$ (12,093)	$ 27,171	$ 0.17	$ 0.12	$ 7.24
September 30, 2023	89,932	40,839	(1,697)	39,142	0.18	0.17	7.27
June 30, 2023	90,217	42,035	(12,394)	29,641	0.18	0.13	7.26
March 31, 2023	83,290	38,343	(5,356)	32,987	0.17	0.14	7.28
December 31, 2022	79,269	36,630	(24,307)	12,323	0.16	0.05	7.28
September 30, 2022	69,949	30,944	(8,259)	22,685	0.14	0.10	7.38
June 30, 2022	63,417	28,496	(16,449)	12,047	0.14	0.06	7.42
March 31, 2022	63,776	29,026	5,901	34,927	0.15	0.17	7.51

Note 17 – Senior Securities

Information about our senior securities (including debt securities and other indebtedness) is shown in the following tables as of December 31, 2023, 2022, 2021, 2020, and 2019.

The following is a summary of the senior securities as of December 31, 2023:

	Total Amount Outstanding Exclusive of Treasury Securities	Asset Coverage Ratio Per Unit (1)	Involuntary Liquidation Preference Per Unit (2)	Asset Market Value Per Unit (3)
Wells Fargo Credit Facility	$ 225,000	$ —	$ —	N/A
JPM Credit Facility	320,000	—	—	N/A
JPM Revolver Facility	216,190	—	—	N/A
2026 Notes	298,249	—	—	N/A
2024 Notes	99,772	—	—	N/A
	$ 1,159,211	$ 2,460	$ —	N/A

The following is a summary of the senior securities as of December 31, 2022:

	Total Amount Outstanding Exclusive of Treasury Securities	Asset Coverage Ratio Per Unit (1)	Involuntary Liquidation Preference Per Unit (2)	Asset Market Value Per Unit (3)
Wells Fargo Credit Facility	$ 225,000	$ —	$ —	N/A
JPM Credit Facility	320,000	—	—	N/A
JPM Revolver Facility	231,876	—	—	N/A
2026 Notes	297,469	—	—	N/A
2024 Notes	99,534	—	—	N/A
2023 Notes	59,973	—	—	N/A
	$ 1,233,852	$ 2,350	$ —	N/A

F- 84

The following is a summary of the senior securities as of December 31, 2021: Total Amount Outstanding Exclusive of Treasury Securities Asset Coverage Ratio Per Unit (1) Involuntary Liquidation Preference Per Unit (2) Asset Market Value Per Unit (3) Wells Fargo Credit Facility $ 285,000 $ — $ — N/A JPM Credit Facility 391,100 — — N/A MassMutual Credit Facility — — — N/A 2026 Notes 296,688 — — N/A 2024 Notes 99,295 — — N/A 2023 Notes 59,908 — — N/A 2022 Notes 149,836 — — N/A $ 1,281,827 $ 2,178 $ — N/A The following is a summary of the senior securities as of December 31, 2020: Total Amount Outstanding Exclusive of Treasury Securities Asset Coverage Ratio Per Unit (1) Involuntary Liquidation Preference Per Unit (2) Asset Market Value Per Unit (3) Wells Fargo Credit Facility $ 253,000 $ — $ — N/A JPM Credit Facility 289,000 — — N/A Citi Credit Facility 267,250 — — N/A MassMutual Credit Facility — — — N/A 2024 Notes 99,057 — — N/A 2023 Notes 59,843 — — N/A 2022 Notes 149,671 — — N/A $ 1,117,821 $ 2,252 $ — N/A The following is a summary of the senior securities as of December 31, 2019: Total Amount Outstanding Exclusive of Treasury Securities Asset Coverage Ratio Per Unit (1) Involuntary Liquidation Preference Per Unit (2) Asset Market Value Per Unit (3) Wells Fargo Credit Facility $ 436,652 $ — $ — N/A Citi Credit Facility 250,500 — — N/A 2024 Notes 98,818 — — N/A 2023 Notes 59,778 — — N/A 2022 Notes 149,505 — — N/A 2020 Notes 99,789 — — N/A $ 1,095,042 $ 2,336 $ — N/A ______________ (1) Asset coverage per unit is the ratio of the carrying value of the Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness. (2) The amount to which such class of senior security would be entitled upon the voluntary liquidation of the issuer in preference to any security junior to it. The “—” in this column indicates that the SEC expressly does not require this information to be disclosed for certain types of senior securities. (3) Not applicable because senior securities are not registered for public trading. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 85

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

Note 18 – Schedules of Investments and Advances to Affiliates

An affiliated company is generally a portfolio company in which FBLC owns 5% or more of its outstanding voting securities. A controlled affiliated company is generally a portfolio company in which FBLC owns more than 25% of its outstanding voting securities or has the power to exercise control over its management or policies (including through a management agreement). Transactions related to investments in affiliated and controlled affiliated companies for the year ended December 31, 2023 were as follows:

Portfolio Company [1]	Type of Asset	Amount of dividends and interest included in income	Beginning Fair Value at December 31, 2022	Gross additions *	Gross reductions **	Realized Gain/ (Loss)	Change in Unrealized Gain (Loss) [7]	Fair Value at December 31, 2023
Control Investments								
CRS-SPV, Inc. [2][3][6]	Equity/Other Investments	$ —	$ 1,559	$ —	$ —	$ —	$ —	$ 1,559
CRS-SPV, Inc. [2][6]	Senior Secured First Lien Debt	5	62	—	(17)	—	—	45
Danish CRJ, Ltd. [2][3][6]	Equity/Other Investments	—	—	—	—	—	—	—
FBLC Senior Loan Fund, LLC [2][4][6][8]	Equity/Other Investments	27,444	304,934	—	—	—	—	304,934
Integrated Efficiency Solutions, Inc. [2][6]	Senior Secured First Lien Debt	5	—	—	—	—	—	—
Integrated Efficiency Solutions, Inc. [2][6]	Senior Secured First Lien Debt	108	1,421	—	(14)	—	—	1,407
Integrated Efficiency Solutions, Inc. [2][6]	Senior Secured Second Lien Debt	298	760	298	—	—	(257)	801
Integrated Efficiency Solutions, Inc. [2][3][6]	Equity/Other Investments	—	—	—	—	—	—	—
Integrated Efficiency Solutions, Inc. [2][3][6]	Equity/Other Investments	—	—	—	—	—	—	—
Internap Corp. [2][6]	Senior Secured First Lien Debt	24	—	739	—	—	—	739
Internap Corp. [2][3][6]	Equity/Other Investments	—	—	1,597	—	—	—	1,597
Internap Corp. [2][5][6]	Equity/Other Investments	—	595	—	—	(543)	(52)	—
Internap Corp. [2][5][6]	Senior Secured First Lien Debt	340	4,802	74	(2,878)	(2,387)	389	—
Kahala Ireland OpCo Designated Activity Company [2][6]	Equity/Other Investments	8,954	5,027	—	—	—	(5,027)	—
Kahala Ireland OpCo Designated Activity Company [2][3][6]	Equity/Other Investments	—	3,250	—	—	—	(2,698)	552
Kahala US OpCo, LLC [2][3][6]	Equity/Other Investments	—	—	—	—	—	—	—
Lakeview Health Holdings, Inc. [2][6]	Senior Secured First Lien Debt	135	579	135	—	—	—	714
Lakeview Health Holdings, Inc. [2][6]	Senior Secured First Lien Debt	25	227	—	—	—	—	227
Lakeview Health Holdings, Inc. [2][6]	Senior Secured First Lien Debt	—	—	130	(65)	—	—	65
Lakeview Health Holdings, Inc. [2][6]	Senior Secured First Lien Debt	—	546	—	—	—	72	618
Lakeview Health Holdings, Inc. [2][6]	Senior Secured First Lien Debt	—	—	65				65
Lakeview Health Holdings, Inc. [2][3][6]	Equity/Other Investments	—	—	—	—	—	—	—
MGTF Holdco, LLC [2][3][6]	Equity/Other Investments	—	—	—	—	—	—	—
MGTF Radio Company, LLC [2][6]	Senior Secured First Lien Debt	5,259	40,015	27	(1,500)	1	(1,011)	37,532
ORG GC Holdings, LLC [2][6]	Senior Secured First Lien Debt	1,134	9,082	1,129	—	—	—	10,211
ORG GC Holdings, LLC [2][6]	Senior Secured Second Lien Debt	804	3,868	800	—	—	(47)	4,621
ORG GC Holdings, LLC [2][3][6]	Equity/Other Investments	—	—	—	—	—	—	—
ORG GC Holdings, LLC [2][3][6]	Equity/Other Investments	—	—	—	—	—	—	—
Post Road Equipment Finance, LLC [2][6]	Subordinated Debt	2,704	15,086	10,971	(2,057)	—	—	24,000

F- 86

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

Portfolio Company [1]	Type of Asset	Amount of dividends and interest included in income	Beginning Fair Value at December 31, 2022	Gross additions *	Gross reductions **	Realized Gain/ (Loss)	Change in Unrealized Gain (Loss) [7]	Fair Value at December 31, 2023
Post Road Equipment Finance, LLC [2][6]	Equity/Other Investments	$ 7,190	$ 81,692	$ 5,007	$ —	$ —	$ (67)	$ 86,632
Post Road Equipment Finance, LLC [2][6]	Subordinated Debt	4,987	38,100	19	—	—	(19)	38,100
Post Road Equipment Finance, LLC [2][6]	Subordinated Debt	111	—	5,000	(1,000)	—	—	4,000
Siena Capital Finance, LLC [2][6]	Subordinated Debt	9,134	77,000	7,500	(25,000)	5	(5)	59,500
Siena Capital Finance, LLC [2][6]	Equity/Other Investments	11,900	77,310	—	—	—	—	77,310
WPNT, LLC [2][3][6]	Equity/Other Investments	—	—	—	—	—	—	—
Total Control Investments		$ 80,561	$ 665,915	$ 33,491	$ (32,531)	$ (2,924)	$ (8,722)	$ 655,229
Affiliate Investments								
Cirque Du Soleil Holding USA Newco, Inc. [3]	Equity/Other Investments	$ —	$ 4,721	$ —	$ —	$ —	$ 973	$ 5,694
Cirque Du Soleil Holding USA Newco, Inc. [3]	Equity/Other Investments	—	1,311	—	—	—	1,204	2,515
First Eagle Greenway Fund II, LLC [3]	Equity/Other Investments	—	360	—	—	—	14	374
Foresight Energy Operating, LLC [3][6]	Equity/Other Investments	—	3,519	—	—	—	(461)	3,058
Foresight Energy Operating, LLC [6]	Senior Secured First Lien Debt	143	1,077	—	(13)	—	—	1,064
MCS Acquisition Corp. [3][6]	Equity/Other Investments	—	357	337	—	—	—	694
MCS Acquisition Corp. [3][6]	Equity/Other Investments	—	747	—	—	—	—	747
MCS Acquisition Corp. [6]	Senior Secured First Lien Debt	87	772	—	(8)	—	—	764
Muth Mirror Systems, LLC [3][6]	Equity/Other Investments	—	—	—	—	—	—	—
Muth Mirror Systems, LLC [3][6]	Equity/Other Investments	—	—	—	—	—	—	—
Muth Mirror Systems, LLC [6]	Senior Secured First Lien Debt	1,868	—	13,685	(319)	2	(26)	13,342
Muth Mirror Systems, LLC [6]	Senior Secured First Lien Debt	149	—	1,248	—	—	(53)	1,195
NewStar Arlington Senior Loan Program, LLC 14-1A FR [6]	Collateralized Securities	800	4,165	18	—	—	(19)	4,164
NewStar Arlington Senior Loan Program, LLC 14-1A SUB [6]	Collateralized Securities	1,956	10,278	—	(2,105)	—	(2,698)	5,475
Newstar Fairfield Fund CLO, Ltd. 2015-1RA F [6]	Collateralized Securities	1,159	8,849	319	—	—	67	9,235
Newstar Fairfield Fund CLO, Ltd. 2015-1RA SUB [6]	Collateralized Securities	—	—	—	—	—	—	—
PennantPark Credit Opportunities Fund II, LP [3]	Equity/Other Investments	—	1,162	—	(76)	—	(127)	959
Resolute Investment Managers, Inc. [3][6]	Equity/Other Investments	—	—	2,624	—	—	(602)	2,022
Tap Rock Resources, LLC [5][6]	Equity/Other Investments	—	596	—	(807)	807	(596)	—
Tax Defense Network, LLC [6]	Senior Secured First Lien Debt	—	186	—	—	—	(23)	163
Tax Defense Network, LLC [6]	Senior Secured First Lien Debt	—	4,264	—	—	—	470	4,734
Tax Defense Network, LLC [6]	Senior Secured First Lien Debt	—	1,048	—	—	—	(123)	925
Tax Defense Network, LLC [3][6]	Equity/Other Investments	—	—	—	—	—	—	—
Tax Defense Network, LLC [3][6]	Equity/Other Investments	—	—	—	—	—	—	—
Tennenbaum Waterman Fund, LP	Equity/Other Investments	657	8,699	—	—	—	54	8,753
Vantage Mobility International, LLC [5][6]	Senior Secured First Lien Debt	—	—	—	—	(251)	251	—

F- 87

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

Portfolio Company [(1)]	Type of Asset	Amount of dividends and interest included in income	Beginning Fair Value at December 31, 2022	Gross additions *	Gross reductions **	Realized Gain/ (Loss)	Change in Unrealized Gain (Loss) [(7)]	Fair Value at December 31, 2023
Vantage Mobility International, LLC [(5)(6)]	Senior Secured First Lien Debt	$ —	$ —	$ —	$ —	$ (244)	$ 244	$ —
Vantage Mobility International, LLC [(5)(6)]	Senior Secured Second Lien Debt	—	—	—	—	(17)	17	—
Vantage Mobility International, LLC [(5)(6)]	Senior Secured Second Lien Debt	—	—	—	—	(2,914)	2,914	—
Vantage Mobility International, LLC [(5)(6)]	Equity/Other Investments	—	—	—	—	—	—	—
Vantage Mobility International, LLC [(5)(6)]	Equity/Other Investments	—	—	—	—	(3,140)	3,140	—
Vantage Mobility International, LLC [(5)(6)]	Equity/Other Investments	—	—	—	—	—	—	—
Whitehorse, Ltd. 2014-1A E [(6)]	Collateralized Securities	—	6,996	82	(7,078)	—	—	—
Whitehorse, Ltd. 2014-1A Side Letter [(5) (6)]	Collateralized Securities	—	—	—	—	(134)	134	—
Whitehorse, Ltd. 2014-1A SUB [(6)]	Collateralized Securities	—	—	—	—	(6,965)	6,965	—
Total Affiliate Investments		$ 6,819	$ 59,107	$ 18,313	$ (10,406)	$ (12,856)	$ 11,719	$ 65,877
Total Control & Affiliate Investments		$ 87,380	$ 725,022	$ 51,804	$ (42,937)	$ (15,780)	$ 2,997	$ 721,106

* Gross additions include increases in the cost basis of investments resulting from new portfolio investments, PIK interest or dividends, the amortization of unearned income, the exchange of one or more existing securities for one or more new securities, and the movement of an existing portfolio company into this category from a different category.

** Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, the exchange of one or more existing securities for one or more new securities, and the movement of an existing portfolio company out of this category into a different category.

(1) The principal amount and ownership detail are shown in the Consolidated Schedules of Investments.

(2) This investment was not deemed significant under Regulation S-X as of December 31, 2023.

(3) Investment is non-income producing at December 31, 2023.

(4) FBLC and CCLF are the members of SLF, a joint venture formed as a Delaware limited liability company that is not consolidated by either member for financial reporting purposes. The members make investments in SLF in the form of LLC equity interests as SLF makes investments, and all portfolio and other material decisions regarding SLF must be submitted to SLF's board of directors which is comprised of an equal number of members appointed by each of FBLC and CCLF. Because management of SLF is shared equally between us and CCLF, we do not believe we control SLF for purposes of the 1940 Act or otherwise.

(5) Investment no longer held as of December 31, 2023.

(6) The fair value of investments with respect to securities for which market quotations are not readily available is determined in good faith by the Company's Board of Directors as required by the 1940 Act. Such investments are valued using significant unobservable inputs (See Note 3 to the consolidated financial statements).

(7) Gross of net change in deferred taxes in the amount of $(1.8) million.

F- 88

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

Portfolio Company [(1)]	Type of Asset	Amount of dividends and interest included in income	Beginning Fair Value at December 31, 2021	Gross additions*	Gross reductions**	Realized Gain/ (Loss)	Change in Unrealized Gain (Loss) [(7)]	Fair Value at December 31, 2022
Post Road Equipment Finance, LLC [(2)(6)]	Subordinated Debt	894	—	15,086	—	—	—	15,086
Post Road Equipment Finance, LLC [(2)(4)(6)]	Equity/Other	7,159	81,693	—	94	—	(95)	81,692
Post Road Equipment Finance, LLC [(2)(6)]	Subordinated Debt	3,882	37,964	19	—	—	117	38,100
Siena Capital Finance, LLC [(2)(6)(8)]	Subordinated Debt	8,906	75,000	16,000	(14,000)	—	—	77,000
Siena Capital Finance, LLC [(2)(6)(8)]	Equity/Other	9,988	65,609	—	—	—	11,701	77,310
WPNT, LLC [(2)(3)(6)]	Equity/Other	—	—	—	—	—	—	—
Total Control Investments		$ 80,406	$ 657,414	$ 40,886	$ (30,055)	$ 6,842	$ (9,172)	$ 665,915
Affiliate Investments								
Answers Corp. [(3)(5)(6)]	Equity/Other	$ —	$ 145	$ —	$ (499)	$ (10,144)	$ 10,498	$ —
CDS U.S. Intermediate Holdings, Inc. [(5)]	Senior Secured First Lien Debt	412	5,565	13	(5,543)	16	(51)	—
CDS U.S. Intermediate Holdings, Inc. [(5)]	Senior Secured Second Lien Debt	1,004	10,262	568	(10,555)	(284)	9	—
CDS U.S. Intermediate Holdings, Inc. [(3)]	Equity/Other	—	5,442	—	—	—	(721)	4,721
CDS U.S. Intermediate Holdings, Inc. [(3)]	Equity/Other	—	2,884	—	—	—	(1,573)	1,311
First Eagle Greenway Fund II, LLC [(3)]	Equity/Other	—	464	—	(72)	—	(32)	360
Foresight Energy Operating, LLC [(3)(6)]	Equity/Other	—	3,965	—	—	—	(446)	3,519
Foresight Energy Operating, LLC [(6)]	Senior Secured First Lien Debt	113	1,102	—	(14)	—	(11)	1,077
Internap Corp [(3)(6)]	Equity/Other	—	1,552	—	(1,552)	—	—	—
Internap Corp. [(6)]	Senior Secured First Lien Debt	—	5,475	—	(5,475)	—	—	—
Jakks Pacific, Inc. [(3)(5)]	Equity/Other	(6)	2,412	—	(5,423)	3,037	(26)	—
Jakks Pacific, Inc. [(6)]	Equity/Other	—	785	28	(813)	—	—	—
MCS Acquisition Corp. [(3)(6)]	Equity/Other	—	—	357	—	—	—	357
MCS Acquisition Corp. [(3)(6)]	Equity/Other	—	—	2,431	—	—	(1,684)	747
MCS Acquisition Corp. [(6)]	Senior Secured First Lien Debt	63	—	780	(8)	—	—	772
NewStar Arlington Senior Loan Program, LLC 14-1A FR [(6)]	Collateralized Securities	638	4,575	17	—	—	(427)	4,165
NewStar Arlington Senior Loan Program, LLC 14-1A SUB [(6)]	Collateralized Securities	2,826	17,114	—	(3,508)	—	(3,328)	10,278
Newstar Fairfield Fund CLO, Ltd. 2015-1RA F [(6)]	Collateralized Securities	1,089	8,237	319	—	—	293	8,849
Newstar Fairfield Fund CLO, Ltd. 2015-1RA SUB [(6)]	Collateralized Securities	—	—	—	—	—	—	—
PennantPark Credit Opportunities Fund II, LP [(3)]	Equity/Other	—	4,953	—	(3,110)	—	(681)	1,162
Tap Rock Resources, LLC [(6)]	Equity/Other	557	8,742	—	(8,641)	2,152	(1,657)	596
Tax Defense Network, LLC [(6)]	Senior Secured First Lien Debt	—	464	—	—	—	(278)	186
Tax Defense Network, LLC [(6)]	Senior Secured First Lien Debt	—	3,678	—	—	—	586	4,264
Tax Defense Network, LLC [(6)]	Senior Secured First Lien Debt	—	2,616	—	—	—	(1,568)	1,048
Tax Defense Network, LLC [(3)(6)]	Equity/Other	—	—	—	—	—	—	—
Tax Defense Network, LLC [(3)(6)]	Equity/Other	—	—	—	—	—	—	—
Team Waste, LLC [(5)(6)]	Equity/Other	—	3,073	—	(3,073)	504	(504)	—
Tennenbaum Waterman Fund, LP	Equity/Other	$ 611	$ 9,764	$ —	$ —	$ —	$ (1,065)	$ 8,699

F- 90

FRANKLIN BSP LENDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts, percentages and as otherwise indicated)
For the year ended December 31, 2023

Portfolio Company [1]	Type of Asset	Amount of dividends and interest included in income	Beginning Fair Value at December 31, 2021	Gross additions *	Gross reductions **	Realized Gain/ (Loss)	Change in Unrealized Gain (Loss) [7]	Fair Value at December 31, 2022
Vantage Mobility International, LLC [6]	Senior Secured First Lien Debt	9	251	—	—	—	(251)	—
Vantage Mobility International, LLC [6]	Senior Secured First Lien Debt	3	244	—	—	—	(244)	—
Vantage Mobility International, LLC [6]	Senior Secured Second Lien Debt	5	17	—	—	—	(17)	—
Vantage Mobility International, LLC [6]	Senior Secured Second Lien Debt	—	—	—	—	—	—	—
Vantage Mobility International, LLC [3] [6]	Equity/Other	—	—	—	—	—	—	—
Vantage Mobility International, LLC [3] [6]	Equity/Other	—	—	—	—	—	—	—
Vantage Mobility International, LLC [3] [6]	Equity/Other	—	—	—	—	—	—	—
Whitehorse, Ltd. 2014-1A E [6]	Collateralized Securities	568	7,171	176	—	—	(351)	6,996
Whitehorse, Ltd. 2014-1A Side Letter [6]	Collateralized Securities	—	—	—	—	—	—	—
Whitehorse, Ltd. 2014-1A SUB [6]	Collateralized Securities	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Total Affiliate Investments		$ 7,892	$ 110,952	$ 4,689	$ (48,286)	$ (4,719)	$ (3,529)	$ 59,107
Total Control & Affiliate Investments		$ 88,298	$ 768,366	$ 45,575	$ (78,341)	$ 2,123	$ (12,701)	$ 725,022

* Gross additions include increases in the cost basis of investments resulting from new portfolio investments, PIK interest or dividends, the amortization of unearned income, the exchange of one or more existing securities for one or more new securities, and the movement of an existing portfolio company into this category from a different category.

** Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, the exchange of one or more existing securities for one or more new securities, and the movement of an existing portfolio company out of this category into a different category.

(1) The principal amount and ownership detail are shown in the Consolidated Schedules of Investments.

(2) This investment was not deemed significant under Regulation S-X as of December 31, 2022.

(3) Investment is non-income producing at December 31, 2022.

(4) FBLC and CCLF are the members of SLF, a joint venture formed as a Delaware limited liability company that is not consolidated by either member for financial reporting purposes. The members make investments in SLF in the form of LLC equity interests as SLF makes investments, and all portfolio and other material decisions regarding SLF must be submitted to SLF's board of directors which is comprised of an equal number of members appointed by each of FBLC and CCLF. Because management of SLF is shared equally between us and CCLF, we do not believe we control SLF for purposes of the 1940 Act or otherwise.

(5) Investment no longer held as of December 31, 2022.

(6) The fair value of investments with respect to securities for which market quotations are not readily available is determined in good faith by the Company's Board of Directors as required by the 1940 Act. Such investments are valued using significant unobservable inputs (See Note 3 to the consolidated financial statements).

(7) Gross of net change in deferred taxes in the amount of $(1.7) million.

(8) The Company's investment falls under the definition of a significant subsidiary, as it exceeded the threshold of at least one of the tests under Rule 3-09. Audited financial statements, as required under Rule 3-09, are attached to this annual report.

Dividends and interest for the year ended December 31, 2022 attributable to Controlled and Affiliated investments no longer held as of December 31, 2022 were $1.5 million.

F- 91

Realized loss for the year ended December 31, 2022 attributable to Controlled and Affiliated investments no longer held as of December 31, 2022 was $0.0 million. Change in unrealized gain for the year ended December 31, 2022 attributable to Controlled and Affiliated investments no longer held as of December 31, 2022 was $7.1 million. Note 19 – Subsequent Events In preparing these financial statements, the Company’s management has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued. Special Distribution Declaration On January 9, 2024, in connection with the Mergers, the Board of Directors declared a distribution of $0.49 per share of Common Stock of the Company, which was paid on January 11, 2024 to stockholders of record as of January 10, 2024. Merger On January 24, 2024, FBCC completed its previously announced acquisition of the Company. Pursuant to the Merger Agreement, Merger Sub was first merged with and into the Company, with the Company continuing as the surviving company, and, immediately following the Merger, the Company then merged with and into FBCC, with FBCC continuing as the surviving company. In accordance with the terms of the Merger Agreement, at the Effective Time, each outstanding share of the Company's common stock was converted into the right to receive 0.4647 shares of common stock, par value $0.001 per shares of FBCC common stock (with the Company's stockholders receiving cash in lieu of fractional shares of the Company's common stock). As a result of the Mergers, FBCC issued an aggregate of approximately 110.0 million shares of its common stock to the Company's stockholders. The Mergers will be accounted for as an asset acquisition of the Company by FBCC in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations – Related Issues, with the fair value of total consideration paid in conjunction with the Mergers allocated to the assets acquired and liabilities assumed based on their relative fair values as of the date of the Mergers. Generally, under asset acquisition accounting, acquiring assets in groups not only requires ascertaining the cost of the asset (or net assets), but also allocating that cost to the individual assets (or individual assets and liabilities) that make up the group. The cost of the group of assets acquired in an asset acquisition is allocated to the individual assets acquired or liabilities assumed based on their relative fair values of net identifiable assets acquired other than certain “non-qualifying” assets (for example cash) and does not give rise to goodwill. FBCC will be the accounting survivor of the Mergers. FRANKLIN BSP LENDING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share and per share amounts, percentages and as otherwise indicated) For the year ended December 31, 2023 F- 92

Consolidated Financial Statements FBLC Senior Loan Fund LLC For the year ended December 31, 2023

FBLC Senior Loan Fund LLC Table of Contents Page(s) Report of Independent Auditors 1-2 Consolidated Statement of Assets, Liabilities and Members’ Capital 3 Consolidated Schedule of Investments 4-7 Consolidated Statement of Operations 8 Consolidated Statement of Changes in Members’ Capital 9 Consolidated Statement of Cash Flows 10 Notes to Consolidated Financial Statements 11-18

Report of Independent Auditors To the Members of FBLC Senior Loan Fund LLC Opinion We have audited the consolidated financial statements of FBLC Senior Loan Fund LLC (the “Company”), which comprise the consolidated statement of assets, liabilities and members’ capital, including the consolidated schedule of investments, as of December 31, 2023, and the related consolidated statements of operations, changes in members’ capital and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023, and the results of its operations, changes in its members’ capital and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued. Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

2 A member firm of Ernst & Young Global Limited • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. /s/ Ernst & Young LLP March 13, 2024

FBLC Senior Loan Fund LLC Consolidated Statement of Assets, Liabilities and Members’ Capital (dollars in thousands) December 31, 2023 3 Investments, at fair value (amortized cost of $908,094) 877,688$ Cash and cash equivalents 21,677 Cash collateral on deposit with custodian 13,670 Receivable for unsettled trades 25,306 Interest receivable 8,262 Prepaid expenses and other assets 2 Total assets 946,605$ Revolving credit facilities (net of deferred financing costs of $1,695) 481,805$ Secured borrowings 39,959 Payable for unsettled trades 29,927 Distribution payable 8,700 Interest and credit facility fees payable 5,645 Accounts payable and accrued expenses 852 Total liabilities 566,888 Capital contributed 383,496 Accumulated loss (3,779) Total members' capital 379,717 Total liabilities and members' capital 946,605$ Members' Capital ASSETS LIABILITIES

FBLC Senior Loan Fund LLC
Consolidated Schedule of Investments
(dollars in thousands)
December 31, 2023

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal /Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
Senior Secured First Lien Debt							
Accentcare, Inc. (b)	Healthcare	S+4.00% (9.65%)	6/22/2026	$ 9,828	$ 9,828	$ 7,633	2.0%
Acrisure, LLC (b)	Financials	S+3.50% (9.15%)	2/15/2027	19,905	19,600	19,838	5.2%
Adtalem Global Education, Inc. (f)	Education	S+4.00% (9.47%)	8/11/2028	692	692	692	0.2%
Adtalem Global Education, Inc. (f)	Education	5.50%	3/1/2028	1,042	1,042	1,008	0.3%
Advisor Group, Inc. (f)	Financials	S+4.50% (9.86%)	8/17/2028	5,532	5,479	5,544	1.5%
Air Canada	Transportation	3.88%	8/15/2026	2,000	1,822	1,903	0.5%
Alchemy US Holdco 1, LLC (b)	Industrials	S+7.32% (12.82%)	10/10/2025	15,555	15,522	15,419	4.1%
Allied Universal Holdco, LLC (b)	Business Services	S+4.75% (10.11%)	5/15/2028	4,988	4,851	4,980	1.3%
Altice Financing, SA (f)	Telecom	5.00%	1/15/2028	2,000	1,949	1,816	0.5%
Altice France, SA (b) (e)	Telecom	S+5.50% (10.89%)	8/15/2028	12,479	11,752	11,174	2.9%
Alvogen Pharma US, Inc. (b)	Healthcare	S+7.50% (13.00%)	6/30/2025	11,264	11,225	10,729	2.8%
Amentum Government Services Holdings, LLC (f)	Industrials	S+4.00% (9.47%)	1/29/2027	1,949	1,942	1,948	0.5%
Amentum Government Services Holdings, LLC (b)	Industrials	S+4.00% (9.36%)	2/15/2029	4,925	4,868	4,918	1.3%
American Airlines Inc/AAdvantage Loyalty IP, Ltd. (b)	Transportation	S+4.75% (10.43%)	4/20/2028	7,484	7,429	7,679	2.0%
AP Gaming I, LLC (f)	Gaming/Lodging	S+4.00% (9.46%)	2/15/2029	7,336	7,232	7,348	1.9%
Apollo Commercial Real Estate Finance, Inc. (f)	Financials	4.63%	6/15/2029	3,000	3,000	2,507	0.7%
AppLovin Corp. (b)	Media/Entertainment	S+3.10% (8.56%)	10/23/2028	8,843	8,829	8,843	2.3%
Ardagh Metal Packaging Finance USA, LLC	Paper & Packaging	3.25%	9/1/2028	2,000	1,654	1,748	0.5%
Artera Services, LLC (f)	Utilities	S+3.50% (8.95%)	3/6/2025	2,438	2,432	2,287	0.6%
Ascend Learning, LLC (f)	Education	S+3.50% (8.95%)	12/11/2028	4,975	4,696	4,882	1.3%
Ascensus Holidngs, Inc. (b)	Business Services	S+3.50% (8.97%)	8/2/2028	7,624	7,616	7,598	2.0%
Astoria Energy, LLC (f)	Utilities	S+3.50% (8.97%)	12/6/2027	1,856	1,856	1,860	0.5%
Asurion, LLC (b)	Business Services	S+3.25% (8.72%)	12/23/2026	4,874	4,822	4,858	1.3%
Athenahealth Group, Inc. (b)	Healthcare	S+3.25% (8.61%)	2/15/2029	12,820	12,759	12,750	3.4%
Athletico Management, LLC (f)	Healthcare	S+4.25% (9.75%)	2/15/2029	4,925	4,905	4,117	1.1%
Avaya Holdings Corp.	Technology	S+8.50% (13.86%) 7.00% PIK	8/1/2028	2,566	2,519	2,257	0.6%
Bally's Corp. (b) (f)	Gaming/Lodging	S+3.25% (8.93%)	10/2/2028	4,975	4,931	4,703	1.2%
Bella Holding Co., LLC (f)	Healthcare	S+3.75% (9.21%)	5/10/2028	4,987	4,962	4,944	1.3%
Blackstone CQP Holdco, LP (b) (f)	Industrials	S+3.00% (8.35%)	12/31/2030	9,416	9,412	9,428	2.5%
Cablevision Lightpath, LLC (f)	Telecom	3.88%	9/15/2027	2,000	1,949	1,759	0.5%
Carnival Corp.	Consumer	4.00%	8/1/2028	1,500	1,302	1,389	0.4%
Cirque Du Soleil Holding USA Newco, Inc. (f)	Media/Entertainment	S+4.25% (9.60%)	3/8/2030	3,473	3,442	3,456	0.9%
Citadel Securities, LP (b)	Financials	S+2.50% (7.97%)	7/29/2030	4,489	4,483	4,494	1.2%
CLP Health Services, Inc. (b)	Healthcare	S+4.25% (9.90%)	12/31/2026	12,653	12,622	12,390	3.3%
CNT Holdings I Corp. (f)	Consumer	S+3.50% (8.93%)	11/8/2027	3,403	3,404	3,407	0.9%
CommerceHub, Inc. (f)	Technology	S+4.00% (9.54%)	12/29/2027	8,825	8,826	8,333	2.2%
Community Care Health Network, LLC (b)	Healthcare	S+4.75% (10.22%)	2/17/2025	9,559	9,549	9,369	2.5%
Compass Power Generation, LLC (b)	Utilities	S+4.25% (9.72%)	4/16/2029	3,958	3,840	3,971	1.0%
Connect Finco SARL (f)	Telecom	S+3.50% (8.86%)	12/11/2026	7,385	7,398	7,380	1.9%
Connectwise, LLC (f)	Software/Services	S+3.50% (8.97%)	9/29/2028	6,860	6,841	6,836	1.8%
Conservice Midco, LLC (b)	Business Services	S+4.25% (9.71%)	5/13/2027	7,544	7,546	7,547	2.0%
Conterra Ultra Broadband, LLC (b)	Telecom	S+4.75% (10.21%)	4/30/2026	6,573	6,574	6,557	1.7%
Corelogic, Inc. (b)	Business Services	S+3.50% (8.97%)	6/2/2028	4,828	4,826	4,686	1.2%
Cushman & Wakefield US Borrower, LLC (f)	Financials	S+4.00% (9.36%)	1/31/2030	4,740	4,625	4,728	1.2%
Directv Financing, LLC (b)	Media/Entertainment	S+5.00% (10.65%)	8/2/2027	3,988	3,951	3,983	1.0%
Dish Dbs Corp. (f)	Cable	5.25%	12/1/2026	700	700	601	0.2%
Division Holding Corp. (b)	Business Services	S+4.75% (10.22%)	5/26/2028	8,564	8,564	8,478	2.2%
Dynasty Acquisition Co., Inc. (e)	Industrials	S+4.00% (9.36%)	8/24/2028	5,544	5,535	5,555	1.5%
Dynasty Acquisition Co., Inc. (e)	Industrials	S+4.00% (9.36%)	8/24/2028	2,376	2,372	2,381	0.6%
Edgewater Generation, LLC (b)	Utilities	S+3.75% (9.22%)	12/15/2025	4,896	4,763	4,797	1.3%
Entain Holdings Gibraltar, Ltd. (f)	Gaming/Lodging	S+3.50% (8.95%)	10/31/2029	504	499	504	0.1%
First Brands Group, LLC (f)	Consumer	S+5.00% (10.88%)	3/30/2027	2,494	2,475	2,469	0.7%
Flex Acquisition Company, Inc. (f)	Paper & Packaging	S+4.18% (9.63%)	4/13/2029	2,463	2,407	2,471	0.7%
Florida Food Products, LLC (f)	Food & Beverage	S+5.00% (10.47%)	10/18/2028	7,860	7,771	7,310	1.9%
Foley Products Co., LLC (b)	Industrials	S+4.75% (10.25%)	12/29/2028	2,554	2,533	2,557	0.7%
Frontier Communications Corp. (f)	Telecom	5.00%	5/1/2028	1,240	1,285	1,148	0.3%
Frontier Communications Corp. (b)	Telecom	S+3.75% (9.22%)	10/8/2027	12,934	12,918	12,853	3.4%
Galaxy US OpCo, Inc. (b) (f)	Software/Services	S+4.75% (10.13%)	4/30/2029	7,839	7,005	6,428	1.7%
Geon Performance Solutions, LLC (b)	Chemicals	S+4.75% (10.36%)	8/18/2028	4,611	4,584	4,599	1.2%
GIP Pilot Acquisition Partners, LP (b)	Energy	S+3.00% (8.39%)	10/4/2030	1,250	1,244	1,249	0.3%
Gordian Medical, Inc. (b)	Healthcare	S+6.25% (12.15%)	1/31/2027	10,839	10,790	6,882	1.8%
Green Energy Partners/Stonewall, LLC (f)	Utilities	S+6.00% (11.61%)	11/12/2026	4,000	3,780	4,000	1.1%
Greeneden U.S. Holdings I, LLC (b)	Software/Services	S+4.00% (9.47%)	12/1/2027	4,840	4,766	4,856	1.3%
GTCR W Merger Sub, LLC (b)	Financials	S+3.00% (8.33%)	9/20/2030	2,500	2,488	2,509	0.7%
GVC Holdings Gibraltar, Ltd. (f)	Gaming/Lodging	S+2.50% (7.95%)	3/29/2027	4,875	4,874	4,882	1.3%
HAH Group Holding Company, LLC (b)	Healthcare	S+5.00% (10.46%)	10/29/2027	722	722	722	0.2%
HAH Group Holding Company, LLC (b)	Healthcare	S+5.00% (10.46%)	10/29/2027	5,710	5,640	5,710	1.5%
Hamilton Projects Acquiror, LLC (f)	Utilities	S+4.50% (9.97%)	6/17/2027	4,475	4,458	4,489	1.2%
Hertz Corp. (b) (f)	Transportation	S+3.25% (8.72%)	6/30/2028	4,101	4,090	4,085	1.1%
Hertz Corp. (b) (f)	Transportation	S+3.25% (8.72%)	6/30/2028	793	791	790	0.2%
Hexion Holdings Corp. (f)	Chemicals	S+4.50% (10.02%)	3/15/2029	2,494	2,381	2,391	0.6%

4

FBLC Senior Loan Fund LLC
Consolidated Schedule of Investments (continued)
(dollars in thousands)
December 31, 2023

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal /Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
HireRight, Inc. (b)	Business Services	S+4.00% (9.36%)	9/27/2030	$ 5,133	$ 5,058	$ 5,111	1.3%
Hudson River Trading, LLC (b)	Financials	S+3.00% (8.47%)	3/20/2028	5,337	5,287	5,313	1.4%
ICP Industrial, Inc. (f)	Chemicals	S+3.75% (9.36%)	12/29/2027	6,110	6,102	4,897	1.3%
IDERA, Inc. (f)	Technology	S+3.75% (9.28%)	3/2/2028	6,842	6,845	6,798	1.8%
Jack Ohio Finance, LLC (f)	Gaming/Lodging	S+4.75% (10.22%)	10/4/2028	3,916	3,902	3,848	1.0%
Jane Street Group, LLC (f)	Financials	4.50%	11/15/2029	7,000	6,652	6,533	1.7%
Jump Financial, LLC (b)	Financials	S+4.50% (10.11%)	8/7/2028	7,343	7,251	7,270	1.9%
Kingpin Intermediate Holdings, LLC (f)	Consumer	S+3.50% (8.86%)	2/8/2028	2,105	2,071	2,102	0.6%
Kissner Milling Co., Ltd. (f)	Industrials	4.88%	5/1/2028	2,000	1,940	1,883	0.5%
Kuehg Corp. (f)	Education	S+5.00% (10.35%)	6/12/2030	4,988	4,738	5,003	1.3%
LABL, Inc. (b)	Paper & Packaging	S+5.00% (10.46%)	10/30/2028	3,920	3,875	3,751	1.0%
LifePoint Health, Inc. (f)	Healthcare	4.38%	2/15/2027	2,000	2,000	1,851	0.5%
LifePoint Health, Inc. (b)	Healthcare	S+5.50% (11.17%)	11/16/2028	4,872	4,758	4,851	1.3%
Lightstone Holdco, LLC (f)	Utilities	S+5.75% (11.13%)	1/29/2027	666	610	632	0.2%
Lightstone Holdco, LLC (f)	Utilities	S+5.75% (11.13%)	1/29/2027	11,770	10,783	11,169	2.9%
Liquid Tech Solutions Holdings, LLC (b) (f)	Industrials	S+4.75% (10.22%)	3/20/2028	10,010	9,974	10,010	2.6%
Luxembourg Investment Co., 428 SARL (b)	Chemicals	S+5.00% (10.43%)	1/3/2029	3,686	3,659	2,415	0.6%
Madison IAQ, LLC (f)	Industrials	4.13%	6/30/2028	2,000	1,987	1,825	0.5%
Max US Bidco, Inc. (b)	Food & Beverage	S+5.00% (10.35%)	10/3/2030	5,000	4,760	4,658	1.2%
Medallion Midland Acquisition, LP (f)	Energy	S+3.50% (8.86%)	10/18/2028	5,530	5,505	5,545	1.5%
MH Sub I, LLC (b)	Business Services	S+4.25% (9.61%)	5/3/2028	4,975	4,861	4,883	1.3%
Michael Baker International, LLC (b)	Industrials	S+5.00% (10.47%)	12/1/2028	3,267	3,243	3,259	0.9%
MPH Acquisition Holdings, LLC (f)	Healthcare	5.50%	9/1/2028	2,000	1,993	1,783	0.5%
MPH Acquisition Holdings, LLC (b)	Healthcare	S+4.25% (9.90%)	9/1/2028	4,888	4,816	4,699	1.2%
MYOB US Borrower, LLC (f)	Business Services	S+4.00% (9.36%)	5/6/2026	5,355	5,347	5,315	1.4%
National Mentor Holdings, Inc. (f)	Healthcare	S+3.75% (9.20%)	3/2/2028	150	149	136	0.0%
National Mentor Holdings, Inc. (b) (f)	Healthcare	S+3.75% (9.21%)	3/2/2028	4,357	4,339	3,943	1.0%
Nexus Buyer, LLC (f)	Financials	S+4.50% (9.86%)	12/13/2028	2,000	1,940	1,981	0.5%
Nexus Buyer, LLC (f)	Financials	S+3.75% (9.21%)	11/9/2026	8,441	8,259	8,338	2.2%
Northriver Midstream Finance, LP	Energy	5.63%	2/15/2026	1,000	947	969	0.3%
Nouryon Finance B.V. (e) (f)	Chemicals	S+4.00% (9.47%)	4/3/2028	4,586	4,551	4,599	1.2%
Omnia Partners, LLC (f)	Business Services	S+4.25% (9.63%)	7/25/2030	3,748	3,711	3,769	1.0%
Omnia Partners, LLC (f)	Business Services	S+4.25%	7/25/2030		(2)	2	0.0%
Oscar AcquisitionCo, LLC (f)	Industrials	S+4.50% (9.95%)	4/30/2029	2,494	2,447	2,466	0.6%
Paysafe Finance, PLC (f)	Software/Services	4.00%	6/15/2029	400	400	355	0.1%
Peraton Corp. (b)	Industrials	S+3.75% (9.21%)	2/1/2028	4,960	4,928	4,966	1.3%
PG&E Corp. (f)	Utilities	S+2.50% (7.86%)	6/23/2027	2,140	2,129	2,140	0.6%
PODS, LLC (f)	Paper & Packaging	S+3.00% (8.47%)	3/31/2028	4,274	4,064	4,176	1.1%
Polaris Newco, LLC (f)	Business Services	S+4.00% (9.47%)	6/2/2028	2,980	2,841	2,936	0.8%
Power Stop, LLC (f)	Transportation	S+4.75% (10.21%)	1/26/2029	3,517	3,485	3,071	0.8%
PRA Health Sciences, Inc.	Healthcare	2.88%	7/15/2026	500	454	469	0.1%
Project Accelerate Parent, LLC (e)	Technology	S+4.25% (9.90%)	1/2/2025	15,775	15,777	15,735	4.1%
Proofpoint, Inc. (b)	Software/Services	S+3.25% (8.72%)	8/31/2028	6,372	6,328	6,366	1.7%
Protective Industrial Products, Inc. (b)	Industrials	S+4.00% (9.47%)	12/29/2027	8,943	8,908	8,474	2.2%
Pug, LLC (f)	Media/Entertainment	S+3.50% (8.97%)	2/12/2027	4,861	4,784	4,774	1.3%
Quikrete Holdings, Inc. (f)	Industrials	S+2.75% (8.22%)	3/19/2029	7,860	7,860	7,880	2.1%
RealPage, Inc. (f)	Software/Services	S+3.00% (8.47%)	4/24/2028	4,987	4,881	4,942	1.3%
Renaissance Holding Corp. (f)	Software/Services	S+4.75% (10.11%)	4/8/2030	1,995	1,993	2,000	0.5%
Resolute Investment Managers, Inc.	Financials	S+6.50% (11.85%)	4/30/2027	2,458	2,458	2,458	0.6%
Restoration Hardware, Inc. (f)	Retail	S+2.50% (7.97%)	10/20/2028	2,494	2,400	2,421	0.6%
Roper Industrial Products Investment Co., LLC (f)	Industrials	S+4.00% (9.35%)	11/22/2029	7,553	7,373	7,564	2.0%
RXB Holdings, Inc. (f)	Healthcare	S+4.50% (9.97%)	12/20/2027	10,000	10,015	9,933	2.6%
S&S Holdings, LLC (f)	Consumer	S+5.00% (10.50%)	3/13/2028	6,808	6,662	6,639	1.7%
Safe Fleet Holdings, LLC (b)	Industrials	S+3.75% (9.21%)	2/23/2029	7,369	7,332	7,380	1.9%
Safety Products/JHC Acquisition Corp. (b)	Industrials	S+4.50% (9.95%)	6/28/2026	919	884	901	0.2%
Safety Products/JHC Acquisition Corp. (b) (f)	Industrials	S+4.50% (9.95%)	6/28/2026	17,004	16,522	16,558	4.4%
Schenectady International Group, Inc. (b)	Chemicals	S+4.75% (10.24%)	10/15/2025	11,584	11,568	7,842	2.1%
Sierra Enterprises, LLC (b)	Food & Beverage	S+6.75% (12.13%) 4.25% PIK	5/10/2027	5,060	4,976	4,605	1.2%
SK Neptune Husky Finance SARL (b)	Chemicals	S+10.00% (15.65%)	4/30/2024	647	625	624	0.2%
Sotera Health Holdings, LLC (f)	Healthcare	S+3.75% (9.11%)	12/14/2026	4,219	4,113	4,216	1.1%
Staples, Inc. (b)	Business Services	S+5.00% (10.46%)	4/16/2026	4,848	4,815	4,579	1.2%
Surgery Center Holdings, Inc. (f)	Healthcare	S+3.50% (8.86%)	12/19/2030	400	396	401	0.1%
Team Health Holdings, Inc. (e) (f)	Healthcare	S+5.25% (10.63%)	3/2/2027	5,372	4,560	4,066	1.1%
Tecta America Corp. (f)	Industrials	S+4.00% (9.47%)	4/10/2028	8,863	8,844	8,874	2.3%
TransDigm, Inc. (f)	Industrials	S+3.25% (8.60%)	2/14/2031	6,000	5,986	6,023	1.6%
Traverse Midstream Partners, LLC (b)	Energy	S+3.75% (9.24%)	2/16/2028	13,054	13,040	13,048	3.4%
Triton Water Holdings, Inc. (f)	Food & Beverage	S+3.25% (8.86%)	3/31/2028	7,313	7,300	7,236	1.9%
Truck Hero, Inc. (f)	Transportation	S+5.00% (10.47%)	1/31/2028	1,500	1,463	1,493	0.4%
Truck Hero, Inc. (f)	Transportation	S+3.50% (8.97%)	1/31/2028	3,454	3,364	3,400	0.9%
UKG, Inc. (f)	Technology	S+4.50% (9.99%)	5/4/2026	3,576	3,497	3,585	0.9%
Ultimate Software Group, Inc. (f)	Technology	S+3.75% (9.23%)	5/4/2026	1,191	1,171	1,193	0.3%
United Airlines, Inc. (f)	Transportation	S+3.75% (9.22%)	4/21/2028	2,959	2,950	2,966	0.8%

5

FBLC Senior Loan Fund LLC
Consolidated Schedule of Investments (continued)
(dollars in thousands)
December 31, 2023

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal /Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
United Airlines, Inc. (f)	Transportation	4.63%	4/15/2029	$ 500	$ 448	$ 469	0.1%
University Support Services, LLC (f)	Education	S+3.25% (8.71%)	2/12/2029	4,900	4,884	4,895	1.3%
Urban One, Inc. (f)	Media/Entertainment	7.38%	2/1/2028	5,000	5,116	4,235	1.1%
US Anesthesia Partners, Inc. (f)	Healthcare	S+4.25% (9.71%)	10/2/2028	3,556	3,160	3,241	0.9%
Venga Finance SARL (b)	Telecom	S+4.75% (10.40%)	6/28/2029	3,950	3,844	3,913	1.0%
Venture Global Calcasieu Pass, LLC	Energy	3.88%	8/15/2029	2,000	1,673	1,816	0.5%
Vyaire Medical, Inc. (f)	Healthcare	S+4.75% (10.41%)	4/16/2025	7,277	6,766	5,264	1.4%
WaterBridge Midstream Operating, LLC (b)	Energy	S+5.75% (11.39%)	6/19/2026	13,011	12,404	13,012	3.4%
Watlow Electric Manufacturing, Co. (b)	Industrials	S+3.75% (9.40%)	3/2/2028	4,903	4,888	4,896	1.3%
WCG Purchaser Corp. (f)	Healthcare	S+4.00% (9.47%)	1/8/2027	4,974	4,929	4,979	1.3%
Western Dental Services, Inc. (f)	Healthcare	S+4.50% (10.15%)	8/18/2028	8,893	8,888	5,431	1.4%
Western Dental Services, Inc. (f)	Healthcare	S+4.50% (10.15%)	8/18/2028	908	908	554	0.1%
Wilsonart, LLC (b)	Consumer	S+3.25% (8.70%)	12/31/2026	7,300	7,297	7,309	1.9%
Windsor Holdings III, LLC (f)	Chemicals	S+4.50% (9.84%)	8/1/2030	3,310	3,246	3,328	0.9%
WMG Acquisition Corp.	Media/Entertainment	3.00%	2/15/2031	2,000	1,580	1,720	0.5%
Zayo Group Holdings, Inc. (f)	Telecom	S+3.00% (8.47%)	3/9/2027	6,500	5,545	5,564	1.5%
Subtotal Senior Secured First Lien Debt					$ 801,319	$ 778,934	205.1%
Senior Secured Second Lien Debt							
American Rock Salt Company, LLC (b)	Chemicals	S+7.25% (12.72%)	6/11/2029	1,943	1,924	1,749	0.5%
Asurion, LLC (b) (f)	Business Services	S+5.25% (10.72%)	1/31/2028	9,632	9,404	9,158	2.4%
Edelman Financial Center, LLC (b) (e)	Financials	S+6.75% (12.22%)	7/20/2026	7,972	7,932	7,962	2.1%
IDERA, Inc. (b) (e)	Technology	S+6.75% (12.28%)	3/2/2029	1,545	1,494	1,475	0.4%
Subtotal Senior Secured Second Lien Debt					$ 20,754	$ 20,344	5.4%
Collateralized Securities							
Collateralized Securities - Debt Investment							
AIG CLO, Ltd. 21-1A F	Diversified Investment Vehicles	S+6.90% (12.57%)	4/22/2034	1,410	1,298	1,170	0.3%
Battalion CLO, Ltd. 21-17A F	Diversified Investment Vehicles	S+7.50% (13.18%)	3/9/2034	1,224	1,142	935	0.2%
Carlyle GMS CLO, 16-3A FRR	Diversified Investment Vehicles	S+8.60% (14.28%)	7/20/2034	2,100	1,995	1,680	0.4%
Covenant Credit Partners CLO, Ltd. 17 1A E	Diversified Investment Vehicles	S+6.45% (12.11%)	10/15/2029	2,500	2,321	2,231	0.6%
Eaton Vance CDO, Ltd. 15-1A FR	Diversified Investment Vehicles	S+7.97% (13.65%)	1/20/2030	2,000	1,782	1,543	0.4%
Elevation CLO, Ltd. 13-1A D2	Diversified Investment Vehicles	S+7.65% (13.29%)	8/15/2032	2,000	1,966	1,941	0.5%
Fortress Credit BSL, Ltd. 22-1A E	Diversified Investment Vehicles	S+8.15% (13.56%)	10/23/2034	1,000	982	948	0.2%
Great Lakes CLO, Ltd. 21-6A E	Diversified Investment Vehicles	S+8.03% (13.69%)	1/15/2034	5,150	4,966	4,711	1.2%
Greywolf CLO, Ltd. 20-3RA ER	Diversified Investment Vehicles	S+9.00% (14.41%)	4/15/2033	1,000	887	821	0.2%
Hayfin Kingsland XI, Ltd. 19-2A ER	Diversified Investment Vehicles	S+7.72% (13.40%)	10/20/2034	2,500	2,433	2,390	0.6%
Highbridge Loan Management, Ltd. 11A-17 E	Diversified Investment Vehicles	S+6.10% (11.75%)	5/6/2030	3,000	2,746	2,504	0.7%
Jamestown CLO, Ltd. 22-18A E	Diversified Investment Vehicles	S+7.87% (13.25%)	7/25/2035	3,000	2,745	2,876	0.8%
KKR Financial CLO, Ltd. 15 FR	Diversified Investment Vehicles	S+8.50% (14.16%)	1/18/2032	2,000	1,906	1,569	0.4%
LCM, Ltd. Partnership 16A ER2	Diversified Investment Vehicles	S+6.38% (12.04%)	10/15/2031	2,500	2,312	2,089	0.6%
Marble Point CLO, Ltd. 20-1A E	Diversified Investment Vehicles	S+6.82% (12.50%)	4/20/2033	4,500	4,412	4,213	1.1%
Medalist Partners Corporate Finance CLO, Ltd. 21-1A D	Diversified Investment Vehicles	S+7.48% (13.16%)	10/20/2034	3,000	2,867	2,748	0.7%
Northwoods Capital, Ltd. 17-15A ER	Diversified Investment Vehicles	S+7.64% (13.27%)	6/20/2034	3,000	2,929	2,769	0.7%
Ocean Trails CLO 22-12A E	Diversified Investment Vehicles	S+8.11% (13.53%)	7/20/2035	3,460	3,198	3,322	0.9%
OCP CLO, Ltd. 14-5A DR	Diversified Investment Vehicles	S+5.70% (11.34%)	4/26/2031	2,200	2,098	1,936	0.5%
OZLM, Ltd. 16-15A DR	Diversified Investment Vehicles	S+6.75% (12.43%)	4/20/2033	2,000	1,915	1,738	0.5%
Palmer Square CLO, Ltd. 21-4A F	Diversified Investment Vehicles	S+7.66% (13.32%)	10/15/2034	1,500	1,433	1,298	0.3%
Saranac CLO, Ltd. 20-8A E	Diversified Investment Vehicles	S+8.12% (13.75%)	2/20/2033	1,455	1,443	1,315	0.3%
Sculptor CLO, Ltd. 27A E	Diversified Investment Vehicles	S+7.05% (12.73%)	7/20/2034	1,500	1,461	1,372	0.4%
Sound Point CLO, Ltd. 17-1A E	Diversified Investment Vehicles	S+5.96% (11.63%)	1/23/2029	4,000	3,684	3,310	0.9%
Sound Point CLO, Ltd. 17-2A E	Diversified Investment Vehicles	S+6.10% (11.74%)	7/25/2030	2,400	2,122	1,701	0.4%
Sound Point CLO, Ltd. 18-3A D	Diversified Investment Vehicles	S+5.79% (11.43%)	10/26/2031	1,000	914	726	0.2%
Symphony CLO, Ltd. 2012-9A ER2	Diversified Investment Vehicles	S+6.95% (12.61%)	7/16/2032	3,000	2,799	2,600	0.7%
Trimaran CAVU 2021-2A, Ltd. 21-2A E	Diversified Investment Vehicles	S+7.20% (12.84%)	10/25/2034	3,000	2,948	2,746	0.7%
Trysail CLO, Ltd. 21-1A E	Diversified Investment Vehicles	S+7.38% (13.06%)	7/20/2032	1,500	1,452	1,412	0.4%
Venture CDO, Ltd. 16-23A ER2	Diversified Investment Vehicles	S+7.55% (13.21%)	7/19/2034	3,000	2,921	2,568	0.7%
Venture CDO, Ltd. 16-25A E	Diversified Investment Vehicles	S+7.20% (12.88%)	4/20/2029	2,000	1,955	1,668	0.5%
Venture CDO, Ltd. 20-39A E	Diversified Investment Vehicles	S+7.63% (13.29%)	4/15/2033	4,995	4,964	4,628	1.2%
Venture CLO 43, Ltd. 21-43A E	Diversified Investment Vehicles	S+7.15% (12.81%)	4/15/2034	3,000	2,922	2,548	0.7%
Wind River CLO, Ltd. 14-2A FR	Diversified Investment Vehicles	S+7.87% (13.53%)	1/15/2031	3,000	2,568	1,897	0.6%
Zais CLO 13, Ltd. 19-13A D1	Diversified Investment Vehicles	S+4.52% (10.18%)	7/15/2032	3,000	2,761	2,759	0.7%
Subtotal Collateralized Securities					$ 83,247	$ 76,682	20.2%

6

FBLC Senior Loan Fund LLC Consolidated Schedule of Investments (continued) (dollars in thousands) December 31, 2023 7 Portfolio Company (d) Industry Investment Coupon Rate (a) Maturity Principal /Shares Amortized Cost Fair Value % of Members' Capital (c) Equity/Other Avaya Holdings Corp. Technology 88$ 1,244$ 616$ 0.2% Avaya Holdings Corp. Technology 17 244 121 0.0% Resolute Investment Managers, Inc. Financials 30 1,286 991 0.2% Subtotal Equity/Other 2,774$ 1,728$ 0.4% TOTAL INVESTMENTS 908,094$ 877,688$ 231.1% (a) The majority of the investments bear interest at a rate that may be determined by reference to Secured Overnight Financing Rate ("SOFR" or "S") which reset daily, monthly, quarterly, or semiannually. For each, the Company has provided the spread over the relevant reference rate the current interest rate in effect at December 31, 2023. Certain investments are subject to reference rate floors. For fixed rate loans, a spread above a reference rate is not applicable. For floating rate securities, the all-in rate is disclosed within parentheses. (b) The Company's investment or a portion thereof is pledged as collateral under the BAML Credit Facility. Individual investments can be divided into parts which are pledged to separate credit facilities. (c) Percentages are based on members' capital as of December 31, 2023. (d) The Company has various unfunded commitments to portfolio companies. (e) The Company’s investment or a portion thereof is held through a total return swap agreement with J.P. Morgan. (f) The Company's investment or a portion thereof is pledged as collateral under the CIBC Credit Facility. Individual investments can be divided into parts which are pledged to separate credit facilities.

FBLC Senior Loan Fund LLC Consolidated Statement of Operations (dollars in thousands) For the year ended December 31, 2023 8 Investment income: Interest from investments 92,522$ Interest from cash and cash equivalents 3,141 Total interest income 95,663 Fee and other income 354 Total investment income 96,017 Operating expenses: Interest and credit facility financing expenses 41,603 Other general and administrative 1,461 Professional fees 943 Total expenses 44,007 Net investment income 52,010 Realized and unrealized gain on investments: Net realized loss from investments (9,782) Net change in unrealized depreciation on investments 37,193 Realized loss on extinguishment of debt (630) Net realized and unrealized gain on investments and extinguishment of debt 26,781 Net increase in members' capital resulting from operations 78,791$

FBLC Senior Loan Fund LLC Consolidated Statement of Changes in Members’ Capital (dollars in thousands) For the year ended December 31, 2023 9 Balance, December 31, 2022 335,441$ Distributions (34,515) Net investment income 52,010 Net realized loss from investments (9,782) Net change in unrealized depreciation on investments 37,193 Realized loss on extinguishment of debt (630) Balance, December 31, 2023 379,717$

FBLC Senior Loan Fund LLC Consolidated Statement of Cash Flows (dollars in thousands) For the year ended December 31, 2023 10 Cash flows from operating activities: Net increase in members' capital from operations 78,791$ Adjustments to reconcile net increase in members' capital from operations to net cash provided by operating activities: Net realized loss from investments 9,782 Net change in unrealized depreciation on investments (37,193) Realized loss on extinguishment of debt 630 Payment-in-kind interest income (380) Purchases of investments (248,777) Proceeds from principal repayments and sales of investments 235,875 Net accretion of discounts and amortization of premiums (2,230) Amortization of deferred financing costs 811 (Increase) decrease in operating assets: Interest receivable (1,538) Receivable for unsettled trades (17,270) Cash collateral on deposit with custodian 6,250 Prepaid expenses and other assets 19 Increase (decrease) in operating liabilities: Payable for unsettled trades 26,265 Interest and credit facility fees payable (1,406) Accounts payable and accrued expenses 1 Net cash provided by operating activities 49,630 Cash flows from financing activities: Borrowings on revolving credit facility 305,000 Repayments on revolving credit facility (372,050) Distributions, net of change in distribution payable (34,515) Payment of deferred financing costs (1,653) Net cash used in financing activities (103,218) Net decrease in cash (53,588) Cash, beginning of year 75,265 Cash, end of year 21,677$ Supplemental disclosure of cash flow information: Cash interest paid during the year 42,198$ Supplemental disclosure of non-cash flow information: Secured borrowings (20,940)$

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements For the year ended December 31, 2023 11 Note 1. Organization FBLC Senior Loan Fund LLC, (the “Company”), a Delaware limited liability company, was formed on December 7, 2020, under and pursuant to the Limited Liability Company Act of the State of Delaware (the “Act”) upon the filing of the Certificate of Formation in the office of the Secertary of State of the State of Delaware. The Company accepted its first capital commitments and commenced operations on January 20, 2021. Pursuant to the Company’s Limited Liability Company Agreement (the “Agreement”), the purpose and business of the Company shall be (i) to make investments, either directly or indirectly through subsidiaries or other persons, in portfolio companies primarily through senior secured loans, and to a lesser extent, mezzanine loans, unsecured loans, bonds and equity of predominantly private U.S. middle-market companies, including broadly syndicated loans, and (ii) to engage in any other lawful acts or activities as the Company’s board of managers (the “Board”) deems reasonably necessary or advisable for which limited liability companies may be organized under the Act. The Company’s members are Franklin BSP Lending Corporation (“FBLC”) and Cliffwater Corporate Lending Fund (“CCLF”, collectively the “Members”). FBLC and CCLF each appoint two members to the four‐person Board. All material decisions with respect to the Company, including those involving its investment portfolio, require unanimous approval of a quorum of the Board. Quorum is defined as (i) the presence of two members of the Board; provided that at least one individual is present that was elected, designated or appointed by each member; (ii) the presence of three members of the Board; provided that the individual that was elected, designated or appointed by the member with only one individual present shall be entitled to cast two votes on each matter; and (iii) the presence of four members of the Board; provided that two individuals are present that were elected, designated or appointed by each member. On January 20, 2021, the Company entered into an Administrative and Loan Servicing Agreement (the “Administrative Agreement”) with Benefit Street Partners, LLC, a Delaware limited liability company (the “Administrator”), to perform certain duties as described in the Administrative Agreement. The Company has the ability to organize, acquire, transfer, or otherwise dispose of interests in subsidiaries or alternative investment vehicles. The Company utilizes three subsidiaries: BDCA-CB Funding, LLC (“CB Funding”), a Delaware limited liability company, BDCA SLF Funding LLC (“SLF Funding”), a Delaware limited liability company, and SLF Boylston Funding, LLC (“SLF Boyston Funding”), a Delaware limited liability company (collectively, the “Subsidiaries”). Note 2. Significant Accounting Policies Basis of presentation: The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”). The Company qualifies as an investment company, as defined in FASB ASC Topic 946, Financial Services — Investment Companies (“ASC Topic 946”), and therefore is applying specialized accounting and reporting guidance in ASC Topic 946. Use of estimates: The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Valuation of investments: The Company applies fair value to its investments in accordance with ASC Topic 820 — Fair Value Measurements and Disclosure (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework used to measure fair value and requires disclosures for fair value measurements, including the categorization of financial instruments into a three-level hierarchy based on the transparency of valuation inputs. See Note 3 for further discussion regarding the Company’s fair value measurements and hierarchy. Consolidation: For reporting purposes, the consolidated financial statements of the Company include the accounts of the Company and the Subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation. Investment income: Investment transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Discounts and premiums on investments purchased are accreted/amortized over the expected life of the respective investment using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion of discount and amortization of premium on investments.

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements (continued) For the year ended December 31, 2023 12 Investments may be placed on non-accrual status when principal or interest payments are past due and/or when there is reasonable doubt that principal or interest will be collected. Accrued interest which may include un-capitalized PIK interest is generally reversed when an investment is placed on non-accrual status. Previously capitalized PIK interest is not reversed when an investment is placed on non-accrual status. Interest payments received on non-accrual investments may be recognized as income or applied to principal depending upon management's judgment of the ultimate outcome. Non-accrual investments are restored to accrual status when past due principal and interest is paid and, in management's judgment, are likely to remain current. Investment transactions: Investment transactions are recorded on a trade-date basis. Realized gains or losses are calculated using the first-in, first-out method. Interest and expenses are recorded on the accrual basis of accounting. Dividend income is recorded on the ex-dividend date, net of withholding taxes, if applicable. Realized gains and losses on the sale of investment securities are calculated based upon the difference between the total sales proceeds and the cost basis of the specific security sold. Changes in the fair value of investments, as determined by the Company through the application of the Company’s valuation policy, are included as net change in unrealized gain (loss) on investments on the Consolidated Statement of Operations. Deferred financing costs: Deferred financing costs represent fees and other direct incremental costs incurred in connection with the Company’s borrowings. As of December 31, 2023, the Company had unamortized deferred financing costs of $1,695,379 presented as a direct reduction of the carrying amount of debt on the Consolidated Statement of Assets, Liabilities, and Members’ Capital. These amounts are amortized and included in interest and credit facility financing expenses on the Consolidated Statement of Operations over the estimated average life of the borrowings. Amortization of deferred financing costs for the year ended December 31, 2023 was $810,910. Cash and cash equivalents: The Company deposits its cash in a financial institution and at times, such balances may be in excess of the Federal Deposit Insurance Corporation insurance limits; however, the Company does not believe it is exposed to any significant credit risk. The Company considers all short-term liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. Income taxes: As the Company is a limited liability company and is treated as a partnership for tax purposes, it is not liable for federal or state income taxes and accordingly, no tax provision (benefit) for federal and state income taxes is made with respect to the Company’s taxable income or loss. The Members of the Company are each responsible for the federal and state tax liability or benefit related to his or her distributable share of taxable income or loss of the Company allocated pursuant to the terms of the Agreement. The Company is subject to the provisions of ASC 740, Income Taxes. This standard establishes consistent thresholds as it relates to accounting for income taxes. It defines the threshold for recognizing the benefits of tax-return positions in the consolidated financial statements as “more-likely-than-not” to be sustained by the taxing authority and requires measurement of a tax position meeting the more-likely-than-not criterion, based on the largest benefit that is more than 50% likely to be realized. The Company has analyzed its inventory of tax positions taken with respect to all applicable income tax issues for all open tax years (in each respective jurisdiction) and has concluded that no provision for income tax is required in the Company’s consolidated financial statements. The Company recognizes interest and penalties accrued, if any, related to unrecognized tax benefits in interest expense. No interest expense or penalties have been assessed for the year ended December 31, 2023. In general, the Company’s tax positions for open tax years remain subject to examination by the tax authorities in the jurisdictions in which the Company operates. Note 3. Fair Value of Financial Instruments The Company values all investments in accordance with ASC Topic 820. ASC Topic 820 requires disclosures about assets and liabilities that are measured and reported at fair value. As defined in ASC Topic 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation models involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the assets or liabilities and the assets’ or liabilities’ complexity.

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements (continued) For the year ended December 31, 2023 13 ASC Topic 820 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability of inputs used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value. Based on the observability of the inputs used in the valuation techniques, the Company is required to provide disclosures on fair value measurements according to the fair value hierarchy. The fair value hierarchy ranks the observability of the inputs used to determine fair values. Investments carried at fair value are classified and disclosed in one of the following three categories: • Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date. • Level 2 — Valuations based on inputs other than quoted prices in active markets, including quoted prices for similar assets or liabilities, which are either directly or indirectly observable. • Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement. This includes situations where there is little, if any, market activity for the assets or liabilities. The inputs into the determination of fair value are based upon the best information available and may require significant management judgment or estimation. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an asset’s categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Valuation process: The Company establishes valuation processes and procedures to ensure that the valuation techniques utilized are fair, consistent, and verifiable. The Board oversees the valuation process of the Company’s investments performed by the Administrator. Valuations are required to be supported by market data, industry accepted third-party pricing models, or other methods the Board deems to be appropriate. The valuation process begins with each investment being initially evaluated and rated by the investment professionals of the Administrator responsible for the credit monitoring of the portfolio investment. The Company may base its valuation on indicative bid and ask prices provided by an independent third-party pricing service. For loans where indicative prices are not available from an independent third-party pricing service, the Administrator will engage one or more independent valuation firm(s) to provide independent appraisals of investments for which market quotations are not readily available. The investment professionals responsible for the portfolio investment, the Administrator’s valuation team and the Board review and supplement the valuation recommendations from the independent valuation firm(s). Investments for which market quotations are readily available on an exchange are valued at the reported closing price on the valuation date. The Company may also obtain quotes with respect to certain of the Company's investments from pricing services or brokers or dealers in order to value assets. When doing so, the Company determines whether the quote obtained is readily available according to U.S. GAAP to determine the fair value of the security. If determined to be readily available, the Company uses the quote obtained. Investments without a readily available market quotation are primarily valued using a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in fair value pricing our investments include, as relevant: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements (continued) For the year ended December 31, 2023 14 protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, and enterprise values, among other factors. When available, broker quotations and/or quotations provided by pricing services are considered as an input in the valuation process. Fair Value Disclosures: The following table presents the fair value measurements, by major class, as of December 31, 2023, according to the fair value hierarchy: There were no significant changes in valuation approach or technique as of December 31, 2023. The table below reflects the purchases of the Company’s assets classified as Level 3 during the year ended December 31, 2023: Transfers between levels of the fair value hierarchy are recognized at the beginning of the reporting period. Transfers of investments into or out of Level 3 were due to the current assessment of investment liquidity and observable market inputs. Significant Unobservable Inputs: ASC Topic 820 requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. Disclosure of this information is not required in circumstances where a valuation (unadjusted) is obtained from a third-party pricing service and the information regarding the unobservable inputs is not reasonably available to the Company and as such, the disclosures provided below exclude those investments valued in that manner. The table below is not intended to be all-inclusive, but rather to provide information on significant unobservable inputs and valuation techniques used by the Company. (dollars in thousands) Description Level 1 Level 2 Level 3 Total Senior Secured First Lien Debt -$ 720,424$ 58,510$ 778,934$ Senior Secured Second Lien Debt - 17,120 3,224 20,344 Collateralized Securities - - 76,682 76,682 Equity/Other 737 - 991 1,728 Total investments 737$ 737,544$ 139,407$ 877,688$ Fair Value Measurements Purchases Transfers Into Level 3 Transfers (Out) of Level 3 INVESTMENTS Senior Secured First Lien Debt 6,238$ 9,557$ (82,356)$ Senior Secured Second Lien Debt - - - Collateralized Securities - - - Equity/Other 1,286 - - Total investments 7,524$ 9,557$ (82,356)$

FBLC Senior Loan Fund LLC
Notes to Consolidated Financial Statements (continued)
For the year ended December 31, 2023

The valuation techniques and significant unobservable inputs used in recurring Level 3 fair value measurements of assets as of December 31, 2023, were as follows:

(dollars in thousands)

Asset Category	Fair Value	Primary Valuation Technique	Unobservable Inputs	Range Minimum	Range Maximum	Weighted Average (a)
Senior Secured First Lien Debt	11,755	Waterfall Analysis	EBITDA Multiple	5.15x	7.25x	6.09x
Senior Secured First Lien Debt	46,755	Yield Analysis	Market Yield	9.07%	12.78%	10.19%
Senior Secured Second Lien Debt	3,224	Yield Analysis	Market Yield	12.42%	14.53%	13.57%
Collateralized Securities	76,682	Yield Analysis	Discount Rate	6.80%	15.62%	10.53%
Equity/Other (b)	991	Waterfall Analysis	EBITDA Multiple	7.25x	7.25x	7.25x
Total Level 3 Assets	$ 139,407					

(a) Weighted averages are calculated based on fair value of investments.
(b) This asset category contains one investment.

The income and market approaches were used in the determination of fair value of certain Level 3 assets as of December 31, 2023. The significant unobservable inputs used in the income approach are the discount rate or market yield used to discount the estimated future cash flows expected to be received from the underlying investment, which include both future principal and interest payments. An increase in the discount rate or market yield would result in a decrease in the fair value. Included in the consideration and selection of discount rates is risk of default, rating of the investment, call provisions and comparable company investments. The significant unobservable inputs used in the market approach are based on market comparable transactions and market multiples of publicly traded comparable companies. Changes in these inputs in isolation may result in a significantly higher or lower fair value measurement of the respective subject instrument.

Valuations of loans, corporate debt, and other debt obligations are generally based on discounted cash flow techniques, for which the significant inputs are the amount and timing of expected future cash flows, market yields and recovery assumptions. The significant inputs are generally determined based on relative value analysis, which incorporate comparisons to other debt instruments for which observable prices or broker quotes are available. Other valuation methodologies are used as appropriate including market comparables, transactions in similar instruments and recovery/liquidation analysis. The Company also considers the use of EBITDA multiples, revenue multiples, tangible net asset value multiples, TBV multiples, and other relevant multiples on its debt and equity investments to determine any credit gains or losses in certain instances. Changes in these inputs in isolation may result in a significantly higher or lower fair value measurement of the respective subject instrument.

Note 4. Borrowings

Citi Revolving Credit Facility: CB Funding entered into a senior secured revolving credit facility with Citibank, N.A. (the "Citi Facility") on January 20, 2021. The Citi Facility was terminated on June 15, 2023. Deferred financing costs totaling $629,785 were realized as loss on extinguishment of debt.

The maximum amount CB Funding was able to borrow from the Citi Facility was $400,000,000. Borrowings under the Citi Facility bore interest at an annual rate of LIBOR plus 1.60% per annum. In addition to the stated interest rate on borrowings, CB Funding was required to pay an unused commitment fee of (i) 1.25% per annum on any unused portion of the Citi Facility when the outstanding borrowings were less than 75% of the facility amount, and (ii) 0.75% per annum on any unused portion of the Citi Facility when the outstanding borrowings were equal to or greater than 75% of the facility amount. Interest expense and unused commitment fees under the facility totaled $9,175,979 for the year ended December 31, 2023, and were included within interest and credit facility financing expenses on the Consolidated Statement of Operations.

15

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements (continued) For the year ended December 31, 2023 16 CIBC Revolving Credit Facility: SLF Funding entered into a senior secured revolving credit facility with Canadian Imperial Bank of Commerce, as agent, on July 2, 2021 (the “CIBC Facility”). The maximum amount SLF Funding is able to borrow from the CIBC Facility is currently $300,000,000. Borrowings under the revolving credit facility bear interest at an annual rate of SOFR plus 2.00% per annum. In addition to the stated interest rate on borrowings, SLF Funding is required to pay an unused commitment fee of 0.50% per annum on any unused portion of the revolving credit facility. Interest expense and unused commitment fees under the facility totaled $16,105,634 for the year ended December 31, 2023, and were included within interest and credit facility financing expenses on the Consolidated Statement of Operations. Bank of America Revolving Credit Facility: SLF Boylston Funding entered into a senior secured revolving credit facility with Bank of America, N.A., as agent, on June 15, 2023 (the “BAML Facility”). The maximum amount SLF Boylston Funding is able to borrow from the BAML Facility is currently $350,000,000. Borrowings under the revolving credit facility bear interest at an annual rate of daily SOFR plus 1.85% per annum. In addition to the stated interest rate on borrowings, SLF Boylston Funding is required to pay an unused commitment fee equal to (i) 0.50% per annum on any unused portion of the initial outstanding borrowings (the “Unused Amount”) of the facility amount prior to the three-month anniversary of the Closing Date, and (ii) on and after the three-month anniversary of the Closing Date, (a) 1.50% per annum on any unused amount in excess of $105,000,000 (the “First Unused Amount”), and (b) 0.50% per annum on any unused amount up to $105,000,000 (the “Second Unused Amount”). Interest expense and unused commitment fees under the facility totaled $11,838,322 for the year ended December 31, 2023, and were included within interest and credit facility financing expenses on the Consolidated Statement of Operations. JPM Total Return Swap: The Company entered into a total return swap agreement with JPMorgan Chase Bank as agent, on February 24, 2021 (the “JPM TRS”). The JPM TRS gives the Company the option to enter into total return swap transactions which reference syndicated bank loans. The Company may terminate these transactions as it sees fit. These transactions have calculated aggregated closing amounts that are finalized at the end of each month which represent payments, fees, and interest for each transaction. Transactions bear financing costs at an annual rate of LIBOR plus 1.25% per annum. Interest expense under the facility totaled $3,534,055 for the year ended December 31, 2023, and was included within interest and credit facility financing expenses on the Consolidated Statement of Operations. As of December 31, 2023, all total return swaps on the JPM TRS were entered contemporaneously with the Company’s sale of their respective reference assets. Due to the Company’s continuing involvement in these assets, these assets are not derecognized under ASC 860, Transfers and Servicing, and are presented on the Consolidated Schedule of Investments. As of December 31 2023, the Company recorded secured borrowings of $39,958,938 on the Consolidated Statement of Assets, Liabilities, and Members’ Capital. This amount represents a reduction of $20,939,572 from December 31, 2022 relating to investment activity on the underlying reference assets. Note 5. Members’ Capital The Company may call commitments to enable the Company to make investments, to pay fees and expenses, or to provide reserves. No member is required to fund an amount in excess of its uncalled commitment. As of December 31, 2023, the Company had commitments totaling $383,495,510, of which 100% of the total commitments had been called. Pursuant to the agreement, profit and loss are allocated among the members pro rata in accordance with their respective ownership of the Company. At commencement, FBLC and CCLF owned 87.5% and 12.5% of the Company, respectively. Effective December 8, 2021, CCLF increased its commitment to the Company by $35,000,000. As of December 31, 2023, FBLC and CCLF owned 79.5% and 20.5% of the Company, respectively. Unless otherwise determined by the Board, the Company shall make quarterly distributions to members in an amount approximating the Company’s estimated ordinary income for such quarter, subject to expenses and reserves. Note 6. Related Parties The Administrator is an affiliate of one of the Members. Under the Administration agreement, the Company pays the Administrator a fee equal to 0.15% of the Company’s average gross assets as compensation for administrative services provided. For the year

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements (continued) For the year ended December 31, 2023 17 ended December 31, 2023, the Company incurred $1,460,331 in administrative expenses (included within other general and administrative expenses on the Consolidated Statement of Operations) under the Administration Agreement. Of this amount, $364,004 is payable as of December 31, 2023, and was included within accounts payable and accrued expenses on the Consolidated Statement of Assets, Liabilities, and Members’ Capital. Note 7. Commitments and Contingencies As of December 31, 2023, the Company had $352,000 in outstanding commitments to fund investments under undrawn revolvers and delayed draw commitments. The Company maintains sufficient cash on hand and available borrowings to fund such unfunded commitments. In the ordinary course of business, the Company may enter into contracts or agreements that contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the Company. Based on its history and experience, the Board feels that the likelihood of such an event is remote. The Company is not currently contractually obligated to provide financial support to any of the portfolio companies included in the Consolidated Schedule of Investments. The primary purpose of the Company’s investments is to support the growth objectives of the portfolio companies. No other contractual or non-contractual financial support was provided to the Company’s portfolio companies during the year ended December 31, 2023. The Company may assist a portfolio company in obtaining financial support in the future and has unfunded loan commitments as indicated in the table above. Note 8. Financial Highlights The financial highlights for the Company for the year ended December 31, 2023 were as follows: Total return is calculated for all members taken as a whole. The return is calculated as the change in members’ capital, adjusted for capital calls, distributions, and withdrawals during the year. The above ratios are computed based upon the weighted average members’ capital for the Company for the year ended December 31, 2023. An individual member’s return and ratios may vary from those presented above due to the timing of capital transactions. The financial highlights may not be indicative of the future performance of the Company. (dollars in thousands) Portfolio Company Name Investment Type Commitment Type Total Commitment Remaining Commitment Omnia Partners, LLC Senior Secured First Lien Debt Delayed draw term loan 352$ 352$ Gross total return 25.23 % Professional fees and other expenses allocation 0.81 % Net total return 24.42 % Ratio to average members' capital: Interest and credit facility financing expenses 11.87 % Professional fees and other expenses 0.69 % Total expenses 12.55 % Net investment income 14.84%

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements (continued) For the year ended December 31, 2023 18 Note 9. Subsequent Events The Company has evaluated subsequent events for potential recognition and/or disclosure through March 13, 2024, the date the financial statements were available to be issued. On January 24, 2024, FBLC was acquired by Franklin BSP Capital Corporation (“FBCC”) and FBCC replaced FBLC as a member of the Company.

                      Consolidated Financial Statements FBLC Senior Loan Fund LLC For the year ended December 31, 2022

                    FBLC Senior Loan Fund LLC Table of Contents Page(s) Report of Independent Auditors 1-2 Consolidated Statement of Assets, Liabilities and Members’ Capital 3 Consolidated Schedule of Investments 4-6 Consolidated Statement of Operations 7 Consolidated Statement of Changes in Members’ Capital 8 Consolidated Statement of Cash Flows 9 Notes to Consolidated Financial Statements 10-16

                     Report of Independent Auditors To the Members of FBLC Senior Loan Fund LLC Opinion We have audited the consolidated financial statements of FBLC Senior Loan Fund LLC (the “Company”), which comprise the consolidated statement of assets, liabilities and members’ capital, including the consolidated schedule of investments, as of December 31, 2022, and the related consolidated statements of operations, changes in members’ capital and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022, and the results of its operations, changes in its members’ capital and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion  We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued. Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we:  Exercise professional judgment and maintain professional skepticism throughout the audit.  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

                     2    Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.                   /s/ Ernst & Young LLP   March 13, 2023

FBLC Senior Loan Fund LLC Consolidated Statement of Assets, Liabilities and Members’ Capital (dollars in thousands) December 31, 2022   3      Investments, at fair value (amortized cost of $923,304) 855,705$ Cash and cash equivalents 75,265 Cash collateral on deposit with custodian 19,920 Receivable for unsettled trades 8,036 Interest receivable 6,724 Prepaid expenses and other assets 21 Total assets 965,671$ Revolving credit facilities (net of deferred financing costs of $1,483) 549,067$ Secured borrowings 60,899 Distribution payable 8,700 Interest and credit facility fees payable 7,051 Payable for unsettled trades 3,662 Accounts payable and accrued expenses 851 Total liabilities 630,230 Capital contributed 383,496 Accumulated loss (48,055) Total members' capital 335,441 Total liabilities and members' capital 965,671$ Members' Capital ASSETS LIABILITIES

FBLC Senior Loan Fund LLC
Consolidated Schedule of Investments
(dollars in thousands)
December 31, 2022

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal	Amortized Cost	Fair Value	% of Members' Capital (c)
Senior Secured First Lien Debt							
Accentcare, Inc. (b)	Healthcare	L+4.00% (8.74%)	6/22/2026	$ 9,929	$ 9,929	$ 6,652	2.0%
Access Cig, LLC (b)	Business Services	L+3.75% (7.82%)	2/27/2025	4,188	4,180	4,094	1.2%
Acrisure, LLC (b)	Financials	L+3.50% (7.88%)	2/15/2027	20,112	19,758	18,830	5.6%
Adtalem Global Education, Inc.	Education	5.50%	3/1/2028	1,042	1,042	953	0.3%
Adtalem Global Education, Inc. (f)	Education	L+4.00% (8.39%)	8/12/2028	692	693	685	0.2%
Advisor Group, Inc. (f)	Financials	L+4.50% (8.57%)	7/31/2026	7,823	7,823	7,638	2.3%
Alchemy US Holdco 1, LLC (b)	Industrials	L+5.50% (9.88%)	10/10/2025	15,555	15,441	14,467	4.3%
Allegiant Travel, Co.	Transportation	7.25%	8/15/2027	1,200	1,194	1,143	0.3%
Altice Financing, SA	Telecom	5.00%	1/15/2028	2,000	1,937	1,616	0.5%
Alvogen Pharma US, Inc. (b)	Healthcare	S+7.50% (12.23%)	6/30/2025	11,873	11,809	10,638	3.2%
Amentum Government Services Holdings, LLC (f)	Industrials	L+4.00% (7.67%)	1/29/2027	1,970	1,960	1,922	0.6%
Amentum Government Services Holdings, LLC (b)	Industrials	S+4.00% (7.56%)	2/15/2029	4,975	4,909	4,837	1.4%
American Airlines Inc/AAdvantage Loyalty IP, Ltd. (b)	Transportation	L+4.75% (8.99%)	4/20/2028	8,316	8,249	8,271	2.5%
American Rock Salt Company, LLC (f)	Chemicals	L+4.00% (8.38%)	6/9/2028	4,729	4,729	4,433	1.3%
AmWINS Group, Inc. (f)	Financials	L+2.25% (6.32%)	2/19/2028	4,925	4,869	4,831	1.4%
AP Gaming I, LLC (f)	Gaming/Lodging	S+4.00% (8.73%)	2/15/2029	7,411	7,291	7,003	2.1%
Apollo Commercial Real Estate Finance, Inc.	Financials	4.63%	6/15/2029	3,000	3,000	2,418	0.7%
AppLovin Corp. (b)	Media/Entertainment	P+2.00% (9.50%)	10/25/2028	8,933	8,913	8,464	2.5%
Artera Services, LLC (f)	Utilities	L+3.50% (8.23%)	3/6/2025	2,463	2,453	2,012	0.6%
Ascensus Holidngs, Inc. (b)	Business Services	L+3.50% (8.25%)	8/2/2028	7,920	7,913	7,547	2.2%
Astoria Energy, LLC (f)	Utilities	L+3.50% (7.57%)	12/10/2027	1,937	1,937	1,908	0.6%
Astro AB Merger Sub, Inc. (f)	Financials	L+4.25% (8.98%)	4/30/2024	3,795	3,792	3,675	1.1%
Asurion, LLC (b)	Business Services	L+3.25% (7.63%)	12/23/2026	4,925	4,857	4,380	1.3%
Athenahealth, Inc. (b)	Healthcare	S+3.50% (7.82%)	2/15/2029	12,951	12,891	11,660	3.5%
Athletico Management, LLC (f)	Healthcare	S+4.25% (8.98%)	2/15/2029	4,975	4,952	4,024	1.2%
Avaya Holdings Corp.	Technology	L+4.00% (8.32%)	12/15/2027	8,543	8,543	2,879	0.9%
Aveanna Healthcare, LLC (f)	Healthcare	L+3.75% (7.77%)	7/17/2028	93	92	71	0.0%
Bally's Corp. (b)	Gaming/Lodging	L+3.25% (7.54%)	10/2/2028	2,703	2,680	2,494	0.7%
BCP Renaissance, LLC (f)	Energy	L+3.50% (7.88%)	10/31/2024	1,049	1,043	1,037	0.3%
Bella Holding Company, LLC (f)	Healthcare	L+3.75% (7.82%)	5/10/2028	2,951	2,927	2,779	0.8%
Blackstone CQP Holdco, LP (b)	Industrials	L+3.75% (8.48%)	6/5/2028	7,887	7,857	7,840	2.3%
BMC Software Finance, Inc. (b)	Technology	L+3.75% (8.13%)	10/2/2025	12,601	12,621	12,044	3.6%
Bomgar Corp. (f)	Technology	L+4.00% (8.38%)	4/18/2025	3,848	3,857	3,721	1.1%
Cablevision Lightpath, LLC	Telecom	3.88%	9/15/2027	2,000	1,936	1,661	0.5%
CDK Global, Inc. (f)	Software/Services	S+4.50% (9.08%)	7/6/2029	2,625	2,551	2,598	0.8%
CLP Health Services, Inc. (b)	Healthcare	L+4.25% (7.13%)	12/31/2026	12,784	12,744	11,997	3.6%
Cnt Holdings I Corp. (f)	Consumer	S+3.50% (7.24%)	11/8/2027	3,439	3,439	3,301	1.0%
CommerceHub, Inc. (f)	Technology	L+4.00% (7.67%)	12/29/2027	9,541	9,551	8,726	2.6%
Community Care Health Network, LLC (b)	Healthcare	L+4.75% (9.13%)	2/17/2025	9,661	9,641	8,211	2.4%
Compass Power Generation, LLC (b)	Utilities	S+4.25% (8.69%)	4/14/2029	4,511	4,384	4,466	1.3%
Connect Finco SARL (f)	Telecom	L+3.50% (7.58%)	12/11/2026	7,461	7,479	7,365	2.2%
Connectwise, LLC (f)	Software/Services	L+3.50% (7.88%)	9/29/2028	6,930	6,923	6,568	2.0%
Conservice Midco, LLC (b)	Business Services	L+4.25% (8.63%)	5/13/2027	7,622	7,630	7,514	2.2%
Conterra Ultra Broadband, LLC (b)	Telecom	S+4.75% (9.18%)	4/30/2026	6,642	6,642	6,642	2.0%
Corelogic, Inc. (b)	Business Services	L+3.50% (7.94%)	6/2/2028	7,900	7,887	6,567	2.0%
Directv Financing, LLC (b)	Media/Entertainment	L+5.00% (9.38%)	8/2/2027	4,437	4,400	4,311	1.3%
Dish Dbs Corp.	Cable	5.25%	12/1/2026	700	700	589	0.2%
Dish Dbs Corp.	Cable	5.75%	12/1/2028	1,000	1,000	797	0.2%
Division Holding Corp. (b)	Business Services	L+4.75% (9.13%)	5/27/2028	8,651	8,657	8,424	2.5%
Dynasty Acquisition Co., Inc. (e)	Industrials	L+3.50% (7.92%)	4/6/2026	5,199	4,990	4,946	1.5%
Dynasty Acquisition Co., Inc. (e)	Industrials	L+3.50% (7.92%)	4/6/2026	2,795	2,683	2,659	0.8%
Echo Global Logistics, Inc. (b)	Transportation	L+3.50% (7.57%)	11/23/2028	3,305	3,298	3,096	0.9%
Edelman Financial Services, LLC (b)	Financials	L+3.50% (7.88%)	4/7/2028	1,980	1,944	1,843	0.5%
Edgewater Generation, LLC (b)	Utilities	L+3.75% (8.13%)	12/13/2025	2,374	2,363	2,245	0.7%
Flex Acquisition Company, Inc. (f)	Paper & Packaging	S+3.93% (8.60%)	4/13/2029	2,488	2,430	2,364	0.7%
Florida Food Products, LLC (f)	Food & Beverage	L+5.00% (9.38%)	10/18/2028	7,940	7,835	7,503	2.2%
Foley Products Co, LLC (b)	Industrials	S+4.75% (9.48%)	12/29/2028	3,175	3,146	3,062	0.9%
Frontier Communications Corp.	Telecom	5.00%	5/1/2028	1,240	1,294	1,079	0.3%
Frontier Communications Corp. (b)	Telecom	L+3.75% (8.50%)	5/1/2028	19,229	19,215	18,302	5.5%
Geon Performance Solutions, LLC (b)	Chemicals	L+4.50% (9.23%)	8/18/2028	4,658	4,627	4,658	1.4%
Gordian Medical, Inc. (b)	Healthcare	L+6.25% (10.98%)	1/31/2027	10,949	10,890	10,084	3.0%
Greeneden U.S. Holdings I, LLC (b)	Software/Services	L+4.00% (8.38%)	12/1/2027	4,890	4,801	4,685	1.4%
GVC Holdings Gibraltar, Ltd. (f)	Gaming/Lodging	L+2.50% (7.23%)	3/29/2027	4,925	4,920	4,887	1.5%
HAH Group Holding Company, LLC (b)	Healthcare	S+5.00% (9.43%)	10/29/2027	5,768	5,700	5,667	1.7%
HAH Group Holding Company, LLC (b)	Healthcare	S+5.00% (9.43%)	10/29/2027	730	730	717	0.2%
Hamilton Projects Acquiror, LLC (f)	Utilities	L+4.50% (9.23%)	6/17/2027	5,092	5,074	5,005	1.5%
Heartland Dental, LLC (e)	Healthcare	L+3.75% (8.13%)	4/30/2025	4,111	3,792	3,790	1.1%
Hertz Corp. (b) (f)	Transportation	L+3.25% (7.63%)	6/30/2028	4,143	4,130	4,053	1.2%
Hertz Corp. (b) (f)	Transportation	L+3.25% (7.63%)	6/30/2028	793	791	776	0.2%
HireRight, Inc. (f)	Business Services	L+3.75% (7.82%)	7/11/2025	5,177	5,158	4,972	1.5%
Hudson River Trading, LLC (b)	Financials	S+3.00% (7.44%)	3/20/2028	5,392	5,331	5,090	1.5%

4

FBLC Senior Loan Fund LLC
Consolidated Schedule of Investments (continued)
(dollars in thousands)
December 31, 2022

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal	Amortized Cost	Fair Value	% of Members' Capital (c)
ICP Industrial, Inc. (f)	Chemicals	L+3.75% (8.48%)	12/29/2027	$ 6,905	$ 6,897	$ 4,964	1.5%
IDERA, Inc. (f)	Technology	L+3.75% (7.50%)	3/2/2028	6,912	6,921	6,498	1.9%
Ineos Us Finance, LLC (f)	Chemicals	S+2.50% (6.92%)	11/8/2028	3,970	3,966	3,819	1.1%
Intelsat Jackson Holdings, SA (b)	Telecom	S+4.25% (7.45%)	2/1/2029	8,543	8,462	8,232	2.5%
Jack Ohio Finance, LLC (f)	Gaming/Lodging	L+4.75% (8.82%)	10/4/2028	3,959	3,942	3,838	1.1%
Jane Street Group, LLC	Financials	4.50%	11/15/2029	5,000	4,864	4,340	1.3%
Jump Financial, LLC (b)	Financials	S+4.50% (9.34%)	8/7/2028	7,419	7,298	7,029	2.1%
Kissner Milling Co., Ltd.	Industrials	4.88%	5/1/2028	2,000	1,928	1,718	0.5%
LABL, Inc. (b)	Paper & Packaging	L+5.00% (9.07%)	10/29/2028	3,960	3,908	3,748	1.1%
Lightstone Holdco, LLC (f)	Utilities	S+5.75% (10.07%)	2/1/2027	7,113	6,351	6,494	1.9%
Lightstone Holdco, LLC (f)	Utilities	S+5.75% (10.07%)	2/1/2027	402	359	367	0.1%
Liquid Tech Solutions Holdings, LLC (b) (f)	Industrials	L+4.75% (8.92%)	3/20/2028	10,113	10,071	9,557	2.8%
Luxembourg Investment Co., 428 SARL (b)	Chemicals	S+5.00% (9.73%)	1/3/2029	3,686	3,654	3,296	1.0%
Madison IAQ, LLC	Industrials	4.13%	6/30/2028	2,000	1,985	1,661	0.5%
Medallion Midland Acquisition, LP (f)	Energy	S+3.75% (8.59%)	10/18/2028	5,572	5,544	5,511	1.6%
MH Sub I, LLC (f)	Business Services	L+3.75% (8.13%)	9/13/2024	8,553	8,549	8,300	2.5%
Michael Baker International, LLC (b)	Industrials	L+5.00% (9.38%)	12/1/2028	3,301	3,272	3,208	1.0%
Monitronics International, Inc. (b)	Business Services	L+7.50% (11.92%)	3/29/2024	5,452	5,336	3,593	1.1%
MPH Acquisition Holdings, LLC	Healthcare	5.50%	9/1/2028	2,000	1,991	1,560	0.5%
MPH Acquisition Holdings, LLC (b)	Healthcare	L+4.25% (8.99%)	9/1/2028	4,938	4,857	4,197	1.3%
MYOB US Borrower, LLC (f)	Business Services	L+4.00% (8.07%)	5/6/2026	5,411	5,400	5,036	1.5%
Naked Juice, LLC (f)	Food & Beverage	S+3.25% (7.93%)	1/24/2029	1,423	1,420	1,269	0.4%
National Mentor Holdings, Inc. (f)	Healthcare	L+3.75% (8.48%)	3/2/2028	179	178	125	0.0%
National Mentor Holdings, Inc. (b) (f)	Healthcare	L+3.75% (8.48%)	3/2/2028	5,445	5,422	3,790	1.1%
Nexus Buyer, LLC (f)	Business Services	L+3.75% (8.13%)	11/9/2026	4,443	4,442	4,248	1.3%
Nouryon Finance B.V. (e)	Chemicals	L+2.75% (7.17%)	10/1/2025	2,319	2,257	2,283	0.7%
Novae, LLC (f)	Industrials	S+5.00% (9.70%)	12/22/2028	4,963	4,928	4,069	1.2%
Pathway Vet Alliance, LLC (b)	Healthcare	L+3.75% (8.13%)	3/31/2027	2,970	2,976	2,456	0.7%
Paysafe Finance, PLC	Software/Services	4.00%	6/15/2029	400	400	308	0.1%
Peraton Corp. (b)	Industrials	L+3.75% (8.13%)	2/1/2028	2,916	2,886	2,842	0.8%
PG&E Corp. (f)	Utilities	L+3.00% (7.44%)	6/23/2025	10,589	10,616	10,493	3.1%
Polaris Newco, LLC (f)	Business Services	L+4.00% (7.67%)	6/2/2028	1,980	1,931	1,802	0.5%
Power Stop, LLC (f)	Transportation	L+4.75% (9.49%)	1/26/2029	3,553	3,520	2,653	0.8%
Project Accelerate Parent, LLC (e)	Technology	L+4.25% (8.63%)	1/2/2025	15,942	14,823	14,906	4.4%
Proofpoint, Inc. (b)	Software/Services	L+3.25% (7.99%)	8/31/2028	6,437	6,395	6,176	1.8%
Protective Industrial Products, Inc. (b)	Industrials	L+4.00% (8.38%)	12/29/2027	9,035	8,999	8,880	2.6%
Pug, LLC (f)	Technology	L+3.50% (7.88%)	2/12/2027	4,911	4,814	4,044	1.2%
Quikrete Holdings, Inc. (f)	Industrials	L+3.00% (7.38%)	6/11/2028	7,940	7,901	7,868	2.3%
Regionalcare Hospital Partners Holdings, Inc.	Healthcare	4.38%	2/15/2027	2,000	2,000	1,696	0.5%
Regionalcare Hospital Partners Holdings, Inc. (b)	Healthcare	L+3.75% (8.17%)	11/16/2025	5,195	5,210	4,886	1.5%
Renaissance Learning, Inc. (f)	Software/Services	S+4.50% (8.72%)	3/30/2029	1,990	1,935	1,908	0.6%
RXB Holdings, Inc. (f)	Healthcare	L+4.50% (8.72%)	12/20/2027	10,103	10,134	9,446	2.8%
S&S Holdings, LLC (f)	Consumer	L+5.00% (9.29%)	3/11/2028	6,878	6,715	6,578	2.0%
Safe Fleet Holdings, LLC (b)	Industrials	S+3.75% (8.17%)	2/23/2029	7,444	7,407	7,179	2.1%
Safety Products/JHC Acquisition Corp. (b)	Industrials	L+4.50% (8.88%)	6/28/2026	17,182	16,536	16,323	4.9%
Safety Products/JHC Acquisition Corp. (b)	Industrials	L+4.50% (8.88%)	6/28/2026	929	888	882	0.3%
Schenectady International Group, Inc. (b)	Chemicals	S+4.75% (9.02%)	10/15/2025	19,721	19,631	15,836	4.7%
SCIH Salt Holdings, Inc. (f)	Industrials	L+4.00% (8.42%)	3/16/2027	3,690	3,667	3,578	1.1%
SFR Group, SA (b) (e)	Telecom	L+4.00% (8.65%)	8/14/2026	12,574	12,380	11,668	3.5%
Sierra Acquisition, Inc. (b)	Food & Beverage	L+4.00% (8.42%)	11/11/2024	4,851	4,724	3,711	1.1%
Sophia, LP (f)	Software/Services	L+3.50% (8.23%)	10/7/2027	2,973	2,976	2,864	0.9%
SSH Group Holdings, Inc. (e)	Education	L+4.25% (8.73%)	7/30/2025	10,409	10,130	10,140	3.0%
Staples, Inc. (b)	Business Services	L+5.00% (7.78%)	4/16/2026	4,898	4,856	4,520	1.3%
Team Health Holdings, Inc. (e) (f)	Healthcare	S+5.25% (9.57%)	3/2/2027	5,433	4,603	4,061	1.2%
Tecta America Corp. (f)	Industrials	S+4.25% (8.69%)	4/10/2028	8,954	8,931	8,573	2.6%
Tenet Healthcare Corp.	Healthcare	4.25%	6/1/2029	2,000	1,707	1,731	0.5%
The Dun & Bradstreet Corp. (f)	Business Services	L+3.25% (7.64%)	2/6/2026	4,683	4,699	4,632	1.4%
Traverse Midstream Partners, LLC (b)	Energy	S+4.25% (8.80%)	9/27/2024	13,421	13,405	13,375	4.0%
Triton Water Holdings, Inc. (f)	Food & Beverage	L+3.50% (8.23%)	3/31/2028	7,387	7,373	6,845	2.0%
Truck Hero, Inc. (f)	Transportation	L+3.75% (8.13%)	1/31/2028	1,474	1,471	1,258	0.4%
United Airlines, Inc.	Transportation	4.63%	4/15/2029	500	440	435	0.1%
United Airlines, Inc. (f)	Transportation	L+3.75% (8.11%)	4/21/2028	3,756	3,745	3,702	1.1%
University Support Services, LLC (f)	Education	L+3.25% (7.63%)	2/10/2029	4,950	4,933	4,805	1.4%
Urban One, Inc.	Media/Entertainment	7.38%	2/1/2028	5,000	5,140	4,227	1.3%
Venga Finance Sarl (b)	Telecom	L+4.75% (9.49%)	6/28/2029	3,990	3,878	3,798	1.1%
Veritext Corp. (f)	Business Services	L+3.50% (7.88%)	8/1/2025	3,458	3,426	3,334	1.0%
Vyaire Medical, Inc. (f)	Healthcare	L+4.75% (8.51%)	4/16/2025	7,354	6,478	5,593	1.7%
WaterBridge Midstream Operating, LLC (b)	Energy	L+5.75% (9.13%)	6/22/2026	8,653	7,878	8,299	2.5%
Watlow Electric Manufacturing Co. (b)	Industrials	S+3.75% (8.15%)	3/2/2028	9,378	9,340	8,997	2.7%
Western Dental Services, Inc. (f)	Healthcare	L+4.50% (9.24%)	8/18/2028	8,984	8,978	8,190	2.4%
Western Dental Services, Inc. (f)	Healthcare	L+4.50% (9.24%)	8/18/2028	917	917	836	0.2%
Wilsonart, LLC (b)	Consumer	L+3.25% (7.98%)	12/31/2026	7,375	7,370	7,002	2.1%

5

FBLC Senior Loan Fund LLC
Consolidated Schedule of Investments (continued)
(dollars in thousands)
December 31, 2022

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal	Amortized Cost	Fair Value	% of Members' Capital (c)
WMG Acquisition Corp.	Media/Entertainment	3.00%	2/15/2031	$ 500	$ 394	$ 398	0.1%
WMG Holdings, Inc. (b)	Business Services	S+3.25% (7.67%)	11/2/2029	834	809	824	0.2%
YI, LLC (e)	Healthcare	L+4.00% (8.38%)	11/7/2024	8,880	8,524	8,525	2.5%
Subtotal Senior Secured First Lien Debt					$ 809,938	$ 754,019	224.8%
Senior Secured Second Lien Debt							
American Rock Salt Company, LLC (b)	Chemicals	L+7.25% (11.63%)	6/11/2029	1,943	1,924	1,858	0.6%
Asurion, LLC (b)	Business Services	L+5.25% (9.63%)	1/31/2028	7,632	7,605	5,921	1.8%
CDS U.S. Intermediate Holdings, Inc.	Media/Entertainment	L+8.00% (12.73%) 7.00% PIK	11/24/2027	5,459	5,444	5,317	1.6%
Edelman Financial Services, LLC (b) (e)	Financials	L+6.75% (11.13%)	7/20/2026	7,972	7,256	7,145	2.1%
IDERA, Inc. (b) (e)	Technology	L+6.75% (10.50%)	3/2/2029	1,545	1,375	1,435	0.4%
Tecta America Corp. (b)	Industrials	S+8.50% (12.94%)	4/9/2029	4,998	4,973	4,894	1.5%
Subtotal Senior Secured Second Lien Debt					$ 28,577	$ 26,570	7.9%
Collateralized Securities							
Collateralized Securities - Debt Investment							
AIG CLO, Ltd. 21-1A F	Diversified Investment Vehicles	L+6.90% (11.23%)	4/22/2034	1,410	1,291	1,053	0.3%
Battalion CLO, Ltd. 21-17A F	Diversified Investment Vehicles	L+7.50% (11.74%)	3/9/2034	1,224	1,137	933	0.3%
Carlyle GMS CLO, 16-3A FRR	Diversified Investment Vehicles	L+8.60% (12.84%)	7/20/2034	2,100	1,990	1,642	0.5%
Covenant Credit Partners CLO, Ltd. 17 1A E	Diversified Investment Vehicles	L+6.45% (10.53%)	10/15/2029	2,500	2,298	2,059	0.6%
Eaton Vance CDO, Ltd. 15-1A FR	Diversified Investment Vehicles	L+7.97% (12.21%)	1/20/2030	2,000	1,758	1,554	0.5%
Elevation CLO, Ltd. 13-1A D2	Diversified Investment Vehicles	L+7.65% (12.26%)	8/15/2032	2,000	1,963	1,804	0.5%
Fortress Credit BSL, Ltd. 22-1A E	Diversified Investment Vehicles	S+8.15% (12.19%)	10/23/2034	1,000	981	927	0.3%
Great Lakes CLO, Ltd. 21-6A E (f)	Diversified Investment Vehicles	L+8.03% (12.11%)	1/15/2034	5,150	4,956	4,380	1.3%
Greywolf CLO, Ltd. 20-3RA ER	Diversified Investment Vehicles	S+9.00% (13.04%)	4/15/2033	1,000	879	815	0.2%
Hayfin Kingsland XI, Ltd. 19-2A ER	Diversified Investment Vehicles	L+7.72% (11.96%)	10/20/2034	2,500	2,430	2,125	0.6%
Highbridge Loan Management, Ltd. 11A-17 E (f)	Diversified Investment Vehicles	L+6.10% (10.63%)	5/6/2030	3,000	2,716	2,429	0.7%
Jamestown CLO, Ltd. 22-18A E	Diversified Investment Vehicles	S+7.87% (11.93%)	7/25/2035	3,000	2,735	2,680	0.8%
KKR Financial CLO, Ltd. 15 FR	Diversified Investment Vehicles	L+8.50% (12.69%)	1/18/2032	2,000	1,899	1,579	0.5%
LCM, Ltd. Partnership 16A ER2 (f)	Diversified Investment Vehicles	L+6.38% (10.46%)	10/15/2031	2,500	2,295	2,114	0.6%
Marble Point CLO, Ltd. 20-1A E (f)	Diversified Investment Vehicles	L+6.82% (11.06%)	4/20/2033	4,500	4,406	3,905	1.2%
Medalist Partners Corporate Finance CLO, Ltd. 21-1A D (f)	Diversified Investment Vehicles	L+7.48% (11.72%)	10/20/2034	3,000	2,860	2,498	0.7%
Northwoods Capital, Ltd. 17-15A ER	Diversified Investment Vehicles	L+7.64% (12.39%)	6/20/2034	3,000	2,924	2,568	0.8%
Ocean Trails CLO 22-12A E	Diversified Investment Vehicles	S+8.11% (12.07%)	7/20/2035	3,460	3,188	3,050	0.9%
OCP CLO, Ltd. 14-5A DR (f)	Diversified Investment Vehicles	L+5.70% (10.03%)	4/26/2031	2,200	2,087	1,802	0.5%
OZLM, Ltd. 16-15A DR (f)	Diversified Investment Vehicles	L+6.75% (10.99%)	4/20/2033	2,000	1,909	1,604	0.5%
Palmer Square CLO, Ltd. 21-4A F	Diversified Investment Vehicles	L+7.66% (11.74%)	10/15/2034	1,500	1,430	1,156	0.3%
Regatta II Funding, LP 13-2A DR2 (f)	Diversified Investment Vehicles	L+6.95% (11.03%)	1/15/2029	2,000	1,931	1,759	0.5%
Saranac CLO, Ltd. 20-8A E	Diversified Investment Vehicles	L+8.12% (12.80%)	2/20/2033	1,455	1,442	1,281	0.4%
Sculptor CLO, Ltd. 27A E	Diversified Investment Vehicles	L+7.05% (11.29%)	7/20/2034	1,500	1,459	1,286	0.4%
Sound Point CLO, Ltd. 17-1A E (f)	Diversified Investment Vehicles	L+5.96% (10.29%)	1/23/2029	4,000	3,634	3,223	1.0%
Sound Point CLO, Ltd. 17-2A E (f)	Diversified Investment Vehicles	L+6.10% (10.46%)	7/25/2030	2,400	2,092	1,821	0.5%
Sound Point CLO, Ltd. 18-3A D (f)	Diversified Investment Vehicles	L+5.79% (10.12%)	10/26/2031	1,000	906	752	0.2%
Symphony CLO, Ltd. 2012-9A ER2 (f)	Diversified Investment Vehicles	L+6.95% (11.03%)	7/16/2032	3,000	2,784	2,587	0.8%
Trimaran CAVU 2021-2A, Ltd. 21-2A E (f)	Diversified Investment Vehicles	L+7.20% (11.56%)	10/25/2034	3,000	2,945	2,660	0.8%
Trysail CLO, Ltd. 21-1A E	Diversified Investment Vehicles	L+7.38% (11.62%)	7/20/2032	1,500	1,448	1,287	0.4%
Venture CDO, Ltd. 16-23A ER2 (f)	Diversified Investment Vehicles	L+7.55% (11.78%)	7/19/2034	3,000	2,916	2,550	0.9%
Venture CDO, Ltd. 16-25A E (f)	Diversified Investment Vehicles	L+7.20% (11.44%)	4/20/2029	2,000	1,949	1,692	0.4%
Venture CDO, Ltd. 20-39A E	Diversified Investment Vehicles	L+7.63% (11.71%)	4/15/2033	4,995	4,962	4,384	1.3%
Venture CLO 43, Ltd. 21-43A E (f)	Diversified Investment Vehicles	L+7.15% (11.23%)	4/15/2034	3,000	2,918	2,560	0.7%
Wind River CLO, Ltd. 14-2A FR	Diversified Investment Vehicles	L+7.87% (11.95%)	1/15/2031	3,000	2,530	2,061	0.6%
Zais CLO 13, Ltd. 19-13A D1 (f)	Diversified Investment Vehicles	L+4.52% (8.60%)	7/15/2032	3,000	2,741	2,536	0.9%
Subtotal Collateralized Securities					$ 84,789	$ 75,116	22.4%
TOTAL INVESTMENTS					$ 923,304	$ 855,705	255.1%

(a) The majority of the investments bear interest at a rate that may be determined by reference to London Interbank Offered Rate ("LIBOR" or "L"), Secured Overmight Financing Rate ("SOFR" or "S"), or Prime ("P"), and which reset daily, monthly, quarterly, or semiannually. For each, the Company has provided the spread over the relevant reference rate the current interest rate in effect at December 31, 2022. Certain investments are subject to reference rate floors.For fixed rate loans, a spread above a reference rate is not applicable. For floating rate securities the all-in rate is disclosed within parentheses.

(b) The Company's investment or a portion thereof is pledged as collateral under the Citi Credit Facility. Individual investments can be divided into parts which are pledged to separate credit facilities.

(c) Percentages are based on members' capital as of December 31, 2022

(d) The Company has various unfunded commitments to portfolio companies.

(e) The Company's investment or a portion thereof is held through a total return swap agreement with J.P. Morgan.

(f) The Company's investment or a portion thereof is pledged as collateral under the CIBC Credit Facility. Individual investments can be divided into parts which are pledged to separate credit facilities.

6

FBLC Senior Loan Fund LLC Consolidated Statement of Operations (dollars in thousands) For the year ended December 31, 2022   7        Investment income: Interest from investments 68,038$ Interest from cash and cash equivalents 1,191 Total interest income 69,229 Fee and other income 759 Total investment income 69,988 Operating expenses: Interest and credit facility financing expenses 24,003 Other general and administrative 1,609 Professional fees 889 Total expenses 26,501 Net investment income 43,487 Realized and unrealized loss on investments: Net realized loss from investments (4,287) Net change in unrealized appreciation on investments (70,766) Net realized and unrealized loss on investments (75,053) Net decrease in members' capital resulting from operations (31,566)$

FBLC Senior Loan Fund LLC Consolidated Statement of Changes in Members’ Capital (dollars in thousands) For the year ended December 31, 2022 8                        Balance, December 31, 2021 398,653$ Distributions (31,646) Net investment income 43,487 Net realized loss from investments (4,287) Net change in unrealized appreciation on investments (70,766) Balance, December 31, 2022 335,441$

FBLC Senior Loan Fund LLC Consolidated Statement of Cash Flows (dollars in thousands) For the year ended December 31, 2022         9         Cash flows from operating activities: Net decrease in members' capital from operations (31,566)$ Adjustments to reconcile net decrease in members' capital from operations to net cash provided by operating activities: Net realized loss from investments 4,287 Net change in unrealized appreciation on investments 70,766 Payment-in-kind interest income (371) Purchases of investments (188,102) Proceeds from principal repayments and sales of investments 314,699 Net accretion of discounts and amortization of premiums (2,487) Amortization of deferred financing costs 1,008 (Increase) decrease in operating assets: Interest receivable (1,618) Receivable for unsettled trades 29,357 Cash collateral on deposit with custodian 11,200 Prepaid expenses and other assets 125 Increase (decrease) in operating liabilities: Payable for unsettled trades (56,898) Interest and credit facility fees payable 4,785 Accounts payable and accrued expenses (120) Net cash provided by operating activities 155,065 Cash flows from financing activities: Borrowings on revolving credit facility 32,000 Repayments on revolving credit facility (115,500) Distributions, net of change in distribution payable (30,158) Payment of deferred financing costs (3) Net cash used in financing activities (113,661) Net increase in cash 41,404 Cash, beginning of year 33,861 Cash, end of year 75,265$ Supplemental disclosure of cash flow information: Cash interest paid during the year 18,210$

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements For the year ended December 31, 2022 10    Note 1. Organization BDCA Senior Loan Fund LLC, (the “Company”), a Delaware limited liability company, was formed on December 7, 2020, under and pursuant to the Limited Liability Company Act of the State of Delaware (the “Act”) upon the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware. The Company accepted its first capital commitments and commenced operations on January 20, 2021. Effective January 24, 2022, the name of the Company was changed from BDCA Senior Loan Fund LLC to FBLC Senior Loan Fund LLC. Pursuant to the Company’s Limited Liability Company Agreement (the “Agreement”), the purpose and business of the Company shall be (i) to make investments, either directly or indirectly through subsidiaries or other persons, in portfolio companies primarily through senior secured loans, and to a lesser extent, mezzanine loans, unsecured loans, bonds and equity of predominantly private U.S. middle-market companies, including broadly syndicated loans, and (ii) to engage in any other lawful acts or activities as the Company’s board of managers (the “Board”) deems reasonably necessary or advisable for which limited liability companies may be organized under the Act. The Company’s members are Franklin BSP Lending Corporation (“FBLC”) and Cliffwater Corporate Lending Fund (“CCLF”, collectively the “Members”). FBLC and CCLF each appoint two members to the four‐person Board. All material decisions with respect to the Company, including those involving its investment portfolio, require unanimous approval of a quorum of the Board. Quorum is defined as (i) the presence of two members of the Board; provided that at least one individual is present that was elected, designated or appointed by each member; (ii) the presence of three members of the Board; provided that the individual that was elected, designated or appointed by the member with only one individual present shall be entitled to cast two votes on each matter; and (iii) the presence of four members of the Board; provided that two individuals are present that were elected, designated or appointed by each member. On January 20, 2021, the Company entered into an Administrative and Loan Servicing Agreement (the “Administrative Agreement”) with Benefit Street Partners, LLC, a Delaware limited liability company (the “Administrator”), to perform certain duties as described in the Administrative Agreement. The Company has the ability to organize, acquire, transfer, or otherwise dispose of interests in subsidiaries or alternative investment vehicles. The Company utilizes two subsidiaries: BDCA-CB Funding, LLC (“CB Funding”), a Delaware limited liability company, and BDCA SLF Funding LLC (“SLF Funding”), a Delaware limited liability company (collectively, the “Subsidiaries”). Note 2. Significant Accounting Policies Basis of presentation: The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”). The Company qualifies as an investment company, as defined in FASB ASC Topic 946, Financial Services — Investment Companies (“ASC Topic 946”), and therefore is applying specialized accounting and reporting guidance in ASC Topic 946. Use of estimates: The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Valuation of investments: The Company applies fair value to its investments in accordance with ASC Topic 820 — Fair Value Measurements and Disclosure (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework used to measure fair value and requires disclosures for fair value measurements, including the categorization of financial instruments into a three-level hierarchy based on the transparency of valuation inputs. See Note 3 for further discussion regarding the Company’s fair value measurements and hierarchy. Consolidation: For reporting purposes, the consolidated financial statements of the Company include the accounts of the Company and the Subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation. Investment income: Investment transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Discounts and premiums on investments purchased are accreted/amortized over the expected life of the respective investment using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion of discount and amortization of premium on investments.

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements (continued) For the year ended December 31, 2022       11   Investments may be placed on non-accrual status when principal or interest payments are past due and/or when there is reasonable doubt that principal or interest will be collected. Accrued interest which may include un-capitalized PIK interest is generally reversed when an investment is placed on non-accrual status. Previously capitalized PIK interest is not reversed when an investment is placed on non-accrual status. Interest payments received on non-accrual investments may be recognized as income or applied to principal depending upon management's judgment of the ultimate outcome. Non-accrual investments are restored to accrual status when past due principal and interest is paid and, in management's judgment, are likely to remain current. Investment transactions: Investment transactions are recorded on a trade-date basis. Realized gains or losses are calculated using the first-in, first-out method. Interest and expenses are recorded on the accrual basis of accounting. Dividend income is recorded on the ex-dividend date, net of withholding taxes, if applicable. Realized gains and losses on the sale of investment securities are calculated based upon the difference between the total sales proceeds and the cost basis of the specific security sold. Changes in the fair value of investments, as determined by the Company through the application of the Company’s valuation policy, are included as net change in unrealized gain (loss) on investments on the Consolidated Statement of Operations. Deferred financing costs: Deferred financing costs represent fees and other direct incremental costs incurred in connection with the Company’s borrowings. As of December 31, 2022, the Company had unamortized deferred financing costs of $1,483,180, presented as a direct reduction of the carrying amount of debt on the Consolidated Statement of Assets, Liabilities, and Members’ Capital. These amounts are amortized and included in interest and credit facility financing expenses on the Consolidated Statement of Operations over the estimated average life of the borrowings. Amortization of deferred financing costs for the year ended December 31, 2022 was $1,007,994. Cash and cash equivalents: The Company deposits its cash in a financial institution and at times, such balances may be in excess of the Federal Deposit Insurance Corporation insurance limits; however, the Company does not believe it is exposed to any significant credit risk. The Company considers all short-term liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. Income taxes: As the Company is a limited liability company and is treated as a partnership for tax purposes, it is not liable for federal or state income taxes and accordingly, no tax provision (benefit) for federal and state income taxes is made with respect to the Company’s taxable income or loss. The Members of the Company are each responsible for the federal and state tax liability or benefit related to his or her distributable share of taxable income or loss of the Company allocated pursuant to the terms of the Agreement. The Company is subject to the provisions of ASC 740, Income Taxes. This standard establishes consistent thresholds as it relates to accounting for income taxes. It defines the threshold for recognizing the benefits of tax-return positions in the consolidated financial statements as “more-likely-than-not” to be sustained by the taxing authority and requires measurement of a tax position meeting the more-likely-than-not criterion, based on the largest benefit that is more than 50% likely to be realized. The Company has analyzed its inventory of tax positions taken with respect to all applicable income tax issues for all open tax years (in each respective jurisdiction) and has concluded that no provision for income tax is required in the Company’s consolidated financial statements. The Company recognizes interest and penalties accrued, if any, related to unrecognized tax benefits in interest expense. No interest expense or penalties have been assessed for the year ended December 31, 2022. In general, the Company’s tax positions for open tax years remain subject to examination by the tax authorities in the jurisdictions in which the Company operates. Note 3. Fair Value of Financial Instruments The Company values all investments in accordance with ASC Topic 820. ASC Topic 820 requires disclosures about assets and liabilities that are measured and reported at fair value. As defined in ASC Topic 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation models involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the assets or liabilities and the assets’ or liabilities’ complexity.

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements (continued) For the year ended December 31, 2022       12   ASC Topic 820 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability of inputs used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value. Based on the observability of the inputs used in the valuation techniques, the Company is required to provide disclosures on fair value measurements according to the fair value hierarchy. The fair value hierarchy ranks the observability of the inputs used to determine fair values. Investments carried at fair value are classified and disclosed in one of the following three categories: • Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date. • Level 2 — Valuations based on inputs other than quoted prices in active markets, including quoted prices for similar assets or liabilities, which are either directly or indirectly observable. • Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement. This includes situations where there is little, if any, market activity for the assets or liabilities. The inputs into the determination of fair value are based upon the best information available and may require significant management judgment or estimation. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an asset’s categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. All investments as of December 31, 2022 were categorized as Level 2 or Level 3 investments. Valuation process: The Company establishes valuation processes and procedures to ensure that the valuation techniques utilized are fair, consistent, and verifiable. The Board oversees the valuation process of the Company’s investments performed by the Administrator. Valuations are required to be supported by market data, industry accepted third-party pricing models, or other methods the Board deems to be appropriate. The valuation process begins with each investment being initially evaluated and rated by the investment professionals of the Administrator responsible for the credit monitoring of the portfolio investment. The Company may base its valuation on indicative bid and ask prices provided by an independent third-party pricing service. For loans where indicative prices are not available from an independent third-party pricing service, the Administrator will engage one or more independent valuation firm(s) to provide independent appraisals of investments for which market quotations are not readily available. The investment professionals responsible for the portfolio investment, the Administrator’s valuation team and the Board review and supplement the valuation recommendations from the independent valuation firm(s). Investments for which market quotations are readily available on an exchange are valued at the reported closing price on the valuation date. The Company may also obtain quotes with respect to certain of the Company's investments from pricing services or brokers or dealers in order to value assets. When doing so, the Company determines whether the quote obtained is readily available according to U.S. GAAP to determine the fair value of the security. If determined to be readily available, the Company uses the quote obtained. Investments without a readily available market quotation are primarily valued using a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in fair value pricing our investments include, as relevant: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements (continued) For the year ended December 31, 2022       13   protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, and enterprise values, among other factors. When available, broker quotations and/or quotations provided by pricing services are considered as an input in the valuation process. Fair Value Disclosures: The following table presents the fair value measurements, by major class, as of December 31, 2022, according to the fair value hierarchy:   There were no significant changes in valuation approach or technique as of December 31, 2022. The table below reflects the purchases of the Company’s assets classified as Level 3 during the year ended December 31, 2022:   Transfers between levels of the fair value hierarchy are recognized at the beginning of the reporting period. Transfers of investments into or out of Level 3 were due to the current assessment of investment liquidity and observable market inputs. Significant Unobservable Inputs: ASC Topic 820 requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. Disclosure of this information is not required in circumstances where a valuation (unadjusted) is obtained from a third-party pricing service and the information regarding the unobservable inputs is not reasonably available to the Company and as such, the disclosures provided below exclude those investments valued in that manner. The table below is not intended to be all-inclusive, but rather to provide information on significant unobservable inputs and valuation techniques used by the Company. (dollars in thousands) Description Level 1 Level 2 Level 3 Total Senior Secured First Lien Debt -$ 613,883$ 140,136$ 754,019$ Senior Secured Second Lien Debt - 18,384 8,186 26,570 Collateralized Securities - - 75,116 75,116 Total investments -$ 632,267$ 223,438$ 855,705$ Fair Value Measurements (dollars in thousands) Purchases Transfers Into Level 3 Transfers (Out) of Level 3 Investments Senior Secured First Lien Debt 21,025$ 75,293$ (41,140)$ Senior Secured Second Lien Debt - 4,955 - Collateralized Securities 10,633 - - Total investments 31,658$ 80,248$ (41,140)$

FBLC Senior Loan Fund LLC
Notes to Consolidated Financial Statements (continued)
For the year ended December 31, 2022

The valuation techniques and significant unobservable inputs used in recurring Level 3 fair value measurements of assets as of December 31, 2022, were as follows:

(dollars in thousands)				Range		
Asset Category	**Fair Value**	**Primary Valuation Technique**	**Unobservable Inputs**	**Minimum**	**Maximum**	**Weighted Average (a)**
Senior Secured First Lien Debt	$ 129,703	Yield Analysis	Market Yield	8.59%	24.27%	12.11%
Senior Secured First Lien Debt (b)	3,711	Waterfall Analysis	Revenue Multiple	0.62x	0.62x	0.62x
Senior Secured First Lien Debt	6,722	Waterfall Analysis	EBITDA Multiple	5.00x	8.50x	6.38x
Senior Secured Second Lien Debt	8,186	Yield Analysis	Market Yield	12.97%	13.80%	13.47%
Collateralized Securities	75,116	Discounted Cash Flow	Discount Rate	8.23%	14.20%	11.07%
Total Level 3 Assets	$ 223,438					

(a) Weighted averages are calculated based on fair value of investments.
(b) This asset category contains one investment.

The income and market approaches were used in the determination of fair value of certain Level 3 assets as of December 31, 2022. The significant unobservable inputs used in the income approach are the discount rate or market yield used to discount the estimated future cash flows expected to be received from the underlying investment, which include both future principal and interest payments. An increase in the discount rate or market yield would result in a decrease in the fair value. Included in the consideration and selection of discount rates is risk of default, rating of the investment, call provisions and comparable company investments. The significant unobservable inputs used in the market approach are based on market comparable transactions and market multiples of publicly traded comparable companies. Changes in these inputs in isolation may result in a significantly higher or lower fair value measurement of the respective subject instrument.

Valuations of loans, corporate debt, and other debt obligations are generally based on discounted cash flow techniques, for which the significant inputs are the amount and timing of expected future cash flows, market yields and recovery assumptions. The significant inputs are generally determined based on relative value analysis, which incorporate comparisons to other debt instruments for which observable prices or broker quotes are available. Other valuation methodologies are used as appropriate including market comparables, transactions in similar instruments and recovery/liquidation analysis. The Company also considers the use of EBITDA multiples, revenue multiples, tangible net asset value multiples, TBV multiples, and other relevant multiples on its debt and equity investments to determine any credit gains or losses in certain instances. Changes in these inputs in isolation may result in a significantly higher or lower fair value measurement of the respective subject instrument.

Note 4. Borrowings

Citi Revolving Credit Facility: CB Funding entered into a senior secured revolving credit facility with Citibank, N.A. (the "Citi Facility") on January 20, 2021.

The maximum amount CB Funding is able to borrow from the Citi Facility is currently $400.0 million. Borrowings under the Citi Facility bear interest at an annual rate of LIBOR plus 1.60% per annum. In addition to the stated interest rate on borrowings, CB Funding is required to pay an unused commitment fee of (i) 1.25% per annum on any unused portion of the Citi Facility when the outstanding borrowings are less than 75% of the facility amount, and (ii) 0.75% per annum on any unused portion of the Citi Facility when the outstanding borrowings are equal to or greater than 75% of the facility amount. Interest expense and unused commitment fees under the facility totaled $12,458,013 for the year ended December 31, 2022, and were included within interest and credit facility financing expenses on the Consolidated Statement of Operations.

14

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements (continued) For the year ended December 31, 2022       15   CIBC Revolving Credit Facility: SLF Funding entered into a senior secured revolving credit facility with Canadian Imperial Bank of Commerce, as agent, on July 2, 2021 (the “CIBC Facility”). The maximum amount SLF Funding is able to borrow from the CIBC Facility is currently $300.0 million. Borrowings under the Revolving Credit Facility bear interest at an annual rate of LIBOR plus 1.25% per annum. In addition to the stated interest rate on borrowings, SLF Funding is required to pay an unused commitment fee of 0.50% per annum on any unused portion of the Revolving Credit Facility. Interest expense and unused commitment fees under the facility totaled $8,382,760 for the year ended December 31, 2022, and were included within interest and credit facility financing expenses on the Consolidated Statement of Operations. JPM Total Return Swap: The Company entered into a total return swap agreement with JPMorgan Chase Bank as agent, on February 24, 2021 (the “JPM TRS”). The JPM TRS gives the Company the option to enter into total return swap transactions which reference syndicated bank loans. The Company may terminate these transactions as it sees fit. These transactions have calculated aggregated closing amounts that are finalized at the end of each month which represent payments, fees, and interest for each transaction. Transactions bear financing costs at an annual rate of LIBOR plus 1.25% per annum. Interest expense under the facility totaled $2,001,434 for the year ended December 31, 2022, and was included within interest and credit facility financing expenses on the Consolidated Statement of Operations.   As of December 31, 2022, all total return swaps on the JPM TRS were entered contemporaneously with the Company’s sale of their respective reference assets. Due to the Company’s continuing involvement in these assets, these assets are not derecognized under ASC 860, Transfers and Servicing, and are presented on the Consolidated Schedule of Investments. Financing amounts related to these assets are presented as Secured borrowings on the Consolidated Statement of Assets, Liabilities, and Members' Capital. Note 5. Members’ Capital The Company may call commitments to enable the Company to make investments, to pay fees and expenses, or to provide reserves. No member is required to fund an amount in excess of its uncalled commitment. As of December 31, 2022, the Company had commitments totaling $383,495,510, of which 100% of the total commitments had been called. Pursuant to the agreement, profit and loss are allocated among the members pro rata in accordance with their respective ownership of the Company. At commencement, FBLC and CCLF owned 87.5% and 12.5% of the Company, respectively. Effective December 8, 2021, CCLF increased its commitment to the Company by $35.0 million. As of December 31, 2022, FBLC and CCLF owned 79.5% and 20.5% of the Company, respectively. Unless otherwise determined by the Board, the Company shall make quarterly distributions to members in an amount approximating the Company’s estimated ordinary income for such quarter, subject to expenses and reserves. Note 6. Related Parties The Administrator is an affiliate of one of the Members. Under the Administration agreement, the Company pays the Administrator a fee equal to 0.15% of the Company’s average gross assets as compensation for administrative services provided. For the year ended December 31, 2022, the Company incurred $1,601,873 in administrative expenses (included within other general and administrative expenses on the Consolidated Statement of Operations) under the Administration Agreement. Of this amount, $370,375 is payable as of December 31, 2022, and was included within accounts payable and accrued expenses on the Consolidated Statement of Assets, Liabilities, and Members’ Capital. Note 7. Commitments and Contingencies As of December 31, 2022, the Company had $1,587,000 in outstanding commitments to fund investments under undrawn revolvers and delayed draw commitments. (dollars in thousands) Portfolio Company Name Investment Type Commitment Type Total Commitment Remaining Commitment Athenahealth, Inc. Senior Secured First Lien Debt Delayed draw term loan 1,587$ 1,587$

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements (continued) For the year ended December 31, 2022       16   The Company maintains sufficient cash on hand and available borrowings to fund such unfunded commitments. In the ordinary course of business, the Company may enter into contracts or agreements that contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the Company. Based on its history and experience, the Board feels that the likelihood of such an event is remote. The Company is not currently contractually obligated to provide financial support to any of the portfolio companies included in the Consolidated Schedule of Investments. The primary purpose of the Company’s investments is to support the growth objectives of the portfolio companies. No other contractual or non-contractual financial support was provided to the Company’s portfolio companies during the year ended December 31, 2022. The Company may assist a portfolio company in obtaining financial support in the future and has unfunded loan commitments as indicated in the table above. Note 8. Financial Highlights The financial highlights for the Company for the year ended December 31, 2022 were as follows: Total return is calculated for all members taken as a whole. The return is calculated as the change in members’ capital, adjusted for capital calls, distributions, and withdrawals during the year. The above ratios are computed based upon the weighted average members’ capital for the Company for the year ended December 31, 2022. An individual member’s return and ratios may vary from those presented above due to the timing of capital transactions. The financial highlights may not be indicative of the future performance of the Company. Note 9. Subsequent Events The Company has evaluated subsequent events for potential recognition and/or disclosure through March 10, 2023, the date the financial statements were available to be issued.     Gross total return (7.22) % Professional fees and other expenses allocation: 0.65 % Net total return (7.87) % Ratio to average members' contributed capital: Interest and credit facility financing expenses 6.91 % Professional fees and other expenses 0.72 % Total expenses 7.63 % Net investment income 12.53%

                      Consolidated Financial Statements FBLC Senior Loan Fund LLC For the period from January 20, 2021 (Commencement of Operations) to December 31, 2021

                    FBLC Senior Loan Fund LLC Table of Contents Page(s) Report of Independent Auditors 1-2 Consolidated Statement of Assets, Liabilities and Members’ Capital 3 Consolidated Schedule of Investments 4-7 Consolidated Statement of Operations 8 Consolidated Statement of Changes in Members’ Capital 9 Consolidated Statement of Cash Flows 10 Notes to Consolidated Financial Statements 11-18

          1  Report of Independent Auditors To the Members of FBLC Senior Loan Fund LLC Opinion We have audited the consolidated financial statements of FBLC Senior Loan Fund LLC (the “Company”), which comprise the consolidated statement of assets, liabilities and members’ capital, including the consolidated schedule of investments, as of December 31, 2021, and the related consolidated statements of operations, changes in members’ capital and cash flows for the period from January 20, 2021 (commencement of operations) to December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021, and the results of its operations, changes in its members’ capital and its cash flows for the period from January 20, 2021 (commencement of operations) to December 31, 2021 in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion  We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued. Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we:  Exercise professional judgment and maintain professional skepticism throughout the audit.

                        2   Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.   Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.                                                                                                                   /s/ Ernst & Young LLP                   March 16, 2022

FBLC Senior Loan Fund LLC Consolidated Statement of Assets, Liabilities and Members’ Capital December 31, 2021   3    Investments, at fair value (amortized cost of $1,085,169,753) 1,088,337,163$ Cash and cash equivalents 33,860,764 Receivable for unsettled trades 37,392,545 Cash collateral on deposit with custodian 31,120,000 Interest receivable 5,103,597 Prepaid expenses and other assets 146,335 Total assets 1,195,960,404$ Revolving credit facilities (net of deferred financing costs of $2,488,184) 631,561,813$ Secured borrowings 94,736,988 Payable for unsettled trades 60,560,105 Distribution payable 7,211,307 Interest and credit facility fees payable 2,265,634 Accounts payable and accrued expenses 971,370 Total liabilities 797,307,217 Capital contributed 383,495,510 Accumulated earnings 15,157,677 Total members' capital 398,653,187 Total liabilities and members' capital 1,195,960,404$ MEMBERS' CAPITAL ASSETS LIABILITIES

FBLC Senior Loan Fund LLC
Consolidated Schedule of Investments
December 31, 2021

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal / Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
Senior Secured First Lien Debt							
ABC Financial Intermediate, LLC (e)	Technology	L+4.25% (5.25%)	1/2/2025	19,109,436	$ 19,037,589	$ 19,013,888	4.8%
Accentcare, Inc. (b)	Healthcare	L+4.00% (4.18%)	6/22/2026	10,029,550	10,029,550	9,976,293	2.5%
Access Cig, LLC (b)	Business Services	L+3.75% (3.84%)	2/27/2025	4,232,653	4,220,104	4,200,146	1.1%
Acrisure, LLC (b) (f)	Financials	L+3.50% (3.72%)	2/16/2027	28,319,039	27,836,731	27,965,051	7.0%
Adtalem Global Education, Inc.	Education	5.50%	3/1/2028	2,000,000	2,000,000	1,958,643	0.5%
Adtalem Global Education, Inc. (f)	Education	L+4.50% (5.25%)	8/12/2028	2,000,000	2,000,000	2,002,920	0.5%
Advisor Group, Inc. (f)	Financials	L+4.50% (4.60%)	7/31/2026	7,903,226	7,903,226	7,924,644	2.0%
Alchemy US Holdco 1, LLC (b)	Industrials	L+5.50% (5.60%)	10/10/2025	15,555,423	15,404,341	15,555,423	3.9%
Alvogen Pharma US, Inc. (b)	Healthcare	L+5.25% (6.25%)	12/29/2023	12,497,456	12,387,726	11,935,070	3.0%
Amentum Government Services Holdings, LLC (f)	Industrials	L+3.50% (3.60%)	2/1/2027	1,989,899	1,977,920	1,956,329	0.5%
American Airlines Inc/AAdvantage Loyalty IP, Ltd. (b)	Transportation	L+4.75% (5.50%)	4/20/2028	6,316,000	6,259,170	6,533,649	1.6%
American Rock Salt Company, LLC (f)	Chemicals	L+4.00% (4.75%)	6/9/2028	4,776,995	4,779,689	4,759,081	1.2%
AmWINS Group, Inc. (f)	Financials	L+2.25% (3.00%)	2/22/2028	4,974,889	4,909,078	4,933,448	1.2%
AP Gaming I, LLC (f)	Gaming/Lodging	L+3.50% (4.50%)	2/15/2024	7,466,916	7,327,466	7,409,719	1.9%
APLP Holdings, LP (b)	Utilities	L+3.75% (4.75%)	5/14/2027	3,244,758	3,215,451	3,265,038	0.8%
Apollo Commercial Real Estate Finance, Inc.	Financials	4.63%	6/15/2029	3,000,000	3,000,000	2,921,820	0.7%
AppLovin Corp. (b)	Media/Entertainment	L+3.00% (3.50%)	10/25/2028	8,977,500	8,955,467	8,953,171	2.2%
Artera Services, LLC (f)	Utilities	L+3.50% (4.50%)	3/6/2025	2,487,500	2,473,417	2,403,547	0.6%
Ascensus Holidngs, Inc. (b)	Business Services	L+3.50% (4.00%)	8/2/2028	5,000,000	4,981,966	4,973,750	1.2%
Asp Navigate Acquisition Corp. (f)	Healthcare	L+4.50% (5.50%)	10/6/2027	3,275,910	3,283,786	3,275,910	0.8%
Astoria Energy, LLC (f)	Utilities	L+3.50% (4.50%)	12/10/2027	1,984,672	1,984,672	1,976,495	0.5%
Astro AB Merger Sub, Inc. (f)	Financials	L+4.25% (5.25%)	4/30/2024	3,901,981	3,897,542	3,906,859	1.0%
Asurion, LLC (b)	Business Services	L+3.25% (3.35%)	12/23/2026	4,974,874	4,892,009	4,937,563	1.2%
Athenahealth, Inc. (e)	Healthcare	L+4.25% (4.38%)	2/11/2026	14,232,889	14,197,217	14,218,656	3.6%
Avaya Holdings Corp. (b)	Technology	L+4.00% (4.11%)	12/15/2027	17,770,000	17,770,000	17,743,345	4.5%
Aveanna Healthcare, LLC	Healthcare	L+3.75% (4.25%)	7/17/2028	5,465,266	5,457,279	5,432,092	1.4%
Bally's Corp. (b)	Gaming/Lodging	L+3.25% (3.75%)	10/2/2028	2,730,000	2,703,524	2,728,853	0.7%
BBB Industries, LLC (b)	Transportation	L+4.50% (4.60%)	8/1/2025	12,855,183	12,754,127	12,855,183	3.2%
BCP Raptor, LLC (b)	Energy	L+4.25% (5.25%)	6/24/2024	13,603,884	12,834,566	13,571,778	3.4%
BCP Renaissance, LLC (f)	Energy	L+3.50% (4.50%)	10/31/2024	5,896,116	5,852,130	5,879,548	1.5%
Beasley Mezzanine Holdings, LLC	Broadcasting	8.63%	2/1/2026	2,174,000	2,225,015	2,151,283	0.5%
Bella Holding Company, LLC (f)	Healthcare	L+3.75% (4.50%)	5/10/2028	7,481,250	7,411,358	7,468,756	1.9%
Blackstone CQP Holdco, LP (f)	Industrials	L+3.75% (4.25%)	6/5/2028	7,967,481	7,931,197	7,944,216	2.0%
BMC Software Finance, Inc. (b)	Technology	L+3.75% (3.97%)	10/2/2025	12,748,207	12,782,362	12,658,969	3.2%
Bomgar Corp. (f)	Technology	L+4.00% (4.10%)	4/18/2025	1,921,719	1,926,494	1,916,223	0.5%
CareCentrix, Inc. (b)	Healthcare	L+4.50% (4.72%)	4/3/2025	20,845,321	20,126,629	20,715,038	5.2%
Clover Technologies Group, LLC (e)	Industrials	L+7.50% (8.50%)	2/5/2024	1,444,811	1,374,617	1,368,959	0.3%
CLP Health Services, Inc. (b)	Healthcare	L+4.25% (5.00%)	12/31/2026	12,914,770	12,867,038	12,882,483	3.2%
Cnt Holdings I Corp (f)	Consumer	L+3.50% (4.25%)	11/8/2027	3,473,750	3,473,750	3,473,125	0.9%
CommerceHub, Inc. (f)	Technology	L+4.00% (4.75%)	12/29/2027	7,638,840	7,649,298	7,550,535	1.9%
Community Care Health Network, LLC (b)	Healthcare	L+4.75% (4.85%)	2/17/2025	9,754,574	9,725,717	9,368,488	2.4%
Compass Power Generation, LLC (f)	Utilities	L+3.50% (4.50%)	12/20/2024	4,777,087	4,765,030	4,753,202	1.2%
Connect Finco SARL (f)	Telecom	L+3.50% (4.50%)	12/11/2026	7,538,140	7,560,056	7,534,070	1.9%
Connectwise, LLC (f)	Software/Services	L+3.50% (4.00%)	9/29/2028	4,000,000	3,980,000	3,986,440	1.0%
Conservice Midco, LLC (b)	Business Services	L+4.25% (4.47%)	5/13/2027	7,700,056	7,713,027	7,679,189	1.9%
CONSOL Energy, Inc. (b)	Energy	L+4.50% (4.60%)	9/27/2024	3,611,778	3,328,113	3,501,618	0.9%
Conterra Ultra Broadband, LLC (b)	Telecom	L+4.75% (5.75%)	4/30/2026	6,710,458	6,710,458	6,710,458	1.7%
Corelogic, Inc. (b)	Business Services	L+3.50% (4.00%)	6/2/2028	7,980,000	7,964,911	7,964,040	2.0%
CVENT, Inc. (e)	Technology	L+3.75% (3.83%)	11/29/2024	2,700,438	2,628,141	2,694,524	0.7%
Dealer Tire, LLC (e)	Retail	L+4.25% (4.33%)	12/12/2025	3,951,613	3,926,852	3,945,685	1.0%
Directv Financing, LLC (b)	Media/Entertainment	L+5.00% (5.75%)	8/2/2027	4,887,500	4,841,911	4,888,917	1.2%
Dish DBS Corp.	Cable	5.25%	12/1/2026	700,000	700,000	710,612	0.2%
Dish DBS Corp.	Cable	5.75%	12/1/2028	1,000,000	1,000,000	1,009,375	0.3%
Division Holding Corp. (b)	Business Services	L+4.75% (5.50%)	5/26/2028	8,739,098	8,749,092	8,744,603	2.2%
Dunn Paper, Inc. (b)	Paper & Packaging	L+5.25% (6.25%)	8/26/2022	578,466	561,573	555,327	0.1%
Dynasty Acquisition Co., Inc. (e)	Industrials	L+3.50% (3.63%)	4/6/2026	2,823,971	2,735,892	2,743,318	0.7%
Dynasty Acquisition Co., Inc. (e)	Industrials	L+3.50% (3.63%)	4/6/2026	5,252,506	5,088,683	5,102,495	1.3%
Echo Global Logistics, Inc. (b)	Transportation	L+3.75% (4.25%)	11/23/2028	3,330,000	3,322,095	3,313,350	0.8%

4

FBLC Senior Loan Fund LLC
Consolidated Schedule of Investments
December 31, 2021

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal / Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
Edgewater Generation, LLC (b)	Utilities	L+3.75% (3.85%)	12/12/2025	2,490,651	$ 2,475,609	$ 2,348,559	0.6%
Emerald 2, Ltd. (b)	Industrials	L+3.25% (3.47%)	7/12/2028	517,635	515,156	513,753	0.1%
Fastlane Parent Co, Inc. (b)	Transportation	L+4.50% (4.60%)	2/4/2026	1,568,548	1,568,548	1,567,294	0.4%
Flex Acquisition Company, Inc. (f)	Paper & Packaging	L+3.50% (4.00%)	3/2/2028	6,957,499	6,919,943	6,938,644	1.7%
Florida Food Products, LLC (f)	Food & Beverage	L+5.00% (5.75%)	10/18/2028	8,000,000	7,880,689	7,860,000	2.0%
Frontier Communications Corp.	Telecom	5.00%	5/1/2028	1,240,000	1,302,789	1,276,129	0.3%
Frontier Communications Corp. (b)	Telecom	L+3.75% (4.50%)	5/1/2028	19,425,210	19,406,712	19,386,360	4.9%
Geon Performance Solutions, LLC (b)	Chemicals	L+4.75% (5.50%)	8/18/2028	4,705,208	4,671,418	4,739,038	1.2%
Gogo Intermediate Holdings, LLC (f)	Telecom	L+3.75% (4.50%)	4/28/2028	8,380,885	8,380,885	8,373,426	2.1%
Golden Nugget, LLC (b) (f)	Gaming/Lodging	L+2.50% (3.25%)	10/4/2023	3,960,469	3,931,849	3,932,548	1.0%
Gordian Medical, Inc. (b)	Healthcare	L+6.25% (7.00%)	1/31/2027	11,060,280	10,987,182	10,968,148	2.8%
Greenway Health, LLC (f)	Healthcare	L+3.75% (4.75%)	2/16/2024	4,732,701	4,461,720	4,496,066	1.1%
GVC Holdings Gibraltar, Ltd. (f)	Gaming/Lodging	L+2.50% (3.00%)	3/29/2027	4,975,000	4,968,781	4,957,587	1.2%
HAH Group Holding Company, LLC (b)	Healthcare	L+5.00% (6.00%)	10/29/2027	737,295	737,295	737,295	0.2%
HAH Group Holding Company, LLC (b)	Healthcare	L+5.00% (6.00%)	10/29/2027	5,826,968	5,747,733	5,826,967	1.5%
Hamilton Projects Acquiror, LLC (f)	Utilities	L+4.50% (5.25%)	6/17/2027	5,718,436	5,693,865	5,710,087	1.4%
Heartland Dental, LLC (e)	Healthcare	L+3.50% (3.58%)	4/30/2025	4,153,969	4,075,881	4,108,982	1.0%
Hertz Corp. (b) (f)	Transportation	L+3.25% (3.75%)	6/30/2028	4,185,511	4,169,816	4,185,511	1.0%
Hertz Corp. (b) (f)	Transportation	L+3.25% (3.75%)	6/30/2028	793,456	790,489	793,456	0.2%
HireRight, Inc. (f)	Business Services	L+3.75% (3.85%)	7/11/2025	7,237,011	7,196,875	7,202,635	1.8%
Hudson River Trading, LLC (b)	Financials	L+3.00% (3.10%)	3/20/2028	4,974,937	4,910,190	4,933,198	1.2%
ICP Industrial, Inc. (f)	Chemicals	L+3.75% (4.50%)	12/29/2027	4,974,937	4,971,269	4,900,313	1.2%
IDERA, Inc. (f)	Technology	L+3.75% (4.50%)	3/2/2028	6,982,716	6,993,733	6,971,823	1.7%
Ineos Us Finance, LLC (f)	Chemicals	L+2.50% (3.00%)	11/6/2028	4,000,000	3,995,000	3,976,680	1.0%
Iri Holdings, Inc. (b)	Business Services	L+4.25% (4.35%)	12/1/2025	7,819,000	7,799,791	7,809,226	2.0%
Jack Ohio Finance, LLC (f)	Gaming/Lodging	L+4.75% (5.50%)	10/4/2028	4,000,000	3,980,443	3,980,000	1.0%
Jane Street Group, LLC (f)	Financials	L+2.75% (2.85%)	1/26/2028	4,937,594	4,931,736	4,895,427	1.2%
Jump Financial, LLC (b)	Financials	L+3.50% (4.00%)	8/7/2028	2,493,750	2,481,573	2,475,047	0.6%
Kissner Milling Co., Ltd.	Industrials	4.88%	5/1/2028	5,000,000	5,034,939	4,813,550	1.2%
LABL, Inc. (b)	Paper & Packaging	L+5.00% (5.50%)	10/30/2028	5,000,000	4,925,177	4,987,500	1.3%
Liquid Tech Solutions Holdings, LLC (b) (f)	Industrials	L+4.75% (5.50%)	3/20/2028	10,215,665	10,165,797	10,215,665	2.6%
Luxembourg Investment Co., 428 SARL (b)	Chemicals	S+5.00% (5.50%)	1/3/2029	3,864,000	3,825,360	3,826,519	1.0%
Medallion Midland Acquisition, LP (f)	Energy	L+3.75% (4.50%)	10/18/2028	3,614,067	3,578,858	3,594,190	0.9%
Meridian Adhesives Group, Inc. (b)	Chemicals	L+4.00% (4.75%)	7/24/2028	5,000,000	4,952,672	5,000,000	1.3%
MH Sub I, LLC (f)	Business Services	L+3.75% (4.75%)	9/13/2024	8,641,073	8,635,796	8,650,060	2.2%
Michael Baker International, LLC (b)	Industrials	L+5.00% (5.75%)	12/1/2028	3,334,000	3,300,707	3,300,993	0.8%
MicroStrategy, Inc.	Software/Services	6.13%	6/15/2028	1,500,000	1,500,000	1,507,500	0.4%
Monitronics International, Inc. (b)	Business Services	L+6.50% (7.75%)	3/29/2024	5,508,332	5,301,490	5,164,061	1.3%
MPH Acquisition Holdings, LLC (b)	Healthcare	L+4.25% (4.75%)	9/1/2028	4,987,500	4,895,197	4,859,720	1.2%
MSG NATIONAL PROPERTIES, LLC (b)	Media/Entertainment	L+6.25% (7.00%)	11/12/2025	12,187,890	12,430,843	12,187,890	3.1%
MYOB US Borrower, LLC (f)	Business Services	L+4.00% (4.10%)	5/6/2026	5,467,537	5,452,965	5,421,992	1.4%
National Mentor Holdings, Inc. (b) (f)	Healthcare	L+3.75% (4.50%)	3/2/2028	7,370,376	7,336,482	7,282,373	1.8%
National Mentor Holdings, Inc. (f)	Healthcare	L+3.75% (4.50%)	3/2/2028	233,236	232,145	230,451	0.1%
Navitas Midstream Midland Basin, LLC (b)	Energy	L+4.00% (4.75%)	12/13/2024	10,676,409	10,676,409	10,639,042	2.7%
Nexus Buyer, LLC (f)	Business Services	L+3.75% (3.85%)	11/9/2026	1,488,608	1,485,095	1,480,361	0.4%
Nouryon USA, LLC (e)	Chemicals	L+3.00% (3.10%)	10/1/2025	2,342,129	2,310,311	2,331,894	0.6%
Paysafe Finance, PLC	Software/Services	4.00%	6/15/2029	400,000	400,000	372,764	0.1%
Perstorp Holding Ab (b)	Chemicals	L+4.75% (4.91%)	2/27/2026	8,777,486	8,324,837	8,777,486	2.2%
PG&E Corp. (f)	Utilities	L+3.00% (3.50%)	6/23/2025	10,697,818	10,734,849	10,569,444	2.7%
Proofpoint, Inc. (b)	Software/Services	L+3.25% (3.75%)	8/31/2028	2,500,000	2,493,906	2,487,700	0.6%
Protective Industrial Products, Inc. (b)	Industrials	L+4.00% (4.75%)	12/29/2027	9,126,552	9,090,541	9,086,669	2.3%
Pug, LLC (f)	Technology	L+3.50% (3.60%)	2/12/2027	4,962,025	4,842,627	4,843,135	1.2%
Pug, LLC (f)	Technology	L+4.25% (4.75%)	2/13/2027	1,995,000	1,985,518	1,982,531	0.5%
Quikrete Holdings, Inc. (f)	Industrials	L+3.00% (3.19%)	6/11/2028	8,000,000	7,958,750	7,977,760	2.0%
Regionalcare Hospital Partners Holdings, Inc.	Healthcare	4.38%	2/15/2027	2,000,000	2,000,000	2,025,333	0.5%
Regionalcare Hospital Partners Holdings, Inc. (b)	Healthcare	L+3.75% (3.85%)	11/14/2025	5,195,289	5,214,231	5,185,574	1.3%
RXB Holdings, Inc. (f)	Healthcare	L+4.50% (5.25%)	12/20/2027	10,205,242	10,243,512	10,205,242	2.6%

5

FBLC Senior Loan Fund LLC
Consolidated Schedule of Investments
December 31, 2021

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal / Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
S&S Holdings, LLC (f)	Consumer	L+5.00% (5.50%)	3/10/2028	6,947,500	$ 6,759,318	$ 6,947,500	1.7%
Safe Fleet Holdings, LLC (f)	Industrials	L+3.00% (4.00%)	2/3/2025	2,373,723	2,359,172	2,356,775	0.6%
Safety Products/JHC Acquisition Corp. (b)	Industrials	L+4.50% (4.60%)	6/28/2026	938,441	890,957	891,519	0.2%
Safety Products/JHC Acquisition Corp. (b)	Industrials	L+4.50% (4.60%)	6/28/2026	17,360,447	16,548,758	16,492,425	4.1%
Schenectady International Group, Inc. (b)	Chemicals	L+4.75% (4.87%)	10/15/2025	19,910,906	19,790,513	19,910,906	5.0%
SCIH Salt Holdings, Inc. (b) (f)	Industrials	L+4.00% (4.75%)	3/16/2027	18,735,131	18,670,771	18,532,229	4.6%
SFR Group, SA (b) (e)	Telecom	L+4.00% (4.13%)	8/14/2026	12,705,290	12,639,890	12,629,058	3.2%
Sierra Acquisition, Inc. (b)	Food & Beverage	L+4.00% (5.00%)	11/11/2024	4,901,996	4,711,905	4,889,741	1.2%
Sophia, LP (f)	Software/Services	L+3.50% (4.00%)	10/7/2027	3,003,648	3,006,541	3,001,395	0.8%
Spirit Aerosystems, Inc. (b)	Industrials	L+3.75% (4.25%)	1/15/2025	2,555,238	2,583,818	2,555,877	0.6%
SSH Group Holdings, Inc. (e)	Education	L+4.25% (4.40%)	7/30/2025	10,518,297	10,063,576	10,133,748	2.5%
Staples, Inc. (b)	Business Services	L+5.00% (5.13%)	4/16/2026	4,949,239	4,896,254	4,773,788	1.2%
Station Casinos, LLC (f)	Gaming/Lodging	L+2.25% (2.50%)	2/8/2027	2,278,144	2,266,691	2,256,911	0.6%
Team Health Holdings, Inc. (e)	Healthcare	L+2.75% (3.75%)	2/6/2024	2,968,831	2,808,361	2,830,038	0.7%
Tecta America Corp. (f)	Industrials	L+4.25% (5.00%)	4/6/2028	9,044,550	9,018,223	9,033,244	2.3%
Tenneco, Inc.	Transportation	5.13%	4/15/2029	3,846,000	3,846,000	3,773,132	0.9%
Tenneco, Inc. (e)	Transportation	L+3.00% (3.08%)	10/1/2025	2,969,388	2,910,919	2,921,135	0.7%
The Dun & Bradstreet Corp. (f)	Business Services	L+3.25% (3.35%)	2/6/2026	4,863,344	4,884,015	4,840,778	1.2%
TransDigm, Inc. (f)	Industrials	L+2.25% (2.35%)	12/9/2025	2,969,697	2,952,834	2,926,280	0.7%
Traverse Midstream Partners, LLC (b)	Energy	S+4.25% (5.25%)	9/27/2024	14,962,108	14,935,885	14,878,021	3.7%
Triton Water Holdings, Inc. (f)	Food & Beverage	L+3.50% (4.00%)	3/31/2028	7,462,502	7,445,085	7,374,295	1.8%
Truck Hero, Inc. (f)	Transportation	L+3.25% (4.00%)	1/31/2028	1,488,750	1,485,105	1,479,103	0.4%
TSL Engineered Products, LLC (b)	Industrials	L+4.75% (5.50%)	1/7/2028	7,858,108	7,784,914	7,858,108	2.0%
United Airlines, Inc. (f)	Transportation	L+3.75% (4.50%)	4/21/2028	3,794,493	3,782,298	3,799,653	1.0%
University Support Services, LLC (f)	Education	L+3.25% (3.75%)	6/29/2028	5,000,000	4,982,718	4,975,000	1.2%
Urban One, Inc.	Media/Entertainment	7.38%	2/1/2028	6,000,000	6,194,333	6,200,250	1.6%
Venga Finance Sarl (b)	Telecom	L+4.75% (5.25%)	12/4/2028	4,000,000	3,880,000	3,912,520	1.0%
Veritext Corp. (f)	Business Services	L+3.25% (3.35%)	8/1/2025	3,505,294	3,463,169	3,471,994	0.9%
Virgin Media Bristol, LLC (f)	Telecom	L+3.25% (3.36%)	1/31/2029	2,500,000	2,496,875	2,497,275	0.6%
Vyaire Medical, Inc. (f)	Healthcare	L+4.75% (5.75%)	4/16/2025	7,830,754	6,572,837	6,695,295	1.7%
WaterBridge Midstream Operating, LLC (b)	Energy	L+5.75% (6.75%)	6/22/2026	10,747,733	9,571,569	10,462,273	2.6%
Watlow Electric Manufacturing Co. (b)	Industrials	L+3.75% (4.25%)	3/2/2028	9,473,412	9,430,991	9,446,792	2.4%
Western Dental Services, Inc. (f)	Healthcare	L+4.50% (5.25%)	8/18/2028	9,074,647	9,067,115	9,070,110	2.3%
Western Dental Services, Inc. (f)	Healthcare	L+4.50% (5.25%)	8/18/2028	388,648	388,648	388,454	0.1%
Wilsonart, LLC (b)	Consumer	L+3.50% (4.50%)	12/31/2026	7,449,969	7,444,398	7,443,785	1.9%
Wrench Group, LLC (f)	Consumer	L+4.00% (4.22%)	4/30/2026	3,150,550	3,097,635	3,150,550	0.8%
YI, LLC (e)	Healthcare	L+4.00% (5.00%)	11/7/2024	8,973,775	8,891,271	8,973,775	2.3%
Subtotal Senior Secured First Lien Debt					**$ 945,194,400**	**$ 947,148,548**	**237.5%**
Senior Secured Second Lien Debt							
American Rock Salt Company, LLC (b)	Chemicals	L+7.25% (8.00%)	6/11/2029	4,943,000	$ 4,893,570	$ 4,955,358	1.2%
Asp Ls Acquisition Corp. (b)	Transportation	L+7.50% (8.25%)	4/30/2029	2,065,000	2,075,242	2,074,045	0.5%
Asurion, LLC (b)	Business Services	L+5.25% (5.35%)	1/31/2028	15,632,000	15,563,565	15,671,080	3.9%
Barracuda Networks, Inc. (b)	Software/Services	L+6.75% (7.50%)	10/30/2028	4,698,000	4,724,450	4,749,396	1.2%
CDS U.S. Intermediate Holdings, Inc. (b)	Media/Entertainment	L+8.00% (9.00%) 7.00% PIK	11/24/2027	5,088,472	5,069,797	5,058,247	1.3%
Edelman Financial Services, LLC (b) (e)	Financials	L+6.75% (6.84%)	7/20/2026	9,972,000	9,928,681	9,988,653	2.5%
IDERA, Inc. (b) (e)	Technology	L+6.75% (7.50%)	3/2/2029	1,545,000	1,537,275	1,545,000	0.4%
Tecta America Corp. (b)	Industrials	L+8.50% (9.25%)	4/6/2029	4,998,000	4,973,010	4,998,000	1.3%
TIBCO Software, Inc. (b)	Technology	L+7.25% (7.36%)	3/3/2028	13,020,000	13,166,320	13,047,082	3.3%
Subtotal Senior Secured Second Lien Debt					**$ 61,931,910**	**$ 62,086,860**	**15.6%**
Collateralized Securities							
Collateralized Securities - Debt Investment							
AIG CLO, Ltd. 21-1A F	Diversified Investment Vehicles	L+6.90% (7.03%)	4/22/2034	1,410,000	$ 1,284,855	$ 1,269,740	0.3%
Avery Point CLO, Ltd. 15-6A E1 (f)	Diversified Investment Vehicles	L+5.50% (5.64%)	8/6/2027	3,500,000	3,123,875	3,380,281	0.8%
Battalion CLO, Ltd. 21-17A F	Diversified Investment Vehicles	L+7.50% (7.63%)	3/9/2034	1,224,000	1,132,292	1,122,509	0.3%
Carlyle GMS CLO, 16-3A FRR (f)	Diversified Investment Vehicles	L+8.60% (8.73%)	7/20/2034	2,100,000	1,984,489	1,982,547	0.5%

6

FBLC Senior Loan Fund LLC
Consolidated Schedule of Investments
December 31, 2021

Portfolio Company (d)	Industry	Investment Coupon Rate (a)	Maturity	Principal / Number of Shares	Amortized Cost	Fair Value	% of Members' Capital (c)
Eaton Vance CDO, Ltd. 15-1A FR (f)	Diversified Investment Vehicles	L+7.97% (8.10%)	1/20/2030	2,000,000	$ 1,736,164	$ 1,828,997	0.5%
Elevation CLO, Ltd. 13-1A D2	Diversified Investment Vehicles	L+7.65% (7.80%)	8/15/2032	2,000,000	1,960,767	1,973,209	0.5%
Great Lakes CLO, Ltd. 21-6A E	Diversified Investment Vehicles	L+8.03% (8.25%)	1/15/2034	5,150,000	4,945,278	4,905,936	1.2%
Greywolf CLO, Ltd. 20-3RA ER (f)	Diversified Investment Vehicles	L+8.74% (8.87%)	4/15/2033	1,000,000	873,288	949,120	0.2%
Hayfin Kingsland XI, Ltd. 19-2A ER	Diversified Investment Vehicles	L+7.72% (7.85%)	10/20/2034	2,500,000	2,425,768	2,412,073	0.6%
Highbridge Loan Management, Ltd. 11A-17 E (f)	Diversified Investment Vehicles	L+6.10% (6.24%)	5/6/2030	3,000,000	2,689,250	2,825,041	0.7%
Jamestown CLO, Ltd. 17-10A D (f)	Diversified Investment Vehicles	L+6.70% (6.82%)	7/17/2029	1,200,000	1,120,486	1,152,594	0.3%
KKR Financial CLO, Ltd. 15 FR	Diversified Investment Vehicles	L+8.50% (8.62%)	1/18/2032	2,000,000	1,891,952	1,879,568	0.5%
LCM, Ltd. Partnership 16A ER2 (f)	Diversified Investment Vehicles	L+6.38% (6.50%)	10/15/2031	2,500,000	2,280,096	2,372,919	0.6%
Marble Point CLO, Ltd. 20-1A E (f)	Diversified Investment Vehicles	L+6.82% (6.95%)	4/20/2033	4,500,000	4,400,069	4,391,784	1.1%
Medalist Partners Corporate Finance CLO, Ltd. 21-1A D (f)	Diversified Investment Vehicles	L+7.48% (7.69%)	10/20/2034	3,000,000	2,851,890	2,832,609	0.7%
Northwoods Capital, Ltd. 17-15A ER	Diversified Investment Vehicles	L+7.64% (7.85%)	6/20/2034	3,000,000	2,920,133	2,909,451	0.7%
OCP CLO, Ltd. 14-5A DR (f)	Diversified Investment Vehicles	L+5.70% (5.82%)	4/26/2031	2,200,000	2,077,497	2,117,791	0.5%
OZLM, Ltd. 16-15A DR (f)	Diversified Investment Vehicles	L+6.75% (6.88%)	4/20/2033	2,000,000	1,903,320	1,921,542	0.5%
Palmer Square CLO, Ltd. 21-4A F	Diversified Investment Vehicles	L+7.66% (7.80%)	10/15/2034	1,500,000	1,425,763	1,412,882	0.4%
Regatta II Funding, LP 13-2A DR2 (f)	Diversified Investment Vehicles	L+6.95% (7.07%)	1/15/2029	2,000,000	1,922,881	1,967,709	0.5%
Saranac CLO, Ltd. 20-8A E	Diversified Investment Vehicles	L+8.12% (8.28%)	2/20/2033	1,455,000	1,440,684	1,433,445	0.4%
Sound Point CLO, Ltd. 17-1A E (f)	Diversified Investment Vehicles	L+5.96% (6.08%)	1/23/2029	4,000,000	3,589,274	3,736,485	0.9%
Sound Point CLO, Ltd. 17-2A E (f)	Diversified Investment Vehicles	L+6.10% (6.22%)	7/25/2030	2,400,000	2,064,555	2,173,247	0.5%
Sound Point CLO, Ltd. 18-3A D (f)	Diversified Investment Vehicles	L+5.79% (5.91%)	10/26/2031	1,000,000	898,627	895,152	0.2%
Symphony CLO, Ltd. 2012-9A ER2 (f)	Diversified Investment Vehicles	L+6.95% (7.07%)	7/16/2032	3,000,000	2,769,133	2,937,094	0.7%
Trimaran CAVU 2021-2A, Ltd. 21-2A E (f)	Diversified Investment Vehicles	L+7.20% (7.33%)	10/25/2034	3,000,000	2,941,087	2,915,444	0.7%
Trysail CLO, Ltd. 21-1A E	Diversified Investment Vehicles	L+7.38% (7.52%)	7/20/2032	1,500,000	1,444,290	1,445,165	0.4%
Venture CDO, Ltd. 16-23A ER2 (f)	Diversified Investment Vehicles	L+7.55% (7.67%)	7/19/2034	3,000,000	2,911,938	2,891,525	0.7%
Venture CDO, Ltd. 16-25A E (f)	Diversified Investment Vehicles	L+7.20% (7.33%)	4/20/2029	2,000,000	1,943,004	1,936,060	0.5%
Venture CDO, Ltd. 20-39A E	Diversified Investment Vehicles	L+7.63% (7.75%)	4/15/2033	4,995,000	4,960,547	4,921,690	1.2%
Venture CLO 43, Ltd. 21-43A E (f)	Diversified Investment Vehicles	L+7.15% (7.27%)	4/15/2034	3,000,000	2,913,224	2,901,049	0.7%
Wind River CLO, Ltd. 14-2A FR	Diversified Investment Vehicles	L+7.87% (7.99%)	1/15/2031	3,000,000	2,495,442	2,488,676	0.6%
Zais CLO 13, Ltd. 19-13A D1 (f)	Diversified Investment Vehicles	L+4.52% (4.64%)	7/15/2032	3,000,000	2,721,522	2,818,422	0.7%
Subtotal Collateralized Securities					**$ 78,043,443**	**$ 79,101,755**	**19.8%**
TOTAL INVESTMENTS					**$ 1,085,169,753**	**$ 1,088,337,163**	**273.0%**

(a) The majority of the investments bear interest at a rate that may be determined by reference to London Interbank Offered Rate ("LIBOR" or "L"), Secured Overnight Financing Rate ("SOFR" or "S"), or Prime ("P"), and which reset daily, monthly, quarterly, or semiannually. For each, the Company has provided the spread over the relevant reference rate and the current interest rate in effect at December 31, 2021. Certain investments are subject to reference rate floors. For fixed rate loans, a spread above a reference rate is not applicable. For floating rate securities the all-in rate is disclosed within parentheses.

(b) The Company's investment or a portion thereof is pledged as collateral under the Citi Credit Facility. Individual investments can be divided into parts which are pledged to separate credit facilities.

(c) Percentages are based on members' capital as of December 31, 2021.

(d) The Company has various unfunded commitments to portfolio companies. See note 7 Commitments and Contingencies.

(e) The Company's investment or a portion thereof is held through a total return swap agreement with J.P. Morgan.

(f) The Company's investment or a portion thereof is pledged as collateral under the CIBC Credit Facility. Individual investments can be divided into parts which are pledged to separate credit facilities.

7

FBLC Senior Loan Fund LLC Consolidated Statement of Operations For the period from January 20, 2021 (Commencement of Operations) to December 31, 2021   8  Investment income: Interest from investments 44,752,413$ Interest from cash and cash equivalents 19,615 Total interest income 44,772,028 Fee and other income 191,986 Total investment income 44,964,014 Operating expenses: Interest and credit facility financing expenses 10,050,591 Other general and administrative 1,385,706 Professional fees 650,627 Organizational costs 124,793 Total expenses 12,211,717 Net investment income 32,752,297 Realized and unrealized gain on investments: Net realized gain from investments 6,925,525 Net unrealized appreciation on investments 3,167,410 Net realized and unrealized gain on investments 10,092,935 Net increase in members' capital resulting from operations 42,845,232$

FBLC Senior Loan Fund LLC Consolidated Statement of Changes in Members’ Capital For the period from January 20, 2021 (Commencement of Operations) to December 31, 2021 9  Balance, January 20, 2021 -$ Capital contributions 383,495,510 Distributions (27,687,555) Net investment income 32,752,297 Net realized gain from investments 6,925,525 Net unrealized appreciation on investments 3,167,410 Balance, December 31, 2021 398,653,187$

FBLC Senior Loan Fund LLC Consolidated Statement of Cash Flows For the period from January 20, 2021 (Commencement of Operations) to December 31, 2021         10         Cash flows from operating activities: Net increase in members' capital from operations 42,845,232$ Adjustments to reconcile net increase in members' capital from operations to net cash used in operating activities: Net realized gain on investments (6,925,525) Net unrealized gain on investments (3,167,410) Payment-in-kind interest income (102,461) Purchases of investments (903,771,246) Proceeds from principal repayments and sales of investments 587,510,363 Net accretion of discounts and amortization of premiums (2,896,083) Amortization of deferred financing costs 772,894 (Increase) decrease in operating assets: Interest receivable (2,609,594) Receivable for unsettled trades 5,243,800 Prepaid expenses and other assets (146,335) Cash collateral on deposit with custodian (31,120,000) Increase (decrease) in operating liabilities: Payable for unsettled trades (40,523,950) Interest and credit facility fees payable 865,477 Accounts payable and accrued expenses 971,370 Net cash used in operating activities (353,053,469) Cash flows from financing activities: Borrowings on revolving credit facility 467,700,000 Repayments on revolving credit facility (178,000,000) Capital contributions 120,951,559 Distributions (20,476,248) Payment of deferred financing costs (3,261,078) Net cash provided by financing activities 386,914,233 Net increase in cash 33,860,764 Cash, beginning of period - Cash, end of period 33,860,764$ Supplemental disclosure of cash flow information: Cash interest paid during the period 7,405,850$ Noncash contributions from members: Investments, at fair value 664,247,813 Interest receivable 2,494,003 Receivable for unsettled trades 42,636,344 Interest and credit facility fees payable (1,400,157) Revolving credit facilities (344,349,997) Payable for unsettled trades (101,084,055)

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements For the period from January 20, 2021 (Commencement of Operations) to December 31, 2021       11   Note 1. Organization BDCA Senior Loan Fund LLC, (the “Company”), a Delaware limited liability company, was formed on December 7, 2020, under and pursuant to the Limited Liability Company Act of the State of Delaware (the “Act”) upon the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware. Effective January 24, 2022, the name of the Company was changed from BDCA Senior Loan Fund LLC to FBLC Senior Loan Fund LLC. Pursuant to the Company’s Limited Liability Company Agreement (the “Agreement”), the purpose and business of the Company shall be (i) to make investments, either directly or indirectly through subsidiaries or other persons, in portfolio companies primarily through senior secured loans, and to a lesser extent, mezzanine loans, unsecured loans, bonds and equity of predominantly private U.S. middle-market companies, including broadly syndicated loans, and (ii) to engage in any other lawful acts or activities as the Company’s board of managers (the “Board”) deems reasonably necessary or advisable for which limited liability companies may be organized under the Act. The Company’s members are Franklin BSP Lending Corporation (“FBLC”) and Cliffwater Corporate Lending Fund (“CCLF”, collectively the “Members”). FBLC and CCLF each appoint two members to the four‐person Board. All material decisions with respect to the Company, including those involving its investment portfolio, require unanimous approval of a quorum of the Board. Quorum is defined as (i) the presence of two members of the Board; provided that at least one individual is present that was elected, designated or appointed by each member; (ii) the presence of three members of the Board; provided that the individual that was elected, designated or appointed by the member with only one individual present shall be entitled to cast two votes on each matter; and (iii) the presence of four members of the Board; provided that two individuals are present that were elected, designated or appointed by each member. On January 20, 2021, the Company entered into an Administrative and Loan Servicing Agreement (the “Administrative Agreement”) with Benefit Street Partners, LLC, a Delaware limited liability company (the “Administrator”), to perform certain duties as described in the Administrative Agreement. The Company has the ability to organize, acquire, transfer, or otherwise dispose of interests in subsidiaries or alternative investment vehicles. The Company utilizes two subsidiaries: BDCA-CB Funding, LLC (“CB Funding”), a Delaware limited liability company, and BDCA SLF Funding LLC (“SLF Funding”), a Delaware limited liability company (collectively, the “Subsidiaries”). The Company accepted its first capital commitments and commenced operations on January 20, 2021. As part of its initial contribution to the Company, FBLC contributed $751.8 million of assets including $664.2 million of investments and $42.4 million of cash as well as $446.9 million worth of liabilities including the Citi Revolving Credit Facility (as defined below) debt of $344.4 million in exchange for $304.9 million of equity in the Company. Note 2. Significant Accounting Policies Basis of presentation: The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”). The Company qualifies as an investment company, as defined in FASB ASC Topic 946, Financial Services — Investment Companies (“ASC Topic 946”), and therefore is applying specialized accounting and reporting guidance in ASC Topic 946. Use of estimates: The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Valuation of investments: The Company applies fair value to its investments in accordance with ASC Topic 820 — Fair Value Measurements and Disclosure (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework used to measure fair value and requires disclosures for fair value measurements, including the categorization of financial instruments into a three- level hierarchy based on the transparency of valuation inputs. See Note 3 for further discussion regarding the Company’s fair value measurements and hierarchy.

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements For the period from January 20, 2021 (Commencement of Operations) to December 31, 2021       12   Consolidation: For reporting purposes, the consolidated financial statements of the Company include the accounts of the Company and the Subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation. Investment income: Investment transactions are accounted for on the trade date. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Discounts and premiums on investments purchased are accreted/amortized over the expected life of the respective investment using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion of discount and amortization of premium on investments. Investments may be placed on non-accrual status when principal or interest payments are past due and/or when there is reasonable doubt that principal or interest will be collected. Accrued interest which may include un-capitalized PIK interest is generally reversed when an investment is placed on non-accrual status. Previously capitalized PIK interest is not reversed when an investment is placed on non-accrual status. Interest payments received on non-accrual investments may be recognized as income or applied to principal depending upon management's judgment of the ultimate outcome. Non-accrual investments are restored to accrual status when past due principal and interest is paid and, in management's judgment, are likely to remain current. Investment transactions: Investment transactions are recorded on a trade-date basis. Realized gains or losses are calculated using the first-in, first-out method. Interest and expenses are recorded on the accrual basis of accounting. Dividend income is recorded on the ex-dividend date, net of withholding taxes, if applicable. Realized gains and losses on the sale of investment securities are calculated based upon the difference between the total sales proceeds and the cost basis of the specific security sold. Changes in the fair value of investments, as determined by the Company through the application of the Company’s valuation policy, are included as net change in unrealized gain (loss) on investments on the Consolidated Statement of Operations. Deferred financing costs: Deferred financing costs represent fees and other direct incremental costs incurred in connection with the Company’s borrowings. As of December 31, 2021, the Company had unamortized deferred financing costs of $2,488,184, presented as a direct reduction of the carrying amount of debt on the Consolidated Statement of Assets, Liabilities, and Members’ Capital. These amounts are amortized and included in interest and credit facility financing expenses on the Consolidated Statement of Operations over the estimated average life of the borrowings. Amortization of deferred financing costs for the period ended December 31, 2021 was $772,895. Organizational costs: Organizational costs are expensed as incurred. There were $124,793 of organizational costs incurred during the period ended December 31, 2021. Cash and cash equivalents: The Company deposits its cash in a financial institution and at times, such balances may be in excess of the Federal Deposit Insurance Corporation insurance limits; however, the Company does not believe it is exposed to any significant credit risk. The Company considers all short-term liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. Income taxes: As the Company is a limited liability company and is treated as a partnership for tax purposes, it is not liable for federal or state income taxes and accordingly, no tax provision (benefit) for federal and state income taxes is made with respect to the Company’s taxable income or loss. The Members of the Company are each responsible for the federal and state tax liability or benefit related to his or her distributable share of taxable income or loss of the Company allocated pursuant to the terms of the Agreement. The Company is subject to the provisions of ASC 740, Income Taxes. This standard establishes consistent thresholds as it relates to accounting for income taxes. It defines the threshold for recognizing the benefits of tax-return positions in the consolidated financial statements as “more-likely-than-not” to be sustained by the taxing authority and requires measurement of a tax position meeting the more-likely-than-not criterion, based on the largest benefit that is more than 50% likely to be realized. The Company has analyzed its inventory of tax positions taken with respect to all applicable income tax issues for all open tax years (in each respective jurisdiction) and has concluded that no provision for income tax is required in the Company’s consolidated financial statements. The Company recognizes interest and penalties accrued, if any, related to unrecognized tax benefits in interest expense. No interest expense or penalties have been assessed for the period ended December 31, 2021. In general, the Company’s

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements For the period from January 20, 2021 (Commencement of Operations) to December 31, 2021       13   tax positions for open tax years remain subject to examination by the tax authorities in the jurisdictions in which the Company operates. Recent accounting pronouncements: In March 2020, the FASB issued ASU 2021-04, Reference Rate Reform (“ASU 2021-04”). The amendments in ASU 2021-04 provide optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The standard is effective as of March 12, 2020 through December 31, 2022. The Company is currently evaluating the impact of the optional guidance on the Company’s consolidated financial statements and disclosures. The Company did not utilize the optional expedients and exceptions provided by ASU 2021-04 during the period ended December 31, 2021. Impact of COVID-19 Pandemic: The COVID-19 pandemic has resulted in governments around the world implementing a broad suite of measures to help control the spread of the virus, including quarantines, travel restrictions and business curtailments and others. The emergence of COVID-19 has created economic and financial disruptions that during the year adversely affected, and may continue to affect, our business, financial condition, liquidity and certain of our portfolio companies’ results of operations and liquidity. The extent to which the COVID-19 pandemic will continue to affect our business, financial condition, liquidity and certain of our portfolio companies’ results of operations and liquidity will depend on future developments, which are highly uncertain and cannot be predicted. Given the unprecedented nature of the COVID-19 exigency and the fiscal and monetary response designed to mitigate strain to businesses and the economy, the operating environment of certain of our portfolio companies is evolving rapidly. We have been in frequent communication with management, as well as the private equity sponsors, of our portfolio companies in order to understand the impact of the COVID-19 pandemic on their particular businesses and assess their ability to meet their obligations. As a result of the business disruptions affecting certain of our portfolio companies, we may be required to reduce the future amount of distributions to our members. We continue to closely monitor our investment portfolio in order to be positioned to respond appropriately. Note 3. Fair Value of Financial Instruments The Company values all investments in accordance with ASC Topic 820. ASC Topic 820 requires disclosures about assets and liabilities that are measured and reported at fair value. As defined in ASC Topic 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation models involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the assets or liabilities and the assets’ or liabilities’ complexity. ASC Topic 820 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability of inputs used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value. Based on the observability of the inputs used in the valuation techniques, the Company is required to provide disclosures on fair value measurements according to the fair value hierarchy. The fair value hierarchy ranks the observability of the inputs used to determine fair values. Investments carried at fair value are classified and disclosed in one of the following three categories: • Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date. • Level 2 — Valuations based on inputs other than quoted prices in active markets, including quoted prices for similar assets or liabilities, which are either directly or indirectly observable.

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements For the period from January 20, 2021 (Commencement of Operations) to December 31, 2021       14   • Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement. This includes situations where there is little, if any, market activity for the assets or liabilities. The inputs into the determination of fair value are based upon the best information available and may require significant management judgment or estimation. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an asset’s categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. All investments as of December 31, 2021 were categorized as Level 2 or Level 3 investments. Valuation process: The Company establishes valuation processes and procedures to ensure that the valuation techniques utilized are fair, consistent, and verifiable. The Board oversees the valuation process of the Company’s investments performed by the Administrator. Valuations are required to be supported by market data, industry accepted third-party pricing models, or other methods the Board deems to be appropriate. The valuation process begins with each investment being initially evaluated and rated by the investment professionals of the Administrator responsible for the credit monitoring of the portfolio investment. The Company may base its valuation on indicative bid and ask prices provided by an independent third-party pricing service. For loans where indicative prices are not available from an independent third-party pricing service, the Administrator will engage one or more independent valuation firm(s) to provide independent appraisals of investments for which market quotations are not readily available. The investment professionals responsible for the portfolio investment, the Administrator’s valuation team and the Board review and supplement the valuation recommendations from the independent valuation firm(s). Investments for which market quotations are readily available on an exchange are valued at the reported closing price on the valuation date. The Company may also obtain quotes with respect to certain of the Company's investments from pricing services or brokers or dealers in order to value assets. When doing so, the Company determines whether the quote obtained is readily available according to U.S. GAAP to determine the fair value of the security. If determined to be readily available, the Company uses the quote obtained. Investments without a readily available market quotation are primarily valued using a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in fair value pricing our investments include, as relevant: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, and enterprise values, among other factors. When available, broker quotations and/or quotations provided by pricing services are considered as an input in the valuation process.

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements For the period from January 20, 2021 (Commencement of Operations) to December 31, 2021       15   Fair Value Disclosures: The following table presents the fair value measurements, by major class, as of December 31, 2021, according to the fair value hierarchy: The table below reflects the purchases of the Company’s assets classified as Level 3 during the period ended December 31, 2021: 1. Purchases exclude investments contributed from FBLC. Transfers between levels of the fair value hierarchy are recognized at the beginning of the reporting period. There were no transfers between levels for the period from January 20, 2021 (Commencement of Operations) to December 31, 2021. Significant Unobservable Inputs: ASC Topic 820 requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. Disclosure of this information is not required in circumstances where a valuation (unadjusted) is obtained from a third-party pricing service and the information regarding the unobservable inputs is not reasonably available to the Company and as such, the disclosures provided below exclude those investments valued in that manner. The table below is not intended to be all-inclusive, but rather to provide information on significant unobservable inputs and valuation techniques used by the Company. The valuation techniques and significant unobservable inputs used in recurring Level 3 fair value measurements of assets as of December 31, 2021, were as follows:  (a) Weighted averages are calculated based on fair value of investments. (b) This asset category contains one investment. (c) Investment(s) were valued based on recent or pending transactions expected to close after the valuation date. Description Level 1 Level 2 Level 3 Total Senior Secured First Lien Debt -$ 770,720,187$ 176,428,361$ 947,148,548$ Senior Secured Second Lien Debt - 50,794,464 11,292,396 62,086,860 Collateralized Securities - - 79,101,755 79,101,755 Total investments -$ 821,514,651$ 266,822,512$ 1,088,337,163$ Fair Value Measurements Purchases(1) Investments Senior Secured First Lien Debt 95,098,047$ Senior Secured Second Lien Debt 11,229,585 Collateralized Securities 54,293,239 Total investments 160,620,871$ Primary Valuation Unobservable Weighted Asset Category Fair Value Technique Inputs Minimum Maximum Average (a) Senior Secured First Lien Debt 169,300,848 Yield Analysis Market Yield 5.38% 12.76% 7.29% Senior Secured Second Lien Debt 6,543,000 Yield Analysis Market Yield 8.57% 10.67% 10.17% Senior Secured First Lien Debt (c) 7,127,513 Cost Cost N/A N/A N/A Senior Secured Second Lien Debt (b) 4,749,396 Discounted Cash Flow Market Yield 7.50% 7.50% 7.50% Collateralized Securities 79,101,755 Discounted Cash Flow Discount Rate 5.65% 11.65% 8.07% Total Level 3 Assets 266,822,512$ Range

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements For the period from January 20, 2021 (Commencement of Operations) to December 31, 2021       16   The income and market approaches were used in the determination of fair value of certain Level 3 assets as of December 31, 2021. The significant unobservable inputs used in the income approach are the discount rate or market yield used to discount the estimated future cash flows expected to be received from the underlying investment, which include both future principal and interest payments. An increase in the discount rate or market yield would result in a decrease in the fair value. Included in the consideration and selection of discount rates is risk of default, rating of the investment, call provisions and comparable company investments. The significant unobservable inputs used in the market approach are based on market comparable transactions and market multiples of publicly traded comparable companies. Changes in these inputs in isolation may result in a significantly higher or lower fair value measurement of the respective subject instrument. Valuations of loans, corporate debt, and other debt obligations are generally based on discounted cash flow techniques, for which the significant inputs are the amount and timing of expected future cash flows, market yields and recovery assumptions. The significant inputs are generally determined based on relative value analysis, which incorporate comparisons to other debt instruments for which observable prices or broker quotes are available. Other valuation methodologies are used as appropriate including market comparables, transactions in similar instruments and recovery/liquidation analysis. The Company also considers the use of EBITDA multiples, revenue multiples, tangible net asset value multiples, TBV multiples, and other relevant multiples on its debt and equity investments to determine any credit gains or losses in certain instances. Changes in these inputs in isolation may result in a significantly higher or lower fair value measurement of the respective subject instrument. Note 4. Borrowings Citi Revolving Credit Facility: As part of its initial contribution to the Company, FBLC transferred 100% of its interests in CB Funding to the Company effective January 20, 2021. The contribution included a revolving credit facility with Citibank, N.A. (the “Citi Facility”) and the Company amended its credit agreement on the same date. The maximum amount CB Funding is able to borrow from the Citi Facility is currently $400,000,000. Borrowings under the Citi Facility bear interest at an annual rate of LIBOR plus 1.60% per annum. In addition to the stated interest rate on borrowings, CB Funding is required to pay an unused commitment fee of (i) 1.25% per annum on any unused portion of the Citi Facility when the outstanding borrowings are less than 75% of the facility amount, and (ii) 0.75% per annum on any unused portion of the Citi Facility when the outstanding borrowings are equal to or greater than 75% of the facility amount. Interest expense and unused commitment fees under the facility totaled $6,289,853 for the period ended December 31, 2021, and was included within interest and credit facility financing expenses on the Consolidated Statement of Operations. CIBC Revolving Credit Facility: BDCA SLF Funding, LLC (“SLF Funding”), a wholly owned subsidiary of the Company, entered into a senior secured revolving credit facility with Canadian Imperial Bank of Commerce. as agent, on July 2, 2021 (the “CIBC Facility”). The maximum amount the SLF Funding is able to borrow from the CIBC Facility is currently $300,000,000. Borrowings under the Revolving Credit Facility bear interest at an annual rate of LIBOR plus 1.25% per annum. In addition to the stated interest rate on borrowings, SLF Funding is required to pay an unused commitment fee of 0.50% per annum on any unused portion of the Revolving Credit Facility. Interest expense and unused commitment fees under the facility totaled $1,466,556 for the period ended December 31, 2021, and was included within interest and credit facility financing expenses on the Consolidated Statement of Operations. JPM Total Return Swap: The Company entered into a total return swap agreement with JPMorgan Chase Bank as agent, on February 24, 2021 (the “JPM TRS”). The JPM TRS gives the Company the option to enter into total return swap transactions which reference syndicated bank loans. The Company may terminate these transactions as it sees fit. These transactions have calculated aggregated closing amounts that are finalized at the end of each month which represent payments, fees, and interest for each transaction. Transactions bear financing costs at an annual rate of LIBOR plus 1.25% per annum. Interest expense under the facility totaled $1,419,059 for the period ended December 31, 2021, and was included within interest and credit facility financing expenses on the Consolidated Statement of Operations.

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements For the period from January 20, 2021 (Commencement of Operations) to December 31, 2021       17   As of December 31, 2021, all total return swaps on the JPM TRS were entered contemporaneously with the Company’s sale of their respective reference assets. Due to the Company’s continuing involvement in these assets, these assets are not derecognized under ASC 860, Transfers and Servicing, and are presented on the Consolidated Schedule of Investments. Financing amounts related to these assets are presented as Secured borrowings on the Consolidated Statement of Assets, Liabilities, and Members' Capital. Note 5. Members’ Capital The Company may call commitments to enable the Company to make investments, to pay fees and expenses, or to provide reserves. No member is required to fund an amount in excess of its uncalled commitment. As of December 31, 2021, 100% of the commitments had been called. Pursuant to the agreement, profit and loss are allocated among the members pro rata in accordance with their respective ownership of the Company. At commencement, FBLC and CCLF owned 87.5% and 12.5% of the Company, respectively. Effective December 8, 2021, CCLF increased its commitment to the Company by $35,000,000. As of December 31, 2021, FBLC and CCLF owned 79.8% and 20.2% of the Company, respectively. Unless otherwise determined by the Board, the Company shall make quarterly distributions to members in an amount approximating the Company’s estimated ordinary income for such quarter, subject to expenses and reserves. Note 6. Related Parties The Administrator is an affiliate of one of the Members. Under the Administration agreement, the Company pays the Administrator a fee equal to 0.15% of the Company’s average gross assets as compensation for administrative services provided. For the period ended December 31, 2021, the Company incurred $1,379,439 in administrative expenses (included within other general and administrative expenses on the Consolidated Statement of Operations) under the Administration Agreement. Of this amount, $442,922 is payable as of December 31, 2021. Due To/From Members Included within prepaid expenses and other assets on the Consolidated Statements of Assets and Liabilities, and Members' Capital as of December 31, 2021, are $144,115 of receivables from FBLC. These receivables relate to accrued interest on assets transferred between FBLC and the Company. Additionally, included within accounts payable and accrued expenses on the Consolidated Statements of Assets and Liabilities, and Members' Capital as of December 31, 2021, are $160,628 of payables to FBLC. These payables relate to the Company’s organizational costs which were initially paid by FBLC. Note 7. Commitments and Contingencies As of December 31, 2021, the Company had $2,154,641 in outstanding commitments to fund investments under undrawn revolvers and delayed draw commitments. The Company maintains sufficient cash on hand and available borrowings to fund such unfunded commitments. In the ordinary course of business, the Company may enter into contracts or agreements that contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the Company. Based on its history and experience, the Board feels that the likelihood of such an event is remote. Portfolio Company Name Investment Type Commitment Type Total Commitment Remaining Commitment Aveanna Healthcare, LLC Senior Secured First Lien Debt Delayed draw term loan 1,274,146$ 1,274,146$ National Mentor Holdings, Inc. Senior Secured First Lien Debt Delayed draw term loan 343,790 343,790 Western Dental Services, Inc. Senior Secured First Lien Debt Delayed draw term loan 925,353 536,705 2,543,289$ 2,154,641$

FBLC Senior Loan Fund LLC Notes to Consolidated Financial Statements For the period from January 20, 2021 (Commencement of Operations) to December 31, 2021       18   The Company is not currently contractually obligated to provide financial support to any of the portfolio companies included in the Consolidated Schedule of Investments. The primary purpose of the Company’s investments is to support the growth objectives of the portfolio companies. No other contractual or non-contractual financial support was provided to the Company’s portfolio companies during the period ended December 31, 2021. The Company may assist a portfolio company in obtaining financial support in the future and has unfunded loan commitments as indicated in the table above. Note 8. Financial Highlights The financial highlights for the Company for the period ended December 31, 2021 were as follows: (i) The total return ratio is not annualized. (ii) The expenses and net investment income ratios, besides organizational costs, have been annualized. Total return is calculated for all members taken as a whole. The return is calculated as the change in members’ capital, adjusted for contributions and withdrawals during the year. The above ratios are computed based upon the weighted average members’ capital for the Company for the period ended December 31, 2021. An individual member’s return and ratios may vary from those presented above due to the timing of capital transactions. The financial highlights may not be indicative of the future performance of the Company. Note 9. Subsequent Events The Company has evaluated subsequent events for potential recognition and/or disclosure through March 16, 2022, the date the financial statements were available to be issued.     Gross total return (i) 13.17% Expense allocation: 0.66% Net total return (i) 12.51% Ratio to average members' contributed capital: Interest and credit facility financing expenses (ii) 2.92% Operating expenses (ii) 0.63% Total expenses (ii) 3.55% Net investment income (ii) 9.50%

SIENA CAPITAL FINANCE LLC Unaudited Consolidated Financial Statements December 31, 2023 and 2022

3 Index Page Independent Auditor's Report 1 Consolidated Financial Statements Consolidated Balance Sheets 3 Consolidated Statements of Income and Comprehensive Income 4 Consolidated Statements of Changes in Members’ Capital 5 Consolidated Statements of Cash Flows 6 Notes to Consolidated Financial Statements 7

4 2023 2022 Cash $ 9,005,873 $ 7,494,707 Loans receivable, net of deferred fees and costs 567,257,695 581,338,112 Allowance for credit losses (4,418,681) (5,394,487) Loans receivable, net 562,839,014 575,943,625 Fixed assets 489,594 478,073 Accumulated depreciation (347,882) (268,380) Total fixed assets, net 141,712 209,693 Goodwill 26,333,907 26,333,907 Operating lease assets 2,926,162 3,255,066 Other receivables 7,407,833 3,174,848 Internal software, net 1,645,603 1,490,768 Other assets 85,508 85,508 Prepaid expenses 79,266 78,864 Total assets $ 610,464,878 $ 618,066,986 Note payable, net of deferred financing costs $ 438,397,146 $ 457,592,584 Subordinated debt, net of deferred financing costs 58,849,922 76,369,786 Other borrowings 4,000,002 - Members' distribution payable 4,250,000 3,250,000 Accrued expenses and accounts payable 15,012,747 7,111,153 Accrued interest and fees payable 7,282,408 5,682,466 Operating Lease Liability 2,885,435 3,240,933 Due diligence deposits 1,075,005 1,909,506 Total liabilities 531,752,665 555,156,428 Members' capital: Class A Units (49,164,000 authorized, issued and outstanding) 49,263,219 49,263,219 Retained earnings 29,465,800 13,647,339 Accumulated other comprehensive loss (16,806) - Total members' capital 78,712,213 62,910,558 Total liabilities and members' capital $ 610,464,878 $ 618,066,986 See accompanying notes to consolidated financial statements. Liabilities and Members' Capital Assets SIENA CAPITAL FINANCE LLC Consolidated Balance Sheets December 31, 2023 and 2022

5 2023 2022 Revenue: Interest income $ 79,073,720 $ 48,596,077 Less interest expense and finance charges (47,203,731) (26,139,848) Net interest income 31,869,989 22,456,229 Less provision for credit losses 142,373 1,277,184 Net interest income after provision for loan losses 31,727,616 21,179,045 Loan fee and other income Loan fee income 14,735,471 10,236,858 Other income 8,897,232 5,806,638 Total revenue, net of provision for credit losses 55,360,319 37,222,541 Expenses: Compensation and benefits 23,064,110 15,183,391 Professional fees 695,016 804,396 Occupancy and equipment 809,591 548,004 Foreign currency (gains)/losses 1,338 - Bank charges 396,414 404,111 Other expenses 1,693,568 1,938,360 Net income 28,700,282 18,344,279 Other comprehensive income (loss) Foreign currency translation loss (16,806) - Comprehensive income $ 28,683,476 $ 18,344,279 See accompanying notes to consolidated financial statements. Years Ended December 31, 2023 and 2022 SIENA CAPITAL FINANCE LLC Consolidated Statements of Income and Comprehensive Income

6 SIENA CAPITAL FINANCE LLC Consolidated Statements of Changes in Members' Capital Members' contributions Retained Accumulated other Total Class A Units earnings comprehensive loss Members' capital Balance, December 31, 2021 $ 49,263,219 $ 7,053,060 $ - $ 56,316,279 Members' distribution - (11,750,000) - (11,750,000) Net income - 18,344,279 - 18,344,279 Balance, December 31, 2022 $ 49,263,219 $ 13,647,339 $ - $ 62,910,558 Balance, January 1, 2023 49,263,219 13,647,339 - 62,910,558 Cumulative effect of change in accounting principal - 1,118,179 - 1,118,179 Adjusted balance, January 1, 2023 49,263,219 14,765,518 - 64,028,737 Members' distribution - (14,000,000) - (14,000,000) Other comprehensive loss - - (16,806) (16,806) Net income - 28,700,282 - 28,700,282 Balance, December 31, 2023 $ 49,263,219 $ 29,465,800 $ (16,806) $ 78,712,213 See accompanying notes to consolidated financial statements. Years Ended December 31, 2023 and 2022

7 2023 2022 Cash flows from operating activities: Net income $ 28,700,282 $ 18,344,279 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation 79,502 91,701 Amortization of internal software 84,585 32,163 Amortization of deferred financing costs 1,654,373 1,121,042 Provision for credit losses 142,373 1,277,184 (Increase) in other receivables (4,232,985) (1,255,695) (Increase) in other assets - (40,982) (Increase) in prepaid expenses (402) 10,117 Increase (decrease) in accrued expenses and accounts payable 7,901,594 (2,165,941) Increase (decrease) in due diligence deposits (834,501) 631,570 Increase in accrued interest and fees payable 1,599,942 2,508,596 Non-cash operating lease costs (40,727) (14,133) Net cash provided by operating activities 35,054,036 20,539,901 Cash flows from investing activities: Net (increase) decrease in loans receivable 14,080,417 (140,059,089) Investment in internal software (239,420) (785,587) Purchases of fixed assets (11,521) (115,628) Net cash provided by (used in) investing activities 13,829,476 (140,960,304) Cash flows from financing activities: Proceeds from issuance of note payable 5,902,168,267 4,611,379,976 Repayment of note payable (5,922,148,170) (4,475,548,585) Deferred financing costs (893,783) (2,777,911) Proceeds from other borrowings 4,000,002 (747,500) Distribution to members (13,000,000) (10,700,000) Proceeds from subordinated debt issuance 7,500,000 16,000,000 Repayment of subordinated debt (25,000,000) (14,000,000) Net cash provided by (used in) financing activities (47,373,684) 123,605,980 Net increase in cash 1,509,828 3,185,577 Effect of exchange rates on cash 1,338 - Cash balance at beginning of period 7,494,707 4,309,130 Cash balance at end of period $ 9,005,873 $ 7,494,707 Supplemental cash flow information: Cash paid for interest $ 38,826,428 $ 22,968,537 Cash paid for taxes $ 758,380 $ 760,529 See accompanying notes to consolidated financial statements. SIENA CAPITAL FINANCE LLC Consolidated Statements of Cash Flows Years Ended December 31, 2023 and 2022

8 (1) Organization Siena Capital Finance LLC (Siena), and its wholly owned subsidiaries, Siena Lending Group LLC (Siena Lending) and Siena Lending Group Canada LLC (Siena Canada) (collectively, the Company) is a commercial finance company offering asset based loans to small and middle market businesses across the United States and Canada. Siena, a Delaware limited liability company, was formed on February 14, 2012. Prior to January 1, 2013, the affairs of the Company were organizational in nature. The Company recorded its first loan in March, 2013. The core business of the Company is to provide asset based loans generally ranging from $10 to $100 million secured primarily by accounts receivable, inventory, equipment, and real estate. At December 31, 2023 and 2022, Siena was owned by Franklin BSP Lending Corporation, with 41,789,400 Class A Units and 85% ownership, Solaia Capital Holdings LLC, with 4,911,600 Class A Units and 9.99% ownership, and Solaia Capital Partners III LLC with 2,463,000 Class A Units and 5.01% ownership. (2) Summary of Significant Accounting Policies (a) Basis of Financial Statement Presentation The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. (b) Consolidation The consolidated financial statements include the accounts of Siena, Siena Lending, and Siena Canada. All intercompany accounts and transactions have been eliminated in consolidation. (c) Adoption of New Accounting Standard On January 1, 2023, the Company adopted Accounting Standards Update No, 2016-13, Measurement of Credit Losses on Financial Instruments, and its related amendments (ASC 326). The new standard changes the impairment model for most financial assets that are measured at amortized cost and certain other instruments, including loan receivables, from an incurred loss model to an expected loss model and adds certain new required disclosures. Under the expected loss model, entities will recognize credit losses to be incurred over the entire contractual term of the instrument rather than delaying recognition of credit losses until it is probable the loss has been incurred. In accordance with ASC 326, the Company evaluates certain criteria, including client credit grades, current economic conditions of specific customers and future economic conditions to determine the appropriate allowance for credit losses. As a result of the adoption of ASC 326, the Company recorded a cumulative adjustment of $1,118,179, as an increase to its January 1, 2023 opening balance of retained earnings. (d) Revenue Recognition Interest income is calculated based upon the average outstanding loan balance for the month and charged to the loan balance monthly in arrears. In an instance where the full collectability of principal, interest, and fees is in doubt, through identification in the risk rating process, the recognition of interest income will be suspended. Interest income also includes amortized closing fees, which are fees received for the origination of the loan together with the loan’s respective underwriting fees that are accreted into interest income over the contractual life of the commitment period of the loan using the

9 straight-line method, whether or not there is ever a draw down on the facility. Unaccreted amounts will be recognized as amortized closing fees at the time the loan is paid down in full, in the case of an early termination of the facility arrangement. Any fees received to extend the term of the loan will be added to the unamortized balance of the closing fee and accreted into amortized closing fee over the new contractual life of the loan using the straight-line method. Loan fee income includes fees on loans such as monitoring fees, wire fees, and unused line fees. These fees are charged to the loan monthly in arrears. Other income includes servicing fees, early termination fees, underwriting fees, field exam fees, and one-time fee income items such as waiver fees. Early termination fees include fees that are earned by the Company upon early termination of a facility. These fees are generally included in the payoff amount and earned at termination. Underwriting fees are earned by the Company from broken deals. Field exam fees are fees that are earned by the Company upon completion of on-site examination of client’s collateral. These fees are charged to the loan when incurred. (e) Cash Cash consists of cash on hand and cash in banks. The Company maintains its cash balances at three financial institutions. Funds are held at creditworthy institutions but at various times during the year, the balances have exceeded the threshold for insurance provided by the Federal Deposit Insurance Corporation. Balances are kept in USD and CAD denominations. (f) Allowance for Credit Losses The Company recognizes an allowance for credit losses for financial assets carried at amortized cost to present the net amount expected to be collected as of the balance sheet date. Such allowance is based on the credit losses expected to arise over the life of the asset (contractual term) which includes consideration of prepayments and based on the Company’s expectations as of the balance sheet date. Assets are written off when the Company determined that such financial assets are deemed uncollectible or based on regulatory requirements, whichever is earlier. Write-offs are recognized as a deduction from the allowance for credit losses. Expected recoveries of amounts previously written off, not to exceed the aggregate of the amount previously written off, are included in determining the necessary reserve at the balance sheet date. (g) Loans Receivable, Net The Company provides asset based loans primarily in the form of revolving credit facilities secured, in most cases, by all of the borrower’s assets, including but not limited to, accounts receivable, inventory, equipment, and real estate. The term of the commitment period of the loan is generally two to three years. Loans receivable include both outstanding principal balances as well as any interest and fees that are charged to the loan. Loans receivable, net are stated at cost plus unamortized deferred origination costs, net of unamortized deferred closing fees and an allowance for credit losses. Interest income on loans are recognized based upon the average amount outstanding on the loan on a monthly basis. The accrual of interest on loans, including impaired loans, is discontinued when management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that the collection of principal or interest is uncertain, through identification in the risk rating process. Any accrued but unpaid interest is charged against current operations upon management’s decision to place a specific loan into nonaccrual status. Loans are returned to an accrual status when factors indicating uncertain collectability on a timely basis no longer exists and all past due interest and principal are brought current. Cash receipts on nonaccrual

10 and impaired loans are generally applied to principal when received. If the principal balance is deemed fully collectible, cash receipts are applied to interest when received. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured at the loan’s observable market price, or the fair value of the collateral, as the loans are collateral dependent. Impairments, if any, are recognized through a charge to the allowance for loan losses. Such amounts are charged off when considered appropriate. A credit loss provision is accrued monthly based upon each of the loans outstanding in the portfolio and their respective internal credit grade. Each client’s credit grade is based on a scoring model that determines the level of risk associated with the client’s ability to pay back their loan. On a scale of 1 to 10, 1 being the lowest risk of loss and 10 being the highest risk of loss, a 6 is the highest grade a client can receive and still maintain a “remote risk of loss”. Each credit grade is associated with an allowance percentage, which increases as the credit grade increases. The larger the risk of loss, the higher the allowance percentage. The allowance percentages that have been used are based on independent studies conducted by Secured Finance Network (SFNet), a resource for all organizations and professionals who deliver and enable secured finance to businesses, in addition to the Company’s experience. These allowance percentages have been tested against the Company’s loans outstanding for multiple periods, and the Company’s findings were consistent with industry marks and standards. To remain conservative with respect to allowance for credit losses, the Company has included a floor to prevent from under-reserving. The Company’s loss experience is limited as there have been limited charge-offs to date; therefore, the Company uses historical loss experience in the industry for similar loan products to develop a method for reserving using the appropriate loss look-back and loss emergence periods. The credit grades of each client are evaluated on at least an annual basis, or as necessary, and adjusted based on any new information related to each specific client. Similarly, the allowance percentages will be evaluated on a periodic basis using the economic environment, and any additional independent studies that are deemed acceptable at the time of evaluation. Lastly, if any specific loan is identified as nonperforming, credit grade 9, and a loss is probable, the loan will be on nonaccrual status and a specific reserve will be determined for that loan. Loan losses will be charged off in the period the loans, or portion thereof, are deemed uncollectible. To date one account for $42,290 has been charged off. The Company can either enter into participation and servicing arrangements with another financial institution or the other financial institution can participate in a loan with the Company. In the case that another financial institution participates in a loan with the Company, the other institution assumes the risk related to the agreed upon participation percentage. The Company pays the participating financial institution a share of certain interest and fees that are agreed upon in the participation arrangement. The loans receivable on the consolidated balance sheets is adjusted by the participation of other financial institutions. In accordance with the accounting guidance for asset transfers, the Company considers any ongoing involvement with transferred assets in determining whether the assets can be derecognized from the consolidated balance sheets. For loans sold under participation agreements, the Company also considers the terms of the loan participation agreement and whether they meet the definition of a participating interest, and thus, qualify for derecognition. At December 31, 2023 and 2022, participant loans that meet the requirement for derecognition in accordance with Accounting Standards Codification (“ASC”) 860 “Transfers and Servicing”, totaled $28,723,324 and $100,043,408, respectively. For 2023 and 2022, $4,000,002 and $0 of the participation arrangements have been accounted for as secured borrowings and classified in other borrowings on the consolidated

11 balance sheets. As such, interest due on these arrangements has been recognized in interest expense and finance charges on the consolidated statements of income and comprehensive income. (h) Fixed Assets Fixed assets have been recorded at cost, net of accumulated depreciation. The straight-line method of depreciation has been used over the estimated life of the assets, generally three years for computer equipment, five years for furniture and fixtures, three years for website development and five to seven years for leasehold improvements. The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In performing a review for impairment, the Company compares the carrying value of the assets with their estimated future undiscounted cash flows. If the estimated future undiscounted cash flows from the use of an asset are less than the carrying value, an impairment would be recorded to reduce the related asset to its estimated fair value. There were no impairment losses during 2023 and 2022. (i) Internal Software Internal software development costs consist primarily of fees associated with the perpetual license agreement in relation to the collateral monitoring system as well as consulting fees. Internal software has been recorded at cost, net of accumulated amortization. The Company amortized these costs on a straight-line basis over the estimated useful life of the asset which has been deemed to be five to ten years, commencing with the execution of the perpetual license. (j) Income Taxes The Company was formed as a Limited Liability Company (LLC) and files as a partnership; therefore, for tax reporting purposes, the Company is considered a pass through entity. No provision has been made for income taxes, as these are the obligation of the members. The Company records distributions when they are declared to the members. For the fiscal year ended December 31, 2023, the Company will be in a taxable income position and has recorded a members’ distribution payable of $4,250,000 to be paid to members during 2024 related to the fourth quarter of operations in 2023. Amounts totaling $13,000,000 have already been paid to members for the fourth quarter of operations in 2022 and the first, second and third quarter of operations of 2023. For the fiscal year ended December 31, 2022, the Company was in a taxable income position and has recorded a members’ distribution payable of $3,250,000 which was paid to members during 2023 related to the fourth quarter of operations in 2022. Amounts totaling $10,700,000 were paid to members for the fourth quarter of operations in 2021 and the first, second and third quarter of operations of 2022. The Company evaluates the tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions will be sustained by the applicable tax authority. The Company has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain income tax positions taken or expected to be taken on the tax return for December 31, 2023 and 2022. There are no tax returns that are currently under examination. Tax years that remain subject to examination are years 2020 and forward. The statute of limitations on the Company’s state and local tax returns may remain open for an additional year depending on the jurisdiction. (k) Debt Issuance Costs Debt issuance costs related to a recognized debt liability are presented in the consolidated balance sheets as a direct deduction from the carrying amount of that debt liability, consistent with debt

12 discounts, rather than a deferred asset. The costs are amortized over the life of the related debt using the straight-line method and are included in interest expense and finance charges on the accompanying consolidated statements of income. Accordingly, costs incurred in relation to the placement of the revolving credit facility (note 8) and subordinated debt (note 9) are presented as a direct deduction within note payable and subordinated debt for all periods presented in the consolidated balance sheets. (l) Foreign Operations and Currency Translation Foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange. The functional currency of the Company's Canadian operations is the local currency. The Company's Canadian operations have been translated into U.S. dollars. The balance sheet of the Company's Canadian operations is translated at the exchange rate in effect at the balance sheet date and the revenues and expenses of the Canadian operations are translated based on the average exchange rates throughout the year. Accumulated net translation adjustments have been reported separately in other comprehensive income (loss) in the consolidated financial statements. The Company had no significant Canadian operations prior to 2023. Foreign currency translation adjustments resulted in a loss of $16,806 in 2023. Foreign currency transaction exchange rate fluctuations on transactions denominated in a currency other than the functional currency resulted in losses of $1,338 in 2023. (3) Loans Receivable and Allowance for Loan Losses Loans receivable at December 31, 2023 consisted of revolving lines of credit and term loans that typically range from one to three years which are secured by, in most cases all assets of the borrower, including but not limited to, accounts receivable, inventory, equipment, and real estate. Loans receivable, net at December 31, 2023 was $562,854,518 which includes gross loans receivable of $570,580,787, unamortized deferred origination costs of $738,762, net of unamortized deferred closing fee income of $4,046,350, net of an allowance for loan losses of $4,418,681. Loans receivable, net at December 31, 2022 was $575,943,625 which includes gross loans receivable of $587,638,103, unamortized deferred origination costs of $480,253, net of unamortized deferred closing fee income of $6,780,244, net of an allowance for loan losses of $5,394,487. Total commitments at December 31, 2023 and 2022 were $1,200,618,608 and $1,069,128,735, respectively. The Company has implemented a review system that is designed to evaluate creditworthiness for each loan on the consolidated balance sheets. An internal risk rating is assigned to each borrower upon closing and is subsequently reviewed by management on at least an annual basis or as necessary. All loans are assigned a credit risk rating between one and ten. On a quarterly basis, a watch list report for borrowers with a risk rating of seven and above is created and reviewed by management. Specific allowances, if applicable, may be established for loans that have a credit grade eight or higher, which are classified as substandard loans by the Company. If a specific allowance is established for a substandard loan, then it will not be considered for the general allowance described below. The specific reserve will remain in the allowance for credit losses until management determines that the amounts have been deemed fully uncollectible, at which time they will be charged off. The allowance for credit losses of $4,418,681 and $5,394,487 at December 31, 2023 and 2022, respectively, was based upon applying a historical loss percentage obtained from peers, competitors, and industry statistics to the outstanding balances of the loans at December 31, 2023 and 2022. The loss experience of peers and competitors was used as a proxy as the Company has limited loss experience of its own. In addition, economic environment, volume and loan growth, any changes to the average credit grade of the portfolio or

13 the number of watch list accounts in the portfolio as well as any changes to the average loan balance per client are also considered when evaluating the allowance for loan losses. The following is a rollforward of the allowance for loan losses at December 31, 2023 and 2022: A loan is considered impaired, in accordance with the impairment accounting guidance, when based on current information and events, it is probable that the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. There were no impaired loans as of December 31, 2023 and 2022. (4) Other Receivables Other receivables include accrued interest and fees earned on outstanding loans. These amounts totaled $7,392,329 and $3,174,848 as of December 31, 2023 and 2022, respectively. No allowance for credit losses related to other receivables was deemed necessary. (5) Fixed Assets, net Fixed assets have been recorded at cost, net of accumulated depreciation. The straight-line method of depreciation has been used over the estimated life of the assets, generally three years for computer equipment, five years for furniture and fixtures and five to seven years for leasehold improvements. Total depreciation expense for the years ended December 31, 2023 and 2022 was $79,502 and $91,701, respectively. The following is a summary of fixed assets and the associated accumulated depreciation at December 31, 2023 and 2022: 2023 2022 Equipment $ 189,897 $ 186,068 Furniture & Fixtures 166,640 158,948 Leasehold Improvements 133,057 133,057 Accumulated Depreciation (347,882) (268,380) $ 141,712 $ 209,693 (6) Internal Software During the year ended December 31, 2020, the Company began developing software for an updated proprietary collateral monitoring system. Total amounts capitalized were $1,729,849 through December 31, 2023. These amounts are being amortized as the system was put into use by the Company during the year ended December 31, 2023. 12/31/2023 12/31/2022 Beginning Balance $ (5,394,487) $ (4,117,303) Provision for credit losses (142,373) (1,277,184) Allowance for credit losses due to initial adoption of ASU 326 1,118,179 Ending Balance $ (4,418,681) $ (5,394,487)

14 Total amortization expense for the years ended December 31, 2023 and 2022 was $84,585 and $32,163, respectively. The following is a summary of internal software, license agreement and website development and associated accumulated amortization at December 31, 2023 and 2022: 2023 2022 Internal Software $ 2,032,611 $ 1,793,192 Website Development 57,603 57,603 Accumulated Amortization (444,612) (360,027) $ 1,645,602 $ 1,490,768 Amortization of internal software for each of the next five years is approximately $175,000 per year. (7) Leases The Company leases building space used in its operations. All contracts that implicitly or explicitly involve property, plant and equipment are evaluated to determine whether they are or contain a lease. At lease commencement, the Company recognizes a lease liability, which is measured at the present value of future lease payments, and a corresponding right-of-use asset equal to the lease liability, adjusted for prepaid lease costs, initial direct costs and lease incentives. The Company has elected and applies the practical expedient available to lessees to combine non-lease components with their related lease components and account for them as a single combined lease component for all its leases. The Company remeasures lease liabilities and related right-of-use assets whenever there is a change to the lease term and/or there is a change in the amount of future lease payments, but only when such modification does not qualify to be accounted for as a separate contract. The Company determines an appropriate discount rate to apply when determining the present value of the remaining lease payments for purposes of measuring or remeasuring lease liabilities. As the rate implicit in the lease is generally not readily determinable, the Company has elected, as a practical expedient, to use an appropriate risk free rate as the discount rate. The Company’s risk free rate, which is determined at either lease commencement or when a lease liability is remeasured, is based on the current yield on U.S. Treasury securities, over a period commensurate with the lease term in a similar economic environment. For accounting purposes, the Company’s leases commence on the earlier of (i) the date upon which the Company obtains control of the underlying asset and (ii) the contractual effective date of a lease. Lease commencement for most of the Company’s leases coincides with the contractual effective date. The Company’s leases generally have minimum base terms with renewal options or fixed terms with early termination options. Such renewal and early termination options are exercisable at the option of the Company and, when exercised, usually provide for rental payments during the extension period at then current market rates or at pre-determined rental amounts. Unless the Company determines that it is reasonably certain that the term of a lease will be extended, such as through the exercise of a renewal option or non-exercise of an early termination option, the term of a lease begins at lease commencement and spans for the duration of the minimum non-cancellable contractual term. When the exercise of a renewal option or non-exercise of an early termination option is reasonably certain, the lease term is measured as ending at the end of the renewal period or on the date an early termination may be exercised. The Company includes variable rental payments based on a rate or an index such as the Consumer Price index (CPI) in its measurement of lease payments based on the rate or index in effect at lease commencement.

15 Lease Involving Real Estate Lease of the Company’s corporate headquarters has a lease terms of 10 years, which terms have been incorporated into the measurement of the related right of use assets and lease liabilities. Although the Company’s real estate lease includes options to renew that can extend the contractual terms 5 years, this renewal options is exercisable solely at the Company’s discretion and has been excluded from lease term measurements. The Company’s real estate lease generally requires reimbursement of real estate taxes, common area maintenance, and insurance. Rental payments on this lease typically provides for fixed minimum payments that increase over the lease term at predetermined amounts. Certain leases of real estate provide for rental increases based on the CPI, which are included in the Company’s measurement of lease payments based on the rate or index in effect at lease commencement and are therefore included in the measurement of the lease liabilities. These variable rental payments are recognized as rent expense when incurred. Financial Information The component of rental cost for the years ended December 31, 2023 and 2022 is as follows: 2023 Operating leases (1) 2022 Operating leases (1) Rent Expense $ 351,695 $ 205,156 (1) The rental costs of operating leases are included in Occupancy and equipment in the Company’s Consolidated Statements of Income and Comprehensive Income. Supplemental cash flow information related to the Company’s leases for the years ended December 31, 2023 and 2022: 2023 Operating Leases 2022 Operating Leases Addition to right-to-use asset $ 0 $ 3,255,066 Weighted average remaining lease term and weighted average incremental borrowing rate for the Company’s leases as of December 31, 2023 and 2022: 2023 Operating Leases 2022 Operating Leases Weighted average remaining term (in years) 8.5 9.5 Risk free borrowing rate 1.63% 1.63%

The Company's lease matures in 2032. Future minimum operating lease payments and annual maturity analysis of the Company's lease liabilities as of December 31, 2023:

	2024	$	380,608
	2025		351,695
	2026		351,695
	2027		351,695
	2028		351,695
	Thereafter		1,406,781
Total lease payments			3,194,169
Less interest			(308,734)
Total lease liability		$	2,885,435

Cash paid for amounts included in the determination of the lease liability for the years ended December 31, 2023 and 2022 were $361,794 and $223,149, respectively.

(8) Note Payable

Siena Lending has a $672.5 million revolving credit facility at a financial institution with a maturity date of April 21, 2025, with yearly extension options based upon meeting certain criteria. Borrowings are secured by Siena Lending and Siena Canada's assets. Interest on borrowings under this facility are calculated and added to the loan monthly in arrears and is based upon the one-month Secured Overnight Financing Rate (SOFR) plus 232.5 basis points or plus 207.5 basis points dependent on various requirements listed in the facility agreement. The effective rate as of December 31, 2023 was SOFR plus 2.075% (7.42%). The Company is required to comply with various covenants and has maintained compliance with these various covenants since inception.

The note payable, net to the financial institution at December 31, 2023 was $438,397,146 which includes gross note payable of $440,404,434, net of unamortized deferred financing costs of $2,007,288. The note payable, net to the financial institution at December 31, 2022 was $457,592,584 which includes gross note payable of $460,380,325, net of unamortized deferred financing costs of $2,787,741. For the years ended December 31, 2023 and 2022, $1,439,236 and $960,136, respectively, of deferred financing costs have been amortized and included in interest expense and finance charges.

(9) Subordinated Debt

The Company has a subordinated debt agreement with Franklin BSP Lending Corporation. The agreement is amended from time to time. The agreement allows for the Company to draw up to $120,000,000 of subordinated debt. The interest on the unpaid principal balance of the Principal Amount is at the per annum rate of 12.50% and is paid on a quarterly basis. The maturity date of this agreement is the later of October 21, 2025, or six months after the maturity of the Note Payable in note (8) above.

16

17 The subordinated debt, net to Business Development Corporation of America at December 31, 2023 was $58,849,922 which includes gross subordinated debt of $59,500,000, net of unamortized deferred financing costs of $650,078. The subordinated debt, net to Business Development Corporation of America at December 31, 2021 was $76,369,786 which includes gross subordinated debt of $77,000,000, net of unamortized deferred financing costs of $630,214. For the years ended December 31, 2023 and 2022, $215,137 and $160,906, respectively, of deferred financing costs, have been amortized and included in interest expense and finance charges. Total subordinated interest expense for the years ended December 31, 2023 and 2022 was $8,847,570 and $8,592,361, respectively and is included in interest expense and finance charges. (10) Commitments and contingencies Loan Facilities The unused portion of the outstanding loan facilities was $634,037,823 and $477,654,676 at December 31, 2023 and 2022, respectively. The availability of each borrower’s facility is further limited by the amount of collateral available after an advance rate and certain reserves are calculated. Employment Agreements As of December 31, 2023, the Company has entered into employment agreements with forty-eight employees. Annual base compensation of $7,726,000 is due under these agreements. Employees have an option to defer a portion of their compensation into a 401(k) plan, however, the Company is not required to make contributions to the plan. The Company elected to make a discretionary contribution to the plan of $188,575 and $141,852 for the years then ended December 31, 2023 and 2022, respectively. The Company has formed long-term incentive plans for certain Executive employees. Under the terms of the plan, employees earn incentive awards based on Company performance, which vest over a period of time, generally between thirty-four to forty-eight months, as provided in the agreements. For the years ended December 31, 2023 and 2022, the long-term incentive compensation expense was $7,613,437 and $1,653,754, respectively, which is included in accrued expenses and accounts payable. Operating Leases The Company has a 120 month lease which expires on May 31, 2032 at the Company’s headquarters at 9 W Broad Street in Stamford, CT with rent payments ranging from $26,765.92 to $31,987.75 per month depending on the rent year. The Company also has a month-to-month lease in New York, NY that began on September 1, 2023 with rent payments of approximately $1,750 per month. Net occupancy expense for the years ended December 31, 2023 and 2022, was $386,391 and $366,212, respectively. See note (7) above for additional details on future minimum operating lease payments of the Company. (11) Related Party Transactions In May 2019, the Company entered into a subordinated debt agreement Franklin BSP Lending Corporation. See note (9) above for additional details about this transaction.

SIENA CAPITAL FINANCE LLC Consolidated Financial Statements and Independent Auditor’s Report December 31, 2022

SIENA CAPITAL FINANCE LLC Index Page Independent Auditor's Report 1 Consolidated Financial Statements Consolidated Balance Sheet 3 Consolidated Statement of Income 4 Consolidated Statement of Changes in Members’ Capital 5 Consolidated Statement of Cash Flows 6 Notes to Consolidated Financial Statements 7

1 Independent Auditor’s Report To the Board of Directors Siena Capital Finance LLC Opinion We have audited the consolidated financial statements of Siena Capital Finance LLC and Subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2022, and the related consolidated statements of income, changes in members’ capital and cash flows for the year then ended, and the related notes to the consolidated financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued. Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we:

2 • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit. /s/ CohnReznick LLP Hartford, Connecticut March 10, 2023

3 2022 Cash $ 7,494,707 Loans receivable, net of deferred fees and costs 581,338,112 Allowance for loan losses (5,394,487) Loans receivable, net 575,943,625 Fixed assets 478,073 Accumulated depreciation (268,380) Total fixed assets, net 209,693 Goodwill 26,333,907 Operating lease assets 3,255,066 Other receivables 3,174,848 Internal software, net 1,490,768 Other assets 85,508 Prepaid expenses 78,864 Total assets $ 618,066,986 Note payable, net of deferred financing costs $ 457,592,584 Subordinated debt, net of deferred financing costs 76,369,786 Operating Lease Liability 3,240,933 Members' distribution payable 3,250,000 Accrued expenses and accounts payable 7,111,153 Accrued interest and fees payable 5,682,466 Due diligence deposits 1,909,506 Total liabilities 555,156,428 Members' capital: Class A Units (49,164,000 authorized, issued and outstanding) 49,263,219 Retained earnings 13,647,339 Total members' capital 62,910,558 Total liabilities and members' capital $ 618,066,986 See accompanying notes to consolidated financial statements. Liabilities and Members' Capital Assets SIENA CAPITAL FINANCE LLC Consolidated Balance Sheet December 31, 2022

4 2022 Revenue: Interest income $ 48,596,077 Less interest expense and finance charges (26,139,848) Net interest income 22,456,229 Less provision for loan losses 1,277,184 Net interest income after provision for loan losses 21,179,045 Loan fee and other income Loan fee income 10,236,858 Other income 5,806,638 Total revenue, net of provision for loan losses 37,222,541 Expenses: Compensation and benefits 15,183,391 Professional fees 804,396 Occupancy and equipment 548,004 Bank charges 404,111 Other expenses 1,938,360 Net income $ 18,344,279 See accompanying notes to consolidated financial statements. Year Ended December 31, 2022 SIENA CAPITAL FINANCE LLC Consolidated Statement of Income

5 SIENA CAPITAL FINANCE LLC Consolidated Statement of Changes in Members' Capital Members' contributions Retained Total Class A Units earnings Members' capital Balance, December 31, 2021 $ 49,263,219 $ 7,053,060 $ 56,316,279 Members' distribution - (11,750,000) (11,750,000) Net income - 18,344,279 18,344,279 Balance, December 31, 2022 $ 49,263,219 $ 13,647,339 $ 62,910,558 See accompanying notes to consolidated financial statements. Year Ended December 31, 2022

6 2022 Cash flows from operating activities: Net income $ 18,344,279 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation 91,701 Amortization of internal software 32,163 Amortization of deferred financing costs 1,121,042 Provision for loan losses 1,277,184 (Increase) in other receivables (1,255,695) (Increase) in other assets (40,982) Decrease in prepaid expenses 10,117 (Decrease) in accrued expenses and accounts payable (2,165,941) Increase in due diligence deposits 631,570 Increase in accrued interest and fees payable 2,508,596 Non-cash operating lease costs (14,133) Net cash provided by operating activities 20,539,901 Cash flows from investing activities: Net (increase) in loans receivable (140,059,089) Investment in internal software (785,587) Purchases of fixed assets (115,628) Net cash (used in) investing activities (140,960,304) Cash flows from financing activities: Proceeds from issuance of note payable 4,611,379,976 Repayment of note payable (4,475,548,585) Deferred financing costs (2,777,911) Proceeds from other borrowings (747,500) Distribution to members (10,700,000) Proceeds from subordinated debt issuance 16,000,000 Repayment of subordinated debt (14,000,000) Net cash provided by financing activities 123,605,980 Net increase in cash 3,185,577 Cash balance at beginning of period 4,309,130 Cash balance at end of period $ 7,494,707 Supplemental cash flow information: Cash paid for interest $ 22,968,537 Cash paid for taxes $ 760,529 See accompanying notes to consolidated financial statements. SIENA CAPITAL FINANCE LLC Consolidated Statement of Cash Flows Year Ended December 31, 2022

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2022 7 (1) Organization Siena Capital Finance LLC (Siena), and its wholly owned subsidiaries, Siena Lending Group LLC (Siena Lending) and Siena Lending Group Canada LLC (Siena Canada) (collectively, the Company) is a commercial finance company offering asset based loans to small and middle market businesses across the United States and Canada. Siena, a Delaware limited liability company, was formed on February 14, 2012. Prior to January 1, 2013, the affairs of the Company were organizational in nature. The Company recorded its first loan in March, 2013. The core business of the Company is to provide asset based loans generally ranging from $10 to $100 million secured primarily by accounts receivable, inventory, equipment, and real estate. At December 31, 2022, Siena was owned by Franklin BSP Lending Corporation, with 41,789,400 Class A Units and 85% ownership, Solaia Investment Partners I LLC, with 4,911,600 Class A Units and 9.99% ownership, and Solaia Capital Partners III LLC with 2,463,000 Class A Units and 5.01% ownership. (2) Summary of Significant Accounting Policies (a) Basis of Financial Statement Presentation The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. (b) Consolidation The consolidated financial statements include the accounts of Siena, Siena Lending, and Siena Canada. All intercompany accounts and transactions have been eliminated in consolidation. (c) Revenue Recognition Interest income is calculated based upon the average outstanding loan balance for the month and charged to the loan balance monthly in arrears. In an instance where the full collectability of principal, interest, and fees is in doubt, through identification in the risk rating process, the recognition of interest income will be suspended. Interest income also includes amortized closing fees, which are fees received for the origination of the loan together with the loan’s respective underwriting fees that are accreted into interest income over the contractual life of the commitment period of the loan using the straight-line method, whether or not there is ever a draw down on the facility. Unaccreted amounts will be recognized as amortized closing fees at the time the loan is paid down in full, in the case of an early termination of the facility arrangement. Any fees received to extend the term of the loan will be added to the unamortized balance of the closing fee and accreted into amortized closing fee over the new contractual life of the loan using the straight-line method. Loan fee income includes fees on loans such as monitoring fees, wire fees, and unused line fees. These fees are charged to the loan monthly in arrears.

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2022 8 Other income includes servicing fees, early termination fees, underwriting fees, field exam fees, and one-time fee income items such as waiver fees. Early termination fees include fees that are earned by the Company upon early termination of a facility. These fees are generally included in the payoff amount and earned at termination. Underwriting fees are earned by the Company from broken deals. Field exam fees are fees that are earned by the Company upon completion of on-site examination of client’s collateral. These fees are charged to the loan when incurred. (d) Cash Cash consists of cash on hand and cash in banks. The Company maintains its cash balances at three financial institutions. Funds are held at creditworthy institutions but at various times during the year, the balances have exceeded the threshold for insurance provided by the Federal Deposit Insurance Corporation. Balances are kept in USD and CAD denominations. (e) Loans Receivable, Net The Company provides asset based loans primarily in the form of revolving credit facilities secured, in most cases, by all of the borrower’s assets, including but not limited to, accounts receivable, inventory, equipment, and real estate. The term of the commitment period of the loan is generally two to three years. Loans receivable include both outstanding principal balances as well as any interest and fees that are charged to the loan. Loans receivable, net are stated at cost plus unamortized deferred origination costs, net of unamortized deferred closing fees and an allowance for loan losses. Interest income on loans are recognized based upon the average amount outstanding on the loan on a monthly basis. The accrual of interest on loans, including impaired loans, is discontinued when management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that the collection of principal or interest is uncertain, through identification in the risk rating process. Any accrued but unpaid interest is charged against current operations upon management’s decision to place a specific loan into nonaccrual status. Loans are returned to an accrual status when factors indicating uncertain collectability on a timely basis no longer exists and all past due interest and principal are brought current. Cash receipts on nonaccrual and impaired loans are generally applied to principal when received. If the principal balance is deemed fully collectible, cash receipts are applied to interest when received. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured at the loan’s observable market price, or the fair value of the collateral, as the loans are collateral dependent. Impairments, if any, are recognized through a charge to the allowance for loan losses. Such amounts are charged off when considered appropriate. A loan loss provision is accrued monthly based upon the loans outstanding in the portfolio. This is a general provision based upon the Company’s experience. The Company’s loss experience is limited as there have been limited charge-offs to date; therefore, the Company uses historical loss experience in the industry for similar loan products to develop a general reserve using the appropriate loss look- back and loss emergence periods. The general reserve is evaluated on a periodic basis and adjusted based on the economic environment, volume and loan growth, any changes to the average credit grade of the portfolio or the number of watch list accounts in the portfolio as well as any changes to the

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2022 9 average loan balance per client. If a specific loan is identified as nonperforming and a loss is probable, the loan will be on nonaccrual status and a specific reserve will be determined for that loan. Loan losses will be charged off in the period the loans, or portion thereof, are deemed uncollectible. To date one account for $42,290 has been charged off. The Company can either enter into participation and servicing arrangements with another financial institution or the other financial institution can participate in a loan with the Company. In the case that another financial institution participates in a loan with the Company, the other institution assumes the risk related to the agreed upon participation percentage. The Company pays the participating financial institution a share of certain interest and fees that are agreed upon in the participation arrangement. The loans receivable on the consolidated balance sheet is adjusted by the participation of other financial institutions. In accordance with the accounting guidance for asset transfers, the Company considers any ongoing involvement with transferred assets in determining whether the assets can be derecognized from the consolidated balance sheet. For loans sold under participation agreements, the Company also considers the terms of the loan participation agreement and whether they meet the definition of a participating interest, and thus, qualify for derecognition. At December 31, 2022, participant loans that meet the requirement for derecognition in accordance with Accounting Standards Codification (“ASC”) 860 “Transfers and Servicing”, totaled $100,043,408. (f) Fixed Assets Fixed assets have been recorded at cost, net of accumulated depreciation. The straight-line method of depreciation has been used over the estimated life of the assets, generally three years for computer equipment, five years for furniture and fixtures, three years for website development and five to seven years for leasehold improvements. The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In performing a review for impairment, the Company compares the carrying value of the assets with their estimated future undiscounted cash flows. If the estimated future undiscounted cash flows from the use of an asset are less than the carrying value, an impairment would be recorded to reduce the related asset to its estimated fair value. There were no impairment losses during 2022. (g) Internal Software Internal software development costs consist primarily of fees associated with the perpetual license agreement in relation to the collateral monitoring system as well as consulting fees. Internal software has been recorded at cost, net of accumulated amortization. The Company amortized these costs on a straight-line basis over the estimated useful life of the asset which has been deemed to be five years, commencing with the execution of the perpetual license. (h) Income Taxes The Company was formed as a Limited Liability Company (LLC) and files as a partnership; therefore, for tax reporting purposes, the Company is considered a pass through entity. No provision has been made for income taxes, as these are the obligation of the members. The Company records distributions when they are declared to the members. For the fiscal year ended December 31, 2022, the Company will be in a taxable income position and has recorded a members’ distribution payable of $3,250,000

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2022 10 to be paid to members during 2023 related to the fourth quarter of operations in 2022. Amounts totaling $10,700,000 have already been paid to members for the fourth quarter of operations 2021 and the first, second and third quarter of operations of 2022. The Company evaluates the tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions will be sustained by the applicable tax authority. The Company has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain income tax positions taken or expected to be taken on the tax return for December 31, 2022. There are no tax returns that are currently under examination. Tax years that remain subject to examination are years 2019 and forward. The statute of limitations on the Company’s state and local tax returns may remain open for an additional year depending on the jurisdiction. (i) Debt Issuance Costs Debt issuance costs related to a recognized debt liability are presented in the consolidated balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, rather than a deferred asset. The costs are amortized over the life of the related debt using the straight-line method and are included in interest expense and finance charges on the accompanying consolidated statement of income. Accordingly, costs incurred in relation to the placement of the revolving credit facility (note 8) and subordinated debt (note 9) are presented as a direct deduction within note payable and subordinated debt in the consolidated balance sheet. (j) New Accounting Pronouncement The Company adopted Accounting Standards Update 2016-02 (as amended), Leases (Topic 842) on January 1, 2022. Topic 842 requires lessees to recognize a right-of-use asset and a corresponding lease liability for most leases. The Company elected and applied the following transition practical expedients when initially adopting Topic 842: To apply the provisions of Topic 842 at the adoption date, instead of applying them to the earliest comparative period presented in the financial statements. The package of practical expedients permitting the Company to not reassess (i) the lease classification of existing leases; (ii) whether existing and expired contracts are or contain leases; and (iii) initial direct costs for existing leases. The Company recognized the following as of the adoption date in connection with transitioning to Topic 842: The Company’s adoption of Topic 842 also resulted in a decrease of $115,864 in deferred rent and deferred lease incentives, which amount was reclassified to operating lease right of use assets at As of 1/1/2022 Operating lease right of use assets $ 3,458,496 Operating lease liabilities $ (3,458,496)

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2022 11 adoption. See Note 7 regarding the Company’s right of use assets for operating leases and lease liabilities. (3) Loans Receivable and Allowance for Loan Losses Loans receivable at December 31, 2022 consisted of revolving lines of credit and term loans that typically range from one to three years which are secured by, in most cases all assets of the borrower, including but not limited to, accounts receivable, inventory, equipment, and real estate. Loans receivable, net at December 31, 2022 was $575,943,625 which includes gross loans receivable of $587,638,103, unamortized deferred origination costs of $480,253, net of unamortized deferred closing fee income of $6,780,244, net of an allowance for loan losses of $5,394,487. Total commitments at December 31, 2022 was $1,069,128,735. The Company has implemented a review system that is designed to evaluate creditworthiness for each loan on the consolidated balance sheets. An internal risk rating is assigned to each borrower upon closing and is subsequently reviewed by management on at least an annual basis or as necessary. All loans are assigned a credit risk rating between one and ten. On a quarterly basis, a watch list report for borrowers with a risk rating of seven and above is created and reviewed by management. Specific allowances, if applicable, may be established for loans that have a credit grade eight or higher, which are classified as substandard loans by the Company. If a specific allowance is established for a substandard loan then it will not be considered for the general allowance described below. The specific reserve will remain in the allowance for loan losses until management determines that the amounts have been deemed fully uncollectible, at which time they will be charged off. The allowance for loan losses of $5,394,487 at December 31, 2022, was based upon applying a historical loss percentage obtained from peers, competitors, and industry statistics to the outstanding balances of the loans at December 31, 2022. The loss experience of peers and competitors was used as a proxy as the Company has limited loss experience of its own. In addition, economic environment, volume and loan growth, any changes to the average credit grade of the portfolio or the number of watch list accounts in the portfolio as well as any changes to the average loan balance per client are also considered when evaluating the allowance for loan losses. The following is a rollforward of the allowance for loan losses at December 31, 2022: A loan is considered impaired, in accordance with the impairment accounting guidance, when based on current information and events, it is probable that the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. There were no impaired loans as of December 31, 2022. 12/31/2022 Beginning Balance $ (4,117,303) Provision for loan losses (1,277,184) Ending Balance $ (5,394,487)

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2022 12 (4) Other Receivables Other receivables include accrued interest and fees earned on outstanding loans. These amounts totaled $3,174,848 as of December 31, 2022. (5) Fixed Assets, net Fixed assets have been recorded at cost, net of accumulated depreciation. The straight-line method of depreciation has been used over the estimated life of the assets, generally three years for computer equipment, five years for furniture and fixtures and five to seven years for leasehold improvements. Total depreciation expense for the years ended December 31, 2022 was $91,701. The following is a summary of fixed assets and the associated accumulated depreciation at December 31, 2022: 2022 Equipment $ 186,068 Furniture & Fixtures 158,948 Leasehold Improvements 133,057 Accumulated Depreciation (268,380) $ 209,693 (6) Internal Software Capitalization of internally developed software costs shall begin when the preliminary project stage is completed and when management implicitly or explicitly authorizes and commits funding and it is probable that the project will be completed and the software will be used to perform the function intended. From 2013 to 2020, the Company entered into multiple statements of work for a proprietary collateral monitoring system. Total amounts capitalized were $302,763 through December 31, 2020. During the year ended December 31, 2020, the Company began developing software for an updated proprietary collateral monitoring system. Total amounts capitalized were $1,490,429 through December 31, 2022. These amounts are not being amortized as the system was not in use by the Company during the year ended December 31, 2022. Total amortization expense for the year ended December 31, 2022 was $32,163. The following is a summary of internal software, license agreement and website development and associated accumulated amortization at December 31, 2022: 2022 Internal Software $ 1,793,192 Website Development 57,603 Accumulated Amortization (360,027) $ 1,490,768

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2022 13 Amortization of internal software for each of the next five years is approximately $160,000 per year. (7) Leases The Company leases building space used in its operations. All contracts that implicitly or explicitly involve property, plant and equipment are evaluated to determine whether they are or contain a lease. At lease commencement, the Company recognizes a lease liability, which is measured at the present value of future lease payments, and a corresponding right-of-use asset equal to the lease liability, adjusted for prepaid lease costs, initial direct costs and lease incentives. The Company has elected and applies the practical expedient available to lessees to combine non-lease components with their related lease components and account for them as a single combined lease component for all its leases. The Company remeasures lease liabilities and related right-of-use assets whenever there is a change to the lease term and/or there is a change in the amount of future lease payments, but only when such modification does not qualify to be accounted for as a separate contract. The Company determines an appropriate discount rate to apply when determining the present value of the remaining lease payments for purposes of measuring or remeasuring lease liabilities. As the rate implicit in the lease is generally not readily determinable, the Company estimates its incremental borrowing rate as the discount rate. The Company’s incremental borrowing rate, which is determined at either lease commencement or when a lease liability is remeasured, is an estimate of the interest rate it would pay on a collateralized borrowing, for an amount equal to the amount and currency of denomination of the lease payments, over a period commensurate with the lease term and in a similar economic environment. For accounting purposes, the Company’s leases commence on the earlier of (i) the date upon which the Company obtains control of the underlying asset and (ii) the contractual effective date of a lease. Lease commencement for most of the Company’s leases coincides with the contractual effective date. The Company’s leases generally have minimum base terms with renewal options or fixed terms with early termination options. Such renewal and early termination options are exercisable at the option of the Company and, when exercised, usually provide for rental payments during the extension period at then current market rates or at pre-determined rental amounts. Unless the Company determines that it is reasonably certain that the term of a lease will be extended, such as through the exercise of a renewal option or non-exercise of an early termination option, the term of a lease begins at lease commencement and spans for the duration of the minimum non-cancellable contractual term. When the exercise of a renewal option or non-exercise of an early termination option is reasonably certain, the lease term is measured as ending at the end of the renewal period or on the date an early termination may be exercised. The Company includes variable rental payments based on a rate or an index such as the Consumer Price index (CPI) in its measurement of lease payments based on the rate or index in effect at lease commencement. Lease Involving Real Estate Lease of the Company’s corporate headquarters has a lease terms of 10 years, which terms have been incorporated into our measurement of the related right of use assets and lease liabilities. Although the Company’s real estate lease includes options to renew that can extend the contractual terms 5 years, this renewal options is exercisable solely at the Company’s discretion and has been excluded from lease term measurements. The Company’s real estate lease generally requires reimbursement of real estate taxes, common area maintenance, and insurance.

SIENA CAPITAL FINANCE LLC

Notes to Consolidated Financial Statements
December 31, 2022

Rental payments on this leases typically provide for fixed minimum payments that increase over the lease term at predetermined amounts. Certain leases of real estate provide for rental increases based on the CPI, which are included in the Company's measurement of lease payments based on the rate or index in effect at lease commencement and are therefore included in the measurement of the lease liabilities. These variable rental payments are recognized as rent expense when incurred.

Financial Information

The component of rental cost for the year ended December 31, 2022 is as follows:

	Operating leases [1]
Rent Expense	$ 205,156

[1] The rental costs of operating leases are included in Occupancy and equipment in the Company's Consolidated Statement of Income.

Supplemental cash flow information related to the Company's leases for the year ended December 31, 2022:

	Operating Leases
Addition to right-to-use asset	$ 3,255,066

Weighted average remaining lease term and weighted average incremental borrowing rate for the Company's leases as of December 31, 2022:

	Operating Leases
Weighted average remaining term (in years)	9.5
Weighted average incremental borrowing rate	1.63%

The Company's lease matures in 2032. Future minimum operating lease payments and annual maturity analysis of the Company's lease liabilities as of December 31, 2022:

2023	$	386,391
2024		380,608
2025		351,695
2026		351,695
2027		351,695
Thereafter		1,758,476
Total lease payments		3,580,560
Less interest		(339,627)
Total lease liability	$	3,240,933

14

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2022 15 (8) Note Payable Siena Lending has a $672.5 million revolving credit facility at a financial institution with a maturity date of April 21, 2025, with yearly extension options based upon meeting certain criteria. Borrowings are secured by Siena Lending and Siena Canada’s assets. Interest on borrowings under this facility are calculated and added to the loan monthly in arrears and is based upon the one-month Secured Overnight Financing Rate (SOFR) plus 232.5 basis points or plus 207.5 basis points dependent on various requirements listed in the facility agreement. The Company is required to comply with various covenants and has maintained compliance with these various covenants since inception. The note payable, net to the financial institution at December 31, 2022 was $457,592,584 which includes gross note payable of $460,380,325, net of unamortized deferred financing costs of $2,787,741. For the year ended December 31, 2022, $960,136 of deferred financing costs have been amortized and included in interest expense and finance charges. (9) Subordinated Debt The Company has a subordinated debt agreement with Franklin BSP Lending Corporation. The agreement is amended from time to time. The agreement allows for the Company to draw up to $120,000,000 of subordinated debt. The interest on the unpaid principal balance of the Principal Amount is at the per annum rate of 12.50% and is paid on a quarterly basis. The maturity date of this agreement is the later of October 21, 2025, or six months after the maturity of the Note Payable in note (8) above. The subordinated debt, net to Business Development Corporation of America at December 31, 2022 was $76,369,786 which includes gross subordinated debt of $77,000,000, net of unamortized deferred financing costs of $630,214. For the year ended December 31, 2022, $160,906 of deferred financing costs, have been amortized and included in interest expense and finance charges. Total subordinated interest expense for the year ended December 31, 2022 was $8,592,361 and is included in interest expense and finance charges. (10) Commitments and contingencies Loan Facilities The unused portion of the outstanding loan facilities was $477,654,676 at December 31, 2022. The availability of each borrower’s facility is further limited by the amount of collateral available after an advance rate and certain reserves are calculated. Employment Agreements As of December 31, 2022, the Company has entered into employment agreements with forty-seven employees. Annual base compensation of $7,476,500 is due under these agreements. Employees have an option to defer a portion of their compensation into a 401(k) plan, however, the Company is not required to make contributions to the plan. The Company elected to make a discretionary contribution to the plan of $141,852 for the year then ended December 31, 2022. The Company has formed long-term incentive plans for certain Executive employees. Under the terms of the plan, employees earn incentive awards based on Company performance, which vest over a period of time, generally between thirty-four to forty-eight months, as provided in the agreements. For the year ended

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2022 16 December 31, 2022, the long-term incentive compensation expense was $1,653,754 which is included in accrued expenses and accounts payable. Operating Leases The Company has a 120 month lease which expires on May 31, 2032 at the Company’s headquarters at 9 W Broad Street in Stamford, CT with rent payments ranging from $26,765.92 to $31,987.75 per month depending on the rent year. The Company also has a month-to-month lease in New York, NY that began on September 1, 2022 with rent payments of approximately $1,750 per month. Net occupancy expense for the year ended December 31, 2022 was $366,212. See note (7) above for additional details on future minimum operating lease payments of the Company. (11) Related Party Transactions In May 2019, the Company entered into a subordinated debt agreement Franklin BSP Lending Corporation. See note (9) above for additional details about this transaction. (12) Subsequent Events The Company has evaluated its subsequent events occurring after December 31, 2022 through March 10, 2023, which represents the date that the consolidated financial statements were available to be issued and has determined that no additional items require disclosure.

SIENA CAPITAL FINANCE LLC Unaudited Consolidated Financial Statements December 31, 2021 and 2020

Index Page Consolidated Financial Statements Consolidated Balance Sheets 1 Consolidated Statements of Income 2 Consolidated Statements of Changes in Members’ Capital 3 Consolidated Statements of Cash Flows 4 Notes to Consolidated Financial Statements 5

1 Assets 2021 2020 Cash $ 4,309,130 $ 4,812,545 Loans receivable, net of deferred fees and costs 441,279,023 194,429,120 Allowance for loan losses (4,117,303) (2,239,162) Loans receivable, net 437,161,720 192,189,958 Fixed assets 362,445 281,144 Accumulated depreciation (176,678) (105,996) Total fixed assets, net 185,767 175,148 Goodwill 26,333,907 26,333,907 Other receivables 1,919,153 1,751,479 Internal software, net 737,369 258,758 Other assets 44,527 45,922 Prepaid expenses 88,981 77,051 Total assets $ 470,780,554 $ 225,644,768 Liabilities and Members' Capital Note payable, net of deferred financing costs $ 323,578,996 $ 145,757,781 Subordinated debt, net of deferred financing costs 74,208,880 25,382,736 Other borrowings 747,500 - Members' distribution payable 2,200,000 1,550,000 Accrued expenses and accounts payable 9,277,093 5,196,233 Accrued interest and fees payable 3,173,870 1,376,040 Due diligence deposits 1,277,936 2,138,147 Total liabilities 414,464,275 181,400,937 Members' capital: Class A Units (49,164,000 authorized, issued and outstanding in 2021 and 42,164,000 authorized, issued and outstanding in 2020) 49,263,219 42,263,219 Retained earnings 7,053,060 1,980,612 Total members' capital 56,316,279 44,243,831 Total liabilities and members' capital $ 470,780,554 $ 225,644,768 SIENA CAPITAL FINANCE LLC Consolidated Balance Sheets December 31, 2021 and 2020

2 2021 2020 Revenue: Interest income $ 27,805,790 $ 19,528,768 Less interest expense and finance charges (11,440,014) (8,101,838) Net interest income 16,365,776 11,426,930 Less provision for loan losses 1,878,141 25,591 Net interest income after provision for loan losses 14,487,635 11,401,339 Loan fee and other income Loan fee income 9,188,367 6,700,693 Other income 5,776,184 3,407,055 Total revenue, net of provision for loan losses 29,452,186 21,509,087 Expenses: Compensation and benefits 14,269,914 11,418,352 Professional fees 601,722 910,474 Occupancy and equipment 691,000 624,246 Bank charges 434,038 380,255 Other expenses 1,373,064 851,986 Net income $ 12,082,448 $ 7,323,774 Years Ended December 31, 2021 and 2020 SIENA CAPITAL FINANCE LLC Consolidated Statements of Income

3 SIENA CAPITAL FINANCE LLC Consolidated Statements of Changes in Members' Capital Members' contributions Retained Total Class A Units earnings Members' capital Balance, December 31, 2019 $ 42,263,219 $ 646,254 $ 42,909,473 Members' distribution - (5,989,416) (5,989,416) Net income - 7,323,774 7,323,774 Balance, December 31, 2020 $ 42,263,219 $ 1,980,612 $ 44,243,831 Members' distribution - (7,010,000) (7,010,000) Class A Units Issued 7,000,000 - 7,000,000 Net income - 12,082,448 12,082,448 Balance, December 31, 2021 $ 49,263,219 $ 7,053,060 $ 56,316,279 Years Ended December 31, 2020 and 2021

4 2021 2020 Cash flows from operating activities: Net income $ 12,082,448 $ 7,323,774 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation 70,682 56,361 Amortization of internal software 119,191 119,257 Amortization of deferred financing costs 731,070 576,979 Provision for loan losses 1,878,141 25,591 (Increase) in other receivables (167,674) (661,077) Decrease in other assets 1,395 1,900 (Increase) in prepaid expenses (11,930) (58,137) Increase in accrued expenses and accounts payable 4,080,860 2,336,503 (Decrease) increase in due diligence deposits (860,211) 533,729 Increase in accrued interest and fees payable 1,797,830 148,489 Net cash provided by operating activities 19,721,802 10,403,369 Cash flows from investing activities: Net (increase) decrease in loans receivable (246,849,903) 16,564,903 Investment in internal software (597,802) (142,340) Purchases of fixed assets (81,301) (83,039) Net cash provided by (used in) investing activities (247,529,006) 16,339,524 Cash flows from financing activities: Proceeds from issuance of note payable 4,421,149,899 2,561,706,516 Repayment of note payable (4,243,652,742) (2,583,809,347) Debt issuance costs (1,080,868) (193,981) Proceeds from other borrowings 747,500 - Repayments of other borrowings - (700,000) Distribution to members (6,360,000) (5,752,719) Proceeds from subordinated debt issuance 74,500,000 3,000,000 Repayment of subordinated debt (25,000,000) - Proceeds from issuance of Class A Units 7,000,000 - Net cash (used in) provided by financing activities 227,303,789 (25,749,531) Net increase (decrease) in cash (503,415) 993,362 Cash balance at beginning of period 4,812,545 3,819,183 Cash balance at end of period $ 4,309,130 $ 4,812,545 Supplemental cash flow information: Cash paid for interest $ 8,708,949 $ 9,033,134 Cash paid for taxes $ 449,185 $ 313,129 SIENA CAPITAL FINANCE LLC Consolidated Statements of Cash Flows Years Ended December 31, 2021 and 2020

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2021 and 2020 5 (1) Organization Siena Capital Finance LLC (Siena), and its wholly owned subsidiaries, Siena Lending Group LLC (Siena Lending) and Siena Lending Group Canada LLC (Siena Canada) (collectively, the Company) is a commercial finance company offering asset based loans to small and middle market businesses across the United States and Canada. Siena, a Delaware limited liability company, was formed on February 14, 2012. Prior to January 1, 2013, the affairs of the Company were organizational in nature. The Company recorded its first loan in March, 2013. The core business of the Company is to provide asset based loans generally ranging from $3 to $80 million secured primarily by accounts receivable, inventory, equipment, and real estate. At December 31, 2021, Siena was owned by BDCA Commercial Finance LLC, with 41,789,400 Class A Units and 85% ownership, Solaia Investment Partners I LLC, with 4,911,600 Class A Units and 9.99% ownership, and Solaia Capital Partners III LLC with 2,463,000 Class A Units and 5.01% ownership. (2) Summary of Significant Accounting Policies (a) Basis of Financial Statement Presentation The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. (b) Consolidation The consolidated financial statements include the accounts of Siena and Siena Lending. All intercompany accounts and transactions have been eliminated in consolidation. (c) Revenue Recognition Interest income is calculated based upon the average outstanding loan balance for the month and charged to the loan balance monthly in arrears. In an instance where the full collectability of principal, interest, and fees is in doubt, through identification in the risk rating process, the recognition of interest income will be suspended. Interest income also includes amortized closing fees, which are fees received for the origination of the loan together with the loan’s respective underwriting fees that are accreted into interest income over the contractual life of the commitment period of the loan using the straight-line method, whether or not there is ever a draw down on the facility. Unaccreted amounts will be recognized as amortized closing fees at the time the loan is paid down in full, in the case of an early termination of the facility arrangement. Any fees received to extend the term of the loan will be added to the unamortized balance of the closing fee and accreted into amortized closing fee over the new contractual life of the loan using the straight-line method. Loan fee income includes fees on loans such as monitoring fees, wire fees, and unused line fees. These fees are charged to the loan monthly in arrears.

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2021 and 2020 6 Other income includes servicing fees, early termination fees, underwriting fees, field exam fees, and one-time fee income items such as waiver fees. Early termination fees include fees that are earned by the Company upon early termination of a facility. These fees are generally included in the payoff amount and earned at termination. Underwriting fees are earned by the Company from broken deals. Field exam fees are fees that are earned by the Company upon completion of on-site examination of client’s collateral. These fees are charged to the loan when incurred. (d) Cash Cash consists of cash on hand and cash in banks. The Company maintains its cash balances at two financial institutions. Funds are held at creditworthy institutions but at various times during the year, the balances have exceeded the threshold for insurance provided by the Federal Deposit Insurance Corporation. (e) Loans Receivable, Net The Company provides asset based loans primarily in the form of revolving credit facilities secured, in most cases, by all of the borrower’s assets, including but not limited to, accounts receivable, inventory, equipment, and real estate. The term of the commitment period of the loan is generally two to three years. Loans receivable include both outstanding principal balances as well as any interest and fees that are charged to the loan. Loans receivable, net are stated at cost plus unamortized deferred origination costs, net of unamortized deferred closing fees and an allowance for loan losses. Interest income on loans are recognized based upon the average amount outstanding on the loan on a monthly basis. The accrual of interest on loans, including impaired loans, is discontinued when management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that the collection of principal or interest is uncertain, through identification in the risk rating process. Any accrued but unpaid interest is charged against current operations upon management’s decision to place a specific loan into nonaccrual status. Loans are returned to an accrual status when factors indicating uncertain collectability on a timely basis no longer exists and all past due interest and principal are brought current. Cash receipts on nonaccrual and impaired loans are generally applied to principal when received. If the principal balance is deemed fully collectible, cash receipts are applied to interest when received. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured at the loan’s observable market price, or the fair value of the collateral, as the loans are collateral dependent. Impairments, if any, are recognized through a charge to the allowance for loan losses. Such amounts are charged off when considered appropriate. A loan loss provision is accrued monthly based upon the loans outstanding in the portfolio. This is a general provision based upon the Company’s experience. The Company’s loss experience is limited as there have been limited charge-offs to date; therefore, the Company uses historical loss experience in the industry for similar loan products to develop a general reserve using the appropriate loss look- back and loss emergence periods. The general reserve is evaluated on a periodic basis and adjusted based on the economic environment, volume and loan growth, any changes to the average credit grade of the portfolio or the number of watch list accounts in the portfolio as well as any changes to the average loan balance per client. If a specific loan is identified as nonperforming and a loss is probable,

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2021 and 2020 7 the loan will be on nonaccrual status and a specific reserve will be determined for that loan. Loan losses will be charged off in the period the loans, or portion thereof, are deemed uncollectible. To date one account for $42,290 has been charged off. The Company enters into participation and servicing arrangements with other financial institutions. These other institutions either participate in a loan with the Company. In the case that another financial institution participates in a loan with the Company, the other institution assumes the risk related to the agreed upon participation percentage. The Company pays the participating financial institution a share of certain interest and fees that are agreed upon in the participation arrangement. The loans receivable on the consolidated balance sheets is adjusted by the participation of other financial institutions. In accordance with the accounting guidance for asset transfers, the Company considers any ongoing involvement with transferred assets in determining whether the assets can be derecognized from the consolidated balance sheets. For loans sold under participation agreements, the Company also considers the terms of the loan participation agreement and whether they meet the definition of a participating interest, and thus, qualify for derecognition. At December 31, 2021 and 2020, participant loans that meet the requirement for derecognition in accordance with Accounting Standards Codification (“ASC”) 860 “Transfers and Servicing”, totaled $21,266,131 and $14,958,638, respectively. For 2021 and 2020, $747,500 and $0, respectively, of the participation arrangements have been accounted for as secured borrowings and classified in other borrowings on the consolidated balance sheets. As such, interest due on these arrangements has been recognized in interest expense and finance charges on the consolidated statements of income. (f) Fixed Assets Fixed assets have been recorded at cost, net of accumulated depreciation. The straight-line method of depreciation has been used over the estimated life of the assets, generally three years for computer equipment, five years for furniture and fixtures, three years for website development and five to seven years for leasehold improvements. The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In performing a review for impairment, the Company compares the carrying value of the assets with their estimated future undiscounted cash flows. If the estimated future undiscounted cash flows from the use of an asset are less than the carrying value, an impairment would be recorded to reduce the related asset to its estimated fair value. There were no impairment losses during 2021 and 2020. (g) Internal Software Internal software development costs consist primarily of fees associated with the perpetual license agreement in relation to the collateral monitoring system as well as consulting fees. Internal software has been recorded at cost, net of accumulated amortization. The Company amortized these costs on a straight-line basis over the estimated useful life of the asset which has been deemed to be five years, commencing with the execution of the perpetual license.

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2021 and 2020 8 (h) Income Taxes The Company was formed as a Limited Liability Company (LLC) and files as a partnership; therefore, for tax reporting purposes, the Company is considered a pass through entity. No provision has been made for income taxes, as these are the obligation of the members. The Company records distributions when they are declared to the members. For the fiscal year ended December 31, 2021, the Company will be in a taxable income position and has recorded a members’ distribution payable of $2,200,000 to be paid to members during 2022 related to the fourth quarter of operations in 2021. Amounts totaling $6,360,000 have already been paid to members for the fourth quarter of operations 2020 and the first, second and third quarter of operations of 2021. For the fiscal year ended December 31, 2020, the Company was in a taxable income position and has recorded a members’ distribution payable of $1,550,000 which was paid to members during 2021 related to the fourth quarter of operations in 2020. The Company evaluates the tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions will be sustained by the applicable tax authority. The Company has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain income tax positions taken or expected to be taken on the tax return for December 31, 2021 and 2020. There are no tax returns that are currently under examination. Tax years that remain subject to examination are years 2018 and forward. The statute of limitations on the Company’s state and local tax returns may remain open for an additional year depending on the jurisdiction. (i) Debt Issuance Costs Debt issuance costs related to a recognized debt liability are presented in the consolidated balance sheets as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, rather than a deferred asset. The costs are amortized over the life of the related debt using the straight-line method and are included in interest expense and finance charges on the accompanying consolidated statements of income. Accordingly, costs incurred in relation to the placement of the revolving credit facility (note 7) and subordinated debt (note 8) are presented as a direct deduction within note payable and subordinated debt for all periods presented in the consolidated balance sheets. (3) Loans Receivable and Allowance for Loan Losses Loans receivable at December 31, 2021 consisted of revolving lines of credit and term loans that typically range from one to three years which are secured by, in most cases all assets of the borrower, including but not limited to, accounts receivable, inventory, equipment, and real estate. Loans receivable, net at December 31, 2021 was $437,161,720 which includes gross loans receivable of $447,410,384, unamortized deferred origination costs of $626,883, net of unamortized deferred closing fee income of $6,758,244, net of an allowance for loan losses of $4,117,303. Loans receivable, net at December 31, 2020 was $192,189,958 which includes gross loans receivable of $198,354,237, unamortized deferred origination costs of $657,744, net of unamortized deferred closing fee income of $4,582,861, net of an allowance for loan losses of $2,239,162. Total commitments at December 31, 2021 and 2020 were $870,521,950 and $602,953,302, respectively. Certain fees including closing and monitoring fees are contractually obligated to the Company with the execution of the loan agreement.

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2021 and 2020 9 The allowance for loan losses of $4,117,303 and $2,239,162 at December 31, 2021 and 2010, respectively, was based upon applying a historical loss percentage obtained from peers, competitors, and industry statistics to the outstanding balances of the loans at December 31, 2021 and 2020. The loss experience of peers and competitors was used as a proxy as the Company has limited loss experience of its own. In addition, economic environment, volume and loan growth, any changes to the average credit grade of the portfolio or the number of watch list accounts in the portfolio as well as any changes to the average loan balance per client are also considered when evaluating the allowance for loan losses. The following is a rollforward of the allowance for loan losses at December 31, 2021 and 2020: A loan is considered impaired, in accordance with the impairment accounting guidance, when based on current information and events, it is probable that the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. There were no impaired loans as of December 31, 2021 and 2020. The Company has no substandard loans as of December 31, 2021. The Company has one substandard loan for $335,023 as of December 31, 2020. (4) Other Receivables Other receivables include accrued interest and fees earned on outstanding loans. These amounts totaled $1,919,153 and $1,751,479 as of December 31, 2021 and 2020, respectively. (5) Fixed Assets, net Fixed assets have been recorded at cost, net of accumulated depreciation. The straight-line method of depreciation has been used over the estimated life of the assets, generally three years for computer equipment, five years for furniture and fixtures and five to seven years for leasehold improvements. Total depreciation expense for the years ended December 31, 2021 and 2020 was $70,682 and $56,361, respectively. The following is a summary of fixed assets and the associated accumulated depreciation at December 31, 2021 and 2020: 2021 2020 Equipment $ 160,729    $ 120,225 Furniture & Fixtures 133,616 95,279 Leasehold Improvements 68,100 65,640 Accumulated Depreciation (176,678)    (105,996) $ 185,767    $ 175,148 12/31/2021 12/31/2020 Beginning Balance $ (2,239,162) $ (2,213,571) Provision for loan losses (1,878,141)    (25,591)    Ending Balance $ (4,117,303) $ (2,239,162)

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2021 and 2020 10 (6) Internal Software Capitalization of internally developed software costs shall begin when the preliminary project stage is completed and when management implicitly or explicitly authorizes and commits funding and it is probable that the project will be completed and the software will be used to perform the function intended. Total amortization expense for the years ended December 31, 2021 and 2020 was $119,191 and $119,257, respectively. The following is a summary of internal software, license agreement and website development and associated accumulated amortization at December 31, 2021 and 2020: 2021 2020 Internal Software $ 1,007,630    $ 409,828 Website Development 57,603    57,603 Accumulated amortization (327,864)    (208,673) $ 737,369    $ 258,758 (7) Note Payable Siena Lending has a $385 million revolving credit facility with a financial institution with a maturity date of April 21, 2023, with yearly extension options based upon meeting certain criteria. Borrowings are secured by Siena Lending’s assets. The note payable, net to the financial institution at December 31, 2021 was $323,578,996 which includes gross note payable of $324,548,963, net of unamortized deferred financing costs of $969,967. The note payable, net to Wells Fargo at December 31, 2020 was $145,757,781 which includes gross note payable of $147,051,806, net of unamortized deferred financing costs of $1,294,025. For the years ended December 31, 2021 and, 2020, $659,926 and $541,800, respectively, of deferred financing costs have been amortized and included in interest expense and finance charges. (8) Subordinated Debt The Company has a subordinated debt agreement with Business Development Corporation of America. The agreement is amended from time to time. The subordinated debt, net to Business Development Corporation of America at December 31, 2021 was $74,208,880 which includes gross subordinated debt of $75,000,000, net of unamortized deferred financing costs of $791,120. The subordinated debt, net to Business Development Corporation of America at December 31, 2020 was $25,382,736 which includes gross subordinated debt of $25,500,000, net of unamortized deferred financing costs of $117,264. For the years ended December 31, 2021 and 2020, $71,144 and 35,179, respectively, of deferred financing costs, have been amortized and included in interest expense and finance charges. Total subordinated interest expense for the years ended December 31, 2021 and 2020 was $5,224,045 and $3,210,418, respectively and is included in interest expense and finance charges.

SIENA CAPITAL FINANCE LLC
Notes to Consolidated Financial Statements
December 31, 2021 and 2020

(9) Commitments and contingencies

Loan Facilities

The unused portion of the outstanding loan facilities was $423,111,566 and $404,599,065 at December 31, 2021 and 2020, respectively. The availability of each borrower's facility is further limited by the amount of collateral available after an advance rate and certain reserves are calculated.

Employment Agreements

As of December 31, 2021, the Company has entered into employment agreements with forty-three employees. Annual base compensation of $6,599,000 is due under these agreements. Employees have an option to defer a portion of their compensation into a 401(k) plan, however, the Company is not required to make contributions to the plan. The Company elected to make a discretionary contribution to the plan of $122,594 and $111,576 for the years then ended December 31, 2021 and 2020, respectively.

Operating Leases

On January 17, 2020, the Company entered into a second amendment to the lease agreement located at 9 W Broad Street in Stamford, CT. The second amendment provided an expansion premise of 1,193 square feet plus the 6,671 square feet on the original lease and first amendment to the lease. Base annual rent on a straight-line basis was approximately $21,742 per month. The lease expiration date was April 30, 2026 as per the first amendment to the lease agreement.

On December 29, 2021, the Company entered into a third amendment to the lease agreement located at 9 W Broad Street in Stamford, CT. The third amendment provides an expansion premise of 4,522 square feet on the fifth floor plus 5,839 square feet of the original space on the fifth floor for a total of 10,361 square feet of space occupied on the fifth floor. Additionally, the Company will surrender the space occupied on the sixth floor of 2,025 square feet. The terms of the lease will not commence until the Company occupies the expansion premise on the fifth floor, this is scheduled to occur during the first six months of 2022. When the lease commences the maturity of the lease will be 10 years from the date the Company takes possession of the new space. The new base annual rent on a straight-line basis will be approximately $29,308 per month.

The Company also has a month-to-month lease in New York, NY that began on September 1, 2021 with rent payments of approximately $2,277 per month.

The future minimum operating lease payments for which the Company is responsible are as follows (the below schedule does not include the third amendment above as it has not commenced as of December 31, 2021):

2022	$	295,595
2023		295,595
2024		289,812
2025		260,899
2026		86,966
Thereafter		-
	$	1,228,867

11

SIENA CAPITAL FINANCE LLC Notes to Consolidated Financial Statements December 31, 2021 and 2020 12 Net occupancy expense for the years ended December 31, 2021 and 2020, was $318,775 and $307,744, respectively. Other Economic uncertainties have arisen as a result of the COVID-19 coronavirus which may have a financial impact, though such potential impact is unknown at this time. (10) Related Party Transactions In May 2019, the Company entered into a subordinated debt agreement with Business Development Corporation of America. See note (8) above for additional details about this transaction.